As filed with the Securities and Exchange Commission on August 14, 2009
Registration No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

STRATSTONE/BLUEGREEN
SECURED INCOME FUND, LLC
(Exact Name of Registrant as Specified in Its Governing Instruments)
2100 W. Cypress Creek Road
Ft. Lauderdale, FL  33309
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
SETH M. WISE
STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC
2100 W. Cypress Creek Road
Ft. Lauderdale, FL  33309
954-940-4990
(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
Peter M. Fass, Esq.
Steven A. Fishman, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
(212) 969-3000

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the registration statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If delivery of the Prospectus is expected to be made pursuant to Rule 434, check, the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Membership Interests	50,000,000	$ 10.00	$ 500,000,000	$ 27,900
Membership Interests(1)	7,692,308	$ 9.10	$ 70,000,000	$ 3,906
(1)
Represents shares to be issued pursuant to a Distribution Reinvestment Plan.  The offering price per unit issuable pursuant to the Distribution Reinvestment Plan is estimated for purposes of calculating the registration fee at $9.10.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED August 14, 2009

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC

Maximum Offering of 50,000,000 Units of Membership Interest
Minimum Offering of 200,000 Units of Membership Interest

Stratstone/Bluegreen Secured Income Fund, LLC is a newly organized Delaware limited liability company.  We were formed to invest in loans secured by timeshare loans made to finance the purchase of timeshare interests in resorts and distribute to our investors the payments to us on the loans.  We will acquire a note secured by timeshare loans made by Bluegreen Corporation and/or its subsidiaries (collectively, “Bluegreen”).  A newly-organized statutory trust, which we call, the Bluegreen note issuer, will acquire these timeshare loans and issue the Bluegreen note to us.  We may also enter into similar arrangements with other timeshare developers.

We are offering up to 50,000,000 units of our membership interest, in our primary offering for $10.00 per unit, with discounts available for certain categories of purchasers.  We also are offering up to 7,692,308 units pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.10 per unit or 91% of the estimated value of a unit of our membership interest.  We will offer these securities until [DATE] which is three years after the effective date of this offering.  We reserve the right to reallocate the units of our membership interest we are offering between the primary offering and the distribution reinvestment plan.

See “Risk Factors” beginning on page 28 for a description of some of the risks you should consider before buying units of our membership interest.  These risks include the following:

•
We have no operating history, we do not currently own any assets nor have we targeted any particular timeshare loans to secure the Bluegreen note. We are a “blind pool” because we do not own any investments and, although the initial collateral will consist of timeshare loans made by Bluegreen and while we have identified the general characteristics of the timeshare loans, we have not identified any specific timeshare loans collateral that will secure the loans.  You will be unable to evaluate the economic merit of our future investments before we make them.

•
In addition to the loans we will make to the Bluegreen note issuer to be secured by Bluegreen timeshare loans, we may make loans pursuant to financing arrangements with other timeshare developers secured by timeshare loans collateral.  As of the date hereof, no other timeshare developers have been identified and you will not be able to evaluate these timeshare developers.

•
There are substantial conflicts among us and our sponsor, manager, dealer manager and Bluegreen, such as the fact that our sponsor owns interests in our manager and Bluegreen, and Bluegreen and other affiliated entities may compete with us if we need to resell resort interests recovered following a default on timeshare loans. Our operations involve transactions between us and our manager or its affiliates which may involve conflicts of interest.

•	No public market currently exists, and one may never exist, for units of our membership interest. If you are able to sell your securities, you would likely have to sell them at a substantial discount.

•
The issuer of the Bluegreen note does not have, nor is it expected in the future to have, any significant assets other than the timeshare loans which will secure the Bluegreen note.  The Bluegreen note will be secured by, and payable solely from, payments received on the timeshare loans and reserves.  The Bluegreen note will not be insured or guaranteed by any person or entity.

i

Generally, we and our members/investors will have no recourse to Bluegreen.  Consequently, we and our members/investors must rely upon the payments received on the timeshare loans and reserves that are collateral for the Bluegreen note for the payment of principal of, and interest on, the Bluegreen note and, in turn, for payment of distributions to our members.  Any loan arrangement we enter into with timeshare developers other than Bluegreen is expected to be on similar terms.

•
We are dependent on our manager to conduct our operations and on Bluegreen to select timeshare loans as collateral on the Bluegreen note and service the timeshare loans collateral.  Adverse changes in the financial condition of our manager or Bluegreen or our relationship with our manager and Bluegreen could adversely affect us.

•
The current economic conditions have adversely affected sales of timeshare interests by Bluegreen and other timeshare developers, due in part to the severe adverse impact that conditions in the credit market have had on the institutional market for the purchase or financing of timeshare loans.  Additionally, defaults on timeshare loans have increased due to the impact of these economic conditions.

•
Our fees and expenses will be paid by the Bluegreen note issuer.  The Bluegreen note issuer will pay substantial fees and expenses to our manager, dealer manager and their affiliates and participating broker-dealers, which payments will reduce the funds available to the issuer of the Bluegreen note to pay principal and interests on the Bluegreen note and the amount of excess collateral and increase the risk that you will not earn the stated return on your investment.

•	This is a “best efforts” offering and we might not sell all of the securities being offered.

•
An investment in us is speculative and involves substantial risks.  We are not registered or regulated under U.S. or other laws.  The note is secured only by a pledge of the Bluegreen note issuer’s interest in timeshare loans and reserves, and there is no certainty in the repayment of the timeshare loans.  There is no certainty that you will receive a return of your principal and the stated return.

These are speculative securities and this investment involves a high degree of risk.  You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our membership interest, determined if this Prospectus is truthful or complete or passed on or endorsed the merits of this offering.  Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited.  Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted.  All proceeds from this offering are funds held in trust until subscriptions are accepted and funds are released.

	Price to Public	Selling Commissions(2)	Dealer Manager Fee(2)	Net Proceeds (Before Expenses)
Primary Offering
Per Unit	$10.00	$—	$—	$10.00
Total Maximum	$500,000,000	$—	$—	$500,000,000
Distribution Reinvestment Plan(1)
Per Unit	$9.10	$—	$—	$9.10
Total Maximum	$70,000,000	$—	$—	$70,000,000

(1)	The offering price per unit of membership interest issuable pursuant to the distribution reinvestment plan is initially $9.10.

(2)
All dealer manager fees (equal to $0.30 per unit) and selling commissions (equal to $0.70 per unit) will be paid by the Bluegreen note issuer out of advances made by us under the note issued to us by the Bluegreen note issuer.

The dealer manager of this offering, Stratstone Securities, LLC, has applied for membership as a member firm of FINRA, is our affiliate, and will offer the securities on a best efforts basis.  The minimum investment amount generally is $2,500.  We will not sell any securities unless we sell a minimum of 200,000 units to the public by [______], which is one year from the effective date of this offering.  Pending a satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent [________], in trust for subscriber’s benefit, pending release to us.  If we do not sell at least 200,000 units by [_________], which is one year from the effective date of this offering, we will promptly return all funds in the escrow account together with interest at the rate of 8% per annum.  See the “Plan of Distribution” section of this Prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

August 14, 2009

SUITABILITY STANDARDS

An investment in our membership interest involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment.  Initially, we will not have a public market for our membership interest, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your units.  This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial members and subsequent purchasers of units from our members.  These suitability standards require that a purchaser of securities have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

The minimum purchase is 250 units ($2,500).  Purchases in amounts above the $2,500 minimum and all subsequent purchases may be made in whole units.  You may not transfer fewer units than the minimum purchase requirement.  In addition, you may not transfer, fractionalize or subdivide your units so as to retain less than the number of units required for the minimum purchase.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $500.00.  You should note that an investment in units of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Following an initial subscription for at least the required minimum investment, any investor may make additional purchases in increments of at least 100 units ($1,000), except for purchases of units pursuant to our distribution reinvestment plan and automatic purchase plan, which may be in lesser amounts.

Each sponsor, participating broker-dealer, authorized representative or any other person selling securities on our behalf is required to:

•
make every reasonable effort to determine that the purchase of securities is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in the securities is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling securities on our behalf will, based on a review of the information provided by you in the subscription agreement (Appendix A), consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our membership interest based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our membership interest;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our membership interest;

•	the restrictions on transferability of our membership interest;

•	the background and qualifications of our manager; and

•	the tax consequences of an investment in our membership interest.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the securities or by the beneficiary of the account.  Given the long-term nature of an investment in our securities, our investment objectives and the relative illiquidity of our securities, our suitability standards are intended to help ensure that securities of our membership interest are an appropriate investment for those of you who become investors.

In order to ensure adherence to the suitability standards above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix A.  In addition, our manager and dealer manager must make every reasonable effort to determine that the purchase of our securities (including the purchase of our securities through the automatic purchase plan) is a suitable and appropriate investment for an investor.  In making this determination, our manager and dealer manager will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information.  Executed subscription agreements will be maintained in our records for six years.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Partner,’’ which means anyone who is:

•
a “designated national,’’ “specially designated national,’’ “specially designated terrorist,’’ “specially designated global terrorist,” “foreign terrorist organization,’’ or “blocked person’’ within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

v

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•
subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC

TABLE OF CONTENTS

Page

SUITABILITY STANDARDS	iv
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1
PROSPECTUS SUMMARY	9
Stratstone/Bluegreen Secured Income Fund, LLC	9
Overview	9
Our Manager	10
Our Management	10
Stratstone Financial, LLC	10
Woodbridge Holdings Corporation	10
Bluegreen Corporation	11
Bluegreen Vacation Club	11
Summary Risk Factors	11
Description of Investments	13
Estimated Use of Proceeds of This Offering	14
Investment Objectives	15
Conflicts of Interest	16
Prior Performance	18
The Offering	18
Compensation to Stratstone Advisors, LLC and its Affiliates	19
Distribution Policy and Distributions	21
Distribution Reinvestment Plan and Unit Repurchase Program	21
The Note Purchase Agreement and the Timeshare Loans Collateral	22
Description of Securities	26
RISK FACTORS	28
Risks Related to the Company	28
Risks Relating to Conflicts of Interest	31
Risks Related to the Membership Interests and the Bluegreen Note	32
Risks Related to the Bluegreen Timeshare Business and the Timeshare Business Generally	34
Risks Relating to our Offering and Structure	49
Federal Income Tax Risks Associated with Investment in Us	50
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	53
ESTIMATED USE OF PROCEEDS	54
MANAGEMENT	56
General	56
The Manager	56
Limited Liability and Indemnification of Manager, Officers, Employees and Other Agents	61
Dealer Manager	62
Investment Decisions	64
Woodbridge	64
Bluegreen	65

MANAGEMENT COMPENSATION	68
MEMBERSHIP INTEREST OWNERSHIP	72
CONFLICTS OF INTEREST	73
Loan to Acquire Timeshare Loans from Affiliated Entity	73
Acquisition of Timeshare Loans from Third Parties	73
Bluegreen as Servicer	73
Other Activities of the Manager and Bluegreen	74
Receipt of Fees by Manager and Bluegreen	74
Manager Overseeing Bluegreen	74
Competitive Activities	74
Affiliated Dealer Manager	74
No separate legal counsel	74
INVESTMENT OBJECTIVES AND POLICIES	76
General	76
Geographical Areas	78
Selection of Timeshare Loans Securing the Bluegreen Note	78
Loans Purchased by Bluegreen	78
Structure and Terms of Loan to Bluegreen; Independent Advisor	79
Policy as to Repayment of the Bluegreen Note and Other Loans	79
Loans to Other Timeshare Developers	80
Borrowing Policies and Making Loans	81
Disposition Policies	81
Investment Limitations	81
Change in Investment Objectives and Limitations	82
THE BLUEGREEN TIMESHARE BUSINESS	83
Business	83
Bluegreen Vacation Club	83
Timeshare Exchange Networks	84
Sales and Marketing	85
Customer Financing	85
Management of the Resorts	86
Timeshare Ownership Expenses	86
Servicing and Collection Policies	86
Services to Other Timeshare Developers	87
Government Regulation	88
The Resorts	90
THE BLUEGREEN NOTE ISSUER	104
The Owner Trustee	104
The Administrator	104
The Depositor	104
The Servicer and Servicing of the Timeshare Loans	105
Remarketing	107
The Backup Servicer	107
The Collateral Agent	107
THE NOTE PURCHASE AGREEMENT AND DESCRIPTION OF THE NOTE	108
General	108
Interest	109
Principal	109

Payments from the Timeshare Loans Collateral	109
Events of Default	111
Credit Enhancement/Over-collateralization	113
General Reserve Account	114
Special Reserve Account	114
Modification of Note Purchase Agreement	114
Reports to Company	115
Stated Maturity	115
Optional Redemption	116
Satisfaction and Discharge of Note Purchase Agreement	116
THE COLLATERAL	117
General	117
The Lockbox Account	117
THE TIMESHARE LOANS	118
General	118
Subsequent Timeshare Loans	118
Releases, Repurchases and Substitutions of Timeshare Loans	119
Characteristics of the Timeshare Loans	120
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND OPERATIONS	122
General	122
Liquidity and Capital Resources	123
Results of Operations	124
Inflation	124
Application of Critical Accounting Policies	124
Off Balance Sheet Arrangements	125
SELECTED FINANCIAL DATA	126
PRIOR PERFORMANCE OF AFFILIATES OF OUR TIMESHARE DEVELOPER	127
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	129
INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS	138
OUR LIMITED LIABILITY COMPANY AGREEMENT AND DESCRIPTION OF MEMBERSHIP INTERESTS	144
Organization	144
General description of membership interests	144
Liability of our Members; Nonassessability of Units	144
Capital Contributions	145
Outside Business	145
Powers of the Manager	145
Other Activities of the Manager	145
Membership Interest	146
Distribution Policy and Distributions	146
Advance Notice of New Business	147
Restrictions on Roll-up Transactions	147
Rights of Members to Participate in Management	148
Voting Rights of the Members	148
Sale of the Bluegreen Note or Other Notes	150
Mergers, Consolidations and Conversions	150
Removal or Withdrawal of Manager	151

Assignability of Manager’s Interests	151
Books and Records; Rights to Information; Annual Audits	151
Reports to the Members	151
Access to Records	152
Meetings of Members	153
Transferability of Units	153
Dissolution and Termination	154
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND UNIT REPURCHASE PROGRAM	156
Distribution Reinvestment Plan	156
Unit Repurchase Program	159
PLAN OF DISTRIBUTION	161
The Offering	161
Dealer Manager	161
Compensation We Will Pay for the Sale of Our Membership Interests	162
Membership Interests Purchased by Affiliates	164
Volume Discounts	164
Subscription Process	167
Minimum Offering	168
HOW TO SUBSCRIBE	169
SUPPLEMENTAL SALES MATERIAL	170
LEGAL MATTERS	171
EXPERTS	172
GLOSSARY	173
WHERE YOU CAN FIND MORE INFORMATION	182
FINANCIAL INFORMATION	183

APPENDIX A:	SUBSCRIPTION AGREEMENT	A-1
APPENDIX B:	DISTRIBUTION REINVESTMENT PLAN	B-1
APPENDIX C:	PRIOR PERFORMANCE	C-1
APPENDIX D:	Form of Amended and Restated Limited Liability Company Operating Agreement of Stratstone/Bluegreen Secured Income Fund, LLC	D-1

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see “Prospectus Summary” and the remainder of this Prospectus for more detailed information about this offering.

Q:	What are we investing in?

A:           You are purchasing membership interests in Stratstone/Bluegreen Secured Income Fund, LLC. We will use the proceeds of this offering to invest in loans secured by timeshare loans. Our initial loan will be made to a newly organized statutory trust, which we refer to as the Bluegreen note issuer.  The Bluegreen note will be secured by timeshare loans made by Bluegreen.  These timeshare loans were made to finance the purchase of timeshare interests in resorts developed by Bluegreen or others and generally managed by Bluegreen or in resorts in which Bluegreen has acquired timeshare interests for resale to purchasers.  We also may make similar loans secured by timeshare loans made by other timeshare developers.  We will distribute payments received by us on the notes to our members. As a result, if we receive all payments due on the notes, you will receive distributions equal to your capital contributions plus 8% per annum.

Q:	Who is the issuer of the Bluegreen note?

A:           The note relating to the Bluegreen timeshare loans will be issued to us by a newly organized statutory trust, the sole business of which will be to issue the Bluegreen note to us and acquire timeshare loans from Bluegreen.  Bluegreen (or a subsidiary) will hold the residual interest in the Bluegreen note issuer.  Similar arrangements may also be entered into with timeshare developers other than Bluegreen.

Q:	What are the terms of the Bluegreen note?

A:           The note issued by the Bluegreen note issuer provides for payment of interest at the rate of 8% per annum, payable monthly.  Interest will be paid from the payments made on the timeshare loans held by the Bluegreen note issuer. In addition, after approximately five years from the initial closing date, all principal payments and all remaining interest on the timeshare loans, after payment of expenses, will be paid to us until the Bluegreen note is paid in full. All payments received by us on the Bluegreen note will be distributed to our members.

Q:	When will your investment be repaid?

A:           The Bluegreen note issuer will apply all principal and interest payments received on timeshare loans to repay the Bluegreen note, after payment of interest on the Bluegreen note and expenses, commencing five years from the initial closing date until the Bluegreen note is paid in full. We expect that loans we make to other note issuers will have similar terms. Assuming that the notes are paid in full, and based on estimates of when timeshare loans will be prepaid, we expect you will start to receive your principal back in five years and be fully repaid within approximately ten years.

Q:	What is an LLC?

A:           A limited liability company (“LLC”) is a company in which members are the owners of the LLC.  A manager may oversee the operations of an LLC.  Members limit their liability exposure to their interest in the company.  Members’ personal assets are protected in the event of business-related lawsuits.  We will be taxed on a pass-through basis the same as a partnership.  According to our LLC agreement, which governs our formation and operation, income and its resultant tax liability will be allocated among members in the same way as in a partnership.

Q:	What protections for investors are provided in the Bluegreen note?

A:           The Bluegreen note has been structured with certain credit enhancements that reduce the risk to us and investors from defaults on the timeshare loans. These credit enhancements include:

•	cash reserves,

•	interest payable on the timeshare loans in excess of the interest payable on the Bluegreen note, which will be additional collateral for the Bluegreen note,

•	the aggregate principal amount of the timeshare loans securing the Bluegreen note will exceed the principal amount of the Bluegreen note, which will also provide additional collateral,

•
additional timeshare loans, which we will refer to as subsequent timeshare loans, purchased by the Bluegreen note issuer using the principal and excess interest during the five years after the initial closing of the offering will increase the amount of additional collateral, and

•
Bluegreen will hold a residual interest in the Bluegreen note issuer.  Bluegreen will not be entitled to any payments on its residual interest until principal and interest on the Bluegreen note is paid in full, and will only be entitled to distribution of a special reserve if the default rate on the timeshare loans is better than certain targets.

   There can, however, be no assurance that the credit enhancements will fully protect investors from losses on the Bluegreen note.

Q:	What are timeshares?

A.           Timeshares are generally fractional interests in property or contractual rights in a resort, which give the owner a right to use such property for a period of time on an annual or other basis.

Q:	What is a timeshare loan?

A:           The timeshare loans made by Bluegreen are evidenced by a promissory note and secured by a first mortgage on a fee simple timeshare interest in a resort unit or an undivided interest in a resort (or a phase thereof) associated with a resort unit.  Bluegreen timeshare loans related to timeshare properties at La Cabana Resort in Aruba are evidenced by a purchase agreement, which functions as a promissory note and grants a security interest.  Other timeshare loans made by other developers or lenders may also be secured by a mortgage or may be secured by a license or similar right to use a resort unit or resort units, which may be based on a point system, without a recorded deed.

Q:	What is Bluegreen?

A:           We will acquire a note secured by timeshare loans purchased by the Bluegreen note issuer from Bluegreen Corporation (NYSE:  BXG), a Massachusetts corporation and/or one or more of its wholly-owned subsidiaries.  Bluegreen (including its predecessor) has been a publicly traded corporation since 1985, and its predecessor entities commenced operations in 1966.  Bluegreen will in most cases be the manager of the resorts in which the timeshare interests securing the Bluegreen timeshare loans are located and will service the Bluegreen timeshare loans.

Bluegreen is engaged in the development, marketing, sale, management and operation of vacation ownership resorts and the origination of loans to finance the purchase of timeshare interests in these resorts.  Bluegreen acquires and develops residential community and resort vacation ownership projects.  Bluegreen sells vacation ownership interests in resorts through the Bluegreen Vacation Club, which was formed in 1994.  As of May 31, 2009, Bluegreen had approximately 213,000 timeshare interest owners, including approximately 164,500 members in the Bluegreen Vacation Club.

Bluegreen has also recently commenced a new line of business under which it will provide a variety of fee-based services to unaffiliated third party timeshare developers, managers and lenders.  Some of the timeshare loans sold to the Bluegreen note issuer or other note issuers may be loans made to parties to which Bluegreen provides services.

Q:	What is the Bluegreen Vacation Club?

A:           The Bluegreen Vacation Club provides purchasers of timeshare interests (Bluegreen timeshare purchasers) the flexibility of a points-based vacation club, which permits Bluegreen timeshare purchasers to customize their vacation experience in ways that a traditional fixed-week vacation ownership program would not permit.  Purchasers of timeshare interests acquire a timeshare interest consisting of a right to use and occupy a resort unit or resort units typically for each year in perpetuity and a membership in the Bluegreen Vacation Club. Each member is allotted a specific number of points annually or biennially which may be used for lodging for varying lengths of time during the year in various resort unit types at the various Bluegreen Vacation Club resorts.

Q:	Who is the manager?

A:           Stratstone Advisors, LLC, a Delaware limited liability company and a wholly owned subsidiary of Stratstone Financial, LLC (“Stratstone”), which in turn is a recently organized wholly owned subsidiary of Woodbridge (defined below), is the manager of the Company.

Q:	Who is Woodbridge?

A:           Woodbridge Holdings Corporation is a publicly traded company based in Fort Lauderdale, Florida.  Woodbridge, directly and through its wholly owned subsidiaries, historically has been a real estate development company with activities in the Southeastern United States. Historically, Woodbridge’s operations were primarily within the real estate industry; however, Woodbridge’s current business strategy includes the pursuit of investments and acquisitions within or outside of the real estate industry, as well as the continued development of master-planned communities.  Woodbridge owns approximately 29% of Bluegreen Corporation’s outstanding common stock.  Woodbridge and BFC Financial Corporation (“BFC”) have entered into a merger agreement pursuant to which, subject to approval of the shareholders of Woodbridge and BFC, Woodbridge will become a wholly owned subsidiary of BFC.   BFC is a diversified holding company whose major holdings include controlling interests in BankAtlantic Bancorp Inc. (“BankAtlantic”), a federally chartered, federally insured savings bank.  BFC’s holdings also include a non-controlling interest in Benihana, Inc, which operates Asian-themed restaurant chains in the United States.

Q:	Generally, what are the terms of Bluegreen’s timeshare loans?

A:           Purchasers of timeshare properties may pay the purchase price for a timeshare property in full, or may seek to obtain purchase financing from Bluegreen in the form of timeshare loans.  Historically and in 2008, Bluegreen had provided financing to approximately 95% of its timeshare customers; more recently Bluegreen has provided financing to approximately 88% of its timeshare customers.  Bluegreen offers financing of up to 90% of the purchase price of the related timeshare property to purchasers meeting certain FICO® score-based underwriting criteria.  In general, financings extended by Bluegreen on a timeshare property generally require a minimum down payment of 10% of the purchase price in cash or equity, provide for terms of ten years, a fixed interest rate and are self-amortizing over the term of the loan.

Q:	How does Bluegreen determine whether timeshare purchasers have the appropriate creditworthiness for a timeshare loan?

A:           Customer financing on sales of timeshare interests requires (i) receipt of a minimum down payment (in cash or equity) of at least 10% of the purchase price (including, closing costs) of the timeshare property, (ii) an executed promissory note and mortgage, or, in the case of sales in the La Cabana Resort, an owner beneficiary agreement and (iii) since December 15, 2008, participation in a Fair Isaac Corporation (“FICO®”) score-based credit underwriting program.  Prior to such date, Bluegreen’s customer financing on sales of timeshare interests was not subject to a FICO® credit score.

Q:	What other investments may the Company make?

A:           In addition to the loan we will make that is secured by Bluegreen timeshare loans, we may make other loans secured by timeshare loan collateral acquired from other timeshare developers or managers.  No other timeshare developers have been identified and you will not be able to evaluate these timeshare developers or managers.  These other loans are expected to have a structure similar to the note from the Bluegreen note issuer.  We expect to make each loan to a separate note issuer, which will acquire timeshare loans and pay a portion of our expenses out of the advance by us.  The notes will also bear interest at 8% per annum and provide that the note issuer will pay a portion of our operating expenses so that all payments on such note will be available for distribution to our members.

Q:	If I buy units of membership interest, will I receive distributions and how often?

A:           We intend to pay distributions to our members on a monthly basis out of payments received on the notes. The amounts of distributions will depend on the Bluegreen note issuer’s and other note issuers’ receipt of payments on the timeshare loans collateral.  While we cannot assure that the Bluegreen note or other notes will be paid in full, the Bluegreen note has been structured with credit enhancements, including over-collateralization and reserves, to reduce the risk to us and you from timeshare loan defaults and other loans to timeshare developers are expected to include similar credit enhancements.  All payments received on the Bluegreen note and other notes will be distributed to our members.

Q:	How do you calculate the payment of distributions to members?

A:           Distributions will be paid on a monthly basis. However, we intend to calculate your individual distributions based on our monthly new investor admission dates so your ability to participate in distributions will begin to accrue immediately upon becoming a member. Distributions will be allocated to our members on a pro rata basis according to the number of units held and the number of days within the distribution period the units have been held.

Q:	May I reinvest my distributions?

A:           Yes. You may participate in our distribution reinvestment plan by checking the appropriate box on our subscription agreement or by filling out an enrollment form, which we will provide to you at your request or you can download it from our website. The purchase price for units purchased under our distribution reinvestment plan is currently $9.10 per unit.

Q:	Will I be taxed in respect of your income regardless of distributions?

A:           Yes. Because we are taxed as a partnership, you will be taxed on your allocable share of income from operations (generally at ordinary income rates) and your share of any gains from the sale of the Bluegreen note without regard to the amount of your distributions. Distributions may exceed current taxable income or you may be allocated more taxable income than you receive in distributions. We cannot assure you that cash flow will be available for distribution in any year in amounts sufficient to pay your allocated tax liability.  See “Certain U.S. Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you use the proceeds to make loans under the note?

A:           We expect to make loans under the Bluegreen note and other notes that may be issued to us simultaneously with each closing.  To the extent that we are unable to do so, Bluegreen has agreed to pay the Company, as a usage fee, an amount equal to the interest that would have been payable if the loan under the Bluegreen note had been made on a closing date.

Q:	Who will pay the expenses of the Company?

A:           Our expenses will be paid by the Bluegreen note issuer out of principal and interest payments on the timeshare loans.

Q:	How does a best efforts offering work?

A:           When securities are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the securities.  Therefore, we may not sell all of the securities that we are offering.

Q:	Who can buy units of membership interest?

A:           Generally, you may buy units pursuant to this Prospectus provided that you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000.  For this purpose, net worth does not include your home, home furnishings and automobiles.  Residents of certain states may have a different standard.  You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this Prospectus.

Q:	For whom is an investment in our membership interests recommended?

A:           An investment in our membership interests may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our securities will not meet those needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:           Yes.  You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account.  In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other account, (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:           Yes.  Generally, you must invest at least $2,500.  Investors who already own our securities can make additional purchases for less than the minimum investment.  You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this Prospectus.

Q:	How do I subscribe for membership interests?

A:           If you choose to purchase membership interests in this offering and you are not already a member, you will need to complete and sign a subscription agreement, like the one contained in this Prospectus as Appendix A, for a specific number of securities and pay for the securities at the time you subscribe.

Q:	Who is the transfer agent?

A:           The name and address of our transfer agent is as follows:

[___________________]

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Are there transfer restrictions on my units of membership interest?

A:           Your ability to transfer your units of membership interest to prospective members is limited unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this Prospectus, (b) the transfer complies with minimum purchase requirements, which are described in the sections entitled “Suitability Standards” and “How to Subscribe.”  The transfer is also subject to certain restrictions in our LLC Agreement described herein in the section entitled “Our Limited Liability Company Agreement.”

Q:	Will I be notified of how my investment is doing?

A:           Yes.  We will provide you with periodic updates on the performance of your investment with us, including:

•	following our commencement of distributions to members, four quarterly or 12 monthly distribution reports;

•	three quarterly financial reports only by written request;

•	an annual report;

•	an annual Schedule K-1; and

•	supplements to the Prospectus during the offering period, via mailings or website access.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting, or providing a link, on our affiliated website, which is www.stratstonesecurities.com.

Q:	When will I get my detailed tax information?

A:           Your Schedule K-1 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:           If you have more questions about the offering or if you would like additional copies of this Prospectus, you should contact your registered representative or contact:

Stratstone Securities, LLC
2100 W. Cypress Creek Road
Fort Lauderdale, Florida 33309
Tel. 954-940-4990
Fax 954-940-4992
Toll Free 866-854-4603
www.stratstonesecurities.com

PROSPECTUS SUMMARY

This Prospectus summary highlights material information contained elsewhere in this Prospectus.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our membership interest.

Stratstone/Bluegreen Secured Income Fund, LLC

Stratstone/Bluegreen Secured Income Fund, LLC is a newly organized Delaware limited liability company, organized on July 20, 2009.  We expect to use the net proceeds from this offering to acquire notes secured by timeshare loans. The payment on these notes will be distributed to our investors.

Our corporate offices are located at 2100 W. Cypress Creek Road, Ft. Lauderdale, FL  33309.  Our telephone number is 954-940-4990.  Our fax number is 954-940-4992, and the e-mail address of our investor relations department is ______________________.

Our executive offices are located at 2100 W. Cypress Creek Road, Ft. Lauderdale, FL  33309.  Our telephone number is 954-940-4990 and our fax number is 954-940-4992.  Our toll free telephone number is 866-854-4603.

Additional information about us and our affiliates may be obtained at [web address], but the contents of that site are not incorporated by reference in or otherwise a part of this Prospectus.

Overview

•	You are purchasing membership interests in Stratstone/Bluegreen Secured Income Fund, LLC.
•
We were formed to make loans secured by timeshare loans to purchasers of timeshare interests. Initially, we will make a loan secured by loans made by Bluegreen to purchasers of timeshare interests in resorts that are generally managed by Bluegreen.  We refer to these loans as timeshare loans.

•	The loan relating to Bluegreen timeshare loans will be made to a newly organized statutory trust, which we refer to as the Bluegreen note issuer. The interest rate on the loan will be 8% per annum.
•
That entity will use the loan proceeds to purchase timeshare loans from Bluegreen and to pay our organizational and offering expenses. In addition, that entity will pay our operating expenses out of payments it receives on the timeshare loans.

•
We also may make similar loans secured by timeshare loans made by other timeshare developers, including developers to which Bluegreen provides fee-based services. We expect these loans to be made to other newly organized note issuers and to have an interest rate of 8% per annum and have a similar structure.  We do not have any current arrangements with other developers and we may not be successful in entering into arrangements with other developers, including developers with which Bluegreen has service arrangements.
•
Because the note issuers will pay all of our expenses, we expect to be able to distribute to our members all of the payments we receive on the notes.  As a result, if we receive all payments due on the notes, you will receive distributions equal to your capital contributions plus 8% per annum.  The note issuers will make payment to us only out of payments they receive on the timeshare loans and reserves held by them.

Our Manager

Stratstone Advisors, LLC, a Delaware limited liability company, is our manager and is responsible for managing our affairs on a day-to-day basis and for overseeing the performance of Bluegreen as servicer.

The manager is a wholly owned subsidiary of Stratstone Financial LLC, which in turn is a subsidiary of Woodbridge Holdings Corporation.

Our Management

We operate under the direction and control of our manager.  Each of our executive officers is affiliated with Stratstone Advisors, LLC, a subsidiary of Stratstone Financial, LLC, which is a subsidiary of Woodbridge Holdings Corporation.  Our LLC agreement provides that our manager will be responsible for overseeing our day-to-day operations and reviewing the performance of the Company and Bluegreen’s performance as servicer.

Stratstone Financial, LLC

Stratstone Financial, LLC is a recently organized, wholly owned subsidiary of Woodbridge Holdings Corporation engaged in the business of organizing and managing investment programs and investor relations.

Woodbridge Holdings Corporation

Woodbridge Holdings Corporation is a publicly traded company based in Fort Lauderdale, Florida.  Woodbridge, directly and through its wholly owned subsidiaries, historically has been a real estate development company with activities in the Southeastern United States. Historically, Woodbridge’s operations were primarily within the real estate industry; however, Woodbridge’s current business strategy includes the pursuit of investments and acquisitions within or outside of the real estate industry, as well as the continued development of master-planned communities.  Woodbridge owns approximately 29% of Bluegreen Corporation’s outstanding common stock.  Woodbridge and BFC Financial Corporation have entered into a merger agreement pursuant to which, subject to approval of the shareholders of Woodbridge and BFC Financial Corporation, Woodbridge will become a wholly owned subsidiary of BFC Financial Corporation.

Bluegreen Corporation

Bluegreen Corporation (NYSE:  BXG) is a Massachusetts corporation.  We refer to Bluegreen and its wholly-owned subsidiaries individually or collectively as Bluegreen.  Bluegreen will sell timeshare loans made or acquired by it to the Bluegreen note issuer and act as a servicer of the timeshare loans held by the Bluegreen note issuer.  Bluegreen will generally be the manager of the resorts in which the timeshare interests securing the timeshare loans are located.  Bluegreen is engaged in the development, marketing, sale, management and operation of vacation ownership resorts and the origination of loans to finance the purchase of timeshare interests in these resorts.

Bluegreen acquires and develops residential community and resort vacation ownership projects.  Bluegreen sells vacation ownership interests in resorts through the Bluegreen Vacation Club, which was formed in 1994.

Bluegreen has also recently commenced a new line of business under which it will provide fee-based services to other timeshare developers and lenders, which may include sales and marketing, property management, loan servicing and collections and underwriting of loans. Some of the timeshare loans sold to the Bluegreen note issuer or other note issuers may be loans made by parties to which Bluegreen provides services.

As of May 31, 2009, Bluegreen had approximately 213,000 timeshare interest owners, including approximately 164,500 members in the Bluegreen Vacation Club.

Bluegreen Vacation Club

The Bluegreen Vacation Club provides owners of timeshare interests (Bluegreen timeshare purchasers) the flexibility of a points-based vacation club, which permits Bluegreen timeshare purchasers to customize their vacation experience in ways that a traditional fixed-week vacation ownership program would not permit.  Purchasers of timeshare interests acquire a timeshare interest consisting of a right to use and occupy a resort unit or resort units typically for each year in perpetuity and a membership in the Bluegreen Vacation Club and direct that the title to their timeshare interest be held by the Bluegreen Vacation Club trustee in accordance with the Bluegreen Vacation Club Trust. Each member is allotted a specific number of points annually or biennially which may be used for lodging for varying lengths of time during the year in various resort unit types at the various Bluegreen Vacation Club resorts.

Summary Risk Factors

The following are some of the risks relating to your investment:

•
There are substantial conflicts among us and our sponsor, manager and Bluegreen.  For example, our sponsor owns interests in our manager and Bluegreen, and Bluegreen and other affiliated entities may compete with us and develop additional timeshare resorts and sell additional timeshare interests which could affect the amount realized on resale of the timeshare interests which secure the timeshare loans which secure the Bluegreen note if there is a default.  Furthermore, the manager, Bluegreen and their affiliates will receive fees in connection with transactions involving the purchase, financing, management and sales of our timeshare loans collateral regardless of performance. Because our manager does not maintain a significant equity interest in us and our manager and Bluegreen are entitled to receive fees regardless of performance, the interests of the manager, Bluegreen, Woodbridge and their affiliates are not wholly aligned with us.

•
We have no operating history, we do not currently own any assets nor have we targeted any particular timeshare loans to secure the Bluegreen note. We are a “blind pool” because we do not own any investments and, although the initial collateral will consist of timeshare loans made by Bluegreen, we have not identified any specific timeshare loans collateral that will secure the Bluegreen note or any other notes.  You will be unable to evaluate the economic merit of our future investments before we make them.

•
No public market currently exists for securities of our membership interest and one may never exist.  If you are able to sell your securities, you would likely have to sell them at a substantial discount from their public offering price.

•
This is a best efforts offering and we might not sell all of the securities being offered.  If we raise substantially less than the maximum offering, we may not be able to make loans pursuant to the Bluegreen note in an amount that permits the Bluegreen note issuer to acquire a diverse portfolio of timeshare loans, and the value of your investment may vary more widely with the performance of specific timeshare loans.  In addition, since some of the operating expenses required to be paid by the Bluegreen note issuer will be the same, regardless of the offering size, such expenses will reduce the cash flow of the Bluegreen note issuer available to make payments on the Bluegreen note and will decrease the amount of excess collateral available if there are defaults on timeshare loans.  This will create a greater risk that you will lose money in your investment.

•
The current economic conditions and conditions in the credit markets have adversely affected sales of timeshare interests by Bluegreen and other timeshare developers.  One of the causes has been the severe impact of conditions in the credit market, including the institutional market for the purchase or financing of timeshare loans. In the past, Bluegreen and other timeshare developers obtained financing through the securitization market, but that financing is generally not currently available.  Defaults on timeshare loans have also increased due to the impact of the current economic conditions.

•
The Bluegreen note issuer does not have, nor is it expected in the future to have, any significant assets other than the timeshare loans collateral and reserves.  The Bluegreen note is secured by, and payable solely from, the Bluegreen note issuer’s assets.  Either the manager or Bluegreen may at any time elect not to have further advances made under the Bluegreen note.  The Bluegreen note will not be insured or guaranteed by any person or entity.  Generally, we and our members/investors will have no recourse to Bluegreen. Consequently, we and our members/investors must rely upon the timeshare loans collateral and reserves for the payment of principal of, and interest on, the Bluegreen note and, in turn, for payment of distributions to our members.

•
We are dependent on our manager to conduct our operations and on Bluegreen to select and service the timeshare loans as collateral on the Bluegreen note.  The adverse selection of higher risk timeshare loans as collateral and adverse changes in the financial condition of our manager and Bluegreen or our relationship with our manager and Bluegreen could adversely affect us.

•
The Bluegreen note issuer will pay substantial fees and expenses to our manager, dealer manager, Bluegreen and their affiliates and participating broker-dealers.  These payments will be made out of the advances made by us under the Bluegreen note. These payments will reduce the amounts otherwise available to repay the Bluegreen note and will increase the risk of default on the Bluegreen note and the risk that you will not receive distributions equal to the principal and interest due on the Bluegreen note.

•
The payments to the note issuers on timeshare loans and the value of the timeshare interests that secure the timeshare loans are dependent on the management of the timeshare resorts to which they relate and, in the case of Bluegreen (including timeshare loans originated through their provision of fee-based services), their satisfaction with the Bluegreen Vacation Club.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this Prospectus.

Description of Investments

We expect to use the gross proceeds from this offering to make a loan to the Bluegreen note issuer pursuant to a note.  The Bluegreen note issuer will use substantially all of the amounts advanced to acquire timeshare loans.  The timeshare loans will be secured by timeshare interests in resort properties developed by Bluegreen or others and generally managed by Bluegreen.  The timeshare loans may also relate to other timeshare interests acquired by Bluegreen for resale to purchasers.  We may also enter into similar arrangements with other timeshare developers or managers.

The Bluegreen note provides for payment of interest at the rate of 8% per annum, payable monthly.  The interest payable on the Bluegreen note will be payable out of interest payments made on the timeshare loans. In addition, after approximately five years, all principal payments and all remaining interest on the timeshare loans, after payment of expenses, will be paid to us until the Bluegreen note is paid in full. All payments received by us on the Bluegreen note will be distributed to you.

The Bluegreen note has been structured with certain credit enhancements that reduce the risk to us and you from defaults on the timeshare loans. These credit enhancements include:  (i) cash reserves, (ii) interest payable on the timeshare loans in excess of the interest payable on the Bluegreen note, which will be additional collateral for the note, (iii) the aggregate principal amount of the aggregated timeshare loans securing the note will exceed the principal amount of such note, which will also provide additional collateral, (iv) additional timeshare loans, which we will refer to as subsequent timeshare loans, purchased by the Bluegreen note issuer will increase the amount of principal and excess interest during the five years after the initial closing of the offering, and (v) Bluegreen will hold a residual interest in the Bluegreen note issuer.  Bluegreen will not be entitled to any payments on its residual interest until principal and interest on the note is paid in full, and will only be entitled to distribution of a special reserve prior to payment in full of principal and interest on the Bluegreen note if the default rate on the timeshare loans is better than certain targets.  There can, however, be no assurance that the credit enhancements will fully protect you from losses on the Bluegreen note.

We will not make a loan using offering proceeds (other than offering proceeds from our distribution reinvestment plan) to the Bluegreen note issuer on a date later than six months after the final closing date.

Our manager, Stratstone Advisors, LLC, will be responsible for our day-to-day management and overseeing the performance of Bluegreen as servicer.

We intend to supplement this prospectus to disclose any investments or commitments we may make at such time as they are reasonably probable and approximately once each quarter to disclose the advances made by us under the note purchase agreement with the Bluegreen note issuer and any other note purchase agreements. YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE OF ANY PROPOSED TRANSACTION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND THE CONSUMMATION OF THE TRANSACTION.

Estimated Use of Proceeds of This Offering

All of the proceeds from this offering are expected to be loaned to the Bluegreen note issuer or other similar note issuers in connection with loans pursuant to financing arrangements with other timeshare developers.  Depending primarily on the number of units of membership interest we sell in this offering, we estimate for each unit sold in this offering approximately $7.782 (assuming no units available under our distribution reinvestment plan are sold) will be available for the purchase by the Bluegreen note issuer of timeshare loans to serve as collateral for the Bluegreen note.  The Bluegreen note issuer will use the remainder of the offering proceeds to pay on our behalf the costs of the offering, including selling commissions and the dealer manager fee, and to pay our organizational and offering expenses, including fees and expenses of our manager and its affiliates for its services in connection with the organization of the Company.  We will not pay selling commissions or a dealer manager fee on units sold under our distribution reinvestment plan.  The table below sets forth our estimated use of proceeds from this offering (assuming no loans are made to other note issuers):

	Maximum Offering (Not Including Distribution Reinvestment Plan)	Minimum Offering (Not Including Distribution Reinvestment Plan)
	Amount ($)	Amount ($)	Percent
Use of Proceeds by Company:
Gross Offering Proceeds	500,000,000	2,000,000	100
Loan to Bluegreen Note Issuer	500,000,000	2,000,000	100
Use of Proceeds by Bluegreen Note Issuer:
Loan Proceeds	500,000,000	2,000,000	100
Less Public Offering Expenses (paid by Bluegreen Note Issuer):
Selling Commissions and Dealer Manager Fee	50,000,000	200,000	10.0
Organization and Offering Expenses	12,500,000	50,000	2.5
Amount Available for Purchase of Timeshare Loans by Bluegreen Note Issuer	437,500,000	1,750,000	87.5
Acquisition:
Acquisition Fees	10,000,000	40,000	2.0
Acquisition Expenses	2,500,000	10,000	0.5
Reserves under Note Purchase Agreement
General Reserve	14,000,000	56,000	2.8
Special Reserve	21,900,000	87,600	4.38
Amount Used to Purchase Timeshare Loans	389,100,000	1,556,400	77.82

Investment Objectives

Our primary investment objectives are:

•	to produce net interest income at the rate of 8% per annum from interest on notes; and

•	to preserve, protect and return your invested capital.

We intend to achieve these objectives by making a loan to the Bluegreen note issuer which will be used to acquire timeshare loans secured by timeshare interests sold by Bluegreen or others and generally managed by Bluegreen.  We may also make similar loans secured by timeshare loans made by other developers of timeshare resorts.  See the “Investment Objectives and Policies” section of this Prospectus for a more complete description of our investment policies and investment restrictions.

We will not use leverage to make loans or acquire any investments.

Conflicts of Interest

•
The terms of the membership interests, Bluegreen note and other matters in connection with the offering were not negotiated at arm’s length, and their terms may not be as favorable to investors as if they had been negotiated with an unaffiliated third party.

•
The manager is a wholly owned subsidiary of, and is controlled by, Stratstone, which is a recently organized subsidiary of Woodbridge.  Woodbridge also has a 29% interest in Bluegreen and therefore the manager has a conflict of interest in overseeing Bluegreen’s performance.

•
The proceeds of the offering will be used to make a loan to the Bluegreen note issuer secured by timeshare loans purchased from Bluegreen.  In addition, Bluegreen will service such loans.  Bluegreen will be subject to conflicts in selecting the timeshare loans to be purchased by the Bluegreen note issuer and in servicing the timeshare loans.

•
Stratstone, Bluegreen and their affiliates also anticipate engaging in business activities in the future that may compete with us, resulting in interests that may conflict with those of us and the you.

•
We will rely primarily on our manager and its affiliates for our day-to-day management.  Our officers and officers of the manager that provide services to us may experience certain conflicts in allocating their time due to their positions with Woodbridge affiliates.  Also, Bluegreen’s officers and employees will experience a similar conflict in allocating their time between servicing the timeshare loans securing the Bluegreen note and Bluegreen’s other business activities.

•
Our manager, Bluegreen and their affiliates will try to balance our interests with their own.  However, to the extent that our manager, Bluegreen and their affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your membership interests.

•
These conflicts of interest could result in decisions that are not in our best interests.  See the “Conflicts of Interest” section of this Prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

•	The following chart shows the ownership structure of the various entities that are affiliated with Stratstone Advisors, LLC.

BFC Financial Corporation
(2)
24% common stock and voting control
Woodbridge Holdings Corporation
100% (1)
29%
Stratstone/Bluegreen Program Partnership I, LP
Bluegreen Corporation (originator and servicer of Timeshare Loans)
100%
Stratstone Financial, LLC
100%
Purchase price
Sale of Timeshare Loans
100%
Stratstone Advisors, LLC (Manager of the Company)
Depositor (purchases Timeshare Loans from Bluegreen for sale to Bluegreen Note Issuer)
Sale of Timeshare Loans
Purchase price and residual interest
Bluegreen Note Issuer (purchases Timeshare Loans from Depositor with funds from the
Collateral Agent (holds the Timeshare Loans as security for the benefit of the Company)
Manager services
Advances pursuant to Bluegreen Note
Payments on the Bluegreen Note
Stratstone/Bluegreen Secured Income Fund, LLC (the "Company")
Distributions
Capital contributions
Investors/Members

(1)	Executive officers of Woodbridge also own limited partnership interests entitling them to share in distributions as part of a Woodbridge executive compensation program.

(2)	Woodbridge and BFC have entered into a merger agreement pursuant to which, subject to approval of the shareholders of Woodbridge and BFC, Woodbridge will become a wholly owned subsidiary of BFC.

Prior Performance

For a summary of the prior performance of timeshare loans originated by Bluegreen see the section of this Prospectus captioned “Prior Performance of Affiliates of our Timeshare Developer.”

The Offering

We are offering up to 50,000,000 of our membership interests in our primary offering on a best-efforts basis at $10.00 per unit.  We also are offering up to 7,692,308 units of our membership interests under our distribution reinvestment plan at a purchase price equal to $9.10 per unit, subject to certain limitations, as described in the “Summary of Distribution Reinvestment Plan” section of this Prospectus.  We will offer membership interests in our primary offering until [___], which is three years after the effective date of this offering.  We may sell membership interests under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 200,000 units through the reinvestment of distributions, but only if there is an effective registration statement with respect to the securities.  In some states, we may not be able to continue the offering for these periods under our registration statement and our distribution reinvestment without renewing or extending the registration issued in such state.  We may terminate this offering at any time prior to the stated termination date.  We reserve the right to reallocate the units of our membership interests we are offering between the primary offering and the distribution reinvestment plan.

We will not sell any units of membership interest unless we sell a minimum of 200,000 of our membership interests by [__], which is one year from the effective date of this offering.  Bluegreen and its affiliates may purchase, for investment, our membership interest in this offering and such purchases will count toward meeting this minimum threshold.  Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, [Escrow Agent], in trust for subscribers’ benefit, pending release to us.  If we do not sell 200,000 of our membership interests to the public by [___], which is one year from the effective date of this offering, we will terminate this offering and return all subscribers’ funds, plus interest, without deduction for any expenses within ten days thereafter.  Funds in escrow will be invested in short-term investments that mature on or before [___], which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  If the amount earned on your funds deposited in escrow is less than 8% per annum, Bluegreen will pay the difference between the amount earned on your funds and 8% per annum.  Accordingly, you will receive a return of your payment plus 8% per annum if your funds are not accepted. In addition, if your subscription is accepted, you will receive interest on your funds from the time the funds are deposited in escrow until such acceptance at the rate of 8% per annum. Bluegreen will pay the difference between the amount earned on your funds and 8% per annum.

Thereafter, we may accept capital contributions from investors at times determined by the manager.  Subscriptions may be accepted by us until [_________], which is the final closing date.

Compensation to Stratstone Advisors, LLC and its Affiliates

Stratstone Advisors, LLC and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets.  The table below assumes the securities are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.  No effect is given to any securities sold through our distribution reinvestment plan.

Description of Proceeds	Recipient and Determination of Amount	Estimated Dollar ($) Amount of Maximum Gross Offering Proceeds	Percentage of Maximum Gross Offering Proceeds ($500,000,000)
Selling Commission	The Bluegreen note issuer will pay to Stratstone Securities, LLC on our behalf 7% of gross proceeds of our offering; we will not pay any selling commissions on sales under our distribution reinvestment plan; Stratstone Securities, LLC will reallow all selling commissions to participating broker-dealers.	$35,000,000	7.0%
Dealer Manager Fee	The Bluegreen note issuer will pay to Stratstone Securities, LLC on our behalf 3% of gross proceeds of our offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Stratstone Securities, LLC may reallow a portion of its dealer manager fees to participating broker-dealers.	$15,000,000	3.0%
Organization, Offering Costs and Acquisition Expenses	The Bluegreen note issuer will reimburse the manager from our offering proceeds for organization and offering costs and acquisition expenses. (Estimated at 3.0% of our gross proceeds.)	$15,000,000	3.0%
Purchase Price
The Bluegreen note issuer will initially pay a cash purchase price of 71% of the timeshare loan balance to Bluegreen for the purchase of the timeshare loans and will also issue a residual interest to Bluegreen for the purchase of the timeshare loans.
		N/A	N/A

Description of Proceeds	Recipient and Determination of Amount	Estimated Dollar ($) Amount of Maximum Gross Offering Proceeds	Percentage of Maximum Gross Offering Proceeds ($500,000,000)
Acquisition Fees	The Bluegreen note issuer will pay to the manager from the offering proceeds an acquisition fee equal to 2.0% of the gross proceeds of the offering and, in connection with acquisition of subsequent timeshare loans by the Bluegreen note issuer, 2.0% of the cash purchase price of the subsequent timeshare loans.	$10,000,000	2.0%
Management Fee	The Bluegreen note issuer will pay the manager a management fee at a rate of 0.5% per annum of the outstanding principal amount of the Bluegreen note.	N/A	N/A
Servicing Fee and Expenses
The Bluegreen note issuer will pay Bluegreen a servicing fee at a rate of 1.5% of the loan balances of the timeshare loans securing the Bluegreen note as of the first day of the related time period per annum out of the timeshare loans collateral, and will reimburse Bluegreen for its out-of-pocket expenses in connection with such services.
		N/A	N/A
Administrator Fee	The Bluegreen note issuer will pay Bluegreen an administrator fee of $12,000 per annum.	N/A	N/A
Remarketing Fee and Expenses
The Bluegreen note issuer will pay Bluegreen a remarketing fee monthly which will equal the liquidation proceeds on the remarketed timeshare loans multiplied by Bluegreen’s average sales and marketing expenses as a percentage of total sales of timeshare interests during the preceding four calendar quarters, and will reimburse it for its out-of-pocket expenses in connection with such services.
		N/A	N/A

Description of Proceeds	Recipient and Determination of Amount	Estimated Dollar ($) Amount of Maximum Gross Offering Proceeds	Percentage of Maximum Gross Offering Proceeds ($500,000,000)
Operating Expenses
The Bluegreen note issuer will reimburse (i) the manager and its affiliates for its expenses in connection with our administration and operation and (ii) Bluegreen for its out-of-pocket expenses in connection with services performed on our behalf and at our request in connection with our administration and operation.
	N/A	N/A
Residual Payments
The Bluegreen note issuer will transfer the timeshare loans and remaining assets securing the Bluegreen note back to Bluegreen, after payment in full of the Bluegreen note on account of its residual interest.
	N/A	N/A

The compensation to, and expense reimbursement of, Stratstone Advisors, LLC and its affiliates from other note issuers are expected to be similar to and not exceed the amounts payable by the Bluegreen note issuer.

Distribution Policy and Distributions

We will distribute to our members, pro rata in accordance with their capital contributions, all payments of principal and interest received on the Bluegreen note.  Payments on the Bluegreen note will be made monthly on the 4th day of each calendar month or, if such date is not a business day, then on the next succeeding business day.

We expect to calculate our monthly distributions based upon daily record and distribution declaration dates so investors may be entitled to distributions following our receipt of the minimum offering.  We expect that such distributions will begin ___ days after the initial closing of the offering.  See the section of this Prospectus captioned “Our Limited Liability Company Agreement and Description of Membership Interests — Distribution Policy and Distributions” for a description of our distributions.

Distribution Reinvestment Plan and Unit Repurchase Program

Our distribution reinvestment plan provides our members with an opportunity to purchase additional units at a discount by reinvesting distributions. Our unit repurchase program may provide our members with limited, interim liquidity by enabling them to sell their units back to us, subject to restrictions. However, our manager reserves the right to terminate either program for any reason without cause by providing written notice.

The Note Purchase Agreement and the Timeshare Loans Collateral

General

The Bluegreen note issuer will issue a note to us pursuant to a note purchase agreement.  We may from time to time make advances to the Bluegreen note issuer out of the proceeds received from our offering (including our distribution reinvestment plan), which will be secured by a security interest in the timeshare loans collateral.  Either the manager or Bluegreen may at any time elect not to have further advances made pursuant to the note purchase agreement under circumstances described in “The Note Purchase Agreement and Description of the Bluegreen Note.”  We shall not make a loan using offering proceeds (other than offering proceeds from our distribution reinvestment plan) to the Bluegreen note issuer on a date later than six (6) months after the final closing date.

The Bluegreen Note

The outstanding principal balance of the Bluegreen note is equal to the amount of capital contributions received by us and loaned by us to the Bluegreen note issuer.  The outstanding principal balance will be reduced by principal payments paid by the Bluegreen note issuer to us on the Bluegreen note.  The Bluegreen note will have a maximum principal balance equal to $750,000,000.

The Bluegreen Note Issuer

BXG Receivables Bluegreen Note Trust 2009 – A , a Delaware statutory trust, which is the Bluegreen note issuer, will issue to us a promissory note.  The Bluegreen note will be secured by, and payable solely from, payments received on the timeshare loans that secure the Bluegreen note and the reserves held under the Bluegreen note purchase agreement.  The timeshare loans that secure the Bluegreen note will be transferred to the Bluegreen note issuer by a depositor, which is a wholly-owned subsidiary of Bluegreen.

[___________], a [_______] banking corporation, is the owner trustee of the Bluegreen note issuer.  Initially, Bluegreen will act as the administrator of the Bluegreen note issuer and will service the timeshare loans which secure the Bluegreen note.

Interest

The interest rate for the Bluegreen note will equal 8.0% per annum, payable monthly.

Principal

During the period from the initial closing of the offering through the fifth anniversary, all principal payments and all interest payments made on the timeshare loans collateral, after payment of interest to us and payment of fees and expenses, will be available for reinvestment in additional timeshare loans.

After the fifth anniversary or during the suspension of the reinvestment period, principal and interest payments made on the timeshare loans, after payment of interest to us and fees and expenses, will be paid to us as a principal payment on the Bluegreen note.

Payments from the Timeshare Loans Collateral

On each payment date, the collateral agent will make the following distributions and disbursements out of the payments received on the timeshare loans in the following order:

1.	to pay fees and expenses of third-party service providers, the manager’s asset management fee, our operating expenses and fees of Bluegreen, as servicer and administrator;

2.	to pay interest at the rate of 8% per annum to us;

3.	through the fifth anniversary of the initial closing of this offering, unless the reinvestment period has been suspended and subject to limited exceptions, to purchase additional timeshare loans;

4.
after the fifth anniversary of the initial closing of this offering and during the suspension of the reinvestment period and on the occurrence of certain other events to make principal payments to us until the Bluegreen note is paid in full; and

5.	thereafter, to Bluegreen, as a payment on the residual interest.

General Reserve and Special Reserve Accounts

•
2.8% of the proceeds from the offering (excluding the proceeds of the distribution reinvestment plan) advanced to the Bluegreen note issuer will be deposited in a general reserve account held by the collateral agent, which will be available to make interest payments, and following an event of default and under certain other circumstances, principal payments on the Bluegreen note to the extent the amounts available for distribution are insufficient to make such payments.

•
4.38% of the proceeds from the offering (excluding the proceeds of the distribution reinvestment plan) advanced to the Bluegreen note issuer will be deposited in a special reserve account held by the collateral agent.  Amounts in the special reserve account will be paid to Bluegreen if certain default targets as to the timeshare loans securing the Bluegreen note are met.  After use of the funds available in the general reserve account, the amounts held in the special reserve account will be used for the same purposes as the general reserve account.

Optional Redemption

Bluegreen, as the servicer, may redeem the Bluegreen note at any time on or after the date when the outstanding note balance is equal to 20% or less of the amount advanced under the Bluegreen note from the proceeds of the offering.  The redemption price will equal the outstanding note balance plus accrued and unpaid interest up to and including the date of redemption.  See “The Note Purchaser Agreement and the Description of the Note—Optional Redemption” herein.

Collateral Agent

[________________________], a national banking association, will hold the timeshare loans collateral securing the Bluegreen note as security for the benefit of us.

Collateral

The Bluegreen note will be secured primarily by the following collateral:  a pool of timeshare loans acquired by the Bluegreen note issuer (A) evidenced by a promissory note and secured by a first mortgage on a fee simple timeshare interest in a resort residential unit or a fee simple undivided interest in a resort (or a phase thereof) associated with a resort residential unit or (B) secured by shares of the timeshare cooperative association at La Cabana Resort in Aruba.

Timeshare Loans

Commencing on the initial closing of this offering, Bluegreen will transfer pursuant to transfer and sale agreements timeshare loans to the Bluegreen note issuer.  The Bluegreen note issuer will acquire timeshare loans from Bluegreen for a cash purchase price initially equal to 71% of the loan balances of the timeshare loans.  Bluegreen will also retain the right to the residual interest in the loans transferred after payment in full of the principal and interest on the Bluegreen note.  The cash purchase price of timeshare loans will be subject to decrease on a prospective basis in accordance with gross cumulative default curves based on aggregate defaults ranging from __% to __% or higher on timeshare loans previously transferred to the Bluegreen note issuer.  In addition, the manager and Bluegreen may agree to adjust the cash purchase price of the timeshare loans for other reasons.

The timeshare loans purchased will be required to have the following characteristics as of a date five business days prior to the date they are acquired by the Bluegreen note issuer:

Range of Loan Balances	______-_________
Range of Coupon Rates	_______-________
Minimum Coupon Rate	______%
Weighted Average Coupon Rate	_______%-_____%
Original Term to Stated Maturity	less than or equal to ______
Down payments	greater than or equal to _______%
Weighted average down payment	greater than or equal to _______%
Number of payments made	1 month -___ months, without extension
1 day or more and less than 31 days past due
31 days or more past due	[______]%
Weighted average FICO® score	greater than ____
Loans with FICO® scores missing	less than __% overall
Loans with FICO® scores less than 600	less than __%

Loans with FICO® scores less than or equal to 700	less than __%
U.S. (including those currently based in military installations outside the United States) and Canadian borrowers	greater than or equal to __%.

Subsequent Timeshare Loans

During the first five years after the initial closing of this offering, unless the reinvestment period has been suspended, the Bluegreen note issuer will be able to use the amounts received as principal and interest payments on the timeshare loans, after paying interest due on the Bluegreen note and making other required payments, to purchase additional timeshare loans from Bluegreen.  We will also advance to the Bluegreen note issuer the proceeds from our distribution reinvestment plan in excess of that required to repurchase units under our unit repurchase program.  These proceeds will also be used to purchase additional timeshare loans.  The additional timeshare loans are referred to in the note purchase agreement as subsequent timeshare loans.  The reinvestment period will be suspended on the occurrence of certain enumerated suspension events based on default levels of the timeshare loans or the occurrence of an event of default.  In addition, the manager may suspend the reinvestment period at any time on not less than 120 days prior written notice or on 20  days prior written notice, upon the occurrence of certain material adverse changes.  The reinvestment period will also be suspended if Bluegreen notifies the Bluegreen note issuer and us that it no longer has timeshare loans available for sale.  The cash purchase price for each subsequent timeshare loan will initially equal 75% of the loan balance of timeshare loans and the Bluegreen note issuer will also issue a residual interest to Bluegreen for the purchase of the timeshare loans.  The cash purchase price is subject to adjustment prospectively on the same basis as the purchase price of the timeshare loans acquired using advances from offering proceeds.

Mandatory Repurchase or Substitution for Breaches of Representations and Warranties

Bluegreen will make representations and warranties regarding the timeshare loans.  To the extent that it is subsequently discovered that any representation or warranty was untrue (as of the date such representation or warranty was made) and such breach materially and adversely affects the value of a timeshare loan or our interest in the timeshare loan, Bluegreen will be required to (i) cure the breach, (ii) substitute one or more timeshare loans or (iii) repurchase the timeshare loan from the Bluegreen note issuer at its repurchase price (approximately equal to the loan balance of such timeshare loan as of the date of the repurchase, together with accrued interest).

Optional Purchase or Substitution of Defaulted Timeshare Loans

If a timeshare loan has defaulted, Bluegreen will have the option, but not the obligation, to either, subject to certain limitations, (i) repurchase the defaulted timeshare loan or (ii) substitute one or more timeshare loans for the defaulted timeshare loan.

Description of Securities

Uncertificated Units of Membership Interests

Our manager has authorized the issuance of units of our membership interests without certificates.  We expect that, unless and until our units of membership interests are listed on a national securities exchange, we will not issue units of membership interests in certificated form.  Our transfer agent maintains a membership interests ledger that contains the name and address of each member and the number of units that the member holds.  With respect to uncertificated membership interests, we will continue to treat the member registered on our membership interests ledger as the owner of the units until the record owner and the new owner deliver a properly executed membership interests transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our manager.  We will provide the required form to you upon request.  The transfer will be effective and the transferee of the units of membership interests will be recognized as the holder of such units within five business days of our receipt of the required documentation, subject to restrictions in our LLC agreement.  If the transferor (original owner) is participating in the unit repurchase program at the time of transfer, then distributions owed and paid after the transfer date will be paid in the form of cash and not reinvested in additional units.  The transferor will continue to earn distributions up to and including the transfer date.

Member Voting Rights and Limitations

Other than certain matters subject to the vote of our members (see “LLC Agreement” section herein), our members generally are not permitted to participate in the management or control of our business.

There will not be any regularly scheduled annual or periodic meetings of our members. Our manager is, however, required to call a meeting of the members upon the written request of members holding at least 10% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our LLC Agreement is required to be included with the notice of the meeting.  The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of the meeting.  The presence of members entitled to cast a majority of all the votes entitled to be cast at the meeting, either in person or by proxy, will constitute a quorum.

Restriction on Ownership and Transfer

Our LLC agreement limits your ability to transfer your securities to prospective members unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this Prospectus, and (b) the transfer complies with minimum purchase requirements, which are described above in the sections entitled “Suitability Standards” and “How to Subscribe.”  In addition, the transfer of your securities is subject to certain restrictions in our LLC Agreement described herein in the section entitled “Our Limited Liability Company Agreement.”

Glossary

Capitalized terms used in this prospectus are defined in the “Glossary” section.

RISK FACTORS

An investment in the membership interests involves various risks and uncertainties.  You should carefully consider the following risk factors in conjunction with the other information contained in this Prospectus before purchasing our membership interests.  The risks discussed in this Prospectus can adversely affect our business, operating results, prospects and financial condition.  These risks could cause the value of the membership interests to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to the Company

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.  We are a newly formed entity and have no operating history.  Our sole assets will be our interests in the Bluegreen note, which is secured by loans on timeshare properties.  While our affiliates have an extensive operating history and background in real estate and real estate finance and Bluegreen also has significant experience acquiring, developing and operating vacation resorts, marketing and selling timeshare properties and providing financing to customers who purchase timeshare properties, we may not be able to operate our business successfully or implement our business strategy as described in this Prospectus.  We are a “blind pool” because we do not own any investments and, although the initial collateral will consist of timeshare loans originated by Bluegreen, we have not identified any specific timeshare loans collateral that will secure the Bluegreen note.  You will be unable to evaluate the economic merit of our future investments before we make them.  For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this Prospectus.

If we are unable to raise substantial funds, we will be limited in the amount we can loan and this could increase the likelihood of defaults on the loans.  This offering is being made on a best efforts basis, whereby the dealer manager and brokers participating in the offering are only required to use their best efforts to sell our membership interests and have no firm commitment or obligation to purchase any of the membership interests.  As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to allow the Bluegreen note issuer to purchase a wide variety of timeshare loans.  If we are unable to raise a sufficient amount, the principal amount of the Bluegreen note will be reduced, resulting in less diversification in terms of the number of timeshare loans securing the Bluegreen note and a smaller pool of timeshare loans collateral.  In such event, the likelihood of the Bluegreen note issuer’s ability to meet its payment obligations on the Bluegreen note being affected by the performance of any one of the timeshare loans will increase, and your investment will be subject to greater risk.  In addition, our inability to raise substantial funds would increase fixed operating expenses as a percentage of our cash flow, reduce the amount of principal and excess interest on the timeshare loans that provide credit enhancement for the Bluegreen note and could affect the Bluegreen note issuer’s ability to pay interest and principal on the Bluegreen note.

Our ability to implement our investment strategy is dependent on our manager. We rely on our manager’s experience to oversee us and Bluegreen’s performance as servicer of the timeshare loans. If our manager were unable to continue to perform its duties as manager, our ability to implement our investment strategies could be hindered.

Payment of amounts due under the Bluegreen note is dependent upon the manner and efficiency in which Bluegreen performs its servicing obligations. Bluegreen will perform the daily loan servicing functions for the timeshare loans, including, without limitation, the collection of payments with respect to the timeshare loans, the remittance of funds from such collections to the appropriate collection accounts, the bookkeeping and accounting for such collections and distributions, all other servicing activities related to the timeshare loans, the preparation of the monthly servicer reports and the maintenance of all records and files pertaining to such servicing activities.  Collections on the timeshare loans are the primary source of funds for payment of principal and interest on the Bluegreen note and, therefore, payment of amounts due under the Bluegreen note is dependent upon the manner and efficiency in which Bluegreen performs its servicing obligations.  It is expected that Bluegreen will service all of the timeshare loans beginning with origination; therefore, it will be significantly more familiar with the timeshare loans and the related obligors than any other servicer would be.  As such, Bluegreen may be in a position to more efficiently service and liquidate the timeshare loans and related security than any other servicer would be.  If Bluegreen were unable to continue to service the timeshare loans or if it is removed as servicer for any reason, delays may occur in the collection of principal and interest on the timeshare loans which, in turn, may cause delays in payments and reporting to us.

If our manager or Bluegreen loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.  Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of Bluegreen and our manager.  If any of the key personnel were to cease affiliation with Bluegreen or our manager, our operating results could suffer.  We believe that our future success depends, in large part, upon Bluegreen and our manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for such personnel is intense, and we cannot assure you that Bluegreen and our manager will be successful in attracting and retaining such skilled personnel.

Our dealer manager has no experience in public offerings. Our dealer manager, Stratstone Securities, LLC, has never conducted a public offering such as this. This lack of experience may affect the way in which our dealer manager conducts the offering. However, officers of our dealer manager have __ years of experience in the financial services business, including extensive experience in national sales and marketing.

Our rights and the rights of our members to recover claims against our officers and our manager are limited, which could reduce your and our recovery against them if they cause us to incur losses.  Because we are organized as a limited liability company, members may only look to our assets, which are solely our rights under the Bluegreen note, for the satisfaction of any obligations or liabilities.  Furthermore, under the Bluegreen note, we may look only to the timeshare loans for repayment of the Bluegreen note.  In addition, our limited liability company agreement generally requires us to indemnify our manager and its affiliates for actions taken by them in good faith and without negligence or misconduct.  Our manager will be entitled to payments on account of indemnification from us which the Bluegreen note issuer has agreed under the note purchase agreement to pay as an operating expense prior to payments due on the Bluegreen note.  Additionally, our limited liability company agreement limits the liability of our manager subject to the conditions imposed by Delaware law.  Although our limited liability company agreement does not allow us to exonerate and indemnify our manager and its affiliates to a greater extent than permitted under Delaware law, we and our members may have more limited rights against our manager and its affiliates than might otherwise exist under common law, which could reduce your and our recovery against them.  In addition, we may be obligated to fund the defense costs incurred by the manager and its affiliates in some cases which would decrease the cash available for distribution to you.

You will not have the opportunity to evaluate the timeshare loans collateral before the Bluegreen note issuer purchases it, which makes an investment in us more speculative.  We have disclosed general information concerning Bluegreen timeshare loans; however, the exact portfolio of timeshare loans and timeshare loans collateral may differ.  You will not have the opportunity to evaluate the timeshare loans collateral before the timeshare loans are acquired by the Bluegreen note issuer.  The Bluegreen note issuer has not yet acquired the timeshare loans that will be collateral for the Bluegreen note.  We will not provide you with information to evaluate the timeshare loans collateral prior to our making advances on the Bluegreen note.

We have not identified other developers to which we make loans and you will not be able to evaluate these developers.  We have not identified or disclosed information concerning developers to which we may make loans, including developers who may enter into fee-based service arrangements with Bluegreen.  You will not have the opportunity to evaluate these developers, their experience or background.  We will not provide you with information to evaluate these developers prior to making loans to them.

Bluegreen’s right to terminate sales of timeshare loans would adversely affect the amount of the Bluegreen note and the amount, variety and diversification of timeshare loans collateral securing the Bluegreen note, and, therefore would increase the likelihood of defaults.  Bluegreen has the right, in its discretion, to terminate sales of timeshare loans to the Bluegreen note issuer at any time, in which case we would not be able to make additional advances to the Bluegreen note issuer.  Termination by Bluegreen would affect the amount of the Bluegreen note, and, therefore, the amount, variety and diversification of timeshare loans collateral securing the Bluegreen note.  In such event, the likelihood of the Bluegreen note issuer’s ability to meet its payment obligations on the Bluegreen note being affected by the performance of any one of the timeshare loans would increase.  Also, termination would increase the fixed operating expenses as a percentage of cash flow, which would reduce the amount of excess interest on the timeshare loans that provides credit enhancement for the Bluegreen note.  Consequently, your investment would be subject to greater risk.

We expect to enter into separate note purchase agreements with separate note issuers relating to timeshare loans for developers other than Bluegreen, which could increase the likelihood that you will not receive your principal and a return of 8% per annum. A significant portion of the timeshare loans acquired by us may include timeshare loans acquired from developers to which Bluegreen provides services. We also intend to enter into arrangements with other timeshare developers pursuant to which we will make loans secured by timeshare loans sold by them. In connection with each of these arrangements, we expect to enter into a separate note purchase agreement with a separate note issuer relating to timeshare loans for each developer. The note purchase agreement with each note issuer is expected to provide for interest at the rate of 8% per annum and payment by each note issuer of its share of our operating expenses. The payments from each note issuer will be made only out of payments received on timeshare loans held by such note issuer and any reserves for that note issuer. Accordingly, if any of such note issuers fails to pay all amounts due to us, we will be unable to distribute to you an amount equal to interest at the rate of 8% per annum and return all of your principal.

The ability of each note issuer to meet its obligations will depend on the characteristics of the timeshare loans owned by that note issuer and each note issuer may not be able to meet its obligations. We have not determined the terms on which we will make advances with respect to timeshare loans from developers other than Bluegreen. We intend to separately determine the advance rate (as a percentage of the principal amount of the timeshare loans held by that note issuer) and the amount of reserves for each note issuer based on an evaluation of likely default levels on the timeshare loans and other factors. There can be no assurance that advance rate and reserve levels established for individual loans to each of the note issuers will be sufficient to protect us against defaults by such note issuer. Additionally, the smaller the number of loans held by a note issuer, the more likely it is that the reserves and other credit enhancements will not provide protection against defaults on individual timeshare loans, which could result in a default by such note issuer.

The loans made in respect of developers who participate in Bluegreen’s fee-based service program may have more risk than loans secured by timeshare loans made by Bluegreen. A portion of the loans may be made to developers to which Bluegreen provides fee-based services. We expect that such loans will meet the same eligibility criteria and underwriting standards as timeshare loans that the Bluegreen note issuer acquires from Bluegreen. In addition, in many cases, Bluegreen will also manage the sales process and the timeshare resort and provide access to the Bluegreen Vacation Club to purchasers of timeshare properties in such resorts. Nonetheless, the default rates on the timeshare loans securing loans made to each of the note issuers may differ from the default rate on timeshare loans made by Bluegreen. This may result, among other things, from factors relating to the developer, their sales practices and the conditions, facts and circumstances at individual timeshare resorts or pertaining to the individual developer. Additionally, the agreements between Bluegreen and the developer may be subject to termination by the developer and therefore Bluegreen may not provide services during the entire term of the loan. As a result, these loans may be riskier than loans to the Bluegreen note issuer.

Substantial fees and expenses payable by the note issuers could increase the risk that the Bluegreen Note and other notes will not be paid in full. The Bluegreen note issuer and other note issuers will pay substantial fees to our manager, dealer manager, Bluegreen and their affiliates and participating broker-dealers The Bluegreen note issuer and other note issuers will also pay our operating expenses. It is possible that these expenses will increase over time. These payments will be made out of the advances made by us under the Bluegreen note and out of payments on timeshare loans. These payments will reduce the cash flow otherwise available to pay principal and interest on the Bluegreen note and the amount of additional collateral available if there are defaults on the timeshare loans.  Accordingly, the payment of these fees and expenses will increase the risk of default on the Bluegreen note and other notes and the risk that you will not receive distributions equal to the principal and interest due on the Bluegreen note and other notes.

Risks Relating to Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our manager, Stratstone, Bluegreen and their affiliates, including the material conflicts discussed below.  The “Conflicts of Interest” section of this Prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

The gross proceeds of the offering will be used to make a loan that will be used to acquire timeshare loans from Bluegreen, an affiliate of our manager.  We are making advances to the Bluegreen note issuer, the proceeds of which will be used to purchase the timeshare loans from Bluegreen. Bluegreen, Woodbridge and their affiliates will benefit from the purchase of timeshare loans because the purchase will allow Bluegreen to obtain funds to provide financing for sales of timeshare property to consumers and obtain financing for its business that might not otherwise be available in today’s credit and securitization markets.

Bluegreen will face conflicts in servicing timeshare loans.  Bluegreen will be subject to conflicts in servicing the timeshare loans.  There may be circumstances where actions that Bluegreen could take as servicer which would benefit us could adversely affect Bluegreen’s interests as developer and manager of the resorts.

Officers and employees of Bluegreen, manager and their Affiliates face competing demands relating to their time, and this may cause our operating results to suffer. Bluegreen, which is our servicer, our manager and their affiliates will have to allocate their time between us and other investment programs and activities in which they may be involved in the future.  Each of our officers also serves as an officer of Woodbridge and its affiliates.  We will rely primarily on our manager’s employees and its affiliates for our day-to-day management.  Our officers may experience certain conflicts in allocating their time due to their positions with Woodbridge affiliates.

Our manager, Bluegreen and their affiliates receipt of fees create conflicts. Our manager, Bluegreen and their affiliates will receive fees in connection with transactions involving the purchase and management of our timeshare loans collateral regardless of performance.  Bluegreen will also separately receive fees from developers that we may have financing arrangements with to which it provides services.  Since our manager does not maintain a significant equity interest in us and our manager and Bluegreen are entitled to receive fees regardless of performance, the interests of our manager, Woodbridge, Bluegreen and their affiliates are not wholly aligned with your interests.

Our manager will face conflicts in overseeing Bluegreen’s performance. Our manager’s obligations include overseeing the performance of the timeshare loans collateral and Bluegreen.  Our manager is an indirect subsidiary of Woodbridge, which also owns a 29% interest in Bluegreen.  Accordingly, the manager is subject to conflicts of interest in the performance of such obligations.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.  Our dealer manager, Stratstone Securities, LLC, is one of our affiliates and will not make an independent review of us or the offering.  Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering.  If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.  Further, the due diligence investigation of us by our dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest. Proskauer Rose LLP acts, and may in the future act, as counsel to us, our manager, Woodbridge and their affiliates (other than Bluegreen) in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, our manager, Woodbridge or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Risks Related to the Membership Interests and the Bluegreen Note

The Bluegreen note issuer will not have assets other than the timeshare loans collateral.  We and you must rely solely  upon the timeshare loans collateral for the payment of principal of, and interest on, the Bluegreen note.  The Bluegreen note issuer does not have, nor is it expected in the future to have, any significant assets other than the timeshare loans collateral and reserves.  The Bluegreen note is secured by, and payable solely from, the timeshare loans collateral and reserves.  The Bluegreen note will not be insured or guaranteed by any person or entity.  Generally, you and we will have no recourse to Bluegreen.  Consequently, you and we must rely solely upon the timeshare loans collateral and reserves for the payment of principal of, and interest on, the Bluegreen note.

Prepayments on the Bluegreen note may reduce the time the Bluegreen note is outstanding.  All of the timeshare loans may be prepaid, in whole or in part, at any time without penalty.  In addition, the timeshare purchaser is generally required to repay each of the applicable timeshare loans if the timeshare purchaser sells such timeshare property.  The rate and timing of prepayments of principal on the timeshare loans may be influenced by a variety of economic, social and other factors (including changes in interest rates) and therefore cannot be accurately predicted.  The period that the Bluegreen note will be outstanding will generally be reduced by prepayments on the timeshare loans or increased to the extent that there are fewer prepayments than anticipated.

Purchase of Subsequent timeshare loans may extend the time that the Bluegreen note is outstanding.  During the five years after the initial date of the offering (or earlier date, if there are suspensions of the reinvestment period), principal payments and interest in excess of the amount required to make payments on the Bluegreen note and to pay fees and expenses will be retained by the Bluegreen note issuer and used to invest in subsequent timeshare loans from Bluegreen.  As a result, it may extend the time when the Bluegreen note will be paid in full, because principal payments received from timeshare loans may be reinvested in subsequent timeshare loans that typically have a term of ten years from the date of acquisition. In addition, you will not be able to evaluate the additional timeshare loans that will be acquired by the Bluegreen note issuer. The subsequent timeshare loans may change the characteristics of the timeshare loans collateral and may increase the risk of defaults on the timeshare loans collateral and increase the risk that the Bluegreen note issuer will not be able to pay the principal and interest on the notes when due.

Non-consolidation and status of timeshare loans in the event of bankruptcy or insolvency of Bluegreen and the depositor could adversely impact repayment under the Bluegreen note.  We, Bluegreen, and the Bluegreen note issuer intend that any voluntary or involuntary petition for relief under the United States Bankruptcy Code or any similar applicable state law (“Insolvency Laws”) with respect to any of them will not result in a similar petition with respect to the Bluegreen note issuer.  The Bluegreen note issuer, we, Bluegreen and Bluegreen’s subsidiary, the depositor, have no intent to cause the filing of a voluntary petition under Insolvency Laws with respect to the Bluegreen note issuer.  The Bluegreen note issuer believes that Bluegreen’s sales of timeshare loans to the depositor and by the depositor to the Bluegreen note issuer should be treated as true and absolute conveyances.  In the event of the insolvency or bankruptcy of Bluegreen, the depositor or any of their affiliates, a court, among other remedies, could attempt to recharacterize the transfer of the timeshare loans as a borrowing by Bluegreen, the depositor or any of their affiliates, secured by the pledge of timeshare loans.  Such an attempt, even if unsuccessful, could result in delays in payments on the Bluegreen note.  We have not obtained a legal opinion as to the treatment of the conveyance of the timeshare loans to the Bluegreen note issuer as a true and absolute conveyance, and certain features of the note purchase agreement with the Bluegreen note issuer, such as the payment of usage fees by Bluegreen, could increase the chances that the transaction would be recharacterized as a borrowing.  If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Bluegreen note and liquidate the timeshare loans.  In such event, the amount due under the Bluegreen note would likely be significantly reduced.

Bluegreen’s performance and Bluegreen’s financial condition could affect distributions to investors. Bluegreen’s performance as manager of the Bluegreen Core Resorts and certain Bluegreen Non-Core resorts and Bluegreen’s ability to meet its obligations to the Bluegreen note issuer and us could be affected by Bluegreen’s financial condition. In addition to serving as servicer and manager of the Bluegreen Core Resorts and certain Bluegreen Non-Core Resorts and the Bluegreen Vacation Club, Bluegreen has certain obligations, such as the repurchase or substitution of defective timeshare loans and payment of usage fees. Further, while Bluegreen has the right but not the obligation to purchase or substitute for defaulted timeshare loans, if defaults exceed certain levels, we could be adversely affected if Bluegreen fails to do so.  Accordingly, our ability to return capital contributions and pay the 8% return to you could be affected by Bluegreen’s financial condition and other circumstances relating to Bluegreen.

Credit enhancement may not be sufficient to offset losses.  Losses with respect to the Bluegreen note as a result of timeshare loans becoming defaulted timeshare loans are intended to be reduced by (i) the excess interest generated as a result of the difference between the interest rate on the Bluegreen note and the coupon rates on the timeshare loans, (ii) the amounts on deposit in the General Reserve Account and Special Reserve Account and (iii) overcollateralization.  While these credit enhancements could reduce the impact of delinquencies and defaults of the timeshare loans on the Bluegreen note issuer’s ability to pay principal and interest on the Bluegreen note, they may not be sufficient to offset the resultant losses.  We and you will bear the risk of any delays or losses resulting from delinquencies and defaults on the timeshare loans.

We may not be able to make distributions to members in the amounts and at the times anticipated by them.  Distributions will be based principally on cash available from payments due on the timeshare loans.  The amount of cash available for distributions will be affected by many factors, such as the ability to collect timely payments on the timeshare loans, the amount of timeshare loans in which the Bluegreen note issuer is able to invest and many other variables.  Actual cash available for distributions may vary substantially from estimates.  We can give no assurance that we will be able to pay or maintain distributions.  Many of the factors that may affect distributions are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.

Risks Related to the Bluegreen Timeshare Business and the Timeshare Business Generally

We are subject to various risks, detailed below, arising out of our relationship with Bluegreen and other timeshare developers to which we may make loans described herein.  The business and operations, including, earnings, financial position and liquidity, of Bluegreen and other timeshare developers would impact their ability to meet their obligations to the Bluegreen note issuer and other note issuers, their servicing of timeshare loans and their management of timeshare resorts.  Consequently, our ability to pay future distributions could depend on the financial condition of Bluegreen and other timeshare developers.

The state of the economy, interest rates and the availability of financing could adversely affect Bluegreen and other timeshare developers.  Bluegreen timeshare and other business and timeshare businesses generally have been adversely affected by unfavorable general economic and industry conditions, including the effects of weak domestic and world economies, rising unemployment and job insecurity, housing values and availability of financing, and geopolitical conflicts. If such conditions continue, or deteriorate further, Bluegreen’s timeshare and other businesses generally would be further adversely impacted. Any such economic conditions, including a continuation of the recession, may also adversely affect the future availability of financing for Bluegreen and other timeshare developers or for their customers, and may materially adversely affect Bluegreen’s results. Furthermore, changes in general economic conditions may adversely affect their ability to collect on their notes receivable from their customers. Because Bluegreen’s operations are conducted mainly within the vacation ownership industry, any adverse changes affecting the industry, such as an oversupply of vacation ownership units, a reduction in demand for such units, changes in travel and vacation patterns, changes in governmental regulation of the industry, continued disruptions in the credit and securitization markets and unavailability of financing, imposition of increased taxes by governmental authorities, the declaration of bankruptcy and/or credit defaults by other vacation ownership companies and negative publicity for the industry, could also have a material adverse effect on Bluegreen’s timeshare or other business.

Recent events could disrupt the willingness of tourists to travel to resorts, which could have a material adverse impact on Bluegreen’s operations and financial position.  Additionally, due to recent events and widespread concern about continuing terrorist acts directed against the United States and foreign citizens, transportation facilities and assets, a substantial risk exists that lower numbers of tourists will be willing to fly or travel to resorts.  With the exception of La Cabana resort, most of the Bluegreen resorts are “drive-to” destinations; however, any decrease in air travel may have a material adverse effect on certain of the Bluegreen resorts, which could reduce a timeshare purchaser’s incentive to make payments on their timeshare loan.  In addition, terrorist activity could, among other things, (i) lead to damage to one or more of the timeshare properties at the Bluegreen resorts if a terrorist attack occurs, or (ii) result in higher insurance premiums, particularly for large Bluegreen resorts, which could adversely affect the collectibility of the timeshare loans.  Rising gasoline prices or potential gasoline shortages could discourage or prevent travel to Bluegreen resorts and Bluegreen’s resorts sales offices, which could have a material adverse impact on Bluegreen’s operations and financial position.  These risks could also reduce a timeshare purchaser’s incentive to make payments on his or her timeshare loan.  Any of these disruptions, cost increases and related uncertainties could materially adversely affect the value of, and the ability to resell, the Bluegreen note or our membership interests.

Recent economic conditions have had a negative impact on credit markets. Recent economic conditions, adversely affecting the ability of borrowers to obtain credit and to meet debt obligations, have significantly increased the level of loan default in the United States.  While Bluegreen believes that the terms of the timeshare loans are commercially reasonable, particularly in light of the fact that all timeshare loans have fixed interest rates and such rates do not increase as a result of general market economic conditions, such timeshare purchasers are likely to have other debt, such as residential mortgage loans and credit card balances.  As debt costs increase and adverse economic conditions affect borrowers’ ability to meet their debt obligations, borrowers (including those who have adjustable rate or hybrid residential mortgage loans that have entered or will enter their adjustable rate period), are likely to experience increases in their monthly payments and may become more likely to default on their payment obligations or file for bankruptcy protection.  Any inability of timeshare purchasers to service those debts or any increase in the cost of those debts may increase delinquencies and defaults on the timeshare loans.  Such factors have materially increased delinquencies and default rates.  Bluegreen cannot predict the extent to which the foregoing factors will have a further adverse effect on delinquency and default rates on the timeshare loans.

Due to a historic lack of formal underwriting standards, there can be no assurance that current standards will result in an improvement in Bluegreen’s default exposure.  Historically, Bluegreen has not performed credit checks.  Bluegreen recently has begun obtaining FICO® scores of the timeshare purchasers at the time of sale of the timeshare property in connection with Bluegreen’s financing of their purchases.  Based on a review conducted in October 2008, approximately 30.4% of timeshare purchaser borrowers in Bluegreen’s serviced timeshare loan portfolio had a FICO® score below 620. Effective December 15, 2008, Bluegreen implemented a FICO® score based credit underwriting program, and the timeshare loans collateral will almost entirely consist of timeshare loans subject to the new underwriting standards with FICO® scores obtained at the point of sale. As of June 30, 2009, 15.3% of outstanding timeshare loans in Bluegreen’s serviced timeshare loan portfolio originated since December 15, 2008 had a FICO® score below 620 at the time of origination.  Bluegreen does not yet have significant experience as to default exposure following the change in underwriting standards and, accordingly, there can be no assurance that such standards will result in an improvement in Bluegreen’s default exposure.

There can be no assurance that FICO® scores will prove accurate in predicting future portfolio performance.  While historically FICO® scores may have generally proven to be a useful tool in predicting future loan performance relating to delinquency and default levels, there can be no assurances that such scores will prove accurate in predicting future performance especially due to the current adverse economic environment. Future Bluegreen timeshare loan portfolio performance may be materially and adversely different from the performance that may otherwise be expected from credit scoring at the point of sale pursuant to Bluegreen’s FICO® financing requirements that were implemented by Bluegreen on December 15, 2008. If higher FICO® scores do not prove to be an accurate predictor of better Bluegreen timeshare loan portfolio performance, which may be due partially to the historically high unemployment rate, and the current unemployment rate level (see “Losses from Timeshare Purchaser Default” risk factor herein), coupled with the possibility that an obligor’s timeshare loan payment may not be such obligor’s highest payment priority during adverse economic conditions, then materially higher delinquency and default levels may occur, which may be in excess of such levels as are anticipated by Bluegreen.

Losses from timeshare purchaser default may be borne by us and you and credit enhancements may not be adequate to protect us and you against these losses.  Economic factors including the rate of inflation, unemployment (including those underemployed workers only finding part-time work, and workers having their hours cut back), housing market downturns and relative interest rates may be reflected in changes of payment patterns, including increased risks of defaults by timeshare purchasers.  The unemployment rate in the United States as of June 2009 was 9.5%, the highest rate in approximately 25 years.  The alternative unemployment rate in the United States, which includes those unemployed, plus all marginally attached workers and total employed part-time for economic reasons, was 16.5% as of June 2009.  Bluegreen does not intend to seek default judgments against defaulting timeshare purchasers in connection with defaulted timeshare loans because of the expense and the limited returns involved.  If a timeshare purchaser defaults on the payments due on a timeshare loan and Bluegreen does not elect to exercise its option to purchase or substitute such defaulted timeshare loan, subject to a maximum limit, Bluegreen will generally cause such timeshare property to be remarketed on behalf of our collateral agent pursuant to the Bluegreen note purchase agreement and the remarketing agreement.  We will be required to pay Bluegreen a remarketing fee out of the liquidation proceeds.  Furthermore, it is likely that the net liquidation proceeds from the resale of the timeshare property will be less than the loan balance of the defaulted timeshare loan, and a loss will result.  No assurance can be given that the amounts held as a reserve and the other credit enhancements will be sufficient to offset the cumulative losses from defaulted timeshare loans.  These credit enhancements are based, in part, on estimates as to default rates on timeshare loans, which could be materially affected by current adverse economic conditions.  If these credit enhancements are not sufficient to offset the losses, the losses will be borne by us and you.

Recourse against timeshare purchasers may be limited.  As of June 30, 2009, approximately 4.9% of Bluegreen’s serviced timeshare loan portfolio was more than 30 days past due. Although in many cases Bluegreen may have recourse against a buyer for the unpaid purchase price, certain states have laws that limit Bluegreen’s ability to recover personal judgments against customers who have defaulted on their loans or the cost of doing so may not be justified. Historically, Bluegreen has generally not pursued such recourse against its customers. In the case of Bluegreen’s timeshare receivables, if Bluegreen is unable to collect the defaulted amount, Bluegreen has traditionally terminated the customer’s interest in the Bluegreen Vacation Club and then remarketed the recovered timeshare property.

Bluegreen’s securitizations and receivable-backed credit and sale facilities may compete with its ability to repurchase or replace timeshare loans that it sold to the Bluegreen note issuer.  Under the terms of Bluegreen’s pledged and receivable sale facilities, Bluegreen may be required, under certain circumstances, to replace receivables or to pay down the loan to within permitted loan-to-value ratios. Additionally, the terms of Bluegreen’s securitization-type transactions (i) require Bluegreen to repurchase or replace loans if Bluegreen breaches any of the representations and warranties Bluegreen made at the time Bluegreen sold the receivables and (ii) include provisions that in the event of defaults by customers in excess of stated thresholds would require substantially all of Bluegreen’s cash flows from Bluegreen’s retained interest in the receivable portfolios sold to be paid to the parties who purchased the receivables from Bluegreen.

Further, if defaults and other performance criteria adversely differ from estimates used to value Bluegreen’s retained interests in notes receivable sold in the securitization transactions, Bluegreen may be required to write down these assets, which could have a material adverse effect on Bluegreen’s results of operations and financial condition. Accordingly, Bluegreen bears some risks of delinquencies and defaults by buyers who finance the purchase of their timeshare properties through Bluegreen, regardless of whether or not Bluegreen sells or pledges the buyer’s loan to a third party.

Bluegreen’s obligation under certain circumstances to replace timeshare loans in other securitizations and any adverse impact on Bluegreen’s liquidity as a result of reduced cash flows from retained interests or other reductions in Bluegreen’s liquidity may impact its ability to repurchase or replace timeshare loans that it sold to the Bluegreen note issuer, or to remarket recovered timeshare properties.  Irrespective of the remedies available to the Bluegreen note issuer, the Bluegreen note issuer may not be able to recover losses.

Conditions in the mortgage market and consumer credit market may have an adverse effect on Bluegreen borrowing.  Conditions in the mortgage industry, including both credit sources as well as borrowers’ financial profiles, have been deteriorating. If default rates for Bluegreen’s borrowers were to rise further, it may cause buyers of, or lenders whose loans are secured by, Bluegreen’s timeshare loans receivables to reduce the amount or availability of credit facilities, and may subsequently cause an increase in the interest costs associated with such facilities.  In such an event, the cost of financing may increase and Bluegreen may not be able to secure financing on terms acceptable to Bluegreen, if at all, which would adversely affect Bluegreen’s earnings, financial position and liquidity.

Default and delinquency levels on timeshare loans may be materially worse than historically experienced due to recent adverse economic conditions.  Historical default and delinquency data regarding timeshare loans originated by Bluegreen and its affiliates and serviced by Bluegreen are presented for illustrative purposes only.  Due to recent adverse economic conditions, Bluegreen has recently been experiencing and expects default and delinquency levels on its existing timeshare loans to be materially worse than those historically experienced.  As previously noted, Bluegreen implemented a FICO® based credit scoring program at the point of sale, effective December 15, 2008, although there can be no assurance that this change will reduce defaults.  There can be no assurance that default and delinquency levels with respect to the timeshare loans will not differ materially from the data reflected herein and will not be higher than Bluegreen’s expectations.  The timeshare loans collateral will comprise only a portion of the portfolio of timeshare loans originated by Bluegreen and its affiliates, and do not necessarily reflect the same mix of resorts, resort locations, underwriting, origination and servicing policies and loan terms as the entire Bluegreen portfolio.  Bluegreen has historically offered financing having a maximum term of up to ten years.  Longer term financing may have higher default risks than shorter term financing.

The rates of delinquencies, defaults and losses on the timeshare loans could be higher than those experienced with a pool of timeshare loans of related resorts with a higher geographic diversification.  For the last 7 months ending July 31, 2009, approximately 33.9% and 16.0% of the timeshare loans originated by

Bluegreen are related to timeshare properties that are located in the State of Florida and the State of South Carolina, respectively. Therefore, the timeshare loans collateral related to such timeshare properties may be particularly susceptible to windstorms, hurricanes, floods and other natural disasters (including a tsunami (tidal wave)).  Any natural disasters affecting the timeshare properties could affect the ability and incentive of the timeshare purchasers to make timely payments of principal and interest on their timeshare loans. Accordingly, the actual rates of delinquencies, defaults and losses on the timeshare loans could be higher than those experienced with a pool of timeshare loans of related resorts with a higher geographic diversification.

The rates of delinquencies, defaults and losses on the timeshare loans could be higher than those experienced with a pool of timeshare loans to timeshare purchasers with a higher geographic diversification.  For the last 7 months ending July 31, 2009, approximately 7.2%, 6.7%, 5.7%, 5.7% and 5.6%, of the timeshare loans originated by Bluegreen were related to timeshare loans made to timeshare purchasers located in the States of North Carolina, Michigan, Georgia, Missouri and Illinois respectively.  Adverse economic conditions and natural disasters in these states may affect the ability and incentive of these timeshare purchasers to make timely payments of principal and interest on their timeshare loans.  Accordingly, the actual rates of delinquencies, defaults and losses on the timeshare loans could be higher than those experienced with a pool of timeshare loans with a higher geographic diversification of timeshare purchasers.

In addition, for the last 7 months ending July 31, 2009, approximately 1.3% of the timeshare loans originated by Bluegreen were related to timeshare loans made to obligors in countries outside of the United States.  Additional risks include potential adverse effects from foreign governmental policies and regulations, inflation, interest rates, price and wage controls, exchange control regulations, exchange rates, taxation, political and social instability and other political or economic developments in or affecting foreign jurisdictions.

Uninsured losses, natural disasters and other events could cause an increase in the delinquencies and defaults with respect to the timeshare loans.  Certain types of losses are not generally insured because they are either uninsurable or not economically feasible to insure.  The scope of such losses may increase as a result of natural disasters such as 2005’s hurricanes Katrina, Rita and Wilma and the 2004 Indian Ocean tsunami.  Generally, purchasers of timeshare properties at the resorts will not receive any insurance proceeds as such proceeds are generally used for reconstruction purposes.  An uninsured loss or a loss in excess of insured limits at a resort could cause an increase in the delinquencies and defaults with respect to the timeshare loans.  The resorts are susceptible to various natural disasters and hazards, including fires, floods, hurricanes, tsunamis and tropical and other windstorms.  Damage from these events, whether or not insured, could result in payment delays and defaults on the timeshare loans. In the event of a casualty, condemnation, foreclosure or other disposition involving timeshare properties at a resort, the resulting insurance proceeds may not be sufficient to repay all such timeshare loans.  Natural disasters and similar events may also have an adverse effect on the business, operations and financial condition of Bluegreen and other developers or on their ability to service and collect payments due on the timeshare loans in accordance with the note purchase agreement with the Bluegreen note issuer or due on other timeshare loans.

Bluegreen’s business has historically depended on its ability to sell or borrow against its notes receivable to support its liquidity and profitability. Bluegreen offers financing of up to 90% of the purchase price to purchasers of its timeshare properties. Approximately 95% of Bluegreen’s timeshare customers utilized Bluegreen’s in-house financing during the year ended December 31, 2008. However, Bluegreen incurs selling, marketing and administrative cash expenditures prior to and concurrent with the sale. These costs generally exceed the down payment Bluegreen receives at the time of the sale. Accordingly, Bluegreen’s ability to borrow against or sell the notes receivable that Bluegreen receives from its customers has been a critical factor in

Bluegreen’s continued liquidity. Bluegreen has also been a party to a number of customary securitization-type transactions under which it sells receivables to a wholly-owned special purpose entity which, in turn, sells the receivables to a trust established for the transaction. Bluegreen typically recognized gains on the sale of receivables and such gains have comprised a significant portion of Bluegreen’s income. In 2008, the markets for notes receivable facilities and receivable securitization transactions were negatively impacted by problems in the residential mortgage markets and credit markets in general and an associated reduction in liquidity which resulted in reduced availability of financing and less favorable pricing. If Bluegreen’s pledged receivables facilities terminate or expire and Bluegreen is unable to replace them with comparable facilities, or if Bluegreen is unable to continue to participate in securitization-type transactions on acceptable terms, Bluegreen’s liquidity, cash flow, and profitability would be materially and adversely affected. If any of Bluegreen’s current facilities terminate or expire, there is no assurance that Bluegreen will be able to negotiate the pledge or sale of its notes receivable at favorable rates, or at all.

Historically Bluegreen depends on additional funding to finance its operations. The material deterioration in the credit markets has had and could continue to adversely affect Bluegreen’s liquidity and earnings.  Bluegreen has historically financed its business activities, in whole or in part, with indebtedness that Bluegreen obtains pursuant to borrowings under credit facilities.  However, as a result of the deterioration of the credit markets Bluegreen provides no assurance that Bluegreen will be able to obtain sufficient external sources of liquidity on attractive terms, or at all.  Moreover, Bluegreen is, and will be, required to seek continued external sources of liquidity to:

•	support Bluegreen’s operations;

•	finance the acquisition and development of timeshare property inventory and residential land;

•	finance a substantial percentage of Bluegreen’s financed timeshare sales; and

•	satisfy Bluegreen’s debt and other obligations.

Bluegreen’s ability to service or to refinance its indebtedness or to obtain additional financing (including Bluegreen’s ability to consummate future notes receivable securitizations or offerings such as this offering) depends on the credit markets and on Bluegreen’s future performance, which is subject to a number of factors, including Bluegreen’s business, results of operations, leverage, financial condition and business prospects, prevailing interest rates, general economic conditions and perceptions about the residential land and vacation ownership industries.

In recent months, there have been unprecedented disruptions in the credit markets, which has made obtaining additional and replacement external sources of liquidity more difficult and more costly. The term securitization market has been virtually non-existent as compared to historical levels, and, as a result, financial institutions are reluctant to enter into new credit facilities for the purpose of providing financing on consumer receivables. Several lenders to the timeshare industry have announced that they will either be exiting the timeshare finance business or will not be entering into new financing commitments for the foreseeable future, including certain of Bluegreen’s lenders, although such lenders continue (or continued through the termination of their financing facility) to honor existing commitments as applicable.  In addition, financing for real estate acquisition and development and the capital markets for corporate debt have been generally unavailable.

Bluegreen has approximately $116 million of indebtedness which becomes due during the remainder of 2009 and 2010. Historically, much of this debt has been renewed or refinanced in the ordinary course of business; however, if Bluegreen is unable to renew, extend or refinance a material amount of this debt Bluegreen’s liquidity would be adversely impacted.

Given the deterioration of the credit markets, Bluegreen has implemented strategic initiatives that will reduce sales and will focus on activities that generate cash and profits without requiring material support from the credit markets. While Bluegreen has attempted to restructure Bluegreen’s business to reduce its need for and reliance on financing for liquidity in the short term, Bluegreen’s business and profitability will depend on such availability.   In the fourth quarter of 2008, Bluegreen made a decision to implement certain strategic initiatives in order to better position Bluegreen’s operations for a prolonged downturn in the commercial credit markets.

Bluegreen believes that the successful implementation of its strategic initiatives and future adjustments that Bluegreen may make from time to time as it monitors its progress in achieving its goals, are needed to enhance Bluegreen’s financial position.

Bluegreen has certain debt facilities maturing or requiring partial repayment in 2009, as well as certain facilities for which the advance period has or will expire.  Bluegreen believes that the implementation of its strategic initiatives is needed to address these matters with its lenders.  There can be no assurance that Bluegreen will be successful in implementing these initiatives.

Bluegreen’s results of operations and financial condition could be adversely impacted if its estimates concerning its notes receivable are incorrect.  A portion of Bluegreen’s revenue historically has been comprised of gains on sales of notes receivable in off-balance sheet arrangements. The amount of any gains recognized and the fair value of the retained interests recorded were based in part on management’s best estimates of future prepayment, default and loss severity rates, discount rates and other considerations in light of then-current conditions. Bluegreen’s results of operations and financial condition could be adversely affected if, among other things:

•	actual prepayments with respect to loans sold occur more quickly than was projected;

•	actual defaults and/or loss severity rates with respect to loans sold are greater than estimated;

•	the portfolio of receivables sold fails to satisfy specified performance criteria; or

•
market conditions in the securitization market continue to result in a widening of interest spreads, causing the discount rates used to value Bluegreen’s retained interest in notes receivable sold to increase.

If any of these situations were to occur, it could cause a decline in the fair value of the retained interests and a charge to earnings currently. Further, in certain events the cash flow on the retained interests in notes receivable sold could be reduced, in some cases, until the outside investors are paid or the regular payment formula was resumed.

Actions by third-party rating agencies could adversely impact Bluegreen’s ability to obtain, renew or extend credit facilities, debt or otherwise raise capital.  In the current environment, rating agencies are reviewing prior corporate and specific transaction ratings in light of tightened ratings criteria.  Bluegreen has recently been informed that one of the rating agencies downgraded their original ratings on certain bond classes in Bluegreen’s prior securitizations.   As a result of this or any future downgrades, holders of such bonds may be required to sell those bonds in the market place and such sales could occur at a discount, which could impact the perceived value of such bonds and Bluegreen’s ability to sell future securitization bonds at favorable terms, if at all.

Bluegreen and other timeshare developers are subject to the risks of the real estate market and the risks associated with real estate development, including the risks and uncertainties relating to the cost and availability of desirable land, labor and construction materials.  Real estate markets are cyclical in nature and highly sensitive to changes in national and regional economic conditions.  A continued deterioration of the economy in general or the market for residential land or timeshare properties would have a material adverse effect on Bluegreen’s and other timeshare developers’ businesses. The housing market is currently experiencing a significant correction, the depth and duration of which are as yet unknown. Further, many economists and financial analysts, as well as the media in general, are concerned that a general economic recession has begun in the United States. Both of these circumstances have exerted pressure upon Bluegreen’s communities division and may materially impact the operations of the Bluegreen Vacation Club and its constituent resorts in the near term.

Application of the Servicemembers Civil Relief Act of 2003 could adversely affect the collection of interest on timeshare loans.  Under the terms of the Servicemembers Civil Relief Act of 2003 (the “Relief Act”) and similar state laws, an obligor who enters the military service after the origination of such obligor’s loan, including an obligor who was in reserve status and is called to active duty after origination of such loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status unless a court determines upon application of the lender that the obligor’s ability to pay the original rate of interest is not materially affected by his or her military service.  The Relief Act also imposes limitations that would impair the ability to foreclose on an affected loan during the obligor’s period of active duty status, and, sometimes, during an additional three month period.

The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to obligors who enter military service after origination of the related loan, no information can be provided as to the number of timeshare loans that may be affected by the Relief Act.

Application of the Relief Act could adversely affect, for an indeterminate period of time, the ability of Bluegreen, as servicer, to collect full amounts of interest on the applicable timeshare loans.

If Bluegreen cannot continue to provide the Bluegreen Vacation Club as an alternative to traditional timeshare ownership, it could adversely affect the resale value and marketability of the timeshare properties.  To provide the intended benefit to Vacation Club Members, the Bluegreen Vacation Club must have a reservation system available to it for the use and occupancy of various timeshare properties.  Pursuant to a management agreement with the Bluegreen Vacation Club and Bluegreen, Bluegreen is required to make available its reservation system.  In the event the Bluegreen Vacation Club is unable to provide its members with a reservation system that complies with applicable law the timeshare owner’s right to use any other timeshare property which constituted part of the Bluegreen Vacation Club will terminate.  The termination of a timeshare owner’s rights under the Bluegreen Vacation Club could result in delays in payment or in defaults by timeshare purchasers who prefer the flexibility of the Bluegreen Vacation Club.  In addition, without the benefit that the operation of the Bluegreen Vacation Club system offers, the resale value and marketability of timeshare properties related to the timeshare loans may decline.

Registration of the Bluegreen Vacation Club is not a guarantee or assurance of compliance with applicable law.  The Bluegreen Vacation Club is a real estate based, multi-site timeshare plan registered pursuant to the Florida Timeshare Act, Florida Statutes Chapter 721 and various other state timeshare acts.  Registration under a timeshare act is not a guarantee or assurance of compliance with applicable law nor an assurance or guarantee of how any judicial body may interpret the Bluegreen Vacation Club’s compliance.  A determination that specific provisions of the Bluegreen Vacation Club do not comply with relevant timeshare acts or applicable law may have a material adverse effect on the trustee-operator of the Bluegreen Vacation Club and timeshare loans.  Non-compliance could also adversely affect the operation of the Bluegreen Vacation Club and the sale of timeshare properties.

There is no guarantee that affiliation of the affiliated timeshare exchange programs will continue.  The Bluegreen Vacation Club is affiliated with the timeshare property exchange network operated by Resort Condominiums International, LLC (“RCI”).  With respect to the timeshare loans related to the Aruba resort, the related borrowers have a membership with Interval International, Inc. (“II”), a separate timeshare property exchange network.  As a result of the RCI affiliation, the timeshare owners of the Bluegreen Vacation Club are permitted to convert their points into an interval and exchange the interval for occupancy at over 3,700 participating RCI resorts.  No assurance can be given that the Bluegreen Vacation Club (or any of its constituent resorts) will continue to participate in RCI or in II or that obligors will continue to be satisfied with their timeshare exchange networks.  The failure of the Bluegreen Vacation Club to continue its affiliation with RCI or the failure of RCI or II to operate efficiently could result in delays in payment or in defaults by Bluegreen timeshare loan borrowers who prefer the flexibility the timeshare exchange network offers.  In addition, without the benefit of the timeshare exchange network affiliation, the resale value and marketability of timeshare properties securing the timeshare loans may decline.

The value of the timeshare properties related to the timeshare loans is substantially dependent on the management of the resort in which they are located and any related vacation club.  Unlike most conventional single family residential properties, the value of the timeshare properties related to the timeshare loans is substantially dependent on the management of the resort in which they are located and, in the case of Bluegreen, their satisfaction with the Bluegreen Vacation Club.  Substantially all of the Bluegreen Core Resorts and certain of the other Bluegreen Vacation Club resorts are currently managed by Bluegreen and the Bluegreen Vacation Club is managed by Bluegreen.  Timeshare purchasers are required to make payments under their respective timeshare loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to its underlying timeshare property or to the Bluegreen Vacation Club generally.  However, any defect, damage or change in condition could result in delays in payment or in defaults by obligors whose timeshare properties are affected.  In addition, any defect, damage or change in conditions may lower the value of the timeshare property or make it more difficult to resell the timeshare property after a default by a timeshare purchaser.  To the extent that timeshare purchasers are dissatisfied with the management of a resort or the Bluegreen Vacation Club, the resort’s timeshare association can elect not to renew the managing agent contract and hire a replacement management firm.  There is no assurance that the management services provided to the resorts in the future will be similar to the services provided in the past or that the companies presently managing the resorts will continue to provide such services in the future.  The management contracts at the Bluegreen resorts are subject to termination by the related timeshare association under certain circumstances.

International operations may be subject to additional risks.  Bluegreen’s Aruba operations generally are subject to various political and other risks that are not present in U.S. operations.  These risks include the risk of war or civil unrest, expropriation and nationalization.  Changes in the international regulatory climate and international economic conditions may have a material adverse effect on an obligor’s ability to pay his timeshare loan.

Timeshare properties are subject to extensive regulation.  The sale, marketing and financing of timeshare properties and other timeshare resort operations are subject to extensive regulation by the federal government and the states and, in some cases, the foreign jurisdictions where timeshare properties are marketed and sold.  See “The Bluegreen Timeshare Business -- Government Regulation” herein.

In addition, many states extensively regulate the creation and management of timeshare resorts, the marketing and sale of timeshare properties, the origination of mortgage loans, the establishment of maximum permissible interest rates, the escrow of purchaser funds and other property prior to the completion of construction and closing, the content and use of advertising materials and promotional offers, the delivery of a public offering statement and the creation and operation of exchange programs and multi-site timeshare plan reservation systems.  With regard to sales conducted in the State of South Carolina, the closing of real estate and mortgage loan transactions must be conducted under the supervision of an attorney licensed in the State of South Carolina.  In June 2006, South Carolina enacted the “Time Sharing Transaction Procedures Act” which, among other things, further clarified the process that must be followed in the sale and purchase of timeshare properties.  Bluegreen believes that its procedures have been and are consistent with prior and current South Carolina law.  Pursuant to the transfer agreement, Bluegreen will represent and warrant that each timeshare loan (including each timeshare loan related to a timeshare property at a South Carolina resort) was properly originated and in compliance with all applicable federal, state and local laws.

Certain laws may apply to the sale of timeshare properties and non-compliance could adversely affect the collectability of the timeshare loans.  These laws will also, in certain circumstances, apply to the resale of timeshare properties after a timeshare purchaser defaults and may limit resale to a person or entity which is licensed or registered to sell timeshare properties.  In addition, the laws of most states in which Bluegreen sells timeshare properties grant the purchaser of a timeshare property the right to rescind a purchase contract during the specified rescission period provided by law.  Furthermore, most states have other laws which regulate an originator’s activities, such as real estate licensure laws, travel sales licensure laws, anti-fraud laws, telemarketing laws, prize, gift and sweepstakes laws, marketing laws, and labor laws.  In addition, Bluegreen subscribes to the state Do Not Call (“DNC”) lists for every state into which it makes telemarketing calls, as well as the federal DNC list.  The failure of Bluegreen to comply with applicable laws governing the marketing and sale of timeshare properties may have a material adverse effect on Bluegreen, the affected resort or the related timeshare loans and impair the ability to re-market the related timeshare property following an obligor default.

The financing, servicing and collection of timeshare loans are subject to regulation.  In addition to government regulation relating to the marketing and sales of timeshare properties, the financing, servicing and collection of timeshare loans is subject to regulation by the federal, state and local governments in which such activities are conducted.

Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of Bluegreen, as servicer, to collect all or part of the principal or interest due on the timeshare loans, may entitle obligors to refunds of amounts previously paid and could subject Bluegreen to damages and administrative sanctions and impair Bluegreen’s ability to commence cancellation and termination procedures on the timeshare loan and re-market the timeshare property.  If Bluegreen is unable to collect all or part of the principal or interest of any timeshare loan because of a violation of these laws, then the collateral agent may be delayed or unable to make all payments due on the Bluegreen note.

Bluegreen and other timeshare developers may be subject to the federal securities laws relating to the sale of timeshare properties.  It is possible that certain types of timeshare properties may be deemed to be a “security” as defined in Section 2(1) of the Securities Act.  If a timeshare property is determined to be a security for this purpose, its sale would require registration under the Securities Act.  Due to the nature of the Bluegreen Vacation Club and the sales practices utilized in such program, Bluegreen does not believe that the timeshare properties constitute a “security” within the meaning of Section 2(1) of the Securities Act.  Bluegreen has not registered the sale of the timeshare properties under the Securities Act and does not intend to do so in the future.  If the sale of timeshare properties were found to have violated the registration provision of the Securities Act, purchasers of timeshare properties would have the right to rescind their purchases.  If a substantial number of purchasers sought rescission and were successful, Bluegreen’s business, results of operations and financial condition and we and our members could be materially adversely affected.  See “The Bluegreen Timeshare Business” herein.

The cost of compliance with environmental laws and regulations could adversely affect the value of timeshare properties and the collectability of the timeshare loans.  All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals.  Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.  This liability could be substantial.  The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect Bluegreen’s business, assets or results of operations and, consequently, affect Bluegreen’s meeting its obligations to us.

Limited liquidity of timeshare loans can provide no assurance that the timeshare loans can be disposed of at prices sufficient to pay the remaining amount due on the Bluegreen note.  Following an Event of Default on the Bluegreen note, our ability to realize on the timeshare loans collateral amounts sufficient to pay all remaining amounts due under the Bluegreen note will be largely dependent upon the then existing market for the timeshare loans.  There can be no assurance that the timeshare loans can be disposed of at prices sufficient to pay the remaining amount due on the Bluegreen note, and there can be no assurance that there will be any market for the timeshare loans.  As described herein, under certain circumstances, Bluegreen has the option, but not the obligation, to purchase or substitute a substitute timeshare loan for a defaulted timeshare loan.  If Bluegreen elects not to exercise its option to purchase or substitute for a defaulted timeshare loan or Bluegreen has reached the limit for purchases and substitutions, and Bluegreen is otherwise unable to remarket the timeshare property related to the defaulted timeshare loan, our collateral agent may be required to dispose or cause the disposition of the timeshare property related to the defaulted timeshare loan on the secondary market at a price that is less than its loan balance.

Limited resale market for timeshare properties make it more difficult for a delinquent timeshare purchaser to arrange a private sale of such timeshare purchaser’s timeshare property in order to pay off the related timeshare loan.  The resale market for timeshare properties is currently limited.  Bluegreen does not maintain a formal resale program for the owners of such timeshare properties.  Private resales of timeshare properties are often at prices less than the original purchase price.  These factors make it more difficult for a delinquent timeshare purchaser to arrange a private sale of such timeshare purchaser’s timeshare property in order to pay off the related timeshare loan.  In addition, if a more active resale market for timeshare properties were to develop in the future, such market could create a downward competitive pressure on the prices charged on the resale of timeshare properties following default of a timeshare loan, possibly increasing the net losses resulting from defaulted timeshare loans.

Any losses that cannot be covered by the limited ability to substitute or repurchase timeshare loans will be borne by us and you. Pursuant to the sale agreement, Bluegreen will make representations and warranties regarding the timeshare loans.  To the extent that it is subsequently discovered that any timeshare loan is a defective timeshare loan, Bluegreen will be required to either (i) cure such breach, (ii) substitute a qualified substitute timeshare loan or (iii) repurchase such defective timeshare loan.  No assurance can be given that, at any particular time, Bluegreen will be financially capable of repurchasing or substituting timeshare loans.  If Bluegreen is unable to meet such repurchase or substitution obligations, an Event of Default under the note purchase agreement will occur.  Any losses related to such defective timeshare loans not covered by the credit enhancements described herein will be borne by us and our members.

Litigation may adversely affect Bluegreen’s financial condition.  In the ordinary course of its business, Bluegreen is, from time to time, subject to claims or proceedings relating to the purchase, subdivision, sale and/or financing of real estate or other products or services.  Additionally, from time to time, Bluegreen becomes involved in disputes with existing and former employees.  Bluegreen is currently party to the following material litigation matters or claims:

Tennessee Tax Audit

In 2005, the State of Tennessee Audit Division audited certain subsidiaries within Bluegreen for the period from December 1, 2001 through December 31, 2004. On September 23, 2006, the division issued a notice of assessment for approximately $652,000 of accommodations tax based on the use of Bluegreen Vacation Club accommodations by Bluegreen Vacation Club members who became members through the purchase of non-Tennessee property.  Bluegreen believes the attempt to impose such a tax is contrary to Tennessee law and intends to vigorously oppose such assessment by the division.  An informal conference was held in December 2007 to discuss this matter with representatives of the division. No formal resolution of the issue was reached during the conference and no further action has to date been initiated yet by the State of Tennessee.  While the timeshare industry has been successful in challenging the imposition of sales taxes on the use of accommodations by timeshare owners, there is no assurance that Bluegreen will be successful in contesting the current assessment.

Kelly Fair Labor Standards Act Lawsuit

In Cause No. 08-cv-401-bbc, styled Steven Craig Kelly and Jack Clark, individually and on behalf of others similarly situated v. Bluegreen Corporation, in the United States District Court for the Western District of Wisconsin, two former sales representatives brought on July 28, 2008, a lawsuit in the Western District of Wisconsin on behalf of themselves and putative class members who are or were employed by Bluegreen as sales associates and compensated on a commission-only basis.  Plaintiffs alleged that Bluegreen violated the Fair Labor Standards Act, and that they and the collective class are or were covered, non-exempt employees under federal wage and hour laws, and are entitled to minimum wage and overtime pay consistent with the act.  In the complaint, plaintiffs sought unpaid compensation (minimum wage and overtime), liquidated damages, interest, costs, attorneys’ fees and other legal and equitable relief as the court deems just and proper.  In February of 2009, the court granted conditional class certification to the plaintiffs.  On July 10, 2009, the parties settled the case and Bluegreen agreed to pay the sum of approximately $1.5 million without admitting any liability.  This amount was accrued by Bluegreen at June 30, 2009.  This amount will be paid to the plaintiffs in satisfaction of the class members' possible state and federal claims and includes their attorney’s fees and any other costs. The settlement is subject to court approval.

Pennsylvania Attorney General Lawsuit

On October 28, 2008, in Cause No. 479 M.D. 2008, styled Commonwealth of Pennsylvania Acting by Attorney General Thomas W. Corbett, Jr. v. Bluegreen Corporation, Bluegreen Resorts, Bluegreen Vacations Unlimited, Inc. and Great Vacation Destinations, Inc., Commonwealth Court of Pennsylvania, the Commonwealth of Pennsylvania acting through its Attorney General filed a lawsuit against Bluegreen Corporation, Bluegreen Resorts, Bluegreen Vacations Unlimited, Inc. and Great Vacation Destinations, Inc. (a wholly owned subsidiary of Bluegreen) alleging violations of Pennsylvania’s Unfair Trade Practices and Consumer Protection Laws.  The lawsuit alleges that Bluegreen has used, or is using, sales and marketing methods or practices that are unlawful under Pennsylvania law and seeks a permanent injunction preventing Bluegreen from using such methods and practices in the future.  The lawsuit also seeks civil penalties against Bluegreen and restitution on behalf of Pennsylvania consumers who may have suffered losses as a result of the alleged unlawful sales and marketing methods and practices.  The lawsuit does not seek to permanently restrain Bluegreen or any of its affiliates from doing business in the Commonwealth of Pennsylvania.  While there is no assurance that a resolution will be reached, the parties are currently engaged in negotiations to resolve this litigation.

Mountain Lakes Mineral Rights

Bluegreen Southwest One, L.P., a subsidiary of Bluegreen, is the developer of the Mountain Lakes subdivision in Texas. In Cause No. 28006; styled Betty Yvon Lesley et a1 v. Bluff Dale Development Corporation, Bluegreen Southwest One. L.P. et al. in the 266th Judicial District Court, Erath County, Texas, the plaintiffs filed a declaratory judgment action against Bluegreen seeking to develop their reserved mineral interests in, on and under the Mountain Lakes subdivision.  The plaintiffs' claims are based on property law, oil and gas law, contract and tort theories. The property owners association and some of the individual landowners have filed cross actions against Bluegreen and individual directors of the property owners association related to the mineral rights and certain amenities in the subdivision as described below. On January 17, 2007, the court ruled that the restrictions placed on the development that prohibited oil and gas production and development were invalid and not enforceable as a matter of law, that such restrictions do not prohibit the development of the plaintiffs’ prior reserved mineral interests and that Bluegreen breached its duty to lease the minerals to third parties for development.  The court further ruled that Bluegreen is the sole holder of the right to lease the minerals to third parties.  The order granting the plaintiffs’ motion was severed into a new cause styled Cause No. 28769 Betty Yvon Lesley et a1 v. Bluff Dale Development Corporation, Bluegreen Southwest One. L.P. et al. in the 266th Judicial District Court, Erath County, Texas.  Southwest appealed the trial court’s ruling.  On January 22, 2009, in Bluegreen Southwest One, L.P. et al. v. Betty Yvon Lesley et al.; in the 11th Court of Appeals, Eastland, Texas, the appellate court reversed the trial court’s decision and ruled in Bluegreen’s favor and determined that all executive rights were owned by Bluegreen and then transferred to the individual property owners in connection with the sales of land.  All property owner claims were decided in favor of

Bluegreen.  It was also decided that Bluegreen did not breach a fiduciary duty to the plaintiffs as an executive rights holder.  As a result of this decision, there are no damages or attorney’s fees are owed to the plaintiffs.  On May 14, 2009, the plaintiffs filed an appeal with the Texas Supreme Court asking the court to reverse the appellate court's decision in favor of Bluegreen. No information is available as to when the court will render a decision as to whether or not it will take the appeal.  As of June 30, 2009, Bluegreen had accrued $1.5 million in connection with the issues raised related to the mineral rights claims.

Separately, one of the amenity lakes in the Mountain Lakes development did not reach the expected water level after construction was completed.  Owners of homesites within the Mountain Lakes subdivision and the property owners Association of Mountain Lakes have asserted cross claims against Bluegreen regarding such failure as part of the Lesley litigation referenced above as well as in Cause No. 067-223662-07; Property Owners Association of Mountain Lakes Ranch, Inc. v. Bluegreen Southwest One, L.P. et al.; in the 67th Judicial District Court of Tarrant County, Texas. Bluegreen continues to investigate reasons for the delay of the lake to fill and currently estimates that the cost of remediating the condition will be approximately $3.4 million, which remained accrued as of June 30, 2009.  Additional claims may be pursued in the future in connection with these matters, but it is not possible at this time to estimate the likelihood of loss or amount of potential exposure with respect to any such matters.

An adverse determination in these matters may adversely affect Bluegreen’s financial condition.

Bluegreen’s future success depends on its ability to market its products successfully and efficiently. Bluegreen competes for customers with other hotel and resort properties and vacation ownership resorts. While in the short term Bluegreen has made a decision to limit sales and reduce cash requirements, in the long run, the identification of sales prospects and leads, and the marketing of its products to them are essential to Bluegreen’s success. Bluegreen has incurred and will continue to incur the expenses associated with marketing programs in advance of closing sales to the leads that Bluegreen identify. If Bluegreen’s lead identification and marketing efforts do not yield enough leads or Bluegreen is unable to successfully convert sales leads to a sufficient number of sales, Bluegreen may be unable to recover the expense of its marketing programs and systems and its business would be adversely affected.

Claims for development-related defects could adversely affect Bluegreen’s financial condition and operating results.  Bluegreen engages third-party contractors to construct its resorts and to develop its communities. However, Bluegreen’s customers may assert claims against Bluegreen for construction defects or other perceived development defects, including, without limitation, structural integrity, the presence of mold as a result of leaks or other defects, water intrusion, asbestos, electrical issues, plumbing issues, road construction, water and sewer defects and defects in the engineering of amenities. In addition, certain state and local laws may impose liability on property developers with respect to development defects discovered in the future. Bluegreen could have to accrue a significant portion of the cost to repair such defects in the quarter when such defects arise or when the repair costs are reasonably estimable. A significant number of claims for development-related defects could adversely affect our liquidity, financial condition and operating results.  In addition, significant development-related defects could cause the affected timeshare properties to be closed for a period of time, which could adversely impact the collectability of timeshare loans and could cause losses to us on the Bluegreen note.

Continued declines in Bluegreen’s common stock price may result in the delisting of its common stock from the New York Stock Exchange. Bluegreen’s common stock currently trades on the New York Stock Exchange. Like most other companies, the trading price of Bluegreen’s common stock has recently experienced a substantial decline. Previously, a listed company would be deemed to be below compliance with the continued listing standards of the New York Stock Exchange if, among other things, the listed company’s average closing price was less than $1.00 over a consecutive 30 trading day period or the listed company’s average market capitalization was less than $25 million over a consecutive 30 trading day period.

If Bluegreen does not meet the requirements for continued listing, then Bluegreen’s common stock will be delisted from the New York Stock Exchange. In such case, Bluegreen would attempt to cause its common stock to be eligible for quotation on the OTC Bulletin Board. However, the trading price of Bluegreen’s common stock would likely be adversely impacted, it may become more difficult for the holders of Bluegreen’s common stock to sell or purchase shares of Bluegreen’s common stock, and it may become more difficult for Bluegreen to raise capital, which, in the event additional capital is required to operate Bluegreen’s business, could materially and adversely impact Bluegreen’s business, prospects, financial condition and results of operations.

Bluegreen’s and other developers’ costs associated with and the risk of failing to comply with the Americans with Disabilities Act may affect cash available for payment on the Bluegreen Note or other notes to timeshare developers. Timeshare properties may be determined to be subject to the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”).  Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by people with disabilities.  The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  Bluegreen cannot assure you that Bluegreen will be able to  acquire properties that comply with the Disabilities Act or that it will be able to place the burden of compliance on third parties or the seller to ensure compliance with such laws.  If Bluegreen cannot, Bluegreen’s funds used to the extent necessary for compliance with these laws may negatively affect Bluegreen’s ability to meet its obligation to us.  The resorts that Bluegreen and other timeshare developers acquire that include timeshare properties related to timeshare loans must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas where such removal is readily achievable.  The Disabilities Act does not, however, consider residential properties, such as multifamily communities, to be public accommodation or commercial facilities, except to  the extent a portion of such facilities are open to the public.

Bluegreen and other timeshare developers may be required to comply with the Fair Housing Amendments Act of 1988 (the “FHAA”), and failure to comply may affect cash available for distributions.  Bluegreen may be required to comply with the FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to residents and visitors with disabilities.  Compliance with the FHAA, if necessary, could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA.  Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.  Therefore,

Bluegreen’s failure to comply with the FHAA may adversely affect Bluegreen’s business, operations and financial condition, and consequently, its ability to meet their obligations to us.

Risks Relating to our Offering and Structure

Value of the membership interests is not based upon any independent valuation, and therefore the price is not indicative of the proceeds that you would receive upon liquidation.  Our manager has arbitrarily determined the minimum purchase price of the membership interests consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares.  Because the minimum purchase price is not based upon any independent valuation, the price is not indicative of the proceeds that you would receive upon liquidation.

There is no public trading market for our membership interests and there may never be one; therefore, it will be difficult for you to sell your membership interests.  Your ability to transfer your membership interests to prospective members is limited unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this Prospectus, (b) the transfer complies with minimum purchase requirements, which are described above in the sections entitled “Suitability Standards” and “How to Subscribe,” and (c) subject to certain restrictions in our LLC Agreement described herein in the section entitled “Our Limited Liability Company Agreement.”  Our limited liability company agreement includes additional restrictions on transfer designed to prevent us from being treated as a publicly traded partnership for federal income tax purposes. Moreover, our unit repurchase program includes numerous restrictions that would limit your ability to sell your shares to us.  Our manager may reject any request for repurchase of shares, or amend, suspend or terminate our unit repurchase program upon 30 days’ notice.  Our Manager will suspend or terminate the unit repurchase program following the suspension or termination of the distribution reinvestment plan.  Therefore, it will be difficult for you to sell your units promptly or at all.  If you are able to sell your units, you will likely have to sell them at a substantial discount to the price you paid for the shares.  It also is likely that your units would not be accepted as the primary collateral for a loan.  You should purchase the units only as a long-term investment because of their illiquid nature.

You are limited in your ability to sell your units pursuant to our unit repurchase program and may have to hold your shares for an indefinite period of time.  Our manager may amend the terms of our unit repurchase program without member approval.  Our manager also is free to suspend or terminate the program upon 30 days notice or to reject any request for repurchase.  In addition, the unit repurchase program includes numerous restrictions that would limit your ability to sell your shares.  Generally, you must have held your units of membership interest for at least one year in order to participate in our unit repurchase program.  If our manager authorizes a repurchase from legally available funds, we will limit the number of units repurchased pursuant to our unit repurchase program to the net proceeds we receive from the sale of units under our distribution reinvestment plan after the date of your redemption request becomes effective.  Our distribution reinvestment plan may be terminated at any time and will terminate after five years.  These limits might prevent us from accommodating all repurchase requests made in any year.  See the “Distribution Reinvestment Plan and Unit Repurchase Program” section of this prospectus for more information about the unit repurchase program.  These restrictions severely limit your ability to sell your units of membership interest should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your units.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.  You may vote on certain limited matters at any meeting of members.  However, you will be bound by the majority vote on matters requiring approval of a majority of our members even if you do not vote with the majority on any such matter.  Furthermore, we may not be able to exercise remedies, even if you believe they are desirable without consent of a majority of the outstanding membership interests.

If you do not agree with the decisions of our manager, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.  Except for decisions that specifically require the consent of members, our manager makes all decisions on behalf of us.  This means that members will have limited control over changes in our policies.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  We are not registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission.  Pursuant to this exemption, (a) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both; (b) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (a) above is increased); and (c) up to 20% of our assets may consist of miscellaneous investments.  We believe that the Bluegreen note which is secured by timeshare loans, will be treated as loans secured by fee interests, since the timeshare loans are secured by deeded interests in real estate (other than timeshare loans related to the Aruba resort and timeshare loans related to non-deeded timeshare properties we may acquire from other developers, which in the aggregate will comprise not more than 20% of the timeshare loans included within the timeshare loans collateral).  We intend to monitor compliance with these requirements on an ongoing basis.  If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Federal Income Tax Risks Associated with Investment in Us

Each holder of our membership interests, in computing our U.S. federal income tax liability, will be required to take into account its allocable share of our tax items (consisting of income, gains, losses, deductions and credits), regardless of any insufficiency of distributions.  We will be organized as a Delaware limited liability company and will rely upon the default classification under the applicable Treasury Regulations to be classified as a partnership for U.S. federal income tax purposes.  An entity classified as a partnership generally is not subject to U.S. federal income tax at the entity level.  The character of each investor’s share of each item of income, gain, loss, deduction, credit and tax preference will be determined at the partnership level.  Each holder of our membership interests, in computing our U.S. federal income tax liability, will be required to take into account its allocable share of our tax items (consisting of income, gains, losses, deductions and credits), regardless of whether cash distributions are made.  For example, if we were to reinvest our net cash proceeds from operations, you may be allocated taxable income without receiving the distributions of cash from us sufficient to pay your tax liabilities attributable to such income.

If the Internal Revenue Service (“IRS”) were to successfully challenge our partnership status, it would substantially reduce our cash available to pay distributions and the yield on your investment.  The value of your investment in us depends largely on our being treated as a partnership for U.S. federal income tax purposes, which requires that either (i) 90% or more of our gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Code and that we not be registered under the 1940 Act or (ii) we meet one or more safe harbors provided in the Treasury Regulations Section 1.7704-1 from treatment of our interests as being traded on a secondary market of the substantial equivalent thereof.  While we expect to be able to meet one or more safe harbor, there is a risk that no safe harbor is met.  Furthermore, interest income is generally considered to be qualifying income for purposes of the 90% requirement, however, interest derived in the conduct of a financial business (e.g. the business of lending) does not qualify.  Our entire gross income is expected to be interest income, and we have structured our operations and intend to conduct our activities in a manner that we will not be considered to be engaged in the conduct of a lending business.  However, if the Internal Revenue Service (the “IRS”) were to successfully challenge our ability to meet one or more of the safe harbors, or the nature of the conduct of our activities, we would be taxable as a corporation.  In such event, this would materially reduce the amount of distributions that we could make to you.  This would also result in our becoming subject to a corporate level tax on our own income.  This would substantially reduce our cash available to pay distributions and the yield on your investment.

We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.  Where no IRS ruling as to the partnership tax status has been applied for or obtained, there is a risk that the IRS may on audit determine that for tax purposes we are an association taxable as a corporation, in which case, you would be deprived of the tax benefits associated with the offering. A material risk of IRS classification as a corporate association may exist even though we rely on an opinion of counsel as to partnership tax status because such opinion is not binding on the IRS. Further, IRS classification of us as a corporate association would deprive you of the tax benefits of the offering only if the IRS determination is upheld in court or otherwise becomes final, and contesting an IRS determination may impose representation expenses on you.

The taxation of partners and partnerships is extremely complex. Prospective investors are urged to consult their own tax advisors as to the tax consequences of an investment in us.

There is no assurance that the status of tax-exempt investors will not be challenged by the IRS.  Tax exempt investors should not be subject to tax for unrelated business taxable income.  However, there can be no assurance that such treatment of our income will not be challenged by the IRS.

There are certain adverse tax consequences to you if we were deemed to be engaged in a U.S. trade or business.  We intend to hold the Bluegreen note as an investment, and we intend to conduct our activities in a manner which we believe will not cause us to be considered to be engaged in a U.S. trade or business.  However, the determination of whether we are engaged in a U.S. trade or business is based on the facts and circumstances.  Accordingly, no assurances can be given that the IRS will not assert that the manner in which we conduct our activities constitutes a U.S. trade or business or that, once asserted, we would prevail on our position.

If the Bluegreen note issuer is treated as a taxable mortgage pool, it would substantially reduce our cash available to make the required distributions and disbursements under the note purchase agreement.  The Bluegreen note issuer will be a Delaware statutory trust which is intended to be treated as a partnership or disregarded entity for U.S. federal income tax purposes.  As such, it is not subject to U.S. federal income tax at the entity level.  However, certain entities that would normally not be subject to U.S. federal income tax at the entity level will be treated as a taxable corporation for U.S. federal income tax purposes.  The assets of these “taxable mortgage pools” consist substantially of debt obligations, more than 50% of which are real estate mortgages or interests in real estate mortgages.  Furthermore, a taxable mortgage pool issues debt obligations with two or more maturities, the payments on which are related to the payments it receives on the debt obligations it holds as assets.  It is intended that the investment structure described in this Prospectus will not result in the Bluegreen note issuer being treated as a taxable mortgage pool.  However, if the IRS were to successfully challenge such treatment, the Bluegreen note issuer would be taxable as a corporation.  This would result in it becoming subject to a corporate level tax on its own income which would substantially reduce our cash available to make the required distributions and disbursements under the note purchase agreement.  This could in turn affect our regular receipt of the Interest Distribution Amount which is our only expected source of income.

In view of the complexity of the tax aspects of the offering, particularly in light of the fact that some of the tax aspects will not be the same for all investors, prospective investors are strongly advised to consult their tax advisors with specific reference to their own tax situation prior to an investment in our membership interests.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this registration statement, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law.  Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated.  Therefore, such statements are not intended to be a guarantee of our performance in future periods.  Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission.  We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this registration statement, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Any forward-looking statements are subject to unknown risks and uncertainties, including those discussed in the “Risk Factors” section of this registration statement.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 50,000,000 Units of membership interests pursuant to this offering and how the Bluegreen Note Issuer will use the proceeds, assuming all of the gross proceeds are loaned to the Bluegreen Note Issuer.  All of the proceeds from the offering are expected to be loaned to the Bluegreen Note Issuer, pursuant to the Bluegreen Note or to other note issuers.  The Bluegreen Note Issuer is expected to use the loan proceeds as set forth in the table below.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  Assuming a maximum offering and no loans to other note issuers, we expect that approximately 77.82% of the loan proceeds will be used by the Bluegreen Note Issuer to buy Timeshare Loans Collateral and approximately 7.18% will be used for reserves, while the remaining approximately 15% will be used to pay expenses and fees incurred in connection with the issuance of the Bluegreen Note, including the payment of fees to Stratstone Advisors, LLC, our manager, and our Dealer Manager.

	Maximum Offering Amount ($)(1)	Minimum Offering Amount ($)(2)	Percent
Use of Proceeds by Us
Gross Offering Proceeds(3)	$500,000,000	$2,000,000	100
Amount Loaned to Bluegreen Note Issuer	500,000,000	2,000,000	100
Use of Proceeds by Bluegreen Note Issuer
Loan Proceeds	500,000,000	2,000,000	100
Less Public Offering Expenses (paid by Bluegreen Note Issuer):
Selling Commissions and Dealer Manager Fee(4)	50,000,000	200,000	10.0
Organization and Offering Expenses(5)	12,500,000	50,000	2.5
Amount Available for Investment	437,500,000	1,750,000	87.5
Acquisition:
Acquisition Fees(6)	10,000,000	40,000	2.0
Acquisition Expenses(7)	2,500,000	10,000	0.5
Reserves under Note Purchase Agreement
General Reserve(8)	14,000,000	56,000	2.8
Special Reserve(8)	21,900,000	87,600	4.38
Amount Invested by the Bluegreen Note Issuer in Timeshare Loans	389,100,000	1,556,400	77.82

(1)	Assumes the maximum offering is sold, which includes 50,000,000 units offered to the public at $10.00 per unit. No effect is given to the units offered pursuant to our distribution reinvestment plan.

(2)	Assumes the minimum offering is sold, which includes 200,000 units offered to the public at $10.00 per unit. No effect is given to the units offered pursuant to our distribution reinvestment plan.

(3)
All of the gross proceeds of the offering are expected to be advanced to the Bluegreen Note Issuer and other borrowers under the Bluegreen Note and other loan arrangements. The Bluegreen Note Issuer has agreed to pay on our behalf out of the amount advanced under the Bluegreen Note the public offering expenses and the acquisition expenses.

(4)
Includes selling commissions equal to 7% of aggregate gross offering proceeds, which commissions may be reduced for volume discounts, and a dealer manager fee equal to 3% of aggregate gross offering proceeds, both of which are payable to the Dealer Manager, an affiliate of our advisor.  The Dealer Manager will reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the units sold by them and may reallow, in its discretion, a portion of  its dealer manager fee of up to 3.0% of gross offering proceeds in marketing fees to broker-dealers participating in this offering based on such factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan.  See the “Plan of Distribution” section of this prospectus for a description of the volume discount provisions.

(5)
Organization and offering expenses consist of reimbursement of all costs and expenses (other than selling commissions and the acquisition fee and expenses) in connection with the offering, including, but not limited to, our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence reimbursement of up to 0.5% of gross offering proceeds in “bona fide” due diligence expenses (identified in an itemized invoice of their actual costs) which may be payable to the Dealer Manager and participating broker-dealers, and amounts to reimburse the Manager for the salaries and related expenses of its employees and an allocable portion of the salaries of the employees of its affiliates who provide services to our Manager and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers.

(6)
We will pay to our manager an acquisition fee equal to 2% of the amount advanced under the Bluegreen Note and other loans made by the Company, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties.  Acquisition fees do not include acquisition expenses.

(7)
Acquisition expenses include legal fees and expenses, travel expenses, and other expenses relating to investigating, negotiating and closing loans to timeshare developers (whether or not entered into)  and review of Timeshare Loans to be collateral for the Bluegreen Note or other loans.  For purposes of this table, we have assumed expenses of 0.5% of the gross proceeds from the Offering which for purposes of this table we have assumed is our estimated amount invested in Timeshare Loans; however, expenses on a particular investment may be higher or lower.

(8)
The general reserve and the special reserve, which will provide additional collateral for the Bluegreen Note, are described in more detail under “The Note Purchase Agreement and the Description of the Bluegreen Note”.

MANAGEMENT

General

We operate under the direction of our Manager.  The Manager is responsible for the overall management and control of our affairs.  The Manager oversees our day-to-day affairs.  We do not have any officers or directors.

The Manager

Our manager is Stratstone Advisors, LLC, a Delaware limited liability company (the “Manager”).  The Manager has contractual responsibility to us and our members pursuant to the LLC Agreement.

The Manager is a wholly owned subsidiary of Stratstone Financial, LLC (“Stratstone”), which in turn is a recently organized wholly owned subsidiary of Woodbridge (defined below).

Stratstone Financial, LLC is engaged in the business of organizing and managing investment programs.

Woodbridge Holdings Corporation (“Woodbridge”) is a publicly traded diversified holding company based in Fort Lauderdale, Florida.  Woodbridge has total assets of over $500 million.  Woodbridge owns approximately 29% of Bluegreen Corporation’s outstanding common stock.

The officers and key personnel of our manager are as follows:

Name	Age	Position(s)
Alan B. Levan	64	Chairman

John E. Abdo	66	Vice Chairman

Seth M. Wise	39	President

Seth Werner	63	Senior Managing Director

Phil Bakes	63	Senior Managing Director

John Grelle	65	Executive Vice President, CFO and Secretary

Alan B. Levan, Chairman of the Manager

Mr. Levan is the Chairman of both Stratstone Financial, LLC and Stratstone Advisors, LLC. Mr. Levan has been the Chairman and Chief Executive Officer of Woodbridge Holdings Corporation (Woodbridge) and its predecessors since inception, and has held the same roles at BFC Financial Corporation since 1978. Mr. Levan is also Chairman and CEO of BankAtlantic Bancorp (“BBC”) and is Chairman of BankAtlantic, BBC’s banking subsidiary, since 1987.  He serves as Chairman of Bluegreen Corporation and a Director of Benihana, Inc.  Mr. Levan is the recipient of the Spirit of Humanity Award, as well as the Nova Southeastern University Entrepreneurship Hall of Fame Award. Mr. Levan is a Trustee of Nova Southeastern University and a former

Chairman of the Manager of Broward Community College Foundation. Mr. Levan is a graduate of Tulane University in New Orleans, Louisiana.

John E. Abdo, Vice Chairman of the Manager

Mr. Abdo is the Vice Chairman of both Stratstone Financial, LLC and Stratstone Advisors, LLC.  Mr. Abdo has served as Vice Chairman of Woodbridge and its predecessors since inception and of BFC Financial Corporation since February 11, 1994, while serving as a BFC board member since January 8, 1988. He has been the Vice Chairman of the Board of Directors and Chairman of the Executive Committee of BBC since 1994 and a Director of BankAtlantic since June 1984. He is also Vice Chairman of the Board of Directors of Bluegreen Corporation, and the Vice Chairman of the Board of Directors of Benihana, Inc.  A successful real estate investor and developer, Mr. Abdo has made a career of developing residential communities as well as commercial structures throughout South Florida for more than 25 years. His company has built over 5,000 residences.  Mr. Abdo is the President of the Broward Performing Arts Foundation, a member of the Board of Directors of the Performing Arts Authority. He is a graduate of Florida State University in Tallahassee, Florida.

Seth M. Wise, President of the Manager

Mr. Wise is the President of both Stratstone Financial, LLC and Stratstone Advisors, LLC. In April 2001, he joined Woodbridge Corporation as President of its commercial development subsidiary. He then became Executive Vice President of Woodbridge Holdings Corporation in December 2003 and ultimately named its President in July 2005.  Mr. Wise currently serves as an Executive Committee member of the Real Estate Advisory Board of the Center for Real Estate Studies at the University of Florida, a member the Young Presidents’ Organization (YPO), and an Executive Committee member of the South-East Florida/Caribbean Council of the Urban Land Institute (ULI).  Mr. Wise is a graduate of the University of Florida in Gainesville, Florida.

Seth Werner, Senior Managing Director of the Manager

Mr. Werner is a Senior Managing Director of both Stratstone Financial, LLC and Stratstone Advisors, LLC and Chairman of Stratstone Securities LLC.  He is also Chairman/CEO of Cypress Creek Capital Holdings Inc. and BFC/CCC Inc., two companies he founded and which operate as subsidiaries of Woodbridge Holdings Corporation and BFC Financial, respectively.  For the past five years, these companies have been actively engaged in the acquisition and management of commercial real estate located in Florida.  The companies currently own a portfolio approximating $400 million of value at the time the properties were acquired.  Prior to founding the above companies, Mr. Werner was involved in real estate and financial services through a variety of companies he founded dating back to January of 1974.  These companies were First Capital Financial Corporation, Werner Capital Company and Mortgage.com (formerly First Mortgage Network).  Mr. Werner is a graduate of the University of Illinois in Urbana-Campaign, Illinois.

Phil Bakes, Senior Managing Director of the Manager

Mr. Bakes serves as Senior Managing Director of Stratstone Financial, LLC and Stratstone Advisors, LLC.  Mr. Bakes is also President of Snapper Creek Equity Management, LLC, a company that invests in and acquires diverse mid-market operating businesses in partnership with operating management.  Mr. Bakes served as the Managing Director of Snapper Creek’s ultimate parent company, BFC Financial Corporation, from 2004-2008, and was responsible for the parent company’s business development and major financings during that period.

Prior to BFC, Bakes served as President of a boutique advisory and merchant banking firm he co-founded that managed a wide spectrum of engagements ranging from Fortune 100 companies to middle market private operating businesses. During that time, he co-founded in 1997 and led until its sale in 2003 a travel industry company.  Mr. Bakes also served as a senior executive in the U.S. airline industry, including President of Continental Airlines and CEO of Eastern Airlines. Mr. Bakes earned his law degree from Harvard Law School in Cambridge, Massachusetts.

John K. Grelle, Executive Vice President, CFO and Secretary of the Manager

Mr. Grelle is the Executive Vice President and Secretary of both Stratstone Financial, LLC and Stratstone Advisors, LLC. Mr. Grelle currently serves as Executive Vice President and Chief Financial Officer for both Woodbridge Holdings Corporation and BFC Financial Corporation. From October 2007 until May 2008 he was a partner of Tatum, LLC. From March of 2003 through October 2007, Mr. Grelle was the founder and principal of a business formation and strategic development consulting firm. From 1996 through February of 2003, Mr. Grelle served as Senior Vice President and Chief Financial Officer of ULLICO Inc., a financial services conglomerate with assets in excess of $4 billion and, from 1993 through 1995, he served as Managing Director of DCG Consulting. Mr. Grelle has also served as Chairman and Chief Executive Officer of Old American Insurance Company, Controller of the Financial Services Division of American Can Company (later known as Primerica) and Chairman, President and Chief Executive Officer of National Benefit Life, a subsidiary of Primerica, President of Bell National Life, Senior Vice President and Chief Financial Officer of American Health and Life, Controller of Sun Life America and Director of Strategic Planning and Budgeting for ITT Hamilton Life.  Mr. Grelle is a graduate of St. Louis University in St. Louis, Missouri.

Role of the Manager

Many of the services to be performed by Stratstone Advisors, LLC in managing our day-to-day activities are summarized below.  This summary is provided to illustrate the material functions that we expect Stratstone Advisors, LLC will perform for us as our Manager, and it is not intended to include all of the services that may be provided to us by third parties.  Under the terms of the LLC Agreement, Stratstone Advisors, LLC will undertake to use its commercially reasonable best efforts, either directly or indirectly by engaging an affiliate to, among other duties:

•
oversee advances made under the Note Purchase Agreement and find, evaluate, present and recommend to us other opportunities to make loans to timeshare developers consistent with our investment policies and objectives;

•	monitor that our lending criteria are met;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the manager deems necessary to the proper performance of its obligations under the LLC Agreement;

•	formulate and implement our financial policies;

•	structure and negotiate the terms and conditions of investments;

•	monitor the Bluegreen Note Issuer’s compliance with the terms and conditions of the Bluegreen Note;

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.

•	file all such documents and take all such other actions as may be necessary or appropriate to qualify Interests in the Company for offer and sale in any jurisdiction;

•	open, maintain and close bank accounts and custodial accounts for the Company and draw checks and other orders for the payment of money;

•	cause the Company to pay (or take steps to require the Bluegreen Note issuer to pay) all expenses relating to the organization of the Company (including attorneys’ fees);

•	engage such attorneys, accountants and other professional advisors and consultants as the Manager may deem necessary or advisable for the affairs of the Company;

•	issue to any Member, in such form and on such terms as the Manager may consider appropriate, an instrument certifying that such Member is the owner of an interest in the Company;

•	prepare and file, on behalf of the Company, any required tax returns and all other documents relating to the Company and to make any elections (required or otherwise) in connection therewith;

•	commence or defend litigation that pertains to the Company or its assets;

•	provide office space, office and executive staff and office supplies and equipment for the Company’s principal office; and

•	generally to provide all other executive and administrative undertakings for and on behalf of the Company.

Certain Relationships and Related Transactions

The Bluegreen Note Issuer on our behalf will pay the Manager on our behalf a yearly asset management fee equal to 0.5% of the outstanding principal amount of the Bluegreen Note and other loans we may make, paid in advance.  The Bluegreen Note Issuer on our behalf will also pay the Manager acquisition fees equal to 2.0% of the amount advanced under the Bluegreen Note and other loans we may make and 2.0% of the cash portion of the purchase price paid by the Bluegreen Note Issuer to acquire Subsequent Timeshare Loans during the reinvestment period, along with reimbursement of acquisition expenses.

The fees payable to the Manager or its affiliates under the LLC Agreement are described in further detail in the section captioned “Management Compensation” below.  We also describe in that section our obligation to reimburse the Manager for organization and offering expenses, administrative and management services, and payments made by the Manager to third parties in connection with potential acquisitions.

Bluegreen, which is owned 29% by Woodbridge, will enter into a purchase and contribution agreement with the Depositor, a subsidiary of Bluegreen, pursuant to which the Depositor will acquire from Bluegreen the Initial Timeshare Loans and, during the reinvestment period, the Subsequent Timeshare Loans.  The Depositor will also enter into the Sale Agreement with the Bluegreen Note Issuer, pursuant to which Sale Agreement, the Bluegreen Note Issuer will acquire such Timeshare Loans.  The Company may also make loans to other note issuers that purchase timeshare loans from developers to which Bluegreen provides services.  Bluegreen will be reimbursed for its out-of-pocket expenses in connection with services relating to the operation or administration of the Company performed on our behalf and at our request.

Bluegreen will agree to service the Timeshare Loans for the Bluegreen Note Issuer pursuant to the Note Purchase Agreement and will be paid a servicing fee equal to 1.5% per annum of the Aggregate Loan Balance of the Timeshare Loans Collateral.  Bluegreen will be responsible for managing, administering and servicing the Timeshare Loans which shall include the collection and posting of all payments with respect to such Timeshare Loans; responding to inquiries of obligors; accounting for collections; arranging for and administering purchases, repurchases, substitutions and resales of Timeshare Properties related to Defaulted Timeshare Loans, as applicable; working with Timeshare Purchasers in connection with transfers of ownership of Timeshare Properties, taking such actions as are necessary or appropriate for the purpose of enforcing collections in respect of the Timeshare Loans and furnishing monthly servicer reports to the Manager and the Collateral Agent with respect to distributions.

Bluegreen will also enter into a remarketing agreement, pursuant to which, if a Timeshare Loan becomes a Defaulted Timeshare Loan and Bluegreen does not elect to exercise its option to purchase or substitute such Defaulted Timeshare Loan, subject to a maximum limit, the Servicer generally will institute procedures to cause such Timeshare Property to be remarketed on behalf of the Collateral Agent pursuant to the Note Purchase Agreement and such remarketing agreement.

Other Activities of the Manager

The Manager and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business.  However, pursuant to the LLC Agreement, the Manager is required to devote sufficient resources to our administration to discharge its obligations.  The Manager currently has 2 paid employees; in addition, as of August 14, 2009, its affiliates (other than Bluegreen) had approximately 9 full-time employees, each of whom may dedicate a portion of his or her time providing services to our manager.

Fiduciary Duty of Manager

Our Manager will be accountable to us as a fiduciary and, consequently, will be required to exercise good faith and integrity in all its dealings with respect to the limited liability company’s affairs. Our Manager must exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and must not use or employ, or permit another to use or employ, such funds or assets in any manner except for our exclusive benefit. In addition, our Manager is not permitted to contract away the fiduciary duty owed to the members by our Manager under common law.

Our LLC Agreement provides that our Manager and its affiliates shall not be liable, responsible or accountable for damages or otherwise to us or to any of our members for any act or omission performed or omitted by our Manager or its affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, negligence, misconduct or breach of fiduciary duty.

Limited Liability and Indemnification of Manager, Officers, Employees and Other Agents

Except as set forth below, our LLC Agreement limits the liability of our Manager and its officers to us and our members for monetary damages and require us to indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding to:

•
any individual or entity that is a present or former manager or officer of the company and that is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity;

•
any individual or entity that while a manager or officer of the company and at the request of the company, serves or has served as a manager, officer, partner, or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and

•	the Manager and of any of its affiliates, acting as an agent of the company.

Our LLC Agreement provides that our Manager or any of its affiliates will be indemnified by us for losses suffered by it and held harmless for losses suffered by us only if all of the following conditions are met:

•	our Manager or its affiliate has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	our Manager or its affiliate was acting on our behalf or performing services for us;

•	the liability or loss was not the result of negligence or misconduct by our Manager or its affiliate; and

•	such indemnification and agreement to hold harmless is recoverable only out of the assets of the offering and not from the members.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the members.  Indemnification could reduce the legal remedies available to us and the members against the indemnified individuals.

This provision does not reduce the exposure of managers and officers to liability under federal or state securities laws, nor does it limit the member’s ability to obtain injunctive relief or other equitable remedies for a violation of a manager’s or an officer’s duties to us or our members, although the equitable remedies may not be an effective remedy in some circumstances.

Our LLC Agreement also prohibits us from providing indemnification for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee;

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made; and

•
the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

Our LLC Agreement further prohibits us from paying or reimbursing the reasonable legal expenses and other costs incurred by an officer, our manager or any affiliate of our manager, in advance of final disposition of a proceeding, unless:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•
the proceeding was initiated by a third party who is not a member or, if initiated by a member acting in his or her capacity as such, a court of competent jurisdiction approves such reimbursement or advancement of expenses; and

•
the officer, our manager or its affiliate provides us with a written undertaking to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest if it is ultimately determined that our manager or its affiliate did not comply with the requisite standard of conduct.

Provided the above conditions are met, we have also agreed to indemnify and hold harmless our Manager and its affiliates performing services for us from any loss or liability arising out of the performance of its/their obligations under the LLC Agreement.  As a result, we and our members may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the LLC Agreement.

We have been informed that the SEC and some states’ securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

The general effect to investors of any arrangement under which any controlling person, manager or officer of us is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance.  In addition, indemnification could reduce the legal remedies available to us and our members against the officers and managers.

Dealer Manager

Stratstone Securities, LLC, our Dealer Manager, has applied for membership as a member firm of the Financial Industry Regulatory Authority (FINRA).  Stratstone Securities, LLC was organized on May 18, 2009 for the purpose of participating in and facilitating the distribution of securities of investment programs sponsored by Stratstone Financial, LLC and its affiliates.  Stratstone Securities, LLC is a wholly owned subsidiary of Stratstone Financial, LLC.

Stratstone Securities, LLC will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the securities offered pursuant to this Prospectus.  It may also sell a limited number of securities at the retail level.  The compensation we will pay to Stratstone Securities, LLC in connection with this offering is described in the section of this Prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Membership Interests.”

The current officers of Stratstone Securities, LLC are:

Name	Age	Position(s)

Seth Werner	63	Chairman

Kevin L. Cronin	43	VP/CFO/Treasurer/Secretary

William Raczka	45	Chief Compliance Officer

The backgrounds of Mr. Cronin and Raczka are described below.

The background of Mr. Werner is described under “The Manager,” above.

Kevin L. Cronin, VP/CFO/Treasurer/Secretary

Mr. Cronin is the Chief Financial Officer of Stratstone Securities, LLC. In March 2006, he joined Woodbridge Holdings Corporation as Treasurer. From August 2000 to March 2006, Mr. Cronin held various positions with Lennar Corporation, most recently serving as Assistant Treasurer. Mr. Cronin holds a B.B.A. (May 1989) and Master’s Degree (May 1990) in Accounting from Stetson University in DeLand, Florida and is a Florida Certified Public Accountant.

William Raczka, Chief Compliance Officer

Mr. Raczka is Chief Compliance Officer of Stratstone Securities, LLC. Mr. Raczka currently serves as Vice President, Finance for BFC Shared Services Corporation, providing financial management and control services to BFC Financial Corporation and Woodbridge Holdings Corporation. Prior to joining BFC Shared Services Corporation in June 2008, Mr. Raczka served as Controller and Finance Manager from January 2001 to August 2007 at Newisys, Inc., a $400 million subsidiary of a publicly-traded company and a leader in the design and development of advanced server technologies. Previously, Mr. Raczka served as Senior Financial Analyst & General Accounting Supervisor at WW Grainger, a publicly traded company specializing in the distribution of repair and replacement parts for maintenance, repair and operating products. Mr. Raczka is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs, the Honor Society of Delta Mu Delta, and the Honor Society of Phi Kappa Phi. Mr. Raczka completed his undergraduate work at Northern Illinois University in Dekalb, Illinois (May 1986) and his graduate work at DePaul University in Chicago, Illinois (June 2000).

Investment Decisions

The primary responsibility for the investment decisions of Stratstone Advisors, LLC resides with the above-listed officers of the Manager who will all be members of the Manager’s investment committee.

Woodbridge

Woodbridge Holdings Corporation (“Woodbridge”), a Florida corporation is a publicly traded diversified holding company based in Fort Lauderdale, Florida.  In addition to total assets of approximately $530 million, some of Woodbridge’s primary holdings and investment vehicles include a master-planned community developer, a commercial real estate investment and management company, and an investment management company investing in middle-market operating businesses.  Historically, Woodbridge’s operations were primarily within the real estate industry; however, Woodbridge’s current business strategy includes the pursuit of investments and acquisitions within or outside of the real estate industry.

Woodbridge currently files its financial statements and required regulatory filings with the Securities and Exchange Commission (“SEC”), which are publicly available with the SEC at www.sec.gov.

History of Woodbridge

Woodbridge was incorporated in 1982, as a wholly owned subsidiary of BankAtlantic Bancorp, Inc. Woodbridge was spun off by BankAtlantic Bancorp, Inc. on December 31, 2003 when Woodbridge became a public company.  The controlling shareholder of Woodbridge is BFC Financial Corp. (“BFC”) which is controlled by the Chairman of Woodbridge and the Manager.  In July 2009, Woodbridge and BFC entered into a merger agreement pursuant to which, subject to approval of the shareholders of Woodbridge and BFC, Woodbridge will become a wholly owned subsidiary of BFC. BFC currently owns approximately 24 % of Woodbridge’s total common stock and 59% of the general voting power of Woodbridge. BFC is a diversified holding company whose major holdings include controlling interests in BankAtlantic Bancorp Inc. (“BankAtlantic”), a federally chartered, federally insured savings bank. As a result of this controlling position, BFC is a “unitary savings bank holding company” regulated by the Office of Thrift Supervision. BFC’s holdings also include a non-controlling interest in Benihana, Inc, which operates Asian-themed restaurant chains in the United States.

Woodbridge and its wholly owned subsidiaries engage in business activities through its Land Division and Other Operations segment. Historically, Woodbridge’s operations were primarily within the real estate industry, however, Woodbridge’s current business strategy includes the pursuit of opportunistic investments and acquisitions within or outside of the real estate industry, as well as the continued development of master-planned communities.

The Land Division consists of the operations of Core Communities, LLC, which develops master-planned communities. The Other Operations segment includes the parent company operations of Woodbridge, an investment in Bluegreen, equity investments and a real estate management company.

Prior to November 9, 2007, Woodbridge also conducted homebuilding operations through Levitt and Sons, LLC (“Levitt”).  On November 9, 2007, Levitt and substantially all of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Florida.  Messrs. Alan B. Levan, John E. Abdo and Seth M. Wise, who are officers of the Manager, were executive officers of Levitt.

There are currently pending lawsuits which name as defendants BankAtlantic, and certain of its officers, including Alan B. Levan and John E. Abdo, who are also executive officers of Woodbridge and the Manager and directors of Bluegreen. The lawsuits allege that BankAtlantic and the named officers knowingly and/or recklessly made misrepresentations of material fact regarding BankAtlantic and specifically BankAtlantic’s loan portfolio and allowance for loan losses. The lawsuits seek to assert claims for violations of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, violations of Employment Retirement Income Security Act and breach of fiduciary duty by the named officers. BankAtlantic has advised the Company that it believes the claims to be without merit and intends to vigorously defend the actions.  In addition, in October 2008, BankAtlantic received a subpoena and notice of investigation by the Securities and Exchange Commission, Miami Regional Office. The subpoena requests a broad range of documents relating to, among other matters, recent litigation to which BankAtlantic is or was a party and certain of BankAtlantic’s non-performing, non-accrual and charged-off loans.  BankAtlantic has advised the Company that it intends to fully cooperate and provide the requested documentation.

Bluegreen

Bluegreen Corporation (NYSE:  BXG), a Massachusetts corporation, is engaged in the development, marketing, sale, management and operation of resort vacation ownership and residential community projects.  Bluegreen sells vacation ownership interests in resorts through the Bluegreen Vacation Club (described below).  As of May 31, 2009, Bluegreen had approximately 213,000 timeshare interest owners, including approximately 164,500 members in the Bluegreen Vacation Club, which was formed in 1994.  Bluegreen and its subsidiaries are also engaged in the origination of loans to finance the purchase of timeshare interests in such resorts.  Woodbridge owns approximately 29% of Bluegreen’s outstanding common stock.

Management of Bluegreen

The following table sets forth certain information regarding certain corporate officers of Bluegreen as of July 31, 2009.

Name	Age	Position

John M. Maloney, Jr.	47	President and Chief Executive Officer

Daniel C. Koscher	52	Senior Vice President; President and Chief Executive Officer of Bluegreen Communities

Anthony M. Puleo	41	Senior Vice President, Chief Financial Officer, Secretary and Treasurer

David L. Pontius	54	Senior Vice President; President, Bluegreen Management Services

David A. Bidgood	52	Senior Vice President; President, Bluegreen Resorts Field Sales & Marketing

Susan J. Saturday	50	Senior Vice President and Chief Human Resources Officer

Allan J. Herz	49	Senior Vice President, Mortgage Operations and Assistant Treasurer

John M. Maloney, Jr. joined Bluegreen in 2001 as Senior Vice President of Operations and Business Development for Bluegreen Resorts.  In May 2002, Mr. Maloney was named Senior Vice President of Bluegreen and President of Bluegreen Resorts and, in November 2005, he was appointed Executive Vice

President and Chief Operating Officer. Effective January 2007, Mr. Maloney was appointed President and Chief Executive Officer. Prior to Bluegreen, Mr. Maloney served in various positions with ClubCorp, most recently as the Senior Vice President of Sales and Marketing for the Owners Club by ClubCorp, and held various positions with Hilton Grand Vacations Company, most recently as the Director of Sales and Marketing for the South Florida area.

Daniel C. Koscher joined Bluegreen in 1986.  During his tenure, he has served in various financial management positions including Chief Accounting Officer and Vice President and Director of Planning/Budgeting.  In 1996, he became Senior Vice President of Bluegreen and President of Bluegreen Communities.  In November 2005, Mr. Koscher was elected Chief Executive Officer of Bluegreen Communities. Mr. Koscher holds an M.B.A. along with a B.B.A. in Accounting and is a Registered Resort Professional.

Anthony M. Puleo joined Bluegreen in 1997 as Chief Accounting Officer.  Mr. Puleo was elected Vice President in 1998 and Senior Vice President in 2004. Mr. Puleo served as Interim Chief Financial Officer from April 2005 through August 2005, and in August 2005, he was elected Chief Financial Officer and Treasurer.  Mr. Puleo was elected secretary in June 2008.  From December 1990 through October 1997, Mr. Puleo held various positions with Ernst & Young LLP, most recently serving as a Senior Manager in the Assurance and Advisory Business Services group.  Mr. Puleo holds a B.B.A. in Accounting and is a Certified Public Accountant.

David L. Pontius joined Bluegreen in 2007 as Senior Vice President and President, Bluegreen Resorts.  In December 2008, Mr. Pontius was appointed President of Bluegreen Management Services.  From 2002-2007, Mr. Pontius worked at Wyndham Vacation Ownership, Inc. and its sister company RCI Global Vacation Network (RCI).  From 2006 to 2007, he served as Executive Vice President, Hospitality, Strategic Planning and Chief Customer Officer at Wyndham Vacation Ownership.  From 2002 to 2006, Mr. Pontius served as President and CEO of RCI North America.  From 1996 to 2002, Mr. Pontius served in positions of increasing responsibilities at Hilton Grand Vacations where he finished as Senior Vice President of Operations.  From 1992 to 1996, Mr. Pontius served as Chief Operating Officer of Vacation Internationale, one of the pioneer companies in timesharing and points-based clubs.

David A. Bidgood joined Bluegreen in 1997 as Vice President for Bluegreen’s Midwest Region and the Senior Vice President for the Midwest and Tennessee Region with Bluegreen’s acquisition of RDI Group, Inc.  In December 2000, Mr. Bidgood was promoted to Senior Vice President, National Sales Director Bluegreen Resorts Division.  In 2007, Mr. Bidgood was promoted to Executive Vice President of National Sales and Marketing and became an officer of Bluegreen.  Prior to joining Bluegreen, Mr. Bidgood held a variety of positions and has been involved in all aspects of resort development.

Susan J. Saturday joined Bluegreen in 1988.  During her tenure, she has held various management positions with Bluegreen including Assistant to the Chief Financial Officer, Divisional Controller and Director of Accounting.  In 1995, she was elected Vice President and Director of Human Resources and Administration.  In 2004, Ms. Saturday was elected Senior Vice President and Chief Human Resources Officer.  From 1983 to 1988, Ms. Saturday was employed by General Electric Company in various financial management positions including the corporate audit staff.  Ms. Saturday holds a B.B.A. in Accounting and an M.S. in Human Resource Management.

Allan J. Herz joined Bluegreen in 1992 and was named Director of Mortgage Operations in September 1992.  Mr. Herz was elected Vice President in 1993 and Senior Vice President in 2004.  In 2007, Mr. Herz was elected Assistant Treasurer.  From 1982 to 1992, Mr. Herz worked for AmeriFirst Federal Savings Bank based in Miami, Florida.  During his 10-year tenure with AmeriFirst Federal Savings Bank, he held various lending positions, the most recent being Division Vice President in Consumer Lending.  Mr. Herz holds a B.B.A. in Finance and Management and an M.B.A.

MANAGEMENT COMPENSATION

Stratstone Advisors, LLC, our manager, and its affiliates manage our day-to-day affairs.  The following table summarizes all of the compensation and fees we pay to Stratstone Advisors, LLC, Stratstone, Bluegreen and their affiliates, including amounts to reimburse their costs in providing services.  The selling commissions may vary for different categories of purchasers.  See “Plan of Distribution.” This table assumes the securities are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.  No effect is given to any securities sold through our distribution reinvestment plan.

Description of Proceeds(1)	Recipient and Determination of Amount	Estimated Dollar ($) Amount of Maximum Gross Offering Proceeds(2)	Percentage of Maximum Gross Offering Proceeds ($500,000,000)
	Offering Stage
Selling Commission	The Bluegreen Note Issuer will pay to Stratstone Securities, LLC on our behalf 7% of gross proceeds of our Offering; we will not pay any selling commissions on sales under our distribution reinvestment plan; Stratstone Securities, LLC will reallow all selling commissions to participating broker-dealers.	$35,000,000	7.0%
Dealer Manager Fee	The Bluegreen Note Issuer will pay to Stratstone Securities, LLC on our behalf 3% of gross proceeds of our Offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Stratstone Securities, LLC may reallow a portion of its dealer manager fees to participating broker-dealers.	$15,000,000	3.0%
Organization, Offering Costs and Acquisition Expenses(3)	The Bluegreen Note Issuer will reimburse the Manager from our Offering proceeds for organization and offering costs and acquisition expenses. (Estimated at 3.0% of our gross proceeds.)	$15,000,000	3.0%
Purchase Price(4)
The Bluegreen Note Issuer will pay a cash purchase price for the Timeshare Loans that is initially 71% of the Timeshare Loan Balance as of the close of business on the day immediately preceding the Transfer Date to Bluegreen and will issue a residual interest to Bluegreen for the purchase of the Timeshare Loans.
		N/A	N/A

Description of Proceeds(1)	Recipient and Determination of Amount	Estimated Dollar ($) Amount of Maximum Gross Offering Proceeds(2)	Percentage of Maximum Gross Offering Proceeds ($500,000,000)
Acquisition Fees(5)	The Bluegreen Note Issuer will pay to the Manager from the offering proceeds an acquisition fee equal to 2.0% of the gross proceeds of the Offering and, in connection with acquisition of Subsequent Timeshare Loans by the Bluegreen Note Issuer, 2.0% of the initial cash purchase price of the Subsequent Timeshare Loans.	$10,000,000	2.0%
Operational Stage
Management Fee
The Bluegreen Note Issuer will pay the Manager a management fee at a rate of 0.5% per annum of the principal amount of the Bluegreen Note as of the first day of the related time period  out of the Timeshare Loans Collateral.
		N/A(6)	N/A
Servicing Fee and Expenses
The Bluegreen Note Issuer will pay Bluegreen a servicing fee at a rate of 1.5% per annum of the Aggregate Loan Balance of the Timeshare Loans Collateral as of the first day of the related time period out of the Timeshare Loans Collateral, and will reimburse Bluegreen for its out-of-pocket expenses in connection with such services.
		N/A(7)	N/A
Administrator Fee	The Bluegreen Note Issuer will pay Bluegreen an administrator fee of $12,000 per annum.	N/A(8)	N/A
Operating Expenses(9)
The Bluegreen Note Issuer will reimburse (i) the Manager and its affiliates for its expenses in connection with the administration and operation of the Company and (ii) Bluegreen for its out-of-pocket expenses in connection with services performed on behalf of the Company and at the Company’s request in connection with the administration and operation of the Company.
		N/A	N/A
Remarketing Fee and Expenses
The Bluegreen Note Issuer will pay Bluegreen a remarketing fee monthly which will equal the liquidation proceeds on the remarketed Timeshare Loans multiplied by Bluegreen’s average sales and marketing expenses as a percentage of total sales of
		N/A	N/A(10)

Description of Proceeds(1)	Recipient and Determination of Amount	Estimated Dollar ($) Amount of Maximum Gross Offering Proceeds(2)	Percentage of Maximum Gross Offering Proceeds ($500,000,000)
timeshare interests during the preceding four calendar quarters, and will reimburse it for its out-of-pocket expenses in connection with such services.
Liquidation Stage
Residual Payments
The Bluegreen Note Issuer will transfer the Timeshare Loans and remaining assets securing the Bluegreen note back to Bluegreen, after payment in full of the Bluegreen Note on account of its residual interest.
		N/A(11)	N/A
The compensation to, and expense reimbursement of, Stratstone Advisors, LLC and its affiliates from other note issuers are expected to be similar to and not exceed the amounts payable by the Bluegreen Note Issuer.

___________________________
(1)  All fees, commissions and expenses will be paid in cash.

(2)  The estimated maximum dollar amounts are based on the sale of a maximum of 50,000,000 membership interests to the public at $10.00 per unit.

(3)  These organization and offering costs and acquisition expenses include all costs and expenses (other than selling commissions and the acquisition fee) to be paid by us in connection with the offering, including, but not limited to, our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to the Dealer Manager and participating broker-dealers (up to an additional 0.5% of gross proceeds of the offering) and amounts to reimburse the Manager for the salaries and related expenses of its employees and an allocable portion of the salaries of the employees of its affiliates who provide services to our Manager and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers.  Bluegreen and Woodbridge have entered into an agreement relating to the organization and operation of the Company. Under the agreement Bluegreen has agreed to advance certain amounts to Woodbridge, including the following:  (i) the amounts paid for organization and offering costs prior to the time that these expenses are reimbursed to the Manager by the Bluegreen Note Issuer, (ii) amounts needed for the Manager to pay operating expenses of the Company prior to the time that the Bluegreen Note Issuer has sufficient cash flow to pay these expenses and (iii) certain other costs and expenses incurred by Woodbridge and its affiliates, including the Manager and Stratstone Securities not reimbursable by the Bluegreen Note Issuer on behalf of the Company. Woodbridge has agreed to repay these advances subject to certain limitations. To the extent that as, a result of such limitations, the advances are not repaid in full, a portion of such reimbursement of organization and offering costs from Bluegreen Note Issuer on behalf of the Company may be compensation to the Manager.  Woodbridge and Bluegreen have also agreed to indemnify each other for certain securities law liabilities relating to the Offering. Either Bluegreen or Woodbridge may terminate the agreement on 30 days notice, which could result in termination of the Offering.

(4)  The purchase price of Timeshare Loans will be subject to price adjustment, as described in “The Note Purchase Agreement and Description of the Bluegreen Note – General” section.

(5)  These acquisition fees assume the amount advanced under the Bluegreen Note is equal to the gross offering proceeds. Additional acquisition fees in connection with Subsequent Timeshare Loans are based on the amount of Subsequent Timeshare Loans purchased and cannot be determined at the present time.

(6) Actual amounts are dependent upon the Bluegreen Note balance and the number of years that the Bluegreen Note is outstanding and, therefore, cannot be determined at the present time.

(7)  Actual amounts are dependent upon the aggregate Loan Balance of the Timeshare Loans and the number of years that the Bluegreen Note is outstanding and, therefore, cannot be determined at the present time.

(8)  Actual amounts are dependent upon the number of years that the Bluegreen Note is outstanding and, therefore, cannot be determined at the present time.

(9)  These operating expenses include the salaries and related expenses of the Manager’s employees and an allocable portion of the salaries and related expenses of the employees of its affiliates who provide services to our Manager and other costs of the Manager and its affiliates in connection with the operation and administration of the Company, subject to certain limitations. Bluegreen will be obligated to advance to Woodbridge any amounts required to pay certain operating expenses of the Manager that exceed these limits (subject to the reimbursement as set forth in note (3) above). The Company estimates that the operating expenses for the first 12 months of the Company’s operations (commencing after the Initial Closing Date) will equal $2,500,000.  A portion of the operating expenses may include amounts paid by the Manager out of advances by Bluegreen. Woodbridge will reimburse Bluegreen, out of these payments, for the amount advanced by Bluegreen.

(10)  Actual amounts cannot be determined at this time because such amounts are based on the amount of Defaulted Timeshare Loans, liquidation proceeds, and Bluegreen sales and marketing expenses. By way of example, the remarketing fee as of June 15, 2009 was approximately 63% of liquidation proceeds.

(11)  Actual amounts are dependent upon the outstanding principal amount of the Timeshare Loans Collateral and any remaining reserve funds and the value of the Bluegreen Note Issuer’s remaining assets at the time the Bluegreen Note is repaid in full and, therefore, cannot be determined at the present time.

MEMBERSHIP INTEREST OWNERSHIP

The following table shows, as of the date of this Prospectus, the amount of our membership interest beneficially owned by (a) any person who is known by us to be the beneficial owner of more than 5% of our outstanding Units, (b) our Manager, (c) our executive officers, and (d) all of our manager and executive officers as a group.

	Membership Interest Beneficially Owned
Name of Beneficial Owner	Number of Units Membership Interest	Percentage of Class
Stratstone Advisors, LLC	20,000	100%

Address of the beneficial owner listed is:

Stratstone Advisors, LLC c/o WOODBRIDGE HOLDINGS CORP 2100 W. Cypress Creek Road Ft. Lauderdale, FL 33309

CONFLICTS OF INTEREST

 We are subject to various conflicts of interest arising out of our relationship with our Manager, Stratstone, Bluegreen and their affiliates, including conflicts related to the arrangements pursuant to which such parties will be compensated by us.  Such conflicts of interest are described below.

The terms of the membership interests, Note Purchase Agreement and other matters in connection with the Offering were not negotiated at arm’s length, and their terms may not be as favorable to investors as if they had been negotiated with an unaffiliated third party.  We and the Manager are wholly owned subsidiaries of, and are controlled by, Stratstone.  Stratstone is a recently organized subsidiary of Woodbridge.  Woodbridge also has a 29% interest in Bluegreen.

Stratstone, Bluegreen and their affiliates anticipate engaging in business activities in the future that may compete with us, resulting in interests that may conflict with those of ours and the Members.

Our Manager, Stratstone, Bluegreen and their affiliates will try to balance our interests with their own.  However, to the extent that our Manager, Woodbridge, Bluegreen and their affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your Membership Interests.

Such conflicts of interest include the following:

Loan to Acquire Timeshare Loans from Affiliated Entity

We are making a loan to the Bluegreen Note Issuer, which will use proceeds from the sale of the Bluegreen Note to purchase the Timeshare Loans from Bluegreen.  The purchase of Timeshare Loans is not negotiated at arm’s length, and as such the terms of such purchase may not be favorable to us as if the purchase had been negotiated with an unaffiliated third party.  Bluegreen, Woodbridge and their affiliates will benefit from the purchase of Timeshare Loans because the purchase will allow Bluegreen to obtain funds for otherwise illiquid assets due to the condition of the credit and securitization markets and obtain financing for its business that might not otherwise be available.

Acquisition of Timeshare Loans from Third Parties

The Timeshare Loans that will be security for loans made by us may include timeshare loans made to developers and others to which Bluegreen provides services.  The ability of Woodbridge and Bluegreen to offer financing to a developer or lender from us may provide an incentive to the developer or lender to enter into a services agreement with Bluegreen pursuant to which Bluegreen will receive fees for services rendered. Accordingly, Bluegreen and Woodbridge could have a conflict of interest in determining whether loans should be made secured by Timeshare Loans owned by such developers, because the making of such loans may allow Bluegreen to receive fees in its fee-based services business.

Bluegreen as Servicer

Bluegreen will service the Timeshare Loans.  Bluegreen will be subject to conflicts in servicing the Timeshare Loans.  There may be circumstances where actions that Bluegreen might take as Servicer that could benefit us could adversely affect Bluegreen’s interests as developer, seller, and/or manager of the Bluegreen Resorts.

Other Activities of the Manager and Bluegreen

Bluegreen as Servicer, the Manager and their affiliates will have to allocate their time between us and other investment programs and activities in which they may be involved in the future.  Each of our officers also serves as an officer of Woodbridge and its affiliates.  We will rely primarily on the Manager’s employees and its affiliates for our day-to-day management.  Our Manager’s officers may experience certain conflicts in allocating their time due to their positions with Woodbridge affiliates.

Receipt of Fees by Manager and Bluegreen

The Manager, Bluegreen and their affiliates will receive fees in connection with transactions involving the purchase and management of our Timeshare Loans Collateral regardless of performance, and, because our Manager does not maintain a significant equity interest in us and our Manager and Bluegreen are entitled to receive fees regardless of performance, the interests of the Manager, Woodbridge, Bluegreen and their affiliates are not wholly aligned with those of our Members.

Manager Overseeing Bluegreen

The Manager’s obligations include overseeing the performance of the Timeshare Loans Collateral and Bluegreen, as Servicer.  The Manager is an indirect subsidiary of Woodbridge, which also owns a 29% interest in Bluegreen.  Accordingly, the Manager is subject to conflicts of interest in the performance of such obligations.

Competitive Activities

Affiliates of Bluegreen manage other timeshare resorts and may acquire or develop additional timeshare resorts.  Additionally, Bluegreen will experience conflicts of interest as its simultaneously performs services for us and other affiliated projects.

Conflicts of interest will exist to the extent that the Timeshare Loans purchased by the Bluegreen Note Issuer are for Timeshare Properties in the same geographic areas as other resorts owned by Bluegreen are located.  Conflicts could arise in the acquisition, sale or leasing of properties in the event that new resorts compete for the same persons who would purchase Timeshare Properties.

Affiliated Dealer Manager

Since Stratstone Securities, LLC, our dealer manager, is an affiliate of the Manager, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.  See the “Plan of Distribution” section of this prospectus.

No separate legal counsel

Proskauer Rose LLP acts, and may in the future act, as counsel to us, the Manager, Woodbridge and their affiliates (other than Bluegreen) in connection with this Offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, the Manager, Woodbridge or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

INVESTMENT OBJECTIVES AND POLICIES

General

Our primary investment objectives are:

•	to produce net interest income of 8% per annum from interest on the Bluegreen Note and other notes; and

•	to preserve, protect and return your invested capital.

Our core investment strategy for achieving these objectives is to make a loan to the Bluegreen Note Issuer, which will be used by the Bluegreen Note Issuer to acquire Timeshare Loans secured by timeshare interests in resort properties developed by Bluegreen or others and generally managed by Bluegreen or in Resorts in which Bluegreen has acquired timeshare interests for resale to purchasers.  We may also make similar loans secured by timeshare loans made by other timeshare developers of timeshare resorts.

The issuer of the Bluegreen Note will be a statutory trust and a special purpose entity, the sole business of which will be to hold the Timeshare Loans Collateral. The Company has taken steps to minimize the risk that the Bluegreen Note Issuer or Depositor would become subject to a bankruptcy proceeding.  These steps include the creation of each of the Bluegreen Note Issuer and the Depositor as a separate, limited purpose entity with organizational documents that limit the nature of such entity’s business, activities and operations and restrict its ability to commence a voluntary case or proceeding under the United States Bankruptcy Code and to make certain amendments to its organizational documents.  However, there can be no assurance that these steps will be successful to reduce the risk that a bankruptcy of Bluegreen would not result in a bankruptcy of the Bluegreen Note Issuer or that the assets of the Bluegreen Note Issuer would not be consolidated with the assets of Bluegreen in the event of a bankruptcy.

Members of the Company will receive distributions from the payment of principal and interest on the Bluegreen Note. All fees and operating expenses of the Company will be paid by the Bluegreen Note Issuer (pursuant to the “Payments from the Timeshare Loans Collateral” subsection of “The Note Purchase Agreement and Description of the Bluegreen Note” section herein).  Accordingly, so long as the Bluegreen Note Issuer has sufficient cash flow to pay these expenses, all principal and interest payments received on the Bluegreen Note by the Company will be distributed to the members of the Company. The Bluegreen Note provides for payment of interest at the rate of 8% per annum, which will be paid from the interest payments made on the Timeshare Loans. In addition, after approximately five years, all principal payments and all remaining interest on the Timeshare Loans Collateral (after payment of expenses) will be paid to the Company until the Bluegreen Note is paid in full.

The Bluegreen Note has been structured with certain credit enhancements to reduce the risk of defaults on the Timeshare Loans Collateral. These credit enhancements include the following:

•	There will be a general reserve account in the amount of 2.8% of the offering proceeds (excluding the proceeds of the distribution reinvestment plan),which will be available to make interest and, under certain circumstances, principal payments if insufficient funds are provided from the Timeshare Loans Collateral.

•
There will be a special reserve account in the amount of 4.38% of the offering proceeds (and additional amounts under certain circumstances), (excluding the proceeds of the distribution reinvestment plan) which will be paid to Bluegreen if certain default targets are met over a three-year period following the closing of each Collateral Measurement Pool.  The amount held in the special reserve account will otherwise be available to make interest and, under certain circumstances, principal payments on the Bluegreen Note after the general reserve account has been exhausted if insufficient funds are provided by the Timeshare Loans Collateral.

•
Interest payable on the Timeshare Loans Collateral in excess of the interest payable on the Bluegreen Note and expenses will be additional collateral for the loan. When received, these amounts may be used to acquire Subsequent Timeshare Loans during the reinvestment period, which will be available as a source of payment on the Notes and as additional collateral for the Bluegreen Note.

•
While Bluegreen will be entitled to distribution of the special reserve if certain default targets are met,  Bluegreen will not be entitled to any payments on its residual interest until principal and interest on the Bluegreen Note is paid in full.

•
The Timeshare Loans Collateral having a principal amount in excess of the Principal Amount of the Bluegreen Note will also serve as additional collateral.  Initially, the Timeshare Loans Collateral is expected to have an outstanding principal amount balance that is approximately 9.6% in excess of the principal amount of the Bluegreen Note.

•
In addition, Bluegreen has an obligation to repurchase or substitute for Defective Timeshare Loans.  Subject to certain limitations, Bluegreen also has the right to repurchase or substitute for Defaulted Timeshare Loans. Bluegreen may have an incentive under certain circumstances, assuming it is financially capable of doing so and subject to certain limitations, to repurchase or substitute for Defaulted Timeshare Loans before the defaults result in an Event of Default, Trigger Event or Partial Amortization Event on the Bluegreen Note. Bluegreen will only be able to realize payments on its residual interest if the Bluegreen Note is paid in full.

There can, however, be no assurance that these items will fully protect investors from losses on the Bluegreen Note.

The Company intends to hold the Bluegreen Note until it is paid in full. While the Bluegreen Note has a scheduled maturity date which is 20 years from the Initial Closing Date, after five years from the Initial Closing Date, all principal payments and excess interest will be applied to pay principal on the Bluegreen Note. As a result, the Company estimates that the Bluegreen Note will be paid in full within approximately 10 years of the Initial Closing Date, although there can be no assurances.

Our Manager may revise our investment policies, which we describe in more detail below, without the concurrence of our members.  Our Manager will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our members.

Geographical Areas

The Timeshare Loans securing the Bluegreen Note are expected to relate primarily to timeshare properties in the states of, including without limitation, Alabama, Florida, Georgia, Hawaii, Louisiana, Michigan, Missouri, Montana, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, Wisconsin and in Aruba and the jurisdictions of the Future Resorts.  There is no restriction as to the amount of Timeshare Loans relating to timeshare properties in any state or region.

Selection of Timeshare Loans Securing the Bluegreen Note

The Timeshare Loans that will secure the Bluegreen Note will generally be required to meet the Eligibility Criteria set forth under “The Timeshare Loans – Characteristics of the Timeshare Loans” section herein.  If the Timeshare Loans meet these criteria, Bluegreen will be able to transfer these Timeshare Loans to the Bluegreen Note Issuer and the Timeshare Loans will be pledged by the Bluegreen Note Issuer to the Company to secure advances under the Bluegreen Note.  The Note Purchase Agreement includes requirements as to among other things, the average age, weighted average interest rates, FICO® scores, presence of loans that may be 61 days or more past due, and minimum down payment on Timeshare Loans that will be collateral for the Bluegreen Note.

It is expected that the Timeshare Loans to be acquired by the Bluegreen Note Issuer from Bluegreen will be Timeshare Loans made by Bluegreen after December 15, 2008 when it instituted its FICO® score-based credit underwriting.  It is also possible that the Bluegreen Note Issuer may acquire, with the consent of the Manager, certain Timeshare Loans made by Bluegreen prior to December 15, 2008 that are currently pledged by Bluegreen under existing credit facilities or were previously sold to others.  These timeshare loans may not meet the Eligibility Criteria. The Bluegreen Note Issuer will only acquire such timeshare loans with the approval of the Manager. The terms of these acquisitions may be different from the terms described in this Prospectus for the acquisition of other Timeshare Loans from Bluegreen to take into account, among other things, the time such timeshare loans have been outstanding and the credit characteristics of the borrowers.

Loans Purchased by Bluegreen

The Timeshare Loans sold by Bluegreen to the Bluegreen Note Issuer may also include Timeshare Loans that Bluegreen has purchased from timeshare developers or lenders, where Bluegreen becomes the servicer of these Timeshare Loans.  Such loans may be purchased by Bluegreen at a significant discount from their face amount.  If Bluegreen has purchased the Timeshare Loans at a discount, the cash payment to Bluegreen out of the advance under the Bluegreen Note will not exceed the purchase price paid by Bluegreen to acquire the Timeshare Loans. Bluegreen will only be paid any amount above the cash payment to Bluegreen either out of a special reserve which may be released to Bluegreen based on the target agreed to by Bluegreen and the Manager or out of the residual after the Bluegreen Note is paid in full. The Bluegreen Note Issuer will only acquire loans purchased by Bluegreen with the Manager’s approval.

Structure and Terms of Loan to Bluegreen; Independent Advisor

The loan to the Bluegreen Note Issuer secured by Timeshare Loans transferred by Bluegreen, an affiliate of the Company, will be structured on the terms set forth under “Note Purchase Agreement and Terms of the Bluegreen Note.”

The Manager will obtain a letter of opinion from _______, which is an Independent Advisor, prior to any disposition of the Bluegreen Note (or any collateral held thereunder) to Bluegreen or its affiliates or any renegotiation or other subsequent material transaction involving the Bluegreen Note or the Note Purchase Agreement, other than transactions entered into in accordance with the Note Purchase Agreement.

The letter of opinion delivered by the Independent Advisor to the Manager will be to the effect that the terms of the actions to be taken with respect to the Note Purchase Agreement, are fair and at least as favorable to the Company as such transaction would be with an unaffiliated borrower in similar circumstances.

The Manager will enter into a contract with the Independent Advisor which sets forth its compensation. The Independent Advisor will be compensated by the Manager and its affiliates and not the Company or the applicable note issuer. The contract will provide that during the period of the Independent Advisor’s engagement or at the time of expressing an opinion, it will not have, directly or indirectly, an interest in, nor any material business or professional relationship with, the Manager, Bluegreen or any of their affiliates. If a letter of opinion is rendered by someone other than the Independent Advisor or another independent advisor that rendered the previous opinion, the Manager will inform the members of the date when such new independent advisor is engaged and whether there were any disagreements with the former advisor on matters of valuation, assumptions, methodology, accounting principles and practice or disclosure, which disagreement, if not resolved to the satisfaction of the former advisor would have caused it to make reference, in connection with the letter of opinion, to the subject matter of the disagreement or decline to give an opinion.

Policy as to Repayment of the Bluegreen Note and Other Loans

The Company intends to hold the Bluegreen Note and other loans that it makes until they have been paid in full and does not intend to transfer or dispose of the Bluegreen Note or any other loan prior to maturity.  While the Bluegreen Note has a scheduled maturity which is 20 years from the Initial Closing Date, after approximately five years, all principal payments and excess interest (above the scheduled interest payments on the Bluegreen Note and expenses to be paid by the Bluegreen Note Issuer) will be applied to pay principal on the Bluegreen Note.  Similar provisions are expected to be included in other loans made by the Company to other timeshare developers.  As a result, the Company estimates that the Bluegreen Note will be paid in full in approximately 10 years.  However, the estimated time for repayment is based on estimates as to when Timeshare Loans will be prepaid and the scheduled maturity dates of Subsequent Timeshare Loans and there can be no assurance that the Bluegreen Note will be paid in full at the estimated time.

Loans to Developers to which Bluegreen Provides Services

The Company also expects to make loans to developers to which Bluegreen provides fee-based services.

Bluegreen has recently commenced a new line of business under which it will provide a menu of various fee-based services to unaffiliated third party timeshare developers, managers and lenders.  The fee-based services include managing resort operations, timeshare sales and marketing, risk management, design and development planning, loan servicing and collections and providing a FICO® score-based underwriting review of the buyers on behalf of the lender providing receivable financing to the third party timeshare developer.  Bluegreen will seek to include these resorts in the Bluegreen Vacation Club, where practical.  In some cases, Bluegreen may also provide receivable financing to some of these third party timeshare developers in connection with Bluegreen’s marketing and sales of timeshare interests in their respective resorts.

The terms of the acquisition of Timeshare Loans from other developers by other note issuers may vary from those described in this Prospectus for acquisitions by the Bluegreen Note Issuer directly from Bluegreen secured by Timeshare Properties in Bluegreen’s resorts to take into account the characteristics of the Timeshare Loans being acquired. For example, the cash portion of the purchase price and the amount of reserves may be adjusted to take into account such factors as the loss history on loans from the timeshare developer that originated it and the size of the pool of Timeshare Loans. These loans are expected to be made to separate note issuers from the Bluegreen Note Issuer and, accordingly, the Company will be able to look solely to the Timeshare Loans and any reserves held by such note issuer for payment of the respective note.

Loans to Other Timeshare Developers

The Company may also make loans to other timeshare developers, although none have been identified.  The Company expects that these loans will generally be structured so that a new owner trust is formed, the timeshare developer will convey timeshare loans to the trust, the trust will execute a note in favor of the Company and the Company will make advances pursuant to the note secured by timeshare loans.  The Company may not make loans to other timeshare developers without Bluegreen’s consent.  The Company also expects that the timeshare developers will generally manage the resorts in which the timeshare properties are located and will service the timeshare loans pursuant to a servicing agreement entered into with the Company and the owner trust.  The notes issued in connection with such financings are also expected to bear interest at the rate of 8% per annum and provide for the trust to pay its portion of the expenses of the Manager so that the Company will be able to continue to pass through to investors distributions that will be equivalent to owning an interest in a note paying interest at the rate of 8% per annum.  The terms of such loans secured by timeshare loans acquired from other timeshare developers may vary from those with Bluegreen, depending on market conditions at that time the loan is made and the terms negotiated which such third party timeshare developers.

Borrowing Policies and Making Loans

We will not borrow money to fund loans or acquire investments.

Disposition Policies

We may dispose of the Bluegreen Note or any other note held by us prior to the time it is paid in full, provided that we receive net proceeds at least equal to the outstanding principal balance of the Bluegreen Note (or such other notes) and interest accrued thereon.  Bluegreen has a right to consent to any transfer of the Bluegreen Note, such consent not to be unreasonably withheld.

Investment Limitations

We will not invest as a member in other limited liability companies.

We will not underwrite securities of other issuers or invest in securities of other issuers for the purpose of exercising control.

We will not invest in joint ventures or partnerships and in corporations in which real estate is the principal asset.

We will not engage in any of the following activities:

•           acquire assets in exchange for limited liability company interests;

•           issue units of limited liability company interest, except under the distribution reinvestment plan after the termination of this offering; or

•           make loans to our Manager or its affiliates, except for the loan to the Bluegreen Note Issuer described in the “Borrowing Policies and Making Loans” section herein. See also “Conflicts of Interest.”

Our Manager will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940, as amended. Among other things, our Manager will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act.

Our LLC agreement and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  These limitations cannot be changed unless our LLC agreement is amended, which requires approval of our members, or we otherwise change our investment policies.  Unless our LLC agreement is amended, or we revise our investment policies, the Manager shall not engage in the following activities in connection with Company operation:

a.	incur any indebtedness for borrowed money other than advances from the Manager and its Affiliate to the extent necessary to meet the Company’s operating expenses;

b.
acquire or invest in an asset from our Manager or sponsor or any of their affiliates, except for acquisitions by the Bluegreen Note Issuer of Timeshare Loans on the terms set forth under the Agreement;

c.	invest in indebtedness secured by a mortgage on real property which is subordinate to a lien or other indebtedness of our Manager, our sponsor, or any of our affiliates;

d.
invest in mortgage loans on any one property that would exceed, in the aggregate, an amount equal to twenty percent (20%) of the Offering proceeds; provided, however that in the case of Timeshare Loans, this restriction shall not apply to the Bluegreen Note or other loans to note issuers which acquire timeshare loans from other timeshare developers, but shall only be applicable to the Timeshare Loans securing the Bluegreen Note or Timeshare Loans securing any other note issued by a timeshare developer;

e.
reinvest cash flow (excluding any proceeds from the sale, disposition or refinancing of any asset of the Company) provided that this restriction shall not apply to a reinvestment of excess interest not required to be applied to make payment to the Company or pay fees or expenses by the Bluegreen Note Issuer; and

f.	invest in limited partnership, membership or other interests of any other limited partnership, limited liability company or joint ventures.

Our LLC agreement also includes restrictions on roll-up transactions, which are described under “Our Limited Liability Company Agreement and Description of Membership Interests” below.

Change in Investment Objectives and Limitations

Our LLC agreement requires that our Manager review our investment policies at least annually to determine that the policies we follow are in the best interest of our members.  Each determination and the basis therefore shall be set forth in the annual report of our Manager.  The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by our members holding a majority of the membership interests.

THE BLUEGREEN TIMESHARE BUSINESS

Business

Bluegreen is a marketer of vacation and residential lifestyle choices through its resorts and residential communities businesses.  Further information regarding Bluegreen and its operations can be found in its Form 10-K, Form 10-Q, Form 8-K and other filings with the Securities and Exchange Commission at www.sec.gov or at www.bluegreencorp.com.

Bluegreen’s principal operations consist of acquiring, developing and operating vacation ownership resorts, marketing and selling timeshare properties in its and other resorts within the Bluegreen Vacation Club and providing financing to customers who purchase timeshare properties at its resorts.  Bluegreen, through its subsidiaries, also furnishes property management services in its resorts.  Bluegreen has engaged in the timeshare business since 1994.

The purchase of a Timeshare Property typically entitles the buyer to use and occupy a fully-furnished resort unit, generally for a one-week period each year but, in certain cases, for a one-week period every two years in perpetuity.  Typically, the buyer acquires an ownership interest in the vacation residence, which is often held as tenant-in-common with other buyers of interests in the vacation residence.  Under a points-based vacation club system such as the Bluegreen Vacation Club, members cause timeshare properties to be deeded on their behalf to a trust, which provides the member with an annual or biennial allotment of points that can be redeemed for occupancy rights at participating resorts.  Compared to other vacation ownership arrangements, the points-based system offers members greater flexibility in planning their vacations.  The number of points that are required for a stay at any one resort varies, depending on a variety of factors, including the resort location, the size of a resort unit, the vacation season and the days of the week to be used.  Under this system, members can select vacations according to their schedules, space needs, available inventory, and available points.  Subject to certain restrictions, members are typically allowed to carry over for one year any unused points and to “borrow” points from the next year.  In addition, members in a points-based vacation club are required to pay annual club dues and common assessments for taxes, maintenance and management costs associated with the operation of the resorts and the vacation club based, in part, on the number of vacation points to which they are entitled.

Bluegreen Vacation Club

The Bluegreen Vacation Club was formed to provide Bluegreen Timeshare Purchasers the flexibility of a points-based vacation club. Each Timeshare Purchaser is allotted Vacation Points, which may be used by the Timeshare Purchaser, as a Vacation Club Member, for lodging for varying lengths of time at the various Bluegreen Vacation Club Resorts.  See “The Resorts” herein.  The purchaser of a Timeshare Property has an obligation to pay club dues and common assessments related to the Bluegreen Vacation Club and Resort in which such purchaser has acquired a Timeshare Property and any loan charges for the purchase of the related timeshare property (“Vacation Club Member Obligations”).

Upon receipt of the required contractual down payment (in cash or equity) from purchasers of Timeshare Property (“Timeshare Purchasers”), title to the related Timeshare

Property, at the direction of the Timeshare Purchaser, is conveyed to and registered in the name of Vacation Trust, Inc. (the “Club Trustee”) and the Timeshare Purchaser obtains:  (i) rights in the Bluegreen Vacation Club (“Vacation Club Rights”) as a member of the Bluegreen Vacation Club (“Vacation Club Member”) and (ii) a number of vacation points (“Vacation Points”), corresponding to the value of the related Timeshare Property and pertaining to the Vacation Club Rights, which entitle the holder thereof, subject to a reservation system, to use and occupy the related Timeshare Property as well as other timeshare properties in the Bluegreen Vacation Club timeshare plan.  Other than with respect to La Cabana Resort, if the Timeshare Purchaser’s acquisition of a Timeshare Property is financed, a mortgage, deed of trust or other instrument securing payment of a debt on the related Timeshare Property is executed by the Club Trustee at the direction and on behalf of the Timeshare Purchaser and in favor of Bluegreen (a “Mortgage”).

Aruba Timeshare Properties

Buyers of timeshare properties at La Cabana Resort acquire a timeshare interest comprised of Co-op Shares in Casa Grande Resort Cooperative Association I, a cooperative association organized under the laws of Aruba, Dutch West Indies and the timeshare association of such resort (“Casa Grande Co-op”). Buyers of timeshare interests at La Cabana Resort who have obtained purchase financing from the Aruba originator are required to execute an Aruba Timeshare Purchase Agreement.

Timeshare interests at La Cabana Resort held by Timeshare Purchasers sold by the Aruba originator prior to January 26, 2004, are not within the Bluegreen Vacation Club points-based system.

Timeshare Exchange Networks

           The Bluegreen Vacation Club is affiliated with the worldwide exchange network managed by Resort Condominiums International, LLC (“RCI”).  In addition, La Cabana Resort located in Aruba is also affiliated with the worldwide exchange network managed by Interval International, Inc. (“II”).  Participation in such exchange networks entitles the applicable members to exchange their timeshare interests for occupancy at over 3,700 participating RCI resorts in over 100 countries or over 2,400 participating II resorts worldwide.  The annual membership fees of RCI are included in the Bluegreen Vacation Club dues.  Most of the Bluegreen Core Resorts are rated in one of the two highest categories by RCI (Gold Crown and Silver Crown).  La Cabana Resort is rated in the highest rating category by II (Five Star).

In September 2007, Bluegreen entered into an agreement with Shell Vacations Club to create a joint venture exchange program called Select Connections™.  Select Connections™ provides certain Bluegreen Vacation Club owners who purchased or upgraded their timeshare interest since November 1, 2007, with the ability to use their vacation points to reserve accommodations in approximately 18 Shell Vacation Club locations for a nominal fee.  The Select Connections™ joint venture also provides members of Shell Vacation Club access to Bluegreen Core Resorts.

Sales and Marketing

As of June 30, 2009, Bluegreen marketed and sold Timeshare Properties in 23 sales offices located at Bluegreen’s resorts located in the United States and Aruba.  Bluegreen Resorts uses a variety of techniques to attract prospective purchasers of timeshare properties, including selling discounted mini-vacations either face-to-face with consumers it meets in connection with various marketing alliances or through telemarketing methods, marketing kiosks in retail locations, marketing to current owners of timeshare property and referrals.  Bluegreen operates a business that generates telemarketing sales leads through the use of a proprietary operating system.  The leads are contacted and given the opportunity to purchase mini-vacation packages in exchange for their participation in a timeshare sales presentation.

After deciding to purchase a timeshare property, a purchaser is required to pay the related originator a down payment of at least 10% of the purchase price (in cash or equity).  Purchasers of timeshare interests at Resorts in the Bluegreen Vacation Club are entitled to cancel timeshare purchase agreements (other than Aruba timeshare purchase agreements) within specified rescission periods after execution in accordance with statutory requirements, typically between 3 and 10 days.  Aruba does not currently have a statutory rescission period that allows prospective purchasers to rescind their purchase of timeshare properties.

Customer Financing

Purchasers of timeshare properties may pay the purchase price for a timeshare property in full, or may seek to obtain purchase financing from Bluegreen.  Historically and in 2008, Bluegreen had provided financing to approximately 95% of its timeshare customers; more recently Bluegreen has financed approximately 88% of its timeshare customers.  Bluegreen offers financing of up to 90% of the purchase price of the related timeshare property to purchasers meeting certain FICO® score-based credit underwriting criteria.  In general, financings extended by Bluegreen on a timeshare property during fiscal years 2002 through 2008 provided for terms of ten years and a fixed interest rate.

In connection with Bluegreen’s timeshare property sales relating to Deeded Club Loans within the Bluegreen Vacation Club system, Bluegreen delivers the related deed on behalf of the purchaser to the Club Trustee and secures repayment of the purchaser’s obligation by obtaining a Mortgage, deed of trust or other instrument securing such repayment on the purchaser’s timeshare property which is delivered to Bluegreen along with a Mortgage Note, a title insurance policy and other loan related documents.

Purchasers of timeshare properties at La Cabana Resort execute an owner beneficiary agreement (an “Aruba Timeshare Purchase Agreement”) (which functions as a promissory note) in favor of the Aruba originator and grant a security interest in the Co-op Shares in Casa Grande Co-op, and the Vacation Club Rights, including any appurtenant Vacation Points received in exchange for such Co-op Shares to secure such purchasers’ obligations to the Aruba originator under the related Aruba Timeshare Purchase Agreement.  Under each Aruba Timeshare Purchase Agreement, the purchaser agrees, in exchange for the Vacation Club Rights and the appurtenant Vacation Points, that its interest in the Co-op Shares be immediately conveyed to the Club Trustee.

Through December 14, 2008, customer financing on sales of timeshare interests required (i) receipt of a down payment by cash, check or credit card of at least 10% of the purchase price (in cash or equity) (including closing costs) of the timeshare property, (ii) an executed Mortgage Note and Mortgage or, in the case of sales in La Cabana Resort, an Aruba Timeshare Purchase Agreement, and (iii) other closing documents between Bluegreen and the Timeshare Purchaser.  Since December 15, 2008, in addition to the policies outlined in items (i) through (iii) above, Bluegreen implemented a FICO® score-based credit underwriting program at the point of sale, as a means of determining the amount and terms of Bluegreen financing that will be offered, if any, to a Timeshare Purchaser.  Prior to such date, Bluegreen’s customer financing on sales of timeshare interests was not subject to any significant loan underwriting criteria and no FICO® score was obtained prior to extending credit.

Management of the Resorts

The owners of timeshare properties manage the property through non-profit timeshare associations, which are each governed by a board of directors or trustees typically consisting of representatives of Bluegreen and owners of timeshare properties at the related Resort, if applicable.  The board hires a management company to which it delegates many of the rights and responsibilities of the timeshare association, including grounds landscaping, security, housekeeping and operating supplies, garbage collection, utilities, insurance, laundry, repairs, maintenance and collection of club dues, as applicable, and common assessment fees.  All of the Bluegreen Core Resorts (other than La Cabana Resort) are currently managed by a Bluegreen affiliate.  La Cabana Resort is currently managed by Casa Grande Cooperative Association I, an unaffiliated third party, which has subcontracted with Bluegreen to provide management consulting services to the resort.  The Bluegreen Non-Core Resorts are managed by a Bluegreen affiliate or managed by unaffiliated third parties.

Timeshare Ownership Expenses

Each Timeshare Purchaser is required to pay to the Bluegreen Vacation Club timeshare association (Bluegreen Vacation Club, Inc.) a share of all costs of maintaining the Bluegreen Vacation Club Resorts.  These charges can consist of an annual common maintenance fee plus applicable real estate taxes and special assessments, assessed on an as-needed basis.  If the Timeshare Purchaser does not pay such charges, such Timeshare Purchaser’s Vacation Club Rights may be suspended and ultimately terminated.  In addition, Timeshares Purchasers are required to pay annual Bluegreen Vacation Club dues to the Bluegreen Vacation Club.

Servicing and Collection Policies

Collection efforts concerning the Timeshare Loans are managed by Bluegreen, as Servicer, and are handled by a staff of experienced collectors, assisted by a mortgage collection computer system.  Bluegreen’s collectors are incentivized through a performance-based compensation program.  Technological capabilities include integrated software modules, and automated lock box, credit card and clearing house processing.  Bluegreen’s aim of minimizing account delinquencies by promoting satisfactory customer relations is also reflected in its collection policy.  Bluegreen’s collection policy is designed to maximize cash flow and assist each customer with the management of his or her account, subject to limitations as may be imposed by lenders who hold security interests in such loans or by other note issuers who acquire such loans.

With respect to the Deeded Club Loans, unless circumstances otherwise dictate, collection efforts are generally made by mail and telephone.  Effective March 2, 2009, collection efforts commence by Bluegreen, as Servicer, when an account is as few as 10 days past due via telephone contact by Bluegreen; up to such date telephone contact commenced at 16 days past due.  At 30 days delinquent, a letter is sent to the Timeshare Purchasers (if a U.S. resident), advising such Timeshare Purchasers that if the loan is not brought current, the delinquency will be reported to the credit reporting agencies.  At 60 days delinquent, a lock-out letter is sent to the Bluegreen Vacation Club Timeshare Purchasers, return receipt requested, advising such Timeshare Purchasers that such Timeshare Purchasers cannot make any future reservations for lodging at a Resort.  If the delinquency continues, at 90 days delinquent, a “Notice of Intent to Cancel Membership” is mailed, return receipt requested.  This informs the Timeshare Purchasers that unless the delinquency is cured within 30 days from the date of such notice, the Timeshare Purchasers’ membership rights in the Bluegreen Vacation Club will be terminated.  If the delinquency is not cured, a termination letter is sent, return receipt requested, typically at approximately 120 days delinquent.  At such time, the Timeshare Purchasers’ membership rights in the Bluegreen Vacation Club are terminated along with the Timeshare Purchaser’s beneficial interest in the Timeshare Property and such Timeshare Property may be resold.  In certain limited circumstances, Timeshare Purchasers who are approximately 120 days delinquent are sent a default “save” notice inviting the Timeshare Purchasers to call Bluegreen to establish a payment arrangement.  In order to determine whether a “save” notice will be sent to the Timeshare Purchasers, Bluegreen reviews and bases its decision on the account history and collection notes.  If the Timeshare Purchasers do not enter into a payment arrangement within approximately 30 days of delivery of the default “save” notice, then the Timeshare Purchasers’ membership rights in the Bluegreen Vacation Club are terminated as herein described.  See “The Bluegreen Timeshare Business -- Bluegreen Vacation Club and Government Regulation” herein.

The foregoing procedures, however, may be revised from time to time as the need arises.  The Servicer does not intend to seek default judgments against defaulting Timeshare Purchasers in connection with defaulted Timeshare Loans because of the expense and limited returns involved.

Services to Other Timeshare Developers

Bluegreen has also recently commenced a new line of business under which it will provide a menu of various fee-based services to unaffiliated third party timeshare developers, managers and lenders.  The fee-based services may include one or more of the following:  managing resort operations, timeshare sales and marketing, risk management, design and development planning, loan servicing and collections and providing a FICO®  score-based underwriting review of the buyers on behalf of the lender providing receivable financing to the third party timeshare developer.  Some of the Timeshare Loans sold to the Bluegreen Note Issuer or timeshare loans sold to other note issuers will be loans made to parties to which Bluegreen provides services.  Bluegreen will seek to include these resorts in the Bluegreen Vacation Club, where practical.  In some cases, Bluegreen may also provide receivable financing to some of these third party timeshare developers in connection with Bluegreen’s marketing and sales of timeshare interests in their respective resorts.

In addition, Bluegreen may purchase Timeshare Loans (or interests in Timeshare Loans) from timeshare developers, or lenders holding Timeshare Loans and become the servicer of these timeshare loans. These purchases may include Timeshare Loans purchased from sellers that are selling the loans due to liquidity issues or other issues relating to its or the timeshare developer, or manager’s financial condition as a result of current economic conditions.  In some cases, due to the financial condition of the timeshare developer, or manager, it is possible that Bluegreen may be able to purchase these Timeshare Loans at a discount, which may be significant, from their face value. The terms of these arrangements may be individually structured and may include, among other things, arrangements, such as an agreement that Bluegreen (and if the Timeshare Loans are sold to the Bluegreen Note Issuer, the Bluegreen Note Issuer) will have a priority distribution out of the proceeds of the Timeshare Loans sold and the lender and/or developer has a subordinated interest.  Bluegreen expects that it will also seek to become the manager of these timeshare resorts and enroll the purchasers of Timeshare interests in these timeshare resorts in the Bluegreen Vacation Club.

Government Regulation

The timeshare and real estate industries are subject to extensive and complex regulation.  Bluegreen is subject to compliance with various federal, state, local and foreign environmental, zoning, consumer protection and other statutes and regulations regarding the acquisition, subdivision and sale of real estate and timeshare properties and various aspects of its financing operations.  On a federal level, the Federal Trade Commission has taken an active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce.  In addition, many states have what are known as “Little FTC Acts” that apply to intrastate activity.  In addition to the laws applicable to Bluegreen’s customer financing and other operations discussed below, Bluegreen is or may be subject to the Fair Housing Act and various other federal statutes and regulations.  Bluegreen is also subject to various foreign laws with respect to the La Cabana Resort.  In addition, there can be no assurance that in the future, timeshare properties will not be deemed to be securities subject to regulation as such, which could have a material adverse effect on Bluegreen.

Bluegreen’s timeshare resorts are subject to various regulatory requirements including state and local approvals.  The laws of most states require Bluegreen to file with a designated state authority for its approval a detailed offering statement describing Bluegreen, the Bluegreen Vacation Club, and all material aspects of the related project and/or the Bluegreen Vacation Club and sale of timeshare properties.  Laws in each state where Bluegreen sells timeshare properties generally grant the purchaser of a timeshare property the right to cancel a contract of purchase at any time within a specified period following the earlier of the date the contract was signed or the date the purchaser has received the last of the documents required to be provided by Bluegreen.  Most states have other laws which regulate Bluegreen’s activities, such as real estate licensure; sellers of travel licensure; anti-fraud laws; telemarketing laws; prize, gift and sweepstakes laws; marketing laws; and labor laws.  In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property.  Pursuant to such laws, future owners may recover from Bluegreen amounts in connection with the repairs made to the developed property.  As required by state laws, Bluegreen seeks to provide its timeshare purchasers with a public disclosure statement that contains, among other items, detailed information about the surrounding vicinity, the resort and the purchaser’s rights and obligations as a timeshare property owner.  The development management and operation of Bluegreen’s timeshare resorts are subject to various federal, state and local laws and regulations, including the Americans with Disabilities Act.

Under various federal, state and local laws, ordinances and regulations, the owner of real property generally is liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage.  Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances.  The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner’s ability to sell or lease a property or to borrow using such real property as collateral.  Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation.  Other statutes may require the removal of underground storage tanks.  Non-compliance with these and other environmental, health or safety requirements may result in the need to cease or alter operations at a property.

Bluegreen’s customer financing activities are also subject to extensive state and federal regulation, which may include, the Truth-in-Lending Act and Regulation Z, the Fair Housing Act, the Fair Debt Collection Practices Act, the Equal Credit Opportunity Act and Regulation B, the Electronic Funds Transfer Act and Regulation E, the Home Mortgage Disclosure Act and Regulation C, Unfair or Deceptive Acts or Practices and Regulation AA, the Patriot Act, the Right to Financial Privacy Act, the Gramm-Leach-Bliley Act, the Fair and Accurate Credit Transactions Act, application of state property foreclosure laws, state mortgage licensing requirements and anti-money laundering laws.

During the year ended December 31, 2008, approximately 21% of Bluegreen’s timeshare property sales were generated by marketing to prospective purchasers obtained through internal and affiliated telemarketing efforts.  In addition, approximately 10% of Bluegreen’s timeshare property sales during the year ended December 31, 2008, were generated by marketing to prospective purchasers obtained from third-party timeshare property prospect vendors, many of whom use telemarketing operations to generate these prospects.  Bluegreen attempts to monitor the actions and compliance of these third parties, but there are risks associated with their use.  In recent years, states regulators have increased legislation and enforcement regarding telemarketing operations, including requiring the adherence to state “DNC” lists.  In addition, the Federal Trade Commission has implemented national “DNC” legislation.  While Bluegreen  continues to be subject to telemarketing risks and potential liability, Bluegreen believes that its exposure to adverse impacts from this heightened telemarketing legislation and enforcement has been and will continue to be mitigated in some instances by the use of “permission marketing” techniques, whereby prospective purchasers have directly or indirectly granted Bluegreen permission to contact them in the future, and through Bluegreen’s exclusive marketing agreement with Bass Pro.  Bluegreen has implemented procedures which it believes will help reduce the possibility that individuals who have formally requested to the applicable federal or state regulators that they be placed on a “DNC” list are contacted through one of Bluegreen’s in-

house or third-party contracted telemarketing operations, although there can be no assurance that such procedures will be effective in ensuring regulatory compliance.  These measures have increased and are expected to continue to increase Bluegreen’s marketing costs.  Through December 31, 2008, Bluegreen has not been subject to any material fines or penalties as a result of its telemarketing or other marketing activities or operations, but from time to time Bluegreen has been the subject of proceedings for violation of the “DNC” laws and for violation of state laws otherwise applicable to the marketing and sale of timeshare property.  However, there is no assurance that Bluegreen will be able to efficiently or effectively market to prospective purchasers through its marketing activities, including telemarketing operations in the future or that Bluegreen will be able to develop alternative sources of prospective purchasers of its timeshare property products at acceptable costs.

The Resorts

Set forth below is a description of each of the Resorts.  Owners of timeshare properties in the Bluegreen Vacation Club can use their Vacation Points to stay at the Resorts which are currently located in Alabama, Florida, Georgia, Hawaii, Louisiana, Michigan, Missouri, Montana, Nevada, New Jersey, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia, Wisconsin and in Aruba.  Most of the resort units at the Bluegreen Core Resorts have certain standard amenities, typically including a full kitchen, two televisions, a VCR player and a CD player.  Some Units at the Bluegreen Core Resorts have additional amenities, such as big screen televisions, DVD players, fireplaces, whirlpool tubs and video game systems.  Most Bluegreen Core Resorts offer guests a clubhouse (with an indoor or outdoor swimming pool, a game room, exercise facilities and a lounge) and a hotel-type staff.

BLUEGREEN CORE RESORTS

The Bluegreen Core Resorts are resorts in which Bluegreen (or, in the case of Bluegreen Wilderness Club at Big Cedar and Bluegreen Wilderness Club at Long Creek Ranch, Bluegreen/Big Cedar Vacations, LLC, a 51% owned subsidiary of Bluegreen) acquired or developed a significant number of the vacation ownership interests associated with the resort, even if Bluegreen no longer owns substantial vacation ownership interests in the resort.

The Florida Resorts

Casa del Mar Beach Resort — Ormond Beach, Florida.  Casa del Mar is a 43-unit resort located directly on the ocean and includes an outdoor pool and miniature golf.  In nearby Daytona Beach, Florida, guests can drive on the beach or visit the Daytona International Speedway.

Daytona SeaBreeze™ — Daytona Beach Shores, Florida.  This 80-unit resort is located on the “World’s Most Famous Beach.”  Amenities include private ocean-front balconies, a heated outdoor swimming pool, a children’s pool, a hot tub, a fitness center, barbeque grill area and a game room.  The resort is on a barrier island less than six miles long and is located near the world-famous Daytona International Speedway and the Daytona 500 Experience.

The Fountains — Orlando, Florida.  This 54-acre resort is located on Lake Eve and is minutes away from Central Florida’s family attractions, including Walt Disney World®, SeaWorld® and Universal Studios®.  Amenities include a clubhouse with a heated indoor/outdoor swimming pool, a pool bar, a massage room, steam and sauna rooms, a family activity room, a tennis court, a basketball court, and a resort style swimming pool facility.  When fully developed, it is anticipated that the Fountains will include 746 units, as well as an on-site Domino’s Pizza® and a Benihana® Japanese restaurant.

Grande Villas™ at World Golf Village® — St. Augustine, Florida.  Grande Villas is located approximately 30 minutes away from the Atlantic Ocean and next to the World Golf Hall of Fame®.  This resort features an array of amenities including, among others, a golf course (separately owned and operated; separate fee required), outdoor and indoor swimming pools, hot tub, sauna and playground.  This resort includes 152 units.

The Hammocks at Marathon Resort™ — Marathon, Florida.  The Hammocks at Marathon is located in the Florida Keys within easy reach of both Miami and Key West, Florida.  This 58-unit beachfront resort offers such amenities as a swimming pool, boat slips, an outside tiki bar and a variety of water sport recreational vehicle rentals.

Orlando’s Sunshine Resort™ — Orlando, Florida.  Orlando’s Sunshine Resort is located on International Drive, near Wet’n’Wild® water park and Universal Studios Florida®.  This 90-unit property features an outdoor swimming pool, a hot tub and tennis courts.

Solara Surfside™ Resort — Surfside, Florida.  This 58-unit oceanfront resort is located in Surfside, Florida, near Miami Beach.  Solara Surfside captures the art deco style of its surrounding area and features one and two bedroom units, a swimming pool, a sun deck and a hot tub.

The Louisiana Resort

Bluegreen Club La Pension — New Orleans, Louisiana. This 64-unit resort is located in the French Quarter, just a few blocks from the Mississippi River. Many of the units feature balconies overlooking the French Quarter. The rooftop offers two sundecks with hot tubs and views of the French Quarter, river, and city.

The Michigan Resort

Mountain Run at Boyne™ — Boyne Falls, Michigan.  Boyne Mountain is known for skiing, snowboarding and tubing on more than 50 runs with convenient lift and train systems.  In the summer, Boyne Mountain offers world-class golf courses designed by some of the game’s masters, including, Robert Trent Jones, Arthur Hills, Donald Ross and others.  This resort has 104 units.  Amenities for winter and summer use are separately owned and operated.

The Missouri Resorts

The Falls Village™ Resort — Branson, Missouri.  The Falls Village is located near the Ozark Mountains.  Fishing, boating and swimming are available at nearby Table Rock Lake and

Lake Taneycomo, and area theaters feature shows by renowned country music stars.  Most resort guests come from areas within an within an eight- to ten-hour drive of Branson.  When fully developed, Bluegreen anticipates that this resort will include 275 units.

Bluegreen Wilderness Club at Big Cedar — Ridgedale, Missouri. The Bluegreen Wilderness Club at Big Cedar is a wilderness-themed resort adjacent to the world famous Big Cedar Lodge luxury hotel resort. This vacation ownership resort is being developed, marketed and sold by Bluegreen/Big Cedar Vacations, LLC, a joint venture between Big Cedar, LLC and Bluegreen, in which Bluegreen owns a 51% interest. The resort is located on Table Rock Lake, and is near Dogwood Canyon. Guests staying in the two-bedroom cabins or one- and two-bedroom lodge villas enjoy fireplaces, private balconies, full kitchens and Internet access. Amenities include, or are expected to include, indoor and outdoor swimming pools and hot tubs, a lazy river, hiking trails, a campfire area, a beach and playground. Guests also have access to certain of the luxury amenities at the Big Cedar Lodge, including the Jack Nicklaus Signature Top of the Rock Par Three Golf Course, a marina, horseback riding, tennis courts and a spa.  When fully developed, Bluegreen anticipates that this resort will include 324 units.

Bluegreen Wilderness Club at Long Creek Ranch — Ridgedale, Missouri. The Bluegreen Wilderness Club at Long Creek currently features 29 patio homes that overlook Table Rock Lake. These two- level, five bedroom homes feature two master bedrooms, whirlpool bath, walk-in closet, a media room, billiards table and gourmet kitchen, covered porch and a 2-car garage. When fully developed, Bluegreen anticipates that this resort will include 189 units.  This vacation ownership resort is being developed, marketed and sold by Bluegreen/Big Cedar Vacations, LLC, a joint venture between Big Cedar, LLC and Bluegreen, in which Bluegreen owns a 51% interest.

The Nevada Resort

BG Club 36™ — Las Vegas, Nevada. This 478-unit resort is located just off the Las Vegas Strip and features amenities including an indoor pool, outdoor sundeck, poolside bar, fitness center, and two on site restaurants. BG Club 36 features both one- and two-bedroom villas with Parisian Art Deco décor.

The New Jersey Resort

Bluegreen at Atlantic Palace — Atlantic City, New Jersey. This 31-story, 293-unit resort is situated on the Atlantic Ocean and the Atlantic City Boardwalk and features an outdoor pool, hot tub, game room, exercise room, steam room and sauna.

The Pennsylvania Resort

The Suites at Hershey™ — Hershey, Pennsylvania.  This 79-unit resort is located near Hershey Park® and Hershey’s® Chocolate World. Amenities include an outdoor swimming pool, a hot tub, a playground, a picnic area with barbeque grills, a game room, a fitness center and indoor basketball courts.

The South Carolina Resorts

Carolina Grande™ — Myrtle Beach, South Carolina.  This 118-room, 20-story tower is located across the street from the beach.  An arrangement with The Carolinian Beach Resort offers guests an accessible breezeway directly to the beach and other amenities, including indoor and outdoor swimming pools, hot tubs, full kitchens, washers and dryers, and views of the ocean and city from each room.  The resort is located near the NASCAR® SpeedPark, Broadway at the BeachSM (a 350-acre complex featuring approximately 100 specialty shops, 20 restaurants, 15 attractions and 10 nightclubs), Myrtle Waves Water Park, Carolina Opry, Dixie Stampede and the Convention Center.

Harbour Lights™ Resort — Myrtle Beach, South Carolina.  Harbour Lights is located in the Fantasy Harbour Complex in the center of Myrtle Beach.  Nearby are Theater Row, shopping, golf courses, beaches and restaurants.  The resort’s activities center overlooks the Intercoastal Waterway.  When fully developed, Bluegreen anticipates that this resort will include 318 units.

SeaGlass Tower™ — Myrtle Beach, South Carolina.  The SeaGlass Tower is a 19-story, 144-unit mirrored tower located directly on the beach in Myrtle Beach.  Amenities include balconies, fully equipped kitchens, whirlpool baths and other amenities, including an indoor and two outdoor swimming pools, a hot tub, and two saunas.  SeaGlass Tower is located near Broadway at the BeachSM, Myrtle Beach Convention Center and the Myrtle Beach International Airport.

The Lodge Alley Inn™ — Charleston, South Carolina.  Located in Charleston’s historic district, The Lodge Alley Inn includes one- and two-bedroom suites, many furnished with an equipped kitchen, living room with fireplace, dining room, whirlpool bath, pine wood floors, and 18th century-style furniture reproductions.  This 90-unit resort, which features the on-site High Cotton restaurant, is within walking distance of many of Charleston’s historical sites, open-air markets and art galleries.

Shore Crest Vacation Villas™ — North Myrtle Beach, South Carolina.  Shore Crest Vacation Villas, consisting of two multi-storied towers and 240 units, is located on the beach in the Windy Hill section of North Myrtle Beach, a mile from the famous Barefoot Landing, with its restaurants, theaters, shops and outlet stores.

The Tennessee Resorts

Laurel Crest™ Resort — Pigeon Forge, Tennessee.  Laurel Crest is located in proximity to the Great Smoky Mountains National Park and the Dollywood theme park.  In addition, visitors to Pigeon Forge can enjoy over 200 factory outlet stores and music shows featuring renowned country music stars as well as partake in a variety of outdoor activities, such as horseback riding, trout fishing, boating, golfing and white water rafting.  When fully developed, Bluegreen anticipates that this resort will include 202 units.

MountainLoft™ Resort — Gatlinburg, Tennessee.  The MountainLoft Resort is located near the Great Smoky Mountains National Park and is minutes from the family attractions of Pigeon Forge, Tennessee.  Units are located in individual chalets or mid-rise villa buildings.

Each unit is fully furnished with a whirlpool bath and private balconies, and certain units include gas fireplaces.  When fully developed, Bluegreen anticipates that this resort will include 474 units.

The Virginia Resorts

Shenandoah Crossing™ — Gordonsville, Virginia.  Shenandoah Crossing, which currently includes 262 units, features an 18-hole golf course (which is owned and operated by an unaffiliated third party), indoor and outdoor swimming pools, tennis courts, horseback riding trails and a lake for fishing and boating.

Bluegreen Wilderness Traveler at Shenandoah™ — Gordonsville, Virginia.  This property is located adjacent to our existing resort, Shenandoah Crossing.  When completed, Wilderness Traveler at Shenandoah will provide Bluegreen Vacation Club members with a high quality vacation experience in the “great outdoors.”  Accommodations will consist of cabins, luxury campsites for recreational vehicles and fully-furnished, climate-controlled platform tents, as well as outdoor-themed amenities and programs.  When fully developed, Bluegreen anticipates that this resort will include 147 units.

BG Patrick Henry Square — Williamsburg, Virginia. This 72-unit resort is located only ½ a block from Colonial Williamsburg. The resort has accommodations ranging from studio to two-bedroom villas with kitchen and colonial-inspired décor. Nearby attractions include Busch Gardens® Williamsburg, and Water Country USA®, as well as the nearby scenic Atlantic beaches, shopping, golf, and water attractions. When fully developed, Bluegreen anticipates that this resort will include 351 units.

The Wisconsin Resorts

Christmas Mountain Village™ — Wisconsin Dells, Wisconsin.  Christmas Mountain Village offers a 27-hole golf course and seven ski trails served by two chair lifts.  Other on-site amenities include horseback riding, tennis courts, a five-acre lake with paddleboats and rowboats and four outdoor swimming pools.  This resort attracts customers primarily from the greater Chicago area and other locations within an eight- to ten-hour drive of Wisconsin Dells.  When fully developed, Bluegreen anticipates that this resort will include 309 units.

Bluegreen Odyssey Dells – Wisconsin Dells, Wisconsin. This seven acre resort is located adjacent to the 156-acre Mt. Olympus Resort Water and Theme Park (formerly known as Treasure Island Water and Theme Park Resort). When fully developed, Bluegreen anticipates that this resort will include 100 units.

The Aruba Resort

La Cabana Beach & Racquet Club — Oranjestad, Aruba.  La Cabana Beach & Racquet Club is a 449-suite oceanfront resort that offers one-, two- and three-bedroom suites, garden suites and penthouse accommodations.  On-site amenities include racquetball courts, squash courts, two pools and private beach cabanas, none of which are owned or managed by Bluegreen or any of its affiliates.

BLUEGREEN NON-CORE RESORTS

The Bluegreen Non-Core Resorts are resorts other than Bluegreen Core Resorts within the Bluegreen Vacation Club in which Bluegreen may have acquired timeshare interests for resale.  Only a portion of timeshare interests in the Bluegreen Non-Core Resorts are included in the Bluegreen Vacation Club.

The Alabama Resorts

Paradise Isle Resort – Gulf Shores, Alabama. This 34 unit resort is located in Gulf Shores, across the street from the beach and the Gulf of Mexico.  Amenities include private ocean-front balconies, an outdoor swimming pool, a children’s pool and a barbeque grill area.

Shoreline Towers – Gulf Shores, Alabama. Shoreline Towers is located on the beach in Gulf Shores, overlooking the Gulf of Mexico. This 21 unit beachfront resort features two- and three-bedroom suites and offers amenities such as a pool, private balconies, biking and nearby tennis facilities.

The Florida Resorts

Dolphin Beach Club – Daytona Beach, Florida. The Dolphin Beach Club is located in Daytona Beach overlooking the beach and the Atlantic Ocean.  This 50 unit resort features contemporary white furnishings, a tropical décor, private beachfront balconies and a heated outdoor swimming pool. Guests can enjoy nearby championship golf or visit the world-famous Daytona International Speedway.

Gulfstream Manor – Delray Beach, Florida. The Gulfstream Manor is located just south of Palm Beach, near shops, galleries, fine dining and boutiques.  The 23 unit beachfront resort features views of the ocean or courtyard and offers an intimate, small resort experience.

Mariner’s Boathouse & Beach Resort – Fort Myers Beach, Florida. Mariner’s Boathouse & Beach Resort is located on Fort Myers Beach, alongside the beaches of the Gulf of Mexico.  The 22 beachfront villas are uniquely designed to resemble a first class yacht, and each features a private, screened-in balcony or porch.

Tropical Sands Resort – Fort Myers Beach, Florida. Located on the seven-mile long island of Fort Myers Beach, the 39 unit Tropical Sands Resort is centered around a sun deck and palm filled courtyard.  Resort amenities include an outdoor heated pool, concierge and a barbecue grill area.

Windward Passage Resort – Fort Myers Beach, Florida. This 52 unit resort is located in the heart of Fort Myers Beach.  Just steps away from the beach, the resort features one- and two-bedroom suites and an outdoor heated swimming pool, hot tub, tennis, basketball, volleyball, an on-site playground and a poolside bar.

Landmark Holiday Beach Resort – Panama City Beach, Florida. The Landmark Holiday Beach Resort is located on Panama City Beach.  The 95 unit resort features a hot tub, sauna, an indoor heated pool, barbecue grill and oceanfront private balconies.

Ocean Towers Beach Club – Panama City Beach, Florida. Located on the Miracle Strip, Ocean Towers Beach Club offers one- and two-bedroom oceanfront suites.  The resort’s 98 units feature private balconies or porches, full kitchens and washer/dryers.  Guests will enjoy an exercise room, outdoor heated pool and nearby tennis and golf.

Panama City Resort & Club – Panama City Beach, Florida.  The 40 unit Panama City Resort & Club is located on Panama City Beach overlooking the Gulf of Mexico.  Amenities include private balconies, an outdoor heated pool, a year-round hot tub, and nearby jet skiing, windsurfing, parasailing, and golf.

Surfsider Beach Club – Sanibel Island, Florida. This 31 unit resort is located along the beaches and unspoiled surroundings of Sanibel Island.  The resort features one- and two-bedroom suites and amenities such as an outdoor heated swimming pool, hot tub, tennis, fishing and biking.

Fantasy Island Resort II – Daytona Beach, Florida. This 48 unit resort situated on Daytona Beach is one of the world’s last remaining drive-on beaches.  All units either face or view the ocean, and other amenities include an outdoor heated swimming pool, hot tub and two dry saunas.

Resort Sixty-Six – Holmes Beach, Florida. Anna Maria Island stretches for seven miles, overlooking the Gulf of Mexico.  The 28 units at Resort Sixty-Six either overlook the lush courtyard, or offer views of the Gulf.  Resort amenities include an outdoor heated swimming pool, hot tub and a barbecue grill area.

Outrigger Beach Club – Ormond Beach, Florida. Steps away from the beach and minutes from Daytona Beach, the Outrigger Beach Club’s unique boomerang shape allows all of the resort’s 60 units to face the Atlantic Ocean.  The resort features an outdoor heated swimming pool, children’s swimming pool, poolside grills and an inviting hot tub overlooking the beach and ocean.

Via Roma Beach Resort – Bradenton Beach, Florida.  A beachfront enclave, Via Roma Beach Resort is located on Bradenton Beach.  Featuring one- and two-bedroom suites, this 28 unit beachfront resort offers such amenities as a heated outdoor swimming pool, hot tub and barbecue grill area.

The Georgia Resort

Petit Crest Villas at Big Canoe – Big Canoe, Georgia. Located at Big Canoe in the foothills of the North Georgia Appalachians and an hour north of Atlanta.  Activities include fishing, boating, a fully equipped fitness center, and nearby golf and tennis.  Petit Crest Villas has 35 units that feature a balcony or porch, full kitchen, fireplace, washer and dryer.

The Hawaii Resort

Pono Kai Resort – Kapaa (Kauai), Hawaii. This 52 unit, 13 acre oceanfront resort is located on Kauai’s Coconut Coast.  Surrounded by palms and the Pacific, the Pono Kai Resort is just steps away from beautiful beaches and features tennis courts, local arts and crafts vendors, concierge and a hospitality suite.

The Montana Resort

Lake Condominiums at Big Sky – Big Sky, Montana. Lake Condominiums at Big Sky is located at the foot of Lore Mountain overlooking Lake Levinsky, and is a day trip to Yellowstone National Park or an overnight trip away to Grand Teton National Park.  The resort features 54 units and amenities such as a year-round heated outdoor swimming pool, two large hot tubs and nearby skiing.

The North Carolina Resorts

Foxrun Townhouses – Lake Lure, North Carolina. Located on Lake Lure at the foot of the Blue Ridge Mountains, Foxrun Townhouses offer 75 spacious two-bedroom units in a setting perfect for outdoor enthusiasts including golf, fishing, skiing in the winter and water sports in the spring, summer or fall.

Sandcastle Village II – New Bern, North Carolina. New Bern is located at the intersection of the Trent and Neuse Rivers.  Guests can enjoy nearby sailing, boating and water sports, as well as the antique shops in the historic downtown area.  The 23 unique and spacious pedestal-style townhomes feature full kitchens, washers and dryers, and fireplaces.

Waterwood Townhouses- New Bern, North Carolina. Secluded in a remote area near historical Tyron Palace, the 29 unit Waterwood Townhouses is perfect for sports, outdoor and nature enthusiasts.  This lakefront resort offers two-bedroom suites and an on-site marina, tennis courts, miniature golf and indoor and outdoor pools.

The South Carolina Resorts

Players Club – Hilton Head Island, South Carolina. Players Club is located on Hilton Head Island, which is famous for its striking natural beauty, expansive beaches and world-class golf and tennis.  This 52 unit resort features 28 lighted tennis courts, one of the finest health clubs on the island, and is within walking distance to the beach.

The Yachtsman Resort  – Myrtle Beach, South Carolina. The Yachtsman Resort is located in the heart of Myrtle Beach, along a 60 mile stretch of beaches on South Carolina’s northern shore.  In addition to the beach, area attractions include live entertainment theaters, an aquarium, historic tours of Georgetown and Charleston, shopping, fishing and golf.  The resort’s 160 units are oceanfront and feature full kitchens and whirlpool tubs.

Future Resorts

As a result of current economic conditions and anticipated reduced sales levels, Bluegreen believes that it has adequate timeshare inventory to satisfy its 2010 projected sales of real estate, as well as a number of years thereafter. Accordingly, Bluegreen does not plan to acquire or significantly develop additional resort properties during 2010 or for a few years thereafter. It is also possible that Bluegreen may in the future take over the management of resorts developed and managed by other timeshare operators/developers. Timeshare Loans relating to resorts that may be acquired or developed by Bluegreen in the future or in respect to which Bluegreen becomes the manager in the future may also be included in the Timeshare Loans Collateral.

The tables on the following page sets forth additional data with respect to certain of the Bluegreen Core Resorts as of Bluegreen’s 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission.  Some of the Bluegreen Core Resorts set forth in the following tables were developed in different phases.

The following table describes the relative size, stage of development and amount of remaining inventory at each of the Bluegreen Core Resorts. Although all inventory is sold as Timeshare Properties, we disclose the size and inventory information in terms of number of vacation homes for ease of comparability between our resorts and those of other companies in the industry. “Vacation homes” are individual lodging units (e.g., condominium-style apartments, town homes, cabins, luxury campsites, etc.).

Resort	Daytona SeaBreeze	The Hammocks at Marathon	The Fountains	Orlando’s Sunshine Resort	Casa del Mar Beach Resort
Location	Daytona Beach Shores, FL	Marathon, FL	Orlando, FL	Orlando, FL	Ormond Beach, FL
Year acquired (1)	2005	2003	2003	1997	2003
Number of vacation homes completed	80	58	475	90	43
Number of vacation homes under construction	—	—	96	—	—
Number of future vacation homes (2)	—	—	175	—	—
Total current and future vacation homes	80	58	746	90	43
Percentage of total current and future vacation homes sold(3)	86%	88%	57%	92%	94%
Estimated remaining life-of-project sales (in millions) (4)	$6.7	$8.2	$449.5	$5.9	$1.7

Resort	Grande Villas at World Golf Village	Solara Surfside Resort	Mountain Run at Boyne	The Falls Village	Bluegreen Wilderness Club at Big Cedar
Location	St. Augustine, FL	Surfside, FL	Boyne Falls, MI	Branson, MO	Ridgedale, MO
Year acquired (1)	2003	2001	2002	1997	2000
Number of vacation homes completed	152	58	104	164	294
Number of vacation homes under construction	—	—	—	—	—
Number of future vacation homes (2)	—	—	—	111	30
Total current and future vacation homes	152	58	104	275	324
Percentage of total current and future vacation homes sold(3)	94%	77%	88%	55%	73%
Estimated remaining life-of-project sales (in millions) (4)	$7.8	$7.2	$7.5	$80.8	$111.5

Resort	Long Creek Ranch at Big Cedar	Atlantic Palace	BG Club 36	The Suites at Hershey	The Lodge Alley Inn
Location	Ridgedale, MO	Atlantic City, NJ	Las Vegas, NV	Hershey, PA	Charleston, SC
Year acquired (1)	2007	2008	2006	2004	1998
Number of vacation homes completed	29	288	478	79	90
Number of vacation homes under construction	—	—	—	—	—
Number of future vacation homes (2)	160	—	—	—	—
Total current and future vacation homes	189	288	478	79	90
Percentage of total current and future vacation homes sold(3)	9%	94%	18%	84%	96%
Estimated remaining life-of-project sales (in millions) (4)	$368.4	$13.8	$371.8	$10.4	$2.7

Resort	Carolina Grande	Harbour Lights	Seaglass Tower	Shore Crest Vacation Villas	Mountain Loft
Location	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC	Gatlinburg, TN
Year acquired (1)	2005	1997	2005	1996	1994
Number of vacation homes completed	118	240	144	240	284
Number of vacation homes under construction	—	—	—	—	—
Number of future vacation homes (2)	—	78	—	—	190
Total current and future vacation homes	118	318	144	240	474
Percentage of total current and future vacation homes sold(3)	97%	73%	90%	96%	56%
Estimated remaining life-of-project sales (in millions) (4)	$3.4	$58.6	$9.4	$6.3	$203.6

Resort	Laurel Crest	Shenandoah Crossing	Bluegreen Wilderness Traveler at Shenandoah	BG Patrick Henry Square	Club La Pension
Location	Pigeon Forge, TN	Gordonsville, VA	Gordonsville, VA	Williamsburg, VA	New Orleans, LA
Year acquired (1)	1995	1997	2007	2006	2008
Number of vacation homes completed	152	262	36	72	64
Number of vacation homes under construction	—	—	31	—	—
Number of future vacation homes (2)	50	—	80	279	—
Total current and future vacation homes	202	262	147	351	64
Percentage of total current and future vacation homes sold (3)	67%	98%	16%	5%	72%
Estimated remaining life-of-project sales (in millions) (4)	$67.1	$3.9	$156.0	$548.3	$22.6

Resort	Christmas Mountain Village	Bluegreen Odyssey Dells	La Cabana Beach and Racquet Club
Location	Wisconsin Dells, WI	Wisconsin Dells, WI	Oranjestad, Aruba
Year acquired (1)	1997	2006	1997
Number of vacation homes completed	309	24	449
Number of vacation homes under construction	—	—	—
Number of future vacation homes (2)	—	76	—
Total current and future vacation homes	309	100	449
Percentage of total current and future vacation homes sold (3)	97%	19%	96%
Estimated remaining life-of-project sales (in millions) (4)	$5.2	$114.5	$14.2

(1)	Year that Bluegreen first acquired the land to develop the resort or the year Bluegreen first acquired existing Timeshare Properties at the resort, as applicable.

(2)
Number of vacation homes that can be developed at the resort in the future.  Bluegreen cannot provide any assurance that Bluegreen will have the resources, or will decide to commence or complete the development of any of future vacation homes or that the resulting Timeshare Properties will be sold at favorable prices.

(3)
This is the portion of each resort that has been sold as of December 31, 2008, including sales made by prior owners of the resorts, if applicable. The unsold portion includes vacation homes that are either completed, under construction or subject to future development and may include Timeshare Properties that were sold and then reacquired through equity trade, receivable default or otherwise.

(4)
Estimated remaining life-of-project sales as of December 31, 2008, including both built and un-built units. This table excludes Timeshare Property inventory that Bluegreen owns at the Bluegreen Non-Core resorts and that Bluegreen could develop at certain land it owns in resort areas.  (“Miscellaneous Inventory”). The aggregate estimated remaining life-of-project sales for our Miscellaneous Inventory as of December 31, 2008 was $426.4 million or less than 14% of Bluegreen Resorts’ estimated remaining life-of-project sales. There is no assurance that Bluegreen will realize the estimated remaining life-of-project sales.

THE BLUEGREEN NOTE ISSUER

The Bluegreen Note Issuer will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement, dated as of [________] (as may be amended and restated, the “Trust Agreement”), between the Owner Trustee and the Depositor, which is a subsidiary of Bluegreen.

Pursuant to the Trust Agreement, the Bluegreen Note Issuer will not be permitted to engage in any business or activities other than (i) the acquisition, owning, holding, administering, financing, management, selling and pledging of the Timeshare Loans, (ii) the issuance of the Bluegreen Note pursuant to the Note Purchase Agreement, (iii) the execution, delivery and performance of its obligations under the agreements, documents, instruments and other certificates in furtherance of the foregoing and (iv) engaging in other activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto.  In addition, the Trust Agreement will require the Bluegreen Note Issuer and the Owner Trustee (on behalf of the Bluegreen Note Issuer) to observe certain covenants to avoid substantive consolidation of the assets of the Bluegreen Note Issuer with the assets of the Depositor or any other entity.

None of the Owner Trustee, the Depositor or their respective affiliates is liable for payment of principal or interest on the Bluegreen Note and the Company will be deemed to have released the Owner Trustee, the Depositor and their respective affiliates from any such liability.

The Owner Trustee

[______________] (“___” and in its capacity as owner trustee, the “Owner Trustee”), a Delaware banking corporation, will be the trustee of the Bluegreen Note Issuer and will manage the Bluegreen Note Issuer and its assets.

The Administrator

Initially, Bluegreen shall act as the Administrator pursuant to an administration agreement (the “Administration Agreement”).  Pursuant to the Administration Agreement, the Administrator will perform certain duties of the Bluegreen Note Issuer and the Owner Trustee under the transaction documents to which the Bluegreen Note Issuer or the Owner Trustee is a party.  If Bluegreen shall cease to be the Administrator in accordance with the terms of the Administration Agreement (as defined herein), the Owner Trustee shall act as successor Administrator.

The Depositor

The Bluegreen Note Issuer will acquire Timeshare Loans from BRFC 2009-A LLC (the “Depositor”), a to be or newly-formed, special purpose, bankruptcy remote Delaware limited liability company, and a subsidiary of Bluegreen.  The Depositor has been or will be formed under the laws of the State of Delaware.  The Depositor’s executive offices are expected to be located at 4950 Communication Avenue, Suite 900, Boca Raton, Florida 33431.

Pursuant to the Depositor’s certificate of formation and limited liability company agreement (collectively, the “Formation Documents”), the Depositor will not be permitted to engage in any business or activities other than (i) the acquisition, owning, holding, administering, management and selling of the Timeshare Loans, and (ii) the execution, delivery and performance of the transfer agreements relating to the acquisition of the Timeshare Loans and other agreements, documents, instruments or other certificates in furtherance of the foregoing and (iii) engaging in other activities necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.  So long as the Bluegreen Note is outstanding, the Formation Documents require that the Depositor’s business and affairs be managed by or under the supervision of a board of managers (the “Board of Managers”) which must, at all times, consist of at least one Independent Manager.

The Formation Documents further prohibit the Depositor, without the unanimous approval of its Board of Managers (including the Independent Manager), from (i) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (ii) merging or consolidating with another entity, (iii) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Formation Documents or (iv) engaging in any other action that bears on the legal separateness of the Bluegreen Note Issuer, Bluegreen, the Depositor or any affiliate thereof.

It is anticipated that the Independent Manager will be compensated for his or her services as a manager and that the Independent Manager will be reimbursed for expenses reasonably incurred in connection with his or her services on behalf of the Depositor and will be indemnified against liabilities incurred by him or her in connection with his or her services to the maximum extent permitted by the laws of the State of Delaware.

           The Servicer and Servicing of the Timeshare Loans

General.  Pursuant to the Note Purchase Agreement, Bluegreen, as Servicer, will be responsible for managing, administering and servicing the Timeshare Loans which shall include the collection and posting of all payments received with respect to such Timeshare Loans, responding to inquiries of obligors, accounting for collections, arranging for and administering purchases, repurchases, substitutions and resales of Timeshare Properties related to Defaulted Timeshare Loans, working with Timeshare Purchasers in connection with transfers of ownership of Timeshare Properties, taking such actions as are necessary or appropriate for the purpose of enforcing collections in respect of the Timeshare Loans and furnishing monthly statements to the Manager and the Collateral Agent with respect to distributions.

Collections.  The Servicer is required to contact all applicable Timeshare Purchasers to attempt collection and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans including, but not limited to, (a) preparing and mailing various letters, (b) contacting delinquent obligors by telephone to encourage payment, and (c) such other activities as are required by, or permissible under, the Servicer’s collection policies.  See “The Bluegreen Timeshare Business -- Servicing and Collection Policies” herein.

Defaulted Timeshare Loans.  A Defaulted Timeshare Loan is a Timeshare Loan (i) for which the Servicer has commenced cancellation or termination proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its collection policies, (ii) for which all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the due date, provided, that with respect to this clause (ii), if a Timeshare Loan is not more than 120 days delinquent as of the last day of the Due Period, it shall not be a Defaulted Timeshare Loan as of that date, or (iii) that otherwise ceases to be an Eligible Timeshare Loan.

Under certain circumstances described herein, Defaulted Timeshare Loans must be released from the lien of the Note Purchase Agreement.  See “The Timeshare Loans—Releases, Repurchases and Substitutions of Timeshare Loans” herein.  To the extent that Defaulted Timeshare Loans are not purchased or substituted by Bluegreen in accordance with its purchase or substitution option or are not released from the lien of the Note Purchase Agreement as described herein, the Servicer shall undertake such collection practices and procedures with respect to such Defaulted Timeshare Loans as are normal and consistent with its collection policies including, but not limited to, the remedies available under the related Mortgage Note or Aruba Timeshare Purchase Agreement such as exercising any power of termination, to the extent permitted by law, or re-marketing the related Timeshare Properties.

Servicer Resignation or Termination.  The Servicer may not resign from the duties and obligations imposed on it under the Note Purchase Agreement unless and until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer under the Note Purchase Agreement.  In certain limited circumstances, the Servicer may, and upon notice from the Company (notice from the Company will be given at the direction of the Manager or Members holding at least a majority of the Membership Interests in the Company), in the event of a Servicer Event of Default, be removed.  Unless consented to by the Company (consent of the Company will be given at the direction of the Manager or Members holding at least a majority of the Membership Interest in the Company), the Bluegreen Note Issuer may not waive any Servicer Event of Default.  The resignation by the Servicer is not an Event of Default under the Note Purchase Agreement.  Upon the resignation or removal of the Servicer, all authority and power of the Servicer shall pass to and be vested in the Collateral Agent, [_________] (see below).  Pursuant to the Backup Servicing Agreement, the Collateral Agent will engage the Backup Servicer to perform certain of the servicing functions of the Servicer.  The Servicer will be entitled to any amounts accrued and owing to it under the Note Purchase Agreement on or prior to the date of a servicing transfer.

Evidence as to Compliance.  The Note Purchase Agreement requires that the Servicer deliver to the Bluegreen Note Issuer, the Collateral Agent and the Company a certification on or before June 30 of each year commencing in 2011 that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Note Purchase Agreement during such period has been performed and (ii) based on such review, no Servicer Event of Default is known to have occurred and is continuing or, if a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof.

In addition, the Note Purchase Agreement requires that the Servicer shall, on or before [DATE], cause a firm of independent public accountants to furnish a report (and the Servicer shall provide a copy of such report to the Bluegreen Note Issuer and the Collateral Agent) to the effect that such firm has examined the Servicer’s assertion as to its compliance with the minimum servicing standards as set forth in the Mortgage Bankers Association of America’s

Uniform Single Attestation Program for Mortgage Bankers.  The accountant shall be independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Remarketing

Bluegreen will also enter into a remarketing agreement (the “Remarketing Agreement”), pursuant to which, if a Timeshare Purchaser defaults on the payments due on a Timeshare Loan and Bluegreen does not elect to exercise its option to purchase or substitute such Defaulted Timeshare Loan, subject to a maximum limit, the Servicer generally will institute all legal remedies and cause such Timeshare Property to be remarketed on behalf of the Collateral Agent pursuant to the Note Purchase Agreement and the Remarketing Agreement.  Pursuant to the Remarketing Agreement, Bluegreen will be paid a remarketing fee monthly which will be equal to the product of (i) the liquidation proceeds in the prior month from the remarketed Timeshare Properties related to the Defaulted Timeshare Loans and (ii), Bluegreen’s average sales and marketing expenses as a percentage of total sales of timeshare interests during the preceding four (4) calendar quarters.

The Backup Servicer

__________________(in its capacity as backup servicer, the “Backup Servicer”), corporation is unaffiliated with the Company.  Pursuant to the Backup Servicing Agreement, dated as of [______] (the “Backup Servicing Agreement”), by and among the Bluegreen Note Issuer, the Servicer, the Backup Servicer and the Collateral Agent, prior to the removal or resignation of the Servicer as described herein, the Backup Servicer will be obligated to maintain, backup, read and reconcile the records and reports of the Servicer on behalf of the Bluegreen Note Issuer and the Collateral Agent.  Upon the removal or resignation of the Servicer, the Backup Servicer will also, pursuant to the terms of the Backup Servicing Agreement, be automatically obligated to undertake, among other things, all billing, payment processing, customer service and reporting activities on behalf of the Bluegreen Note Issuer and the Collateral Agent.

The Collateral Agent

[______________________], a national banking association unaffiliated with the Company, will act as Collateral Agent under the Note Purchase Agreement.  The Collateral Agent will hold the Timeshare Loans Collateral as security for the benefit of the Company.  The Bluegreen Note Issuer and its affiliates may from time to time enter into normal banking and trustee relationships with the Collateral Agent and its affiliates.

The Collateral Agent may resign at any time upon 60 days’ written notice.  The Collateral Agent may also be removed by the Company if the Collateral Agent ceases to be eligible to continue as such under the Note Purchase Agreement, fails to perform in any material respect its obligations under such Note Purchase Agreement or becomes insolvent.  In such circumstances, the Manager will be obligated to appoint a successor Collateral Agent.  Any resignation or removal of a Collateral Agent and appointment of a successor Collateral Agent will not become effective until acceptance of the appointment by the successor Collateral Agent.

THE NOTE PURCHASE AGREEMENT AND DESCRIPTION OF THE NOTE

General

Under the terms and subject to the conditions contained in a note purchase agreement by and between the Bluegreen Note Issuer and the Company (the “Note Purchase Agreement”), the Bluegreen Note Issuer has agreed to sell to the Company the Bluegreen Note.  The Note Purchase Agreement provides that, subject to the terms therein, the Company is obligated to purchase the Bluegreen Note.

The Bluegreen Note will be issued by the Bluegreen Note Issuer to the Company. The Bluegreen Note is payable solely from the Timeshare Loans Collateral (defined herein). The Bluegreen Note is not guaranteed by Bluegreen or any of its affiliates or any other person or entity. The Bluegreen Note will bear interest at the rate of 8.0% per annum.

The outstanding principal balance of the Bluegreen Note is equal to the amount of capital contributions received by the Company and loaned by the Company to the Bluegreen Note Issuer less the principal payments received by the Company on the Bluegreen Note (the “Outstanding Note Balance”).  The Bluegreen Note will have a maximum principal balance equal to $750,000,000.

If Bluegreen has Timeshare Loans available for purchase by the Bluegreen Note Issuer, simultaneously with each closing, the capital contributions received by the Company will be advanced to the Bluegreen Note Issuer pursuant to the Note Purchase Agreement.  If Bluegreen does not have available Timeshare Loans to sell to the Bluegreen Note Issuer when capital contributions are accepted by the Company from investors, the Company will retain the gross proceeds and will use a portion of the gross proceeds to pay fees and expenses in connection with the offering and other organizational and offering expenses on behalf of the Bluegreen Note Issuer (which shall be deemed to be an advance under the Bluegreen Note).  The balance of the proceeds will be used to make the advance to the Bluegreen Note Issuer at such time as Bluegreen has available Timeshare Loans.  Bluegreen will be obligated to pay as a usage fee under the Note Purchase Agreement an amount equal to the interest at the rate of 8% per annum which would have been payable on the gross proceeds from the Offering accepted at a closing from the date of the Closing through the date of the advance.  If the Company has not used any portion of the offering proceeds by the Final Loan Date, Bluegreen will pay, an additional usage fee, equal to the fees and expenses in connection with the offering and other organizational and offering expenses paid by the Company, and the contributions made by investors that were not invested will be returned to them promptly with interest at the rate of 8% per annum.

The cash purchase price of the Timeshare Loans purchased using the proceeds from the offering (other than the proceeds from the distribution reinvestment plan), which are referred to as the Initial Timeshare Loans will initially be 71% of the Aggregate Loan Balance as of the close of business on the day immediately preceding the Transfer Date.  The Bluegreen Note Issuer will also issue a residual interest to Bluegreen for the purchase of the Timeshare Loans.  The cash purchase price of Timeshare Loans will be subject to prospective reduction to percentages determined in accordance with gross cumulative default curves if the gross cumulative defaults through the dates specified in the curves for any of the Collateral

Measurement Pools exceeds the default level on the curve, provided that the purchase price shall be readjusted upward if the gross cumulative default levels are below the levels in the gross cumulative default curve for three consecutive months.  The curves are based on aggregate defaults ranging from __% to __% or higher.  In addition, the Manager and Bluegreen may agree to adjust the purchase price of the Timeshare Loans even if it is not required pursuant to the gross collateral default curves or modify the gross default curves to take into account, among other things, changes in market conditions.

Interest

Interest Distribution Amount on the Bluegreen Note will be payable on the Payment Date, commencing on the first Payment Date more than ___ days after the Initial Closing Date.  On each Payment Date, interest will be due and payable on the Bluegreen Note (in the manner described under the section entitled “Payments from the Timeshare Loans Collateral” below) in an amount (the “Interest Distribution Amount”) equal to the interest accrued during the related period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month (the “Interest Accrual Period”) (except that the initial Interest Accrual Period shall be the period from and including the Initial Closing Date to [date]) at the Note Rate on the Outstanding Note Balance immediately prior to such Payment Date.

The Interest Distribution Amount will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The “Note Rate” for the Bluegreen Note shall be a per annum fixed rate equal to 8.0%.

Principal

During the period from the Initial Closing Date through the fifth anniversary of the Initial Closing Date, (unless the reinvestment period has been suspended), all principal payments and excess interest payments made on the Timeshare Loans will be retained by the Bluegreen Note Issuer and used to purchase Subsequent Timeshare Loans from the Depositor at a purchase price initially equal to 75% of the Loan Balance as of the close of business on the day immediately preceding the Transfer Date.  The purchase price will be subject to adjustment as set forth under “The Note Purchase Agreement and Description of the Bluegreen Note – General.”

After the fifth anniversary (or during the suspension of the investment period, if earlier) principal and interest payments made on the Timeshare Loans Collateral in excess of the payment required to be made under “Payments from the Timeshare Loans Collateral” (see below) will be paid to the Company as a prepayment on the Bluegreen Note (“Principal Payments”).

Payments from the Timeshare Loans Collateral

On each Payment Date the Collateral Agent shall, based on the Monthly Servicer Report (except with respect to the payment pursuant to clause (6) below, which shall be based on a written statement from the Manager to the Servicer), make the following distributions and disbursements in the following order of priority:

(1)
fees due to the Collateral Agent, plus any such fees accrued and unpaid with respect to prior Payment Dates, and any extraordinary out-of-pocket expenses of the Collateral Agent (up to $_____ per Payment Date and no more than a cumulative total of $____ for servicer transition expenses) incurred and not reimbursed in connection with its obligations and duties under the Note Purchase Agreement (unless an Event of Default has occurred and all of the Timeshare Loans Collateral has been sold, in which case all accrued and unpaid fees due to the Collateral Agent shall be paid to the Collateral Agent);

(2)	fees due to the Owner Trustee, plus any such fees accrued and unpaid with respect to prior Payment Dates;

(3)	fees due to the custodian, which will hold the Timeshare Loans Collateral on behalf of the Bluegreen Note Issuer, plus any such fees accrued and unpaid from prior Payment Dates;

(4)	fees due to the Lockbox Bank (which will be retained to receive payments on the Timeshare Loans securing the Bluegreen Note), plus any such fees accrued and unpaid from prior Payment Dates;

(5)	the Asset Management Fee at a rate of 0.5% per annum of the outstanding principal balance of the Bluegreen Note due to the Manager, plus any such fees accrued and unpaid from prior Payment Dates;

(6)	to the Company any out-of-pocket operating expenses of the Company, including expense reimbursements to the Manager and any obligation to indemnify the Manager and its affiliates;

(7)
to pay or reimburse Bluegreen for its out-of-pocket expenses in connection with services performed on behalf of the Company at the Company’s written request in connection with the administration and operation of the Company;

(8)	Servicing fees due to Bluegreen, as the Servicer, plus any such fees and expenses accrued and unpaid from prior Payment Dates;

(9)	fees due to the Backup Servicer, plus any such fees accrued and unpaid with respect to prior Payment Dates (less any amounts received from the Collateral Agent, as successor Servicer);

(10)	fees due to Bluegreen, as the Administrator, plus any such fees accrued and unpaid from prior Payment Dates;

(11)	to the Company, the Interest Distribution Amount;

(12)	to the Collateral Agent, any extraordinary out-of-pocket expenses of the Collateral Agent not paid in accordance with (1) above;

(13)
if a Partial Amortization Event has occurred and is continuing (unless the reinvestment period has expired or been suspended), 15% of the proceeds from principal payments on Timeshare Loans, to make principal payments on the Bluegreen Note until the Bluegreen Note is paid in full;

(14)
unless a Trigger Event or Event of Default has occurred and is continuing or the reinvestment period has been suspended, through the fifth anniversary of the Initial Closing Date, to purchase Subsequent Timeshare Loans;

(15)
after the fifth anniversary of the Initial Closing Date or a Trigger Event or Event of Default has occurred and is continuing or during the suspension of the reinvestment period to make principal payments to the Company until the Bluegreen Note is paid in full; and

(16)	thereafter, to the Owner Trustee for distribution under the Trust Agreement to Bluegreen on account of its residual interest.

The aggregate fees payable to Stratstone, Bluegreen and their affiliates, and to third-party service providers out of the payments on Timeshare Loans Collateral are estimated to equal approximately 0.16% per month of the principal amount of the Timeshare Loans.

A “Trigger Event” shall occur five Business Days prior to any Payment Date if, (a) the average of the Delinquency Levels for the last three Due Periods is equal to or greater than 6.00% and shall continue until the Delinquency Levels are less than 6.00% for three consecutive Due Periods, or (b) the average of the Default Levels for the last three Due Periods exceeds 1.40% and shall continue until the Default Level is equal to or less than 1.40% for three consecutive Due Periods.

Events of Default

An “Event of Default”  under the Note Purchase Agreement includes any one of the following events:  (a) a default in the payment of the Interest Distribution Amount and principal payments, and any other payments in respect of any Bluegreen Note, within three Business Days after the same become due and payable; (b) a non-monetary default in the performance or breach, of any covenant or warranty by the Bluegreen Note Issuer in the Note Purchase Agreement and the continuation of such default or breach for a period of 30 days (or, if the Bluegreen Note Issuer shall have provided evidence satisfactory to the Collateral Agent that such covenant or warranty cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of a responsible officer of the Bluegreen Note Issuer (x) first acquires actual knowledge and (y) receives written notice thereof from the Collateral Agent, provided, however, if the Bluegreen Note Issuer shall have disposed of any portion of the Timeshare Loans Collateral in contravention of the Note Purchase Agreement or shall have claimed any credit or made any deduction from the principal of, or interest on, the Bluegreen Note by reason of any taxes levied or assessed upon any portion of the Timeshare Loans Collateral, there shall be no cure period whatsoever; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Bluegreen Note Issuer; (d) the Bluegreen Note Issuer becoming subject to registration as an “investment company” under the Investment Company

Act of 1940, as amended; (e)(i) the impairment of the validity of any security interest of the Collateral Agent in the Timeshare Loans Collateral in any material respect, except as expressly permitted by the Note Purchase Agreement or (ii) the creation of any material encumbrance on or with respect to the Timeshare Loans Collateral or any portion thereof not otherwise permitted, which is not stayed or released within ten days of the Bluegreen Note Issuer having actual knowledge of its creation; (f) failure by Bluegreen to repurchase any Defective Timeshare Loan or provide a Qualified Substitute Timeshare Loan for a Defective Timeshare Loan to the extent required under the terms of the Sale Agreement; or (g) the occurrence and continuance of a Servicer Event of Default that is uncured for two consecutive Due Periods.

Upon the occurrence and continuance of an Event of Default, the Collateral Agent shall, upon notice from the Company (notice from Company will be given at the direction of the Manager or Members holding more than 50% of the Membership Interest in the Company), declare the Bluegreen Note to be immediately due and payable at its Outstanding Note Balance plus all accrued and unpaid interest thereon,

(1)              if (a) such Event of Default is related to the bankruptcy, insolvency, receivership or reorganization of the Bluegreen Note Issuer occurs or (b) such Event of Default is related to a failure to pay any interest or principal to the Company when such becomes due and payable and either (i) the Collateral Agent or the Company has, in its good faith judgment, determined that the value of the assets comprising the Timeshare Loans Collateral is less than the Outstanding Note Balance or (ii) such failure to pay interest or principal continues for two consecutive Payment Dates, the Bluegreen Note will automatically become due and payable at its Outstanding Note Balance plus all accrued and unpaid interest thereon.

(2)              if such Event of Default is other than an Event of Default of the kind described in the preceding paragraph, the Collateral Agent shall, upon notice from the Company (which shall be given at the direction of the Manager or Members holding more than 50% of the Membership Interest in the Company), declare the Bluegreen Note to be immediately due and payable at its Outstanding Note Balance plus all accrued and unpaid interest thereon.

Any declaration of acceleration under (1) or (2) above may each be rescinded by the Company (at the direction of the Manager or Members holding more than 50% of the Membership Interests in the Company).  An automatic acceleration under (1) above may be rescinded by the Company (at the direction of the Manager or Members holding more than 50% of the Membership Interests in the Company).  Notwithstanding the foregoing, if the Collateral Agent shall have commenced making distribution in the priorities described in either of the following two paragraphs, no acceleration may be rescinded or annulled.

If the Bluegreen Note shall have become due and payable following an Event of Default, any money collected by the Collateral Agent in respect of the Timeshare Loans Collateral and any other money that may be held thereafter by the Collateral Agent as security for the Bluegreen Note shall be applied according to the “Payments from the Timeshare Loans Collateral” section herein, provided that the amounts on deposit in the General Reserve Account and Special Reserve Account shall only be applied to payment of principal and interest on the Bluegreen Note.

The Bluegreen Note Issuer will be required to furnish annually to the Collateral Agent, a statement of certain officers of the Bluegreen Note Issuer to the effect that, to their actual knowledge, the Bluegreen Note Issuer is not in default in the performance and observance of the terms of the Note Purchase Agreement or, if the Bluegreen Note Issuer is in default, specifying such default.

The Note Purchase Agreement will provide that the Company (at the direction of the Manager or Members holding more than 50% of the Membership Interests in the Company) will have the right to waive certain Events of Default and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or exercising any trust or power conferred on the Collateral Agent.  The Note Purchase Agreement will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Collateral Agent will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs.  Subject to such provisions, the Collateral Agent will be under no obligation to exercise any of its rights or powers under such Note Purchase Agreement at the request of the Company unless it shall have offered to the Collateral Agent reasonable security or indemnity.

For purposes of determining whether a Partial Amortization Event, Trigger Event and Event of Default has occurred, for the period from the Initial Closing through six months after the Final Closing of the Offering, the Timeshare Loans (including Initial Timeshare Loans, Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans) purchased or substituted, as applicable, by the Bluegreen Note Issuer during such period will be grouped in separate collateral measurement pools (each a “Collateral Measurement Pool”).  Any such event shall be deemed to occur if it has occurred for any of the Collateral Measurement Pools.  After such period, Partial Amortization Events, Trigger Events and Events of Default will be determined on a portfolio-wide basis.

Each Collateral Measurement Pool will consist of loans purchased during a period of _____ months from the Initial Closing Date or the date following the closing of the immediately preceding Collateral Measurement Pool.  However, if the amount advanced by the Company to the Bluegreen Note Issuer during such _____ month period is less than $_________, Timeshare Loans will continue to be included in the then open Collateral Measurement Pool until the earlier of _____ months after the date of opening of that Collateral Measurement Pool and the date on which $_______ has been advanced by the Company to the Bluegreen Note Issuer.

Credit Enhancement/Over-collateralization

Losses allocated to the Bluegreen Note as a result of Defaulted Timeshare Loans are intended to be reduced, to varying degrees, by (i) the excess interest generated as a result of the difference between the Note Rate and the coupon rates on the Timeshare Loans, (ii) the amounts on deposit in the General Reserve Account, (iii) the amount on deposit in the Special Reserve Account, (iv) the amount that the aggregate principal amount of Timeshare Loans exceeds the principal amount of the Bluegreen Note, and (v) additional interest and aggregate principal amount payable on Subsequent Timeshare Loans.

General Reserve Account

The general reserve account will be funded with 2.8% of the gross proceeds from the offering (excluding the proceeds of the distribution reinvestment plan) advanced to the Bluegreen Note Issuer and will be deposited in an account (the “General Reserve Account”), which will be available if the amounts available for distribution are insufficient to make these payments (i) to make interest payments on the Bluegreen Note ; (ii) following a suspension or expiration of the reinvestment period, to make principal payments on the Bluegreen Note to the extent that any principal proceeds on the Timeshare Loans have been applied to pay interest on the Bluegreen Note, fees or expenses, and (iii) following a Partial Amortization Event (after the expiration of the reinvestment period), Trigger Event or Event of Default, to make principal payments on the Bluegreen Note until the Bluegreen Note is paid in full.  To the extent that there are any remaining amounts in the General Reserve Account after the Bluegreen Note has been paid in full, such amounts will be paid as a distribution on the residual interest to Bluegreen.

Special Reserve Account

The special reserve account will be funded with 4.38% of the gross proceeds from the Offering (excluding the proceeds of the distribution reinvestment plan) advanced to the Bluegreen Note Issuer (the “Special Reserve Account”).  In addition, in the event that the purchase price of Subsequent Timeshare Loans is reduced as described in “The Note Purchase Agreement and Description of the Bluegreen Note – General,” additional amounts will be deposited in the special reserve account in an amount equal to such reduction amount using a portion of funds available for reinvestment.  The special reserve will be subject to release to Bluegreen at the rate of up to 1/3 of the amount held in the applicable sub-account of the Special Reserve Account at the first anniversary of the final closing, up to 2/3 of the amount held in the applicable sub-account of the Special Reserve Account (without deduction of any amount previously released to Bluegreen) at the second anniversary and the remaining amount held in the applicable sub-account of the special reserve account at the third anniversary if the aggregate defaults on the Timeshare Loans are less than the default levels determined based on a gross cumulative default curve based on an [___%] gross cumulative default.  In determining whether the Special Reserve will be released to Bluegreen, the test will be applied for each Collateral Measurement Pool separately.  Amounts in the Special Reserve Account allocable to each Collateral Measurement Pool will be paid to Bluegreen over a three-year period following the closing of each Collateral Measurement Pool, if certain default targets as to the Timeshare Loans Collateral are met.  To the extent amounts from the Special Reserve Account are released to Bluegreen, such amounts will be allocated pro rata among the Collateral Measurement Pools.  After use of the funds available in the general reserve account, the amounts held in the special reserve account will be used for the same purposes as the general reserve account.

Modification of Note Purchase Agreement

The Note Purchase Agreement may only be modified with the consent of the Company, which shall be given with the consent of the Managers or Members holding more than 50% of the Membership Interests, the Bluegreen Note Issuer, and the Collateral Agent, provided that the following actions may only be consented to by the Company with the consent of the Members holding at least two-thirds of the Membership Interest in the Company):

(i)
change the Stated Maturity of the Bluegreen Note or the due date of any installment of principal of or any installment of interest on the Bluegreen Note, or change the priority of payment thereof or reduce the principal amount thereof or the Note Rate or change any place of payment where, or the coin or currency in which, the Bluegreen Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

(ii)	modify or alter the provisions of the proviso to the definition of the term “Outstanding” in the Note Purchase Agreement; or

(iii)
permit the creation of any lien ranking prior to or on a parity with the lien of the Note Purchase Agreement with respect to any part of the Collateral or terminate the lien of the Note Purchase Agreement on any property at any time subject thereto or deprive the Company of the security afforded by the lien of the Note Purchase Agreement.

The Bluegreen Note Issuer, the Servicer, the Club Trustee, the Backup Servicer and the Collateral Agent and the Company, without the consent of the Company, may enter into one or more supplemental note purchase agreements to correct or amplify the description of any property at any time subject to the lien of the Note Purchase Agreement or better to assure, convey and confirm unto the Collateral Agent any property subject or required to be subjected to the lien of the Note Purchase Agreement, provided that such actions shall not adversely affect the interests of the Company.

Reports to Company

Each month, in accordance with the terms of the Note Purchase Agreement, the Collateral Agent will make available the Monthly Servicer Report to the Company.  The Collateral Agent will also deliver any certifications of the Bluegreen Note Issuer, the Servicer or independent public accountants to the Company promptly after receipt.

The Collateral Agent makes no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the Collateral Agent for which it is not the original source.

The Collateral Agent shall have the right to change the way such reports are distributed in order to make distributions more convenient and/or more accessible to the Company after providing notice of such change to the Company.  The Collateral Agent shall not be liable for the dissemination of information made in accordance with the Note Purchase Agreement.

Stated Maturity

The Bluegreen note will mature on the twentieth anniversary of the Initial Closing Date (the “Stated Maturity”).  The actual maturity of the Bluegreen Note could be significantly earlier than the Stated Maturity, and the weighted average life of the Bluegreen Note could be significantly shorter, in the event of certain occurrences, such as (i) the exercise by Bluegreen of its option to purchase Defaulted Timeshare Loans, (ii) the repurchase of Timeshare Loans by Bluegreen due to breaches of representations and warranties in respect of the Timeshare Loans by Bluegreen in the Sale Agreement, (iii) Timeshare Loans becoming Defaulted Timeshare Loans, (iv) prepayment of Timeshare Loans or (v) the exercise of the optional redemption of the Bluegreen Note by the Servicer.

Optional Redemption

The Bluegreen Note will be subject to optional redemption by the Servicer at any time on or after the Optional Redemption Date, which is the date when the Outstanding Note Balance is 20% or less of the Initial Note Balance.  The redemption price shall be equal to the Outstanding Note Balance plus accrued and unpaid interest up to and including the date of redemption.

Satisfaction and Discharge of Note Purchase Agreement

The Note Purchase Agreement will cease to be of further effect and will be discharged upon the delivery to the Collateral Agent for cancellation of the Bluegreen Note or, with certain limitations (including the obligation to pay principal and interest), upon deposit with the Collateral Agent of funds sufficient for the payment or redemption thereof and the Bluegreen Note Issuer and the Servicer (to the extent provided for in the Note Purchase Agreement) have paid or caused to be paid all other amounts due under the Note Purchase Agreement.

THE COLLATERAL

General

The Bluegreen Note will be secured by the following Collateral:  (i) an initial pool of timeshare loans acquired by the Bluegreen Note Issuer, using advances made by the Company out of offering proceeds (other than from the distribution reinvestment plan) received by the Company, on the Initial Closing Date (the “Initial Timeshare Loans”) consisting of (A) timeshare loans each evidenced by a promissory note (a “Mortgage Note”) and secured by a first mortgage on a fractional fee simple timeshare interest in a Resort unit  or a fee simple undivided interest in a Resort (or a phase thereof) associated with a Resort unit (each, a “Deeded Club Loan”) and (B) a pool of timeshare loans each secured by shares (the “Co-op Shares”) of the timeshare cooperative association at La Cabana Resort in Aruba (each, an “Aruba Club Loan,” and together with the Deeded Club Loans, the “Club Loans”), (ii) additional Club Loans acquired by the Bluegreen Note Issuer out of payments on the Club Loans (the “Subsequent Timeshare Loans”), (iii) any Qualified Substitute Timeshare Loans (as defined herein) (together with the Subsequent Timeshare Loans and the Initial Timeshare Loans, the “Pledged Timeshare Loans”), (iv) timeshare loan files and all related security in respect of the Pledged Timeshare Loans, (v) the specified payments required to be made under the Timeshare Loans after the related Transfer Date, (vi) the rights and remedies under the Sale Agreement, the Lockbox Agreement and the Remarketing Agreement (each, as defined herein), (vii) amounts properly deposited in the collection accounts in which payments on the Timeshare Loans and reserves will be deposited and held and other accounts, under the Note Purchase Agreement  and (viii) any proceeds of the foregoing.

The Lockbox Account

As of each date on which the Bluegreen Note Issuer purchases Timeshare Loans, the Servicer will instruct or shall have instructed all applicable Timeshare Purchasers to send all amounts due and owing under their respective Timeshare Loans to an account (the “Lockbox Account”) maintained with [__________________.] (the “Lockbox Bank”), and the Servicer will instruct all applicable Timeshare Purchasers related to the Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans to send all amounts due and owing under their respective Timeshare Loans to the Lockbox Account.  The Servicer will be required to segregate and, as provided in the Lockbox Agreement, cause all amounts (other than an amount equal to $[_____] that will remain in the Lockbox Account for administrative purposes) in respect of the Timeshare Loans to be transferred from the Lockbox Account to an account held by the Collateral Agent every Business Day pursuant to one or more automated repetitive wires.  Upon the occurrence of a Servicer Event of Default, the Lockbox Bank will act only at the direction of the Collateral Agent with respect to the Lockbox Account.  Notwithstanding the foregoing, funds received from Timeshare Purchasers making payments on their Timeshare Loans using credit card arrangements will be deposited to a segregated account prior to deposit to the Lockbox Account.

THE TIMESHARE LOANS

General

Each Deeded Club Loan and Aruba Club Loan was or will be originated or acquired and serviced by Bluegreen prior to the applicable Transfer Date.  It is generally expected that all of the Initial Timeshare Loans and Subsequent Timeshare Loans will have been serviced by the Servicer since origination.

On each transfer of Initial Timeshare Loans and Subsequent Timeshare Loans, Bluegreen will transfer or cause a subsidiary to transfer, pursuant to one or more transfer or sale agreements, Timeshare Loans to the Bluegreen Note Issuer. Each Initial Timeshare Loan, Subsequent Timeshare Loan and Qualified Substitute Timeshare Loan must meet the definition of an Eligible Timeshare Loan.

Subsequent Timeshare Loans

During the period from the Initial Closing Date of the offering through the fifth anniversary of the Initial Closing Date, unless an Event of Default has occurred and is continuing, the Bluegreen Note Issuer will apply the amounts received as principal payments and interest on the Timeshare Loans Collateral (after the payment of interest on the Bluegreen Note and other required payments under “Payments from Timeshare Loans Collateral”) and any amounts received to purchase Eligible Timeshare Loans.  In addition, the Company will advance to the Note Issuer the gross proceeds received under the Distribution Reinvestment Plan net of amounts required to purchase Units under the Company’s Repurchase Program, and these proceeds will be used to purchase eligible Timeshare Loans.  The cash purchase price for each Subsequent Timeshare Loan shall initially be an amount equal to the product of the Loan Balance as of the close of business on the day immediately preceding the Transfer Date of such Subsequent Timeshare Loan and 75%, subject to the adjustment on the same basis as the Initial Timeshare Loans as set forth in the “The Note Purchase Agreement and Description of the Bluegreen Note – General” section herein.  No amounts will be deposited in the Special Reserve Account with respect to the Subsequent Timeshare Loans except to the extent that the cash purchase price is adjusted downward.  The Bluegreen Note Issuer will also issue a residual interest to Bluegreen in connection with the purchase of the Subsequent Timeshare Loans.  It is expected that all Subsequent Timeshare Loans will have been serviced by the Servicer since origination.

During the reinvestment period, if a Partial Amortization Event occurs and is continuing, 85% of the principal amount otherwise available for reinvestment in Subsequent Timeshare Loans will continue to be available to be reinvested and the balance will be applied to make principal payments on the Bluegreen Note.  100% of excess interest, otherwise available for reinvestment, will continue to be available to be reinvested in Subsequent Timeshare Loans.

In addition to the suspension of the reinvestment period on the occurrence and during the continuance of a Trigger Event or an Event of Default, the reinvestment period may be suspended by the Manager (x) at any time on not less than 120 days prior written notice or (y) on 20 business days prior written notice that there has been a material adverse change in (i) the financial condition, results of operations or business prospects of Bluegreen, (ii) the anticipated recovery value of  Bluegreen Timeshare Loans Collateral or (iii) the prospects for collecting the Timeshare Loans made by Bluegreen that, in any of the foregoing cases, individually or in the aggregate, materially increases the likelihood that the principal and interest on the Bluegreen Note will not be paid in full.  In that event, the principal payments and excess interest on the Timeshare Loans Collateral will be applied to repay principal on the Bluegreen Note.

The reinvestment period will also be suspended if Bluegreen provides not less than 60 days prior written notice to the Bluegreen note issuer and the Company that it no longer has Timeshare Loans available for sale until such time Bluegreen provides not less than 30 days prior written notice that is has Timeshare Loans available for sale.

Releases, Repurchases and Substitutions of Timeshare Loans

As described below, from time to time, the Collateral Agent shall release Timeshare Loans from the lien of the Note Purchase Agreement.  Each Timeshare Loan released shall no longer be deemed a Timeshare Loan from and after the date on which such Timeshare Loan is released.

Mandatory Repurchase or Substitution for Breaches of Representations and Warranties. Pursuant to the Note Purchase Agreement, and certain transfer and sale agreements (pursuant to which Bluegreen has transferred or will have transferred or caused a subsidiary to transfer Timeshare Loans to the Bluegreen Note Issuer), Bluegreen and the Bluegreen Note Issuer, will make certain representations and warranties regarding the Timeshare Loans, including a representation and warranty that each Timeshare Loan, subject to certain exceptions specified therein, meets, as of a date five business days prior to the applicable Transfer Date, the criteria required to be an Eligible Timeshare Loan.  To the extent that it is subsequently discovered that any representation or warranty was untrue (as of the date such representation or warranty was made), upon discovery of such breach of representation or warranty, the party discovering such breach shall give prompt written notice to the Bluegreen Note Issuer, Bluegreen, the Depositor and the Collateral Agent.  If such breach materially and adversely affects the value of a Timeshare Loan or the interests therein of the Company, Bluegreen shall, within 60 days from the date it is notified of or otherwise discovers such breach,  if the breach relates to a particular Timeshare Loan (a “Defective Timeshare Loan”), (i) cure such breach in all material respects, substitute one or more Qualified Substitute Timeshare Loans for such Defective Timeshare Loan and pay any Substitution Shortfall Amounts, if any or (ii) with respect to a Defective Timeshare Loan repurchase such Timeshare Loan from the Bluegreen Note Issuer at the related Repurchase Price.  Pursuant to the Sale Agreement, the Depositor shall assign its rights and remedies with respect to the Timeshare Loans to the Bluegreen Note Issuer, including, but not limited to, its rights and remedies in respect of breaches of representations and warranties.

The representations and warranties in the Sale Agreement with respect to each Timeshare Loan include, but are not limited to, the following:  (i) such Timeshare Loan is in compliance, in all material respects, with the applicable Federal, state and local laws including those relating to usury, truth-in-lending, land sales, consumer credit protection and disclosure laws, (ii) such Timeshare Loan has been or will be duly filed and recorded (except with respect to the Aruba

Club Loans) with all appropriate governmental authorities and each Mortgage is a valid first Mortgage lien on the related Timeshare Property securing the related Mortgage Note or, in the case of the Aruba Club Loans, originated pursuant to an Aruba Timeshare Purchase Agreement, (iii) such Timeshare Loan has been underwritten in accordance with Bluegreen’s FICO® score-based credit underwriting guidelines and credit policy, (iv) the related Mortgage Note, or the related Aruba Timeshare Purchase Agreement, is genuine and the legal, valid, binding and enforceable obligation of the maker thereof (subject to customary exceptions for availability of equitable remedies and the effect of bankruptcy law), (v) at the time such Timeshare Loan was made to the Timeshare Purchaser, the Timeshare Purchaser held valid title to the Vacation Club Rights related to the Timeshare Property, (vi) such Timeshare Loan was not more than 60 days past due as of the related Transfer Date and (vii) such Timeshare Loan meets the criteria to be an Eligible Timeshare Loan.

The Repurchase Price and any Substitution Shortfall Amounts shall be remitted to the Collateral Agent on the Business Day prior to the Payment Date for deposit in the appropriate collection account.

Optional Purchase or Substitution of Defaulted Timeshare Loans.  If a Timeshare Loan has become a Defaulted Timeshare Loan, Bluegreen will have the option, but not the obligation, to either (i) purchase such Defaulted Timeshare Loan at the Repurchase Price of such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amount, if any; provided, however, that Bluegreen’s option to purchase a Defaulted Timeshare Loan is limited (the “Optional Purchase Limit”) on any date to (x) 15% of the aggregate Loan Balances of the Initial Timeshare Loans and the Subsequent Timeshare Loans as of the related Transfer Date less (y) the aggregate Loan Balances of the Defaulted Timeshare Loans previously purchased by Bluegreen on the related purchase dates or release dates, as applicable; provided, further, that Bluegreen’s option to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to (x) 20% of the aggregate Loan Balances of the Initial Timeshare Loans and the Subsequent Timeshare Loans as of the related Transfer Date, less (y) the aggregate Loan Balances of the Defaulted Timeshare Loans previously substituted by Bluegreen on the related Transfer Dates.

The Repurchase Price and any Substitution Shortfall Amounts shall be remitted to the Collateral Agent on the Business Day prior to the Payment Date for deposit in the appropriate collection account.

Characteristics of the Timeshare Loans

The Initial Timeshare Loans and the Subsequent Timeshare Loans will generally be required to have the following characteristics (the “Eligibility Criteria”) as of a date five business days prior to the date that they are acquired by the Bluegreen Note Issuer, which will be determined based on the Collateral Measurement Pool in which the Timeshare Loan will be included:

Range of Loan Balances	______-_________
Range of Coupon Rates	_______-________
Minimum Coupon Rate	______%
Weighted Average Coupon Rate	_______%-_____%
Original Term to Stated Maturity	less than or equal to ______
Down payments	greater than or equal to _______%
Weighted average down payment	greater than or equal to _______%
Number of payments made	1 month -___ months, without extension
1 day or more and less than 31 days past due
31 days or more past due	[______]%
Weighted average FICO® score	greater than ____
FICO® scores missing	less than __% overall
FICO® scores less than 600	less than __%
FICO® scores less than or equal to 700	less than __%
U.S. (including those currently based in military installations outside the United States) and Canadian borrowers	greater than or equal to __%.

The Bluegreen Note Issuer may under certain circumstances described under “Investment Objectives” acquire Timeshare Loans from Bluegreen that do not meet the Eligibility Criteria. In addition, other criteria may be applied to Timeshare Loans purchased by note issuers related to other timeshare developers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND OPERATIONS

Certain statements contained in this “Plan of Operation” and elsewhere in this Prospectus constitute “forward-looking statements.” Such statements include, in particular, statements about our plans, strategies and prospects, as well as information about our business and industry.  These forward-looking statements are not historical facts but our current intent, belief or expectations of our business and industry.  You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “will,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions.  You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” which could cause our actual results to differ materially from those projected in any forward-looking statement we make.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You should read the following discussion along with our financial statements and the related notes included in this Prospectus.

General

As of the date of this Prospectus, we have not commenced operations.  After the minimum subscription of 200,000 units of Membership Interests is achieved, subscription proceeds will be released to us and applied to make advances pursuant to the Bluegreen Note secured by Timeshare Loans Collateral and other assets and to the payment or reimbursement of selling commissions and other organization and offering expenses.  See “Estimated Use of Proceeds.” We will not retain any of the cash proceeds from the offering and we will use the gross proceeds from the offering to make advances under the Bluegreen Note to the Bluegreen Note Issuer and, if we enter into similar arrangements with other timeshare developers, other note issuers.

Bluegreen has not identified any specific Timeshare Loans to secure the Bluegreen Note to be made with the proceeds from this offering.  The amount of Timeshare Loans the Bluegreen Note Issuer may acquire will depend upon the number of units sold and the resulting amount of the proceeds available to make advances under the Bluegreen Note and the availability of Timeshare Loans for the Bluegreen Note Issuer to purchase from Bluegreen.

The proceeds of this offering will provide funds to enable us to make loans pursuant to a Bluegreen Note from the Bluegreen Note Issuer, which will use the proceeds from the Bluegreen Note to buy timeshare loans from Bluegreen, and to make advances under notes pursuant to arrangements, if any, with other timeshare developers.  In the event that this offering is not fully sold, our ability to make advances under the Bluegreen Note in an amount sufficient to diversify our Timeshare Loans Collateral may be diminished and it may also affect the ability of the Bluegreen Note Issuer to pay our operating expenses out of the payments received by it on the Timeshare Loans.

Liquidity and Capital Resources

The offering and organizational costs associated with this offering will initially (prior to offering proceeds being sufficient to pay organizational and offering expense) be paid by our Manager (out of amounts advanced by Bluegreen to Woodbridge), which may be reimbursed for such costs up to 2.5% of the capital raised by us in this Offering (assuming the maximum gross offering proceeds are raised).  As of July 31, 2009, our Manager has paid approximately $1,200,000 of such costs.  After we make our initial advance under the Bluegreen Note from the proceeds of this offering, we expect our short-term operating liquidity requirements to be met by the Bluegreen Note Issuer from proceeds of payments on the Timeshare Loans Collateral.  If loans are made to other note issuers, we expect that the other note issuer will also pay a portion of our expenses.  Cash flows of the Bluegreen Note Issuer are expected to increase as timeshare loans are purchased by the Bluegreen Note Issuer.  The Bluegreen Note Issuer will pay our organizational and offering expenses out of the advances made by us.  The Bluegreen Note Issuer will apply up to 15% of each advance to pay such costs.  In addition, the Bluegreen Note Issuer will pay our operating expenses out of payments on the Timeshare Loans Collateral.  The organization and offering expenses and operating expenses will include amounts paid by, and expenses of, our manager and its affiliates.  We do not expect our operating costs to be significant until we make our initial investments.  We expect that this arrangement will allow for repayments to be made as funds are available from advances under the Bluegreen Note from the offering proceeds or from payments on Timeshare Notes.  The terms of the arrangement are subject to be finalized.

The Bluegreen Note Issuer’s operating liquidity requirements consist of paying our operating expenses, paying fees and expenses relating to the Bluegreen Note Issuer and paying interest to us.  We believe that the payments received on the Timeshare Loans Collateral will be sufficient to meet these requirements.  However, the Bluegreen Note Issuer’s ability to do so may be impacted by the size of the offering, Bluegreen having sufficient Timeshare Loans available to sell to the Bluegreen Note Issuer or Bluegreen’s election not to sell further Timeshare Loans to the Bluegreen Note Issuer, all of which could increase operating expenses as a percentage of cash flow of the Bluegreen Note Issuer.  In addition, defaults on the Timeshare Loan would reduce the Bluegreen Note Issuer’s cash flow and impact its ability to meet these obligations.  Any remaining cash flow of the Bluegreen Note Issuer after interest and other fees and expenses are paid will be available for use to reinvest in Subsequent Timeshare Loans, which would be additional collateral for the Bluegreen Note.

The Bluegreen Note has been structured with certain credit enhancements which are intended to provide additional cash flow and may offset, to some extent the effect of defaults on Timeshare Loans on the Bluegreen Note Issuer’s ability to meet its obligations.  These credit enhancements include (i) cash reserves,(ii) interest payable on the Timeshare Loans in excess of the interest payable on the Bluegreen Note which will be additional collateral for the loan, and (iii) Timeshare Loans having an aggregate principal amount which exceeds the principal amount of the Bluegreen Note which serve as additional collateral and (iv) principal and interest payable on Subsequent Timeshare Loans.

On a long-term basis, our principal demands for funds will be for the loans made pursuant to the Bluegreen Note, and other loans if we enter into agreements with other timeshare developers.  We do not expect to require funds for the payment of operating expenses which will be paid by the Bluegreen Note Issuer out of payments on the Timeshare Loans.

We expect to distribute all payments we receive on the Bluegreen Note to Members.

Results of Operations

As of the initial date of this Prospectus, no significant operations had commenced because we were in our development stage.  No operations will commence until we have sold 200,000 units of our membership interests in this offering.  Except as discussed under the “Risk Factors” section herein, our management is not aware of any material trends or uncertainties (other than (a) national economic conditions affecting timeshares, real estate and hospitality generally and (b) the recent dislocations in the credit and securitization markets that have affected the availability of financing for Timeshare Property and Timeshare Loans (which have affected Bluegreen and other timeshare developers) that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this Prospectus.  Our operating results will depend on Bluegreen’s continued ability to sell Timeshare Properties and sell Timeshare Loans Collateral to the Bluegreen Note Issuer and the Bluegreen Note Issuer’s receipt of payments from purchasers under the Timeshare Loans pledged to us.  The factors that affect our operating results are described under “Risk Factors” section herein.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate.  However, in the event inflation does become a factor, our Timeshare Loans Collateral typically do not include provisions that would protect us from the impact of inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below will be employed with the preparation of our financial statements.

There has been no application of critical accounting policies as of July 31, 2009 due to the limited transactions consummated as of that date.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

The Company is not subject to any credit or market risk as of July 31, 2009.

SELECTED FINANCIAL DATA

As of the date of this Prospectus, we have not yet had any operations.  As of July 23, 2009, the only asset we held was cash of $200,000.  The valuation of this amount does not require estimates or judgment by management.  Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any securities to public investors.  We have sold 20,000 Units to Stratstone Advisors, LLC for an aggregate purchase price of $200,000.  A portion of these proceeds were used to directly fund organization costs that have since been reimbursed by our manager.  See “Management’s Discussion and Analysis of Financial Condition and Operations,” and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

PRIOR PERFORMANCE OF AFFILIATES OF OUR TIMESHARE DEVELOPER

Prior Performance Summary

The following section contains information on prior timeshare loan securitization programs (the “Prior Programs”) participated in by Bluegreen. Our Manager and its affiliates (other than Bluegreen) have not sponsored any prior real estate or mortgage programs during the last 10 years  This discussion includes a narrative summary of Bluegreen’s experience in the last ten years for all term securitizations participated in by it and its affiliates which raised funds from outside investors. The information set forth is current as of June 15, 2009, except where a different date is specified. Investors in our units should not assume that they will have comparable experience to that of Bluegreen’s prior programs.

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the  experience of Bluegreen related to the Prior Programs. The information summarized below is set forth in greater detail in the Prior Performance Tables included in this Prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of such Prior Programs.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE OR THE BLUEGREEN NOTE ISSUER WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS PARTICIPATED IN BY BLUEGREEN OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT THE LOAN WE WILL MAKE TO THE BLUEGREEN NOTE ISSUER WILL BE SECURED BY COMPARABLE TIMESHARE LOANS TO THOSE REFLECTED IN SUCH TABLES OR THAT THE PERFORMANCE OF THOSE TIMESHARE LOANS WILL BE COMPARABLE. IF YOU PURCHASE UNITS IN THE COMPANY, YOU WILL NOT HAVE ANY INTEREST IN ANY OF THE PRIOR PROGRAMS DESCRIBED IN THE TABLES.
Narrative Summary of Prior Programs:  December 13, 2002 through March 31, 2008

From December 13, 2002 through March 31, 2008, Bluegreen, through subsidiaries sold timeshare loans under six Prior Programs and continues to act as servicer in respect of five of the Prior Programs which issued notes. In May, 2009 Bluegreen, as servicer, exercised its optional redemption right relating to the 2002 term securitization and all investors received payment in full of all principal and interest on the 2002 notes.  The Prior Programs raised an aggregate of $906,816,000 from institutional investors and acquired in the aggregate 98,230 timeshare loans from Bluegreen representing principal balances of $1,001,147,605.  These Prior Programs involved issuance of notes, which were divided up into four to seven classes depending on the specific term securitization, and sold to institutional investors.

Bluegreen has recently been informed that one of the rating

agencies downgraded their original ratings on certain note classes in Bluegreen’s Prior Programs. In the current credit crisis, rating agencies are reviewing prior corporate and specific transaction ratings in light of tightened ratings criteria.

Additional Information Concerning these Prior Programs

The following tables are included in Appendix C herein:

•	2005-A Term Securitization- Original Characteristics at Cutoff Date (Initial Pool and Prefundings)
•	2006-B Term Securitization- Original Characteristics at Cutoff Date (Initial Pool and Prefundings)
•	2007-A Term Securitization- Original Characteristics at Cutoff Date (Initial Pool and Prefundings)
•	2008-A Term Securitization- Original Characteristics at Cutoff Date (Initial Pool and Prefunding)
•	2005-A Term Securitization- Cumulative Defaults (gross and net of substitutions/ repurchases)
•	2006-B Term Securitization- Cumulative Defaults (gross and net of substitutions/ repurchases)
•	2007-A Term Securitization- Cumulative Defaults (gross and net of substitutions/ repurchases)
•	2008-A Term Securitization- Cumulative Defaults (gross and net of substitutions/ repurchases)
•	2005-A Delinquency Summary
•	2006-B Delinquency Summary
•	2007-A Delinquency Summary
•	2008-A Delinquency Summary
•	2005-A Term Securitization- Cumulative Prepayments
•	2006-B Term Securitization- Cumulative Prepayments
•	2007-A Term Securitization- Cumulative Prepayments
•	2008-A Term Securitization- Cumulative Prepayments

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

To ensure compliance with Internal Revenue Service Circular 230, investors are hereby notified that:  (a) any discussion of federal tax issues in this memorandum is not intended or written to be relied upon, and cannot be relied upon, by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (b) such discussion is included herein in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) investors should seek advice based on their particular circumstances from an independent tax advisor.

General Matters

The following summary outlines certain material U.S. federal income tax considerations relating to an investment in the Company and is primarily addressed to U.S. Investors (as defined below) that hold their investment in the Company as a capital asset and is not intended as a substitute for careful tax planning.  This summary does not contain a complete discussion of the U.S. federal, state, local and foreign tax aspects of an investment in the Company.  It does not address the tax considerations that may be relevant to investors subject to special treatment under the Internal Revenue Code of 1986, as amended (the “Code”), such as insurance companies, regulated investment companies, banks and other financial institutions, investors that own their investment through partnerships or other entities, U.S. expatriates or dealers in securities.  It also does not address “alternative minimum tax” considerations, the consequences to non-U.S. investors (except to the limited extent discussed below) or, except as specifically stated below, any foreign, state or local tax consequences of an investment in the Company.  Tax-exempt investors and foreign investors are subject to special U.S. federal income tax considerations, only some of which are discussed below.  Furthermore, this summary is based on the assumption that each investor (and each of its beneficial owners, as necessary under U.S. federal income tax withholding and backup withholding rules) will provide all appropriate certifications to the Company in a timely fashion to minimize withholding (or backup withholding) on each investor’s distributive share of the Company’s gross income.

As used herein, the term “U.S. Investor” means an investor that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.  In addition, as used herein, the term U.S. Investor does not include any entity that is subject to special treatment under the Code.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions and administrative rulings and practice, all in effect as of the date of this Prospectus, and should not be construed as legal advice.  No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained herein.  In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release.  No ruling will be sought from the Internal Revenue Service (the “IRS”)

regarding any of the tax issues discussed herein, and no assurance can be given that the IRS will not challenge any of the positions taken by the Company and that such a challenge will not succeed.  Some members of the United States Congress have proposed legislation that could adversely impact the taxation of investment funds and the investors in such funds, and it is uncertain at this time what the impact will be.

Prospective purchasers of interests in the Company are urged to consult their own tax advisors concerning the potential federal, state, local and foreign tax consequences of an investment in the Company, with specific reference to their own tax situations, prior to any investment therein.

The Company

Classification of the Company.  It is intended that the Company be treated for U.S. federal income tax purposes as a partnership and not as an association, a publicly traded partnership or a taxable mortgage pool, each of which would be taxable as a corporation.  No assurance can be given that the IRS will not challenge the classification of the Company as a partnership or that a court would not sustain any such challenge and thereby treat the Company as an association or a publicly traded partnership taxable as a corporation.  If, for any reason, the Company were taxable as a corporation, the Company would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates, without a deduction for any distributions to investors, thereby materially reducing the amount of any cash available for distribution.  In addition, capital gains and losses and other income and deductions of the Company would not be passed through to investors, and investors would be treated as shareholders for U.S. federal income tax purposes.  In such case, all distributions by the Company to the investors would be treated as dividends, return of capital or capital gain.  The following discussion assumes that the Company will be classified as a partnership for U.S. federal income tax purposes.

Taxation of Company Operations Generally.  If treated as a partnership for U.S. federal income tax purposes, as discussed above, the Company generally will not be subject to U.S. federal income tax, but is required to file a partnership tax information return each year.  In general, the character of each U.S. Investor’s share of each item of income, gain, loss, deduction and credit is determined at the Company level as specified in Section 702 of the Code and retains such character when allocated among investors.  Each investor will be allocated a distributive share of such tax items in accordance with terms of the Company’s limited liability company agreement (generally in the same manner as allocations of profits and losses discussed below under the heading “Allocations of Profit and Loss”).  Each U.S. Investor includes such tax items for any taxable year of the Company ending within or with the taxable year of the U.S. Investor in determining the U.S. Investor’s taxable income and tax liability, without regard to whether the U.S. Investor has received or will receive any cash distribution from the Company.  It is possible that the U.S. Investors could incur U.S. federal income tax liabilities without receiving from the Company sufficient distributions to defray such tax liabilities.

Taxation of U.S. Investors

Tax Basis.  Initially, the tax basis of a U.S. Investor’s interest in the Company for federal income tax purposes will be the amount paid by the U.S. Investor for the U.S. Investor’s interest in the Company.  In general, each U.S. Investor’s basis is increased (or decreased) by the amount of the

U.S. Investor’s allocable share of the Company’s taxable income (or loss) for each taxable year and by the U.S. Investor’s share of any increase (or decrease) in any Company liabilities.  Each U.S. Investor’s basis is also reduced by the amount of any cash distributions made to the U.S. Investor and is increased by any subsequent contributions.

Treatment of Distributions.  Cash distributions, if any, from the Company are generally not the equivalent of Company income for federal income tax purposes.  If the cash distributed to a U.S. Investor exceeds the U.S. Investor’s share of Company taxable income for the year, the excess will constitute a return of capital.  A return of capital is applied first to reduce the tax basis of the U.S. Investor’s interest in the Company and is not taxable to the extent of the U.S. Investor’s basis.  Any amounts in excess of such tax basis will generally be treated as capital gain from the sale of such U.S. Investor’s interest in the Company.

Liquidating distributions generally will first reduce the tax basis of a U.S. Investor’s interest in the Company, with any excess constituting a capital gain.  If the sum of all liquidating distributions is less than the U.S. Investor’s basis in its interest in the Company, the difference generally will constitute a capital loss, which is recognized at the time the U.S. Investor receives its final liquidating distribution.  Such capital gain or loss will be long- or short-term, or potentially part long-term and part short-term, depending on the U.S. Investor’s holding period for its interest in the Company.

Allocations of Profit and Loss.  Except as otherwise provided herein, the Company’s limited liability company agreement will allocate profits and losses to the Members in a manner that is intended to be consistent with the economic arrangement of the Members relating to distributions described in this Prospectus.  Allocations of profit and loss will be reflected in the Members’ capital accounts and will determine each Member’s share of liquidating distributions.

Limitations on Allowable Deductions.  The Company will pay a management fee to the Manager and will also pay (or reimburse) certain operating costs and expenses incurred in connection with its investment activities.  Investors that are individuals are subject to numerous limitations on deductibility of expenses, which could reduce or eliminate any tax benefits associated with these expenses.

A U.S. Investor’s share of the Company’s losses (if any) will be limited to its tax basis in its interest in the Company and, if the U.S. Investor is an individual or a corporation that is subject to the “at risk” rules, to the amount for which such U.S. Investor is considered to be “at risk” with respect to the Company’s activities, if that is less that the U.S. Investor’s tax basis.  The amount for which a U.S. Investor is “at risk” with respect to its interest in the Company generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (x) in connection with its acquisition of such interest for which it is not personally liable and for which  it has pledged no property other than its interest, (y) from persons who have a proprietary interest in the Company and from certain persons related to such persons; or (z) for which the U.S. Investor is protected against loss through nonrecourse financing, guarantees or similar arrangements.  To the extent that a particular U.S. Investor’s allocable share of the Company’s losses is not allowed because the U.S. Investor has an insufficient amount at risk in the Company, such disallowed losses may be carried over by the U.S. Investor to subsequent taxable years and will be allowed if and to the extent of the U.S. Investor’s at risk amount in subsequent years.  A U.S. Investor must recapture losses deducted in previous years to the extent that distributions cause its at risk amount to be less than zero at the end of any taxable year.  Upon the taxable disposition of a U.S. Investors interest in the Company, any gain recognized by such U.S. Investor can be offset by losses that were previously suspended by the at risk limitation by may not be offset by losses suspended because of insufficient basis.  Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used once the U.S. Investor has disposed of its interest in the Company.  U.S. Investors are encouraged to consult their own tax advisors concerning the effects of the at risk rules.

Any income or losses allocated to a U.S. Investor from the Company may be attributable to “passive activities” for purposes of Section 469 of the Code.  In general, a U.S. Investor only can deduct losses attributable to passive activities (“passive losses”) to the extent of passive income from all of the U.S. Investor’s passive activities or until and unless the U.S. Investor disposes of  the activity which produced such passive losses.  U.S. Investors are encouraged to consult their own tax advisors regarding the possible application of the limitation on the deductibility of losses from certain passive activities provided in Section 469 of the Code.

Sale or Exchange of Interests.  In general, a U.S. Investor will recognize gain or loss on a sale of its interest in the Company equal to the difference, if any, between the amount realized upon the sale and the U.S. Investor’s adjusted tax basis in the interest sold (as described in “Tax Basis” above).  A U.S. Investor’s adjusted tax basis will be adjusted for this purpose by its allocable share of the Company’s income or loss for the year of such sale.  The U.S. Investor’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus the U.S. Investor’s share of the Company’s liabilities, if any.  Gain or loss recognized on the sale or exchange will generally be taxable as capital gain or loss and will be long-term capital gain or loss if the interest in the Company was held for more than one year on the date of such sale or exchange.

Treatment of Company Investments.  The Company intends to take the position that the Bluegreen Note will be treated as debt for U.S. federal income tax purposes.  No uniform set of objective standards exists for determining whether an instrument constitutes debt or equity for U.S. federal income tax purposes.  An overall “facts and circumstances” test is generally applied to distinguish debt from equity, and no one factor is controlling in this analysis.  Each factor carries an unspecified weight and no combination of factors ensures either debt or equity characterization.  Courts generally weigh and balance each factor based on the facts and circumstances of each case and do not simply base their conclusions on whether more equity or debt factors are present.  It is not possible to definitively determine whether an instrument will be treated as either debt or equity based upon the presence of a particular factor or set of factors.  Rather the factors must all be considered and, based upon weighing all the factors, the courts determine whether the parties intended to create a debtor-creditor relationship and, if so, whether the creditor had a reasonable expectation of repayment.  However, the Bluegreen Note include a number of factors that weigh in favor of debt treatment including:  a fixed maturity date, a fixed obligation to pay interest, the Notes are over collateralized, and the parties to the Bluegreen Note intend to treat it as debt.

The Company intends to hold the Bluegreen Note as an investment.  However, because the issuance of the Bluegreen Note to the Company by the Bluegreen Note Issuer is the result of the origination of a loan by the Company, a position could be taken that the Company is in a lending trade or business under various sections of the Code.  If the Company were treated as being engaged in a trade or business of lending, rather than investing, the interest received by the Company on the Bluegreen Note may not be considered qualifying income for purposes of the publicly traded partnership rules.  However, the mere origination of a loan does not necessarily create a lending business.  The determination of whether a person is engaged in a lending business is based on the facts and circumstances.  Current authority looks to such factors in making that determination as the number and amount of loans made over the years, the amount of time and effort devoted to lending activities, direct dealing with unrelated borrowers and promoting oneself as a money lender.  The Company intends to conduct its activities in a manner which it believes will result in the Bluegreen Note being treated as an investment of the Company.

Work-Outs.  It is possible that the Bluegreen Note Issuer or any other note issuer in which the Company invests will face financial difficulty, requiring the Company to work-out or otherwise restructure its investment in such note issuer.  It is not possible to predict the terms of any such restructuring and accordingly any such restructuring could give rise to adverse U.S. federal income tax consequences to the Company (and therefore to the Members).

Taxation of Non-U.S. Investors

U.S. Trade or Business.  Prospective Non-U.S. Investors that invest directly in the Company generally will be subject to federal income tax each year that the distributive share of the taxable income of the Company is deemed to be “effectively connected” with a U.S. trade or business as if they were U.S. citizens or residents, regardless of whether the Company makes any cash distributions.  Section 864(b)(2) of the Code provides a safe harbor (the “Safe Harbor”) applicable to Non-U.S. Investors (other than a dealer in securities) that engage in the U.S. in trading stocks or securities (and any other activity closely related thereto) for their own account pursuant to which such Non-U.S. Investors will not be deemed to be engaged in a U.S. trade or business, whether such trading (or such other activity) is conducted by such Non-U.S. Investors’ employees or through a resident broker, commission agent, custodian or other independent agent.  The Safe Harbor does not apply to Non-U.S. Investors that are engaged in activities in the U.S. other than trading in stocks and securities (and any other activity closely related thereto) for their own account or that are dealers in stocks and securities.

For purposes of Section 864 of the Code, the term “securities” includes loans.  The Company would be outside of the Safe Harbor and would be considered engaged in a U.S. trade or business if it were not engaged in mere investing or trading, but were instead engaged in a lending, financing, securities dealing, or some other business.  The issuance of the Bluegreen Note to the Company by the Bluegreen Note Issuer is the result of the origination of a loan by the Company.  However, the mere origination of a loan does not necessarily create a lending business.  The determination of whether a person is engaged in a lending business is based on the facts and circumstances.  Current authority looks to such factors in making that determination as the number and amount of loans made over the years, the amount of time and effort devoted to lending activities, direct dealing with unrelated borrowers and promoting oneself as a money lender.

The Company intends to take the position that its activities will meet the Safe Harbor, and, therefore, that it will not recognize income that effectively connected with the conduct of a U.S. trade or business.  However, the determination of whether the Company is engaged in a U.S. trade or business is based on the facts and circumstances.  Accordingly, no assurances can be given that the IRS will not assert that the manner in which the Company conducts its activities constitutes a U.S. trade or business or that, once asserted, the Company would prevail on its position.  If it were determined that the Company’s activities cause it to be considered to be engaged in a U.S. trade or business, Non-U.S. Investors would be subject to U.S. federal income tax (and Non-U.S. Investors that are foreign corporations would also be subject to the 30% U.S. “branch-profits tax”) on their “effectively connected” income.

Taxation of United States Real Property Interests.  Any gain or loss of a foreign investor that is realized in connection with the (actual or constructive) disposition of a “United States real property interest” (a “USRPI”) would generally be treated under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), as gain or loss effectively connected with a trade or business engaged in by the foreign investor in the U.S. and would be subject to federal net income tax.  A “USRPI” generally means an ownership interest in real property located in the U.S. or the Virgin Islands and any equity interest (other than an interest solely as a creditor) in certain domestic corporations or partnerships that hold real property interests, and would not include a mortgage loan unless it provided for contingent interest payments based upon the income from or value of the real property securing such loan.

Any gain or loss allocable to a Non-U.S. Investor arising from a disposition by the Company of a USRPI would be subject to U.S. income tax, collected initially by withholding, and tax return filing obligations.  Similarly, Non-U.S. Investors could become subject to U.S. federal income tax and tax return filing obligations as a result of transfers of their interests in the Company at a time when the Company owned USRPIs, although certain exceptions may apply.  The Company believes that the Bluegreen Note is an interest solely as a creditor in the Bluegreen Note Issuer.  Because the Company does not intend to make any investments other than in the Bluegreen Note or other similar notes, the Company does not intend to hold any USRPIs.

Collection of Taxes by Withholding.  The interest income received by the Company on the Bluegreen Note that is not effectively connected with a U.S. trade or business generally will be subject to a 30% withholding tax when it is distributed to a Non-U.S. Investor.  Such withholding tax may be reduced or eliminated under any applicable income tax treaty between the U.S. and the Non-U.S. Investor’s country of residence or under the “portfolio interest” rules contained in Section 871 or 881 of the Code; provided that the Non-U.S. Investor provides proper certification as to its eligibility for such treatment.  Any Non-U.S. Investor that is a governmental entity qualifying under Section 892 of the Code may under certain circumstances be exempt from the 30% withholding tax.

If the Company’s activities cause a Non-U.S. Investor to be treated as engaged in a U.S. trade or business, the Company would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate (currently 35% in the case of individuals through 2010 and 35% in the case of corporations) of each Non-U.S. Investor’s distributive share of the Company’s income that is effectively connected with such trade or business, and each Non-U.S. Investor would be required to file U.S. tax returns and pay U.S. tax on its share of the

Company’s net effectively connected income.  In such a case, all or a portion of the gain on the disposition (including by redemption) by a Non-U.S. Investor of its Company interest may be taxed as effectively connected income to the extent such gain is attributable to assets of the Company that generate effectively connected income.  Such withholding tax may be claimed as a credit against such Non-U.S. Investor’s substantive U.S. tax liability for a refund obtained to the extent such withholding tax exceeds such substantive U.S. tax liability.

Non-U.S. Investors generally will be personally liable to the Company with respect to any withholding tax not satisfied out of their share of any distributions by the Company.

Taxable Mortgage Pool

An entity, or a portion of an entity, is classified as a “taxable mortgage pool” under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates; (iii) the entity has issued debt obligations that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.  A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes.

The Bluegreen Note Issuer’s assets will consist almost entirely of Timeshare Loans, and the Timeshare Loans would likely be viewed as real estate mortgage loans as defined in the Treasury Regulations.  Furthermore, payments on the Bluegreen Note will bear a relationship to the payments the Bluegreen Note Issuer receives on the Timeshare Loans.  However, the Bluegreen Note issued by the Bluegreen Note Issuer will have one maturity date.  The Company’s intends to take the position that the Bluegreen Note Issuer will not be treated as a taxable mortgage pool, however, no assurance can be given that the IRS will not re-characterize all or a part of the Bluegreen Note Issuer is a taxable mortgage pool.  If the IRS were to successfully re-characterize all or part of the Bluegreen Note Issuer, the portion of the Bluegreen Note Issuer re-characterized would be taxable as a corporation.  This would result in it becoming subject to a corporate level tax on its own income which would substantially reduce its cash available to make the required distributions and disbursements under the Note Purchase Agreement.  This could in turn affect the Company’s regular receipt of the Interest Distribution Amount which is its only expected source of income.

Administrative Matters

Information Returns.  The Company will be required to file annual tax returns, which may be audited by the IRS.  Adjustments, if any, resulting from such an audit may result in an audit of a U.S. Investor’s own returns.  After the end of each taxable year, the Manager will provide each U.S. Investor with a Schedule K-1, reporting such U.S. Investor’s share of income, gain, loss, deduction and credit, as determined for tax purposes, for the prior taxable year.  The Manager will endeavor to provide these reports within 90 days after the end of each taxable year; however, there can be no assurance that the Manager will be able to do so, and investors may be required to extend the time for filing their income tax returns.

Audits.  In the event the IRS audits the income tax returns of the Company, the tax treatment of the income and deductions of the Company generally would be determined at the Company level in a single proceeding rather than by individual audits of the Investors.  The Manager, designated as the “tax matters partner” for U.S. federal income tax purposes, will have considerable authority to make decisions affecting the tax treatment and procedural rights of all U.S. Investors.  In addition, the tax matters partner has the authority to bind certain U.S. Investors to settlement agreements and the right on behalf of all U.S. Investors to extend the statute of limitations relating to the U.S. Investors’ tax liabilities with respect to the Company.

State and Local Taxes.

In addition to the U.S. federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Company, including the likelihood that investors will be required to file tax returns and pay tax in states where the Company or its subsidiaries hold real property.  The Company and other entities through which it invests may be subject to state or local income or similar taxes, including state or local tax withholding or reporting requirements.

Other Matters.

Changes in Tax Laws.  The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations.  No assurance can be given as to whether, or in what form, any proposals affecting us or our Members will be enacted.

The IRS pays close attention to the proper application of tax laws to partnerships.  The present U.S. federal income tax treatment of an investment in our Interests may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made.  Some members of the United States Congress have proposed legislation that could adversely impact the taxation of investment funds and the investors in such funds, and it is uncertain at this time what the impact will be.

No Tax Benefit Expected.  Because it is expected that an investment in the Company will not reduce the cumulative tax liability of a Member in any year as a result of tax losses, deductions or credits, prospective investors should not invest with the expectation of receiving any such tax benefits.

Consultation with Advisors.  The description of U.S. tax matters set forth above is not intended as a substitute for careful tax planning.  It does not address all of the U.S. federal income tax consequences to investors in the Company, and does not address any of the state, local, estate, foreign or other tax consequences of such investment to any investor, except as otherwise specifically provided.  Each prospective investor in the Company is solely responsible for all tax consequences to that person or entity of an investment in the Company.  Each prospective investor is advised to consult its own tax counsel as to the U.S. federal income tax consequences attributable to acquiring, holding and disposing of an interest in the Company any as to applicable state, local, estate, foreign or other taxes.  The effect of existing U.S. tax laws and income tax treaties, the tax laws of other jurisdictions to which an investor may be subject, and possible changes in such laws and treaties (including proposed changes which have not yet been adopted) will vary with the particular circumstances of each investor.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

To ensure compliance with Internal Revenue Service Circular 230, investors are hereby notified that:  (a) any discussion of federal tax issues in this memorandum is not intended or written to be relied upon, and cannot be relied upon, by investors for the purpose of avoiding penalties that may be imposed on investors under the Internal Revenue Code; (b) such discussion is included herein in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) investors should seek advice based on their particular circumstances from an independent tax advisor.

General

The following is a summary of certain additional considerations associated with an investment in our Units by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our Units, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.  This discussion shall not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•
whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our Units should consider the limits on liquidity of an investment in our Units as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the Units are held in an IRA or Plan and mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this could require that a distribution of the Units be made in kind to such participant or beneficiary or that a rollover of such Units be made to an IRA or other Plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of Units in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the Units are received at the then current fair market value of the Units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of Units. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our Units exists or is likely to develop. See “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our Units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of Units, to liquidate a portion of the in-kind Units distributed in order to satisfy such withholding obligations, although there might be no market for such Units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations definitively specifying how “fair market value” should be determined.

It is not expected that a public market for our Units will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our Units, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the termination of this offering, we intend to use the offering price of Units in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more assets prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). As soon as possible after the last offering of our Units, our Manager will determine the value of our Timeshare Loans and other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (a) to IRA trustees and custodians not later than January 15 of each year, and (b) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our members upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our members would be able to realize estimated net asset values if they were to attempt to sell their Units, because no public market for our Units exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our manager would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as members. If this were to occur, certain transactions between us and our manager and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our manager and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006 (the “PPA”), neither ERISA nor the Internal Revenue Code contained a definition of Plan Assets. After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our Units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. It is anticipated that this requirement will be easily met; however, even if our Units are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our Units although there are no assurances that our Units meet such requirement. For example, because certain adverse tax considerations can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code (see “Federal Income Tax Considerations — Publicly Traded Partnership Status”), additional restrictions on the transferability of our Units have been incorporated into the LLC Agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulation provides specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” Furthermore, the Department of Labor has expressed the written opinion that “a restriction against a transfer which is drafted to avoid reclassification of a partnership as a publicly traded partnership under sections 469(k)(2) and 7704(b) of the Code would qualify as the type of restriction contemplated by such regulation. . . .”  Therefore, we should qualify for the freely transferable requirement and, thus, the “publicly offered securities” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of Units or otherwise, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Reporting

Based on certain revisions to the Form 5500 Annual Return (“Form 5500”) that generally became effective on January 1, 2009, Plans may be required to report certain compensation paid by the Company (or by third parties) to the Company’s service providers as “reportable indirect compensation” on Schedule C to Form 5500.  To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

OUR LIMITED LIABILITY COMPANY AGREEMENT
AND DESCRIPTION OF MEMBERSHIP INTERESTS

The rights and obligations of our investors will be governed by our limited liability company agreement. The form of our limited liability company agreement is included in its entirety as Appendix D to this prospectus. Our limited liability company agreement will be executed and become effective as of the effective date of this prospectus. Prospective investors should study our limited liability company agreement carefully before making any investment decision to purchase our units.

The following statements are intended to summarize the material provisions of our limited liability company agreement, with the exception of certain information that is summarized under separate sections of this prospectus. See “Plan of Distribution.”

Organization

The Company was organized as a limited liability company on July 20, 2009, under the laws of the state of Delaware, by Stratstone Advisors LLC, a Delaware limited liability company (the “Manager”).

General description of membership interests

Membership interests represent an interest as a member in the Company (the “Membership Interests”).  Other than their investment pursuant to this Offering, holders of Membership Interests will not be obligated to make additional capital contributions to the Company.  The members in their capacities as member of the Company will have no authority to transact business for, or participate in the management or decisions of, the Company, except as provided in the limited liability company agreement and as required by applicable law.  Generally, the Members are not liable for the debts and liabilities of the Company beyond the amount of their capital contributions by virtue of their status as members.

Each of our Members shall share in distributions from the Company in proportion to their share in the outstanding Membership Interests.

Liability of our Members; Nonassessability of Units

None of the Members shall be liable, responsible or accountable to the Company, any third party or to any other partner for any debt or obligations of the Company in an amount in excess of such Member’s capital contribution to the Company.

We are organized as a limited liability company under the Delaware Limited Liability Company Act. Investors whose subscriptions are accepted by the Manager will be admitted as our members. Under Delaware law, members generally have no personal liability for our debts or obligations in excess of their capital contributions.

Units acquired by investors will be fully paid and nonassessable. Members will not have a right to withdraw any of their capital contributions until a complete winding up of the limited liability company and liquidation of our business, except as provided in our unit redemption program.

The Delaware Limited Liability Company Act provides that our members:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our manager; and

•	are under no obligation to us or our creditors with respect to their securities other than the obligation to pay to us the full amount of the consideration for which their securities were issued.

Capital Contributions

The Members are not required to make further capital contribution to us.  The Manager is not required to make any capital contribution to the Company.

Outside Business

The Members, the Manager and each of their affiliates, may engage in other business activities outside the Company, including business activities that directly compete with the Company.

Powers of the Manager

Our Manager has complete authority and discretion in the management and control of our business. Our members have no right or power to take part in our management.

Other Activities of the Manager

Our Manager may participate in various other business ventures, some of which may compete with us, including the syndication, ownership or management of other mortgage loan programs. The Manager will not be liable to us or to our members as a result of engaging in other business ventures.

Our Manager is prohibited from reinvesting our cash flow. This does not preclude reinvestments made by the Bluegreen Note Issuer in additional Timeshare Loans Collateral from proceeds from the return of loan principal from the Timeshare Loans.

Other than as specifically provided in our limited liability company agreement or in this prospectus, neither our Manager nor its affiliates will be compensated for services rendered to us. Our Manager and its affiliates cannot receive any fees or other compensation from us except as specifically provided for in our limited liability company agreement or as described in this prospectus.

Our Manager and its affiliates are prohibited from receiving any rebates or participating in any reciprocal business arrangements that would circumvent the provisions of our limited liability company agreement.

Nothing in our limited liability company agreement or the subscription agreement shall be deemed to require the mandatory arbitration of disputes between a member and us or our Manager.

Membership Interest

The holders of membership interest are entitled to such distributions as may be authorized from time to time by our manager out of legally available funds and, upon our liquidation, are entitled to receive all assets available for distribution to our members.  Upon issuance for full payment in accordance with the terms of this offering, all membership interest issued in the offering will be fully paid and non-assessable.  Holders of membership interest will not have preemptive rights, which means that they will not have an automatic option to purchase any new securities that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights.  Our membership interest have equal distribution, liquidation and other rights.

Distribution Policy and Distributions

As of the date of this Prospectus, we have not made any loans pursuant to the Bluegreen Note.  We expect to make loans to the Bluegreen Note Issuer, which will be secured by Timeshare Loans, as soon as we have raised sufficient proceeds in the offering.  The Bluegreen Note Issuer will use payments from the Timeshare Loans to make payments under the Bluegreen Note and pay its expenses, including our operating expenses.  Accordingly, our ability to pay distributions depends on the Bluegreen Note Issuer’s receipt of repayment on the Timeshare Loans Collateral.

Distributions will be paid to our members when as and if authorized by our manager and declared by us as legally available funds as of the record date selected by our manager.  Payments are due on the Bluegreen Note monthly, and accordingly, we expect to declare and pay distributions monthly.  The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the ability of Timeshare Loan obligors to meet their obligations under the Timeshare Loans associated with the Timeshare Properties;

•	the performance by Bluegreen as manager of certain of the timeshare resorts and servicer of the Timeshare Loans;

•	the adequacy of the excess collateral and excess interest payments on the Timeshare Loans and reserves; and

•	the Bluegreen Note Issuer having sufficient available cash in addition to payments due on the Bluegreen Note to meet its expenses, including our operating expenses.

Each of our Members shall share in distributions from the Company in proportion to their share in the outstanding Membership Interests.

The limited liability company agreement sets forth the manner in which distributions from the Company will be made to unit holders.  Under the limited liability company agreements, cash available for distribution will be distributed 100% to the Members pro rata in proportion to the amount of their capital contribution.  Distributions will be made monthly on the Payment Date.

The Bluegreen Note provides for payment of interest at the rate of 8% per annum, payable monthly, which will be paid from the interest payments on the Timeshare Loans.  In addition, after approximately five years, all principal payments and all remaining interest on the Timeshare Loans (after payment of expenses) will be paid to the Company.  All payments received by the Company on the Bluegreen Note will be distributed to investors.

Advance Notice of New Business

Our LLC agreement provides that with respect to an annual meeting of members, the proposal of business to be considered by members may be made only (a) pursuant to our notice of the meeting, (b) by the manager or (c) by a member who is entitled to vote at the meeting and who has complied with the advance notice procedures of the LLC Agreement.  With respect to special meetings of members, only the business specified in our notice of the meeting may be brought before the meeting.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction.  This term does not include:

•	a transaction involving our units of membership interests that have been listed on a national securities exchange for at least 12 months; or

•
a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in member voting rights, the term of our existence, compensation to Stratstone Advisors, LLC,or its affiliates or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser.  The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction.  The appraisal shall assume an orderly liquidation of assets over a 12-month period.  The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our members.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to members in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to members who vote “no” on the proposal the choice of:

1.	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

2.	one of the following:

a)	remaining as members and preserving their interests therein on the same terms and conditions as existed previously, or

b)	receiving cash in an amount equal to the member’s pro rata unit of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•
that would result in the members having voting rights in a Roll-up Entity that are less than those provided in our LLC agreement and described elsewhere in this Prospectus, including rights with respect to the election and removal of manager, annual reports, annual and special meetings, amendment of our LLC agreement, and our dissolution;

•
that includes provisions that would materially impede or frustrate the accumulation of securities by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of securities held by that investor;

•	in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this Prospectus and the LLC Agreement; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the members.

Rights of Members to Participate in Management

Our members generally are not permitted to participate in the management or control of our business.

Voting Rights of the Members

Subject to our LLC agreement restrictions on ownership and transfer of our membership interests and the terms of each class or series of membership interests, each holder of membership interests is entitled at each meeting of members to cast one vote per unit owned by such member on those matters submitted to a vote of members.

Our LLC agreement provides that the Company cannot dissolve (except in connection with the winding up of the Company after the Bluegreen Note and other loans made by the Company have been repaid or transferred), amend its LLC agreement, merge, sell all or substantially all of its assets, engage in a unit exchange or engage in similar transactions outside the ordinary course of business without the affirmative vote of a majority of the votes entitled to be cast, without the concurrence of the Manager.

Our members may, with the affirmative vote of members holding more than 50% of the Membership Interests, take action on the following matters without the concurrence of our Manager:

•           the approval or disapproval of any sale of all or substantially all of our investments or proposed merger or plan of conversion or exchange of our Units, except as set forth under “Sale of the Bluegreen Note”;

•           our dissolution (except in connection with the winding up of the Company after the Bluegreen Note and other loans made by the Company have been repaid or transferred);

•           the removal of our Manager or any successor manager;

•           the removal of the Servicer or any successor servicer that is an affiliate of the Manager if the Manager has been removed;

•           the election of a new manager upon the retirement, withdrawal or removal of a manager or the occurrence of another event of withdrawal of a manager;

•           the retention of a new servicer that is an affiliate of the Manager; and

•           any amendment to our limited liability company agreement, except as to certain matters specified in our limited liability company agreement including amendments (a) to avoid the characterization of company income as UBTI, (b) to reflect the addition or substitution of members, (c) to add to the duties of the Manager or surrender any rights of the Manager to the members, (d) to cure any ambiguity or inconsistency in the limited liability company agreement, (e) to make changes required by the Securities and Exchange Commission or any state securities commission, or (f) to facilitate our tax status, which the manager alone may amend without a vote of the members.

Either the Manager or holders of more than 50% of the Membership Interests will have the right to take actions or make determinations in connection with Events of Default under the Bluegreen Note or Note Purchase Agreement, including waiving an Event of Default, amendments to the Note Purchase Agreement, accelerating payment under the Bluegreen Note and authorizing exercise of remedies with respect to the Timeshare Loans Collateral. The Manager, in its discretion, may determine to seek the vote or consent of holders of more than 50% of the Members before taking any such action.

The vote of holders of two-thirds of the Membership Interest is required to authorize certain modifications to the Note Purchase Agreement set forth under “The Note Purchase Agreement and Description of the Bluegreen Note -- Modification of Note Purchase Agreement” section herein.

Our limited liability company agreement may not be amended to change the limited liability of the members without the consent of all members.  Amendments to our limited liability company agreement receiving the requisite vote will be executed by our Manager on behalf of all members acting pursuant to the power of attorney contained in our limited liability company agreement.

Sale of the Bluegreen Note or Other Notes

Consent of the Members holding at least 50% of the Membership Interest in the Company is required to sell the Bluegreen Note (or any other note), unless the proceeds from such sale would be sufficient to pay the Bluegreen Note (or such other note), and accrued interest in full.  The Bluegreen Note may only be assigned with Bluegreen’s and the Bluegreen Note Issuer’s consent which will not be unreasonably withheld.

Mergers, Consolidations and Conversions

Our limited liability company agreement contains a provision prohibiting our Manager from entering into a transaction in which we are merged or consolidated with another limited liability company, a partnership or a corporation in which our units would be exchanged for securities of another limited liability company, a partnership, a real estate investment trust, or other entity, which type of transaction is commonly referred to as a “roll-up” unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) members who vote against or dissent from any such proposal are given the choice of either accepting the securities offered in the proposed roll-up or any one of the following:  (a) remaining as members and preserving their interests in us on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

Our limited liability company agreement further provides that, in order to adopt a plan of merger pursuant to which we are merged with or into any other entity, a plan of exchange pursuant to which all of our units are exchanged for cash or securities of another entity, or a plan of conversion whereby we are converted into another entity, the transaction generally must be approved by members owning at least 50% of our units (or a higher percentage if required by our Manager), not including units held by our Manager or its affiliates. Members who dissent from any merger, conversion or exchange which is submitted to members for their approval will be given the right to dissent from the transaction and to receive payment for their units based on the appraised value of our net assets. Member approval is not required for any of the following transactions:  (1) in the case of a plan of exchange, if we are the acquiring entity, (2) if the surviving entity in a merger or conversion is a limited liability company that has a substantially identical limited liability company agreement and members holding units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion, or (3) if the transaction involves our conversion to corporate, trust or association form and, as a consequence of the transaction, there will be no significant adverse change in investors’ voting rights, the term of existence of the surviving or resulting entity, timeshare developer compensation, or our investment objectives. In the event that federal tax legislation is enacted that results in another form of organization having superior tax advantages to our limited liability company structure, our

Manager has the ability under these provisions to cause us to convert to a corporation or other organizational form without member approval, if it determines that such a conversion is in our best interest.

Removal or Withdrawal of Manager

Our Manager may be removed generally by a vote of members holding more than 50% of the membership interests. If our Manager withdraws with the consent of the members or is removed, the fair market value of the Manager’s interest will be paid to it or as provided in our LLC Agreement. If we and the former manager cannot agree on the value of the manager’s interest, the value will be determined by independent appraisers, as provided in our LLC Agreement. We may pay this amount by issuing a promissory note to the former manager. If the former manager retired or withdrew voluntarily, the promissory note will bear no interest, but if the former manager was removed by the members, the promissory note will provide for annual installments over a period of five years or more and provide for interest at the greater of 9.0% per annum or the prime rate of interest plus 1.0% per annum.

We may, with the consent of members holding more than 50.0% of the units, sell the former manager’s interest to an affiliate of the manager and admit such person or entity to us as a substitute manager. The purchase price to be paid to us for the limited liability company interest of the former manager must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

Assignability of Manager’s Interests

Our Manager may designate a successor or additional manager with the consent of any other managers and members holding more than 50% of the units, provided that the interests of members are not adversely affected. Except in connection with such a designation, an assignment to an affiliate of the Manager, or an assignment of all of the Manager’s interest in connection with a transaction involving the sale of the Manager or of any of its affiliates, our Manager generally does not have a right to withdraw voluntarily from us or to sell, transfer or assign these interests without the consent of the members holding more than 50% of our units.

Books and Records; Rights to Information; Annual Audits

Our Manager is required to maintain full and accurate books and records at our principal office. Members have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all members, along with the number of units owned by each of them, shall be available for inspection and copying by our members or their designated representatives, and shall be mailed to any member requesting such list within ten days of the request. Annual audits of our affairs will be conducted by our independent registered public accounting firm.

Reports to the Members

The Manager will cause to be prepared and distributed to the Members during each year the following reports:

1.
Within 60 days after the end of each quarter, a report containing:  a balance sheet (which may be unaudited); a statement of income for the quarter then ended (which may be unaudited); a statement of cash flows for the quarter then ended (which may be unaudited); and other pertinent information during the quarter covered by the report.

2.	Within 75 days after the end of each fiscal year, all information necessary for the preparation of the Members’ federal income tax returns.

3.	Within 120 days after the end of each fiscal year, an annual report containing:

a)	audited financial statements accompanied by an auditor’s report which, for purposes of this section only, may contain a qualified, adverse, or disclaimer opinion or explanatory paragraph and

b)	a report of the Company’s activities during the period covered by the report.

4.
Such report shall set forth distributions to the Members for the period covered thereby and shall separately identify distributions from:  cash flow from operations during the period; cash flow from operations during a prior period which had been held as reserves; proceeds from capital transactions; lease payments on net leases with builders and sellers; and reserves from the gross proceeds of the offering originally obtained from the Members.

Access to Records

Every Member will at all times have access to the records of the Company and may inspect and copy any of them. The following provisions regarding access to the Members List (defined below) is included in the Company’s articles of incorporation or by-laws:

1.
An alphabetical list of names, addresses, and business telephone numbers of the Members along with the number of units held by each of them (the “Members List”) shall be maintained as a part of the books and records of the Company and shall be available for inspection by any Member or its designated agent at the home office of the Company’s upon the request of the Member.

2.	The Members List shall be updated at least quarterly to reflect changes in the information contained therein.

3.
A copy of the Members List shall be mailed to any Member requesting the Members List within ten days of the request. The copy of the Members List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company.

4.
The purposes for which a Member may request a copy of the Members List include, without limitation, matters relating to the Member’s voting rights, tender offers, and the exercise of the Member’s rights under federal proxy laws; and

5.
If the Manager neglects or refuses to exhibit, produce, or mail a copy of the Members List as requested, the Manager shall be liable to any Member requesting the Members List for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Members List, and for actual damages suffered by such Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Members List is to secure such Members List or other information for the purpose of selling such Members List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Manager may require the Member requesting the Members List to represent that the Members List is not requested for a commercial purpose unrelated to the Member’s interest in the Company. The remedies provided hereunder to the Members requesting copies of the Members List are in addition to, and shall not in any way limit, other remedies available to the Members under federal law, or the laws of any state.

Meetings of Members

There will not be any regularly scheduled annual or periodic meetings of our members. Our Manager is, however, required to call a meeting of the members upon the written request of members holding at least 10% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our limited liability company agreement is required to be included with the notice of the meeting.

The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of meeting.  The presence of members entitled to cast a majority of all the votes entitled to be cast at the meeting, either in person or by proxy, will constitute a quorum.

Transferability of Units

There are a number of restrictions on the transferability of our units, including the following:

•           except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

•           investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan or by gift, inheritance or divorce, or to an affiliate;

•           investors who desire to transfer their units must pay a reasonable transfer fee in an amount sufficient to cover transfer costs (pursuant to our limited liability company agreement, a fee of $50 per transfer shall be deemed reasonable);

•           all transfers of units must be made pursuant to documentation satisfactory in form and substance to our Manager, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units; and

•           no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of 12 consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in our termination as a limited liability company [under Section 708 of the Internal Revenue Code], unless we receive a ruling from the Internal Revenue Service that the proposed sale would not cause such a termination.

Additional restrictions on transfers of units may be imposed on the residents of various states under the securities laws and/or tax laws of such states.

An assignee of units will not become a substituted member unless the assignee expressly agrees to adopt and become a party to our limited liability company agreement. An assignee of units who does not become a substituted member will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the first day of the month in which the assignment is recognized. Any such assignee will not have any of the other rights of a member, such as the right to vote as a member or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.

Members who wish to transfer units will be required to pay us a transfer fee of $50 or more, as deemed reasonable by our Manager, to cover costs to us associated with the transfer. The payment of such fee will be a condition to any proposed transfer.

Dissolution and Termination

The Company will continue in full force and effect until dissolved and terminated upon (1) our dissolution, bankruptcy, insolvency or termination, (2) the date the Bluegreen Note is paid in full; or (3) by operation of law; or (4) as otherwise provided below.

Unless otherwise extended by our Manager and the majority vote of our members, we will be dissolved upon the earlier of December 31, 2028, or the first to occur of the following:

•           the decision by holders of more than 50% of the units to dissolve and terminate us;

•           the retirement, withdrawal or removal of the Manager unless within 90 days from the date of such event:

(1) a remaining manager, if any, elects to continue our business; or

(2) if there is no remaining manager, a majority-in -interest of the members elect to continue our business and designate a new manager;

•           the effective date of the occurrence of an event of withdrawal of the last remaining manager unless, within 120 days from such event, members owning more than 50% of our units elect to continue our business and designate a new manager;

•           the repayment, termination or transfer of the Bluegreen Note and all other loans made by us; or

•           the happening of any other event causing our dissolution under the laws of the State of Delaware.

In addition to the above events, our Manager may also compel our termination and dissolution, or restructure our affairs, upon notice to all members and without the consent of any member, if either (1) our assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our limited liability company agreement constitute non-exempt “prohibited transactions” under ERISA. See “Investment by Tax-Exempt Entities and ERISA Considerations.”

In the event we are dissolved, our assets will be liquidated and converted to cash. Our Manager will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Company cash will be distributed first to creditors to satisfy our debts and liabilities, other than loans or advances made by members. Our Manager may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by members and to pay any fees due the Manager or its affiliates. The balance will then be distributed to the members in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, we will be terminated.

           SUMMARY OF DISTRIBUTION REINVESTMENT PLAN
AND
UNIT REPURCHASE PROGRAM

Distribution Reinvestment Plan

The following is a summary of our distribution reinvestment plan.  A complete copy of our form of distribution reinvestment plan is included in this Prospectus as Appendix B.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which our members may elect to purchase our membership interest with our distributions.  We have the discretion to extend the offering period for the membership interests being offered pursuant to this Prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the membership interests allocated to the plan through the reinvestment of distributions.  We may also offer membership interests pursuant to a new registration statement.

Beginning with the first distribution paid after the effective date of the offering, participants in the distribution reinvestment program will acquire our units at $9.10 per Unit as adjusted for distributions of principal on the Bluegreen Note and other notes, combinations, splits, recapitalizations and similar events.  This reduced price reflects a decrease in costs associated with these issuances.

No dealer manager fees or sales commissions will be paid with respect to membership interests purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions.  Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by members from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us.  Members participating in the distribution reinvestment plan may purchase fractional membership interests.  If sufficient membership interests are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants.  Participants purchasing membership interests pursuant to our distribution reinvestment plan will have the same rights as members with respect to membership interests purchased under the plan and will be treated in the same manner as if such membership interests were issued pursuant to our offering.

Election to Participate or Terminate Participation

A member may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for membership interests.  Any member who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent.  Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan.  Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each member electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan.  A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly or monthly distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period.  In addition, a transfer of units of membership interests prior to the date our units are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur will terminate participation in the distribution reinvestment plan with respect to such transferred units of membership interests as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of units of membership interests pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling units of membership interests pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Excluded Distributions

Our manager may designate that certain cash or other distributions attributable to principal payments on the Bluegreen Note will be excluded from distributions that may be reinvested in membership interests under our distribution reinvestment plan (Excluded Distributions).  Accordingly, in the event that such proceeds distribution are distributed to members as an Excluded Distribution, such amounts may not be reinvested in our membership interests pursuant to our distribution reinvestment plan.  In its initial determination of whether to make a distribution and the amount of the distribution, our manager will consider, among other factors, our cash position.  Once our manager determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution.  In most instances, we expect that our manager would not deem any of the distribution to be an Excluded Distribution.  In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional membership interest.  If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all members, however, the excluded portion will not be reinvested.  As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the members would not be able to use the distribution to purchase additional membership interests through our distribution reinvestment plan.  We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for company income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan.  See “Risk Factors — Federal Income Tax Risks.” In addition, to the extent you purchase membership interests through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  At least until our offering stage is complete, we expect that (a) we will sell membership interests under the distribution reinvestment plan at $9.10 per unit, (b) no secondary trading market for our membership interests will develop and (c) our manager will estimate the fair market value of a unit to be $10.00.  Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.10 reinvested by them under our distribution reinvestment plan.  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending thirty days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

The Company may terminate the Distribution Reinvestment Plan five years from the effective date or thereafter of the public offering to the extent that the amount reinvested under the Distribution Reinvestment Plan exceeds the amount required to repurchase Units under the Unit Repurchase Program.

Unit Repurchase Program

Our manager has adopted a unit repurchase program that enables our members to sell their securities to us in limited circumstances.  Our unit repurchase program permits you to sell your securities back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our units of membership interests are currently not listed on a national securities exchange and we will not seek to list our units of membership interests.  In order to provide members with the benefit of interim liquidity, members who have held their units of membership interests for at least one year and who purchased their units of membership interests from us or received the units through a non – cash transaction, not in the secondary market, may present all or a portion consisting of the member’s units to us for repurchase (at the price described below) at any time in accordance with the procedures outlined below.  At that time, we may, subject to the conditions and limitations described below, redeem the units of membership interests presented for repurchase for cash to the extent that we have sufficient funds available to us to fund such repurchase and not more than 5% of the outstanding units of membership interests are repurchased in any calendar year.  We will not pay to our manager or its affiliates any fees to complete any transactions under our unit repurchase program.

The prices at which members who have held units for the required one-year period may sell Units back to us are as follows:

•
the lesser of (i) $9.10 per Unit (reduced by $0.90 from the $10.00 per Unit offering price) or (ii) the purchase price per unit if purchased at a reduced price in accordance with the volume discounts (in each case adjusted for distributions of principal on the Bluegreen Note and other notes, combinations, splits, recapitalizations and similar events).

Units will only be repurchased out of proceeds received under the distribution reinvestment plan after the date your units become redeemable (i.e., following the end of the three calendar month period after the date on which you made your request).

We will redeem your Units on the Payment Date following the end of such three month period.  Requests for repurchases must be received more than three calendar months prior to the end of the applicable redemption date to be eligible for the subsequent month’s redemption.  You may withdraw your request to have your securities repurchased at any time prior to the last day of the applicable three calendar month period.  Membership interests presented for repurchase will continue to earn daily distributions up to and including the repurchase date.

If we could not purchase all membership interests presented for repurchase in any quarter, based upon insufficient cash available and the limit on the number of membership interests we may redeem during any calendar year, we would attempt to honor repurchase requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased or disabled member’s membership interests.  We will treat the unsatisfied portion of the repurchase request as a request for repurchase the following three calendar month period.  At such time, you may then (1) withdraw your request for repurchase at any time prior to the last day of the new three calendar month period or (2) without instructions to withdraw your request we will honor your request at such time, if any, when sufficient funds become available.  Such pending requests will generally be honored on a pro rata basis.  We will determine whether we have sufficient funds available as soon as practicable after the end of each three calendar month period, but in any event prior to the applicable payment date.

Our Manager may choose to amend, suspend or terminate our unit repurchase program upon 30 days notice at any time.  The Manager will suspend or terminate the redemption of Units following the suspension or termination of the Distribution Reinvestment Plan. Additionally the Company will be required to discontinue sales of Units under the Distribution Reinvestment Plan on the earlier of ___________, which is three years from the effective date of the public offering, unless the public offering is extended, or the date the Company sells all of the Units registered for sale under the Distribution Reinvestment Plan, unless the Company files a new registration statement with the Securities and Exchange Commission and applicable states. Additionally, the Company may terminate the Distribution Reinvestment Plan five years from the effective date or thereafter of the public offering to the extent that the amount reinvested under the Distribution Reinvestment Plan exceeds the amount required to repurchase Units under the Unit Repurchase Program.  Because the repurchase of Units will be funded with the net proceeds the Company receives from the sale of Units under the Distribution Reinvestment Plan, the discontinuance or termination of the Distribution Reinvestment Plan limit or eliminate the Company’s ability to purchase Units under the share repurchase program. The Company shall notify Members of such developments (i) in the annual or quarterly reports to Members or (ii) by means of a separate mailing to Members, accompanied by disclosure in a current or periodic report under the Exchange Act. During the public offering, the Company shall also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 57,692,308 of our membership interests to the public through Stratstone Securities, LLC, our Dealer Manager, a registered broker-dealer affiliated with our Manager.  Of this amount, we are offering 50,000,000 membership interests in our primary offering at a price of $10.00 per unit, except as provided below.

Our manager has arbitrarily determined the selling price of the membership interests, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding membership interests.  Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The membership interests are being offered on a “best efforts” basis, which means generally that the Dealer Manager is required to use only its best efforts to sell the membership interests and it has no firm commitment or obligation to purchase any of the membership interests.  We also are offering up to 7,692,308  membership interests for sale pursuant to our distribution reinvestment plan.  The purchase price for membership interests sold under our distribution reinvestment plan will be equal to the higher of 91% of the estimated value of a unit of membership interest, as estimated by our manager, and $9.10 per unit.  The reduced purchase price for membership interests purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these membership interests.  We reserve the right to reallocate the membership interests we are offering between the primary offering and the distribution reinvestment plan.  The offering of  our membership interests will terminate on or before [______], which is three years after the effective date of this offering, unless the offering is extended.  In addition, at the discretion of our manager, we may elect to extend the termination date of our offering of membership interests reserved for issuance pursuant to our distribution reinvestment plan until we have sold all membership interests allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified.  This offering must be registered in every state in which we offer or sell membership interests.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling membership interests in any state in which our registration is not renewed or otherwise extended annually.  We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager

Stratstone Securities, LLC, our Dealer Manager, has applied for membership as a member firm of the Financial Industry Regulatory Authority (FINRA). The Dealer Manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the membership interests offered pursuant to this Prospectus. It may also sell a limited number of membership interests at the retail level.

Compensation We Will Pay for the Sale of Our Membership Interests

Except as provided below, the Bluegreen Note Issuer (and if applicable, other note issuers) will pay out of advances on loans from us our Dealer Manager selling commissions of 7.0% of the gross offering proceeds, all of which will be re-allowed to participating broker-dealers.  The Bluegreen Note Issuer (and if applicable, other note issuers) also will pay the Dealer Manager a fee in the amount of 3.0% of the gross offering proceeds as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing, a portion of which will be re-allowed to participating broker-dealers.  The Bluegreen Note Issuer (and if applicable, other note issuers) will also pay our Dealer Manager and participating broker-dealers up to .5% of the gross offering expenses as a reimbursement for “bona fide” due diligence expenses (identified in an itemized invoice of actual costs).  No sales commissions or dealer manager fees will be paid with respect to membership interests purchased pursuant to the distribution reinvestment plan.  We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the membership interests.  The Dealer Manager will pay all brokers commissions until subscriptions for the minimum offering have been received, accepted and paid for.  After the minimum offering is achieved, the Dealer Manager will be reimbursed for such payments by the Bluegreen Note Issuer out of the advances made under the Bluegreen Note.  See “Management’s Discussion and Analysis of Financial Condition and Operations” section of this Prospectus.

The Dealer Manager does not intend to be a market maker and so will not execute trades for selling members.  No selling commissions or dealer manager fees are payable in connection with the distribution reinvestment plan or the unit repurchase plan.

No selling commissions will be paid in connection with the sale of units to investors whose contracts for investment management and related brokerage services include a fixed or “wrap” fee feature.  Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their Units down to zero (a) if the investor has engaged the services of a registered investment manager or other financial manager who will be paid compensation for investment management services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department.  The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction.  All such sales must be made through registered broker-dealers.  Neither our Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment manager or a bank trust department by a potential investor as an inducement for such investment manager or bank trust department to advise favorably for an investment in our membership interests.  In connection with the sale of membership interests to investors who elect the “wrap fee” feature, the Dealer Manager may pay to the registered investment manager or other financial manager or the company that sponsors the wrap account, service or other denominated fees on an annual basis.  In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of membership interests to investors whose contracts for investment manager or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the membership interests acquired by such investors.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our Dealer Manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event.  In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target.  The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our Dealer Manager and selected registered investment managers, against certain liabilities arising under the Securities Act.  However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our membership interests.  Neither we nor the note issuers will reimburse our sponsor for such payments.  Nonetheless, such payments will be deemed to be “underwriting compensation” by the FINRA.  In accordance with the rules of the FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by the FINRA that are anticipated to be paid by us and our sponsor in connection with the offering.  The amounts shown assume we sell all of the membership interests offered hereby and that all membership interests are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

Neither we nor the note issuers will pay selling commissions in connection with the following special sales:

•
the sale of membership interests in connection with the performance of services to our employees and associates and our affiliates, our manager, affiliates of our manager, the Dealer Manager or their respective officers and employees and some of their affiliates;

•	the purchase of membership interests under the distribution reinvestment program;

•
the sale of our membership interests to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase membership interest net of selling commissions; and

•	the membership interests credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such manager to advise you to purchase our membership interest; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the membership interest.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-unit estimated value of our membership interest, the method by which we developed such value and the date of the data we used to estimate such value.

Membership Interests Purchased by Affiliates

Our manager, Stratstone Advisors, LLC, and its affiliates, including Bluegreen as well as its officers and employees and their family members (including spouses, parents, grandparents, children and siblings) or other Friends, may purchase membership interests offered in this offering at a discount.  Friends of Stratstone Advisors, LLC means service vendors who have a prior business relationship with the sponsors, including but not limited to real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals; and individuals who have a prior personal relationship with the sponsors (“Friends”).  The purchase price for such membership interests shall be $9.00 per unit, reflecting the fact that selling commissions in the amount of $0.70 per unit and a dealer manager fee in the amount of $0.30 per unit will not be payable in connection with such sales.  The amount advanced to the Bluegreen Note Issuer or other note issuers will not be affected by such sales of membership interests at a discount.  Our manager, Stratstone Advisors, LLC, and its affiliates, as well as its officers and employees and their family members (including spouses, parents, grandparents, children and siblings) or other Friends, will be expected to hold their membership interests purchased as members for investment and not with a view towards resale.  In addition, membership interests purchased by Stratstone Advisors, LLC or its affiliates will not be entitled to vote on matters presented to the members for a vote relating to the removal of Stratstone Advisors, LLC as our manager, and or any transaction between us and Stratstone Advisors, LLC or any of its affiliates.  Further, from and after the commencement of this offering, our manager and their respective affiliates are subject to the restrictions on ownership and transfer of our membership interests.

Volume Discounts

We will offer a reduced unit purchase price to “single purchasers” on orders of more than $500,000 and selling commissions paid to Stratstone Securities, LLC and participating broker-dealers will be reduced by the amount of the unit purchase price discount.  The per unit purchase price will apply to the specific range of each unit purchased in the total volume ranges set forth in the table below.  The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Cumulative Purchase Price Per Unit in Volume Discount Range	Cumulative Selling Commission Per Unit in Volume Discount Range
$ 1,000 – $ 500,000	$10.00	$0.70
500,001 – 1,000,000	9.90	0.60
1,000,001 – 5,000,000	9.55	0.25

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional membership interests.  Fractional membership interests will be issued.

As an example, a single purchaser would receive 100,505 membership interests rather than 100,000 membership interests for an investment of $1,000,000 and the selling commission would be $65,303.  The discount would be calculated as follows:  The purchaser would acquire (i) 50,000 membership interests at a cost of $10.00 per unit and would pay commissions of $0.70 per unit and (ii) 50,505 membership interests at a cost of $9.90 per unit and would pay commissions of $0.60 per unit.

Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.

Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $9.20 per unit or less, but in no event will the proceeds to us be less than $9.20 per unit.  In the event of a sale of $5,000,000 or more, we will supplement this Prospectus to include:  (a) the aggregate amount of the sale, (b) the price per unit paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in (a) will pay no more per unit than the initial purchaser.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer.  The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined.  As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring membership interests as joint purchasers;

•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;

•	all funds and foundations maintained by a given corporation, partnership or other entity; and

•
all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment manager registered under the Investment Advisors Act of 1940) exercises discretionary authority with respect to an investment in our company.

In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined.  Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of membership interests, orders additional membership interests.  In this event, the commission payable with respect to the subsequent purchase of membership interests will equal the commission per unit which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person.  If the investment decisions are made by an independent investment manager, that investment manager may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined.  You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined.  We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional membership interest to be credited to you as a result of such combined purchases will be credited on a pro rata basis.  If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional membership interest to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission.  However, the additional membership interest to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of securities made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the securities to different purchasers of the same offering;

•	all purchasers of the securities must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of securities which are part of the offering;

•	the minimum amount of securities as to which volume discounts are allowed cannot be less than $500,000;

•	the variance in the price of the securities must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of securities purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of securities purchased.

Subscription Process

To purchase membership interests in this offering, you must complete and sign a subscription agreement, like the one contained in this Prospectus as Appendix A.  You should pay for your securities by delivering a check for the full purchase price of the securities, payable to “[________]”.  You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you meet the suitability standards described in this Prospectus and agree to be bound by all of the terms of the subscription agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.  We may not accept a subscription for membership interests until at least five business days after the date you receive this Prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act, our Dealer Manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check no later than the business day following receipt of the subscriber’s subscription documents and check.  The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

After we have received subscriptions for at least 200,000 Units of membership interests, we will accept or reject subscriptions within 30 days after we receive them.  If your subscription agreement is rejected, your funds, without interest, or reductions for offering expenses, commissions or fees will be returned to you within ten business days after the date of such rejection.  If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor.  After we have sold at least 200,000 Units of our membership interest, we may admit new investors at least monthly and we may admit new investors more frequently.  It is our intention to admit investors weekly.  The escrow agent will not release your funds to us until we admit you as a member.

All questions about the validity, form, eligibility and acceptance of any subscription will be determined by the Company.  The Company reserves the absolute right, in its sole discretion, to reject any subscription and to waive any irregularity or condition of subscription with respect to any particular subscription.  The Company will be under no duty to give notification of any such defects in any subscription, nor will the Company incur any liability for failure to give notification.  Subscriptions for the membership interests will not be deemed to have been made until any irregularities have been cured or waived.  We reserve the right to reject any subscription in its entirety or to allocate to any subscriber a smaller number of membership interests than it, he or she has subscribed for.  In the event of rejection, a subscriber’s check (or the amount thereof) and related subscription documents will be returned and in the event of a partial rejection, a pro rata portion of the payment will be returned.  Any such return of funds to a subscriber will be made with accrued interest and without deduction.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 200,000 Units of our membership interest have been received and accepted by us.  Any securities purchased by Bluegreen or its affiliates, including Bluegreen’s executive officers will be counted in calculating the minimum offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal.  Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by [date], which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination.  Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested.  During any period in which subscription proceeds are held in escrow for more than 30 days, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations.

If the amount earned on your funds deposited in escrow is less than 8% per annum, Bluegreen will pay the difference between the amount earned on your funds and 8% per annum.  Accordingly, you will receive a return of your payment plus 8% per annum if your funds are not accepted. In addition, if your subscription is accepted, you will receive interest on your funds from the time the funds are deposited in escrow until such acceptance at the rate of 8% per annum. Bluegreen will pay the difference between the amount earned on your funds while deposited in escrow and 8% per annum.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this Prospectus may purchase securities of membership interest.  If you want to purchase membership interests, you must proceed as follows:

1.	Read the entire Prospectus and the current supplement(s), if any, accompanying this Prospectus.

2.
Complete the execution copy of the applicable subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, for new and current investors is included in this Prospectus as Appendix A.

3.
Deliver a check to Stratstone/Bluegreen Secured Income Fund, LLC, c/o [_____________], for the full purchase price of the securities being subscribed for, payable to [_______________] along with the completed subscription agreement.  For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward to Stratstone Securities, LLC.  Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer.  In such case, the dealer will issue a check made payable to us for the purchase price of your subscription.  The name of the dealer appears on the subscription agreement.

4.
By executing the subscription agreement and paying the full purchase price for the securities subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this Prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

5.	Your purchase of membership interest will not be completed until five business days after the date you receive the entire Prospectus and any current supplements.

SUPPLEMENTAL SALES MATERIAL

In addition to this Prospectus, we may utilize certain sales material in connection with the offering of the securities, although only when accompanied by or preceded by the delivery of this Prospectus.  The sales materials may include information relating to this offering, the past performance of Stratstone Advisors, LLC, our manager, and its affiliates, property brochures and articles and publications concerning real estate.  In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of securities is made only by means of this Prospectus.  Although the information contained in our supplemental sales material will not conflict with any of the information contained in this Prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this Prospectus or the registration statement of which this Prospectus is a part.

LEGAL MATTERS

Certain legal matters will be passed upon for the Company by its counsel, Proskauer Rose LLP, New York, New York.

EXPERTS

The financial statement of Stratstone/Bluegreen Secured Income Fund, LLC at July 31, 2009, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

GLOSSARY

“Administration Agreement” shall have the meaning given in “The Bluegreen Note Issuer – The Administrator” on page 101.

“Administrator” shall mean Bluegreen acting as the administrator of the Bluegreen Note Issuer.

“Aggregate Loan Balance” shall mean the sum of the Loan Balances for all Timeshare Loans.

“Aruba Club Loan” shall have the meaning given in “The Collateral – General” on page 114.

“Aruba Timeshare Purchase Agreement” shall have the meaning given in “The Bluegreen Timeshare Business – Customer Financing.”

“Backup Servicer” shall have the meaning given in “The Bluegreen Note Issuer – The Backup Servicer” on page 104.

“Backup Servicing Agreement” shall have the meaning given in “The Bluegreen Note Issuer – The Backup Servicer” on page 104.

“Bluegreen” means Bluegreen Corporation, a Massachusetts corporation, together with its subsidiaries.

“Bluegreen Core Resort” shall mean a resort in the Bluegreen Vacation Club in which Bluegreen acquired or developed a significant number of the vacation ownership interests associated with the resort, even if Bluegreen no longer owns substantial vacation ownership interests in the resort.

“Bluegreen Non-Core Resort” shall mean the resorts other than Bluegreen Core Resorts within the Bluegreen Vacation Club in which Bluegreen may have acquired timeshare interests in such resort for resale.

“Bluegreen Note” is a promissory note issued by the Bluegreen Note Issuer to the Company.

“Bluegreen Note Issuer” is BXG Receivables Bluegreen Note Trust 2009 – A, a Delaware statutory trust.

“Bluegreen Resort” or “Resort” shall mean a Bluegreen Core Resort and/or a Bluegreen Non-Core Resort.

“Board of Managers” shall have the meaning given in “The Bluegreen Note Issuer – The Depositor” on page 102.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the corporate trust office of the Collateral Agent is located, are authorized or obligated by law or executive order to be closed.

“Casa Grande Co-op” shall have the meaning given in “The Bluegreen Timeshare Business – Aruba Timeshare Properties” on page 81.

“Club Loans” shall have the meaning given in “The Collateral – General” on page 114.

“Club Trustee” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 81.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Agent” is [____________], a national banking association, which will hold the Timeshare Loans Collateral as security for the benefit of the Company.

“Collateral Measurement Pool” shall have the meaning given in “The Note Purchase Agreement and the Bluegreen Note – Events of Default” on page 110.

“Company” shall mean Stratstone/Bluegreen Secured Income Fund, LLC.

“Co-op Shares” shall have the meaning given in “The Collateral – General” on page 114.

“Dealer Manager” shall mean Stratstone Securities, LLC.

“Deeded Club Loan” shall have the meaning given in “The Collateral – General” on page 114.

“Default Level” shall mean, for any Due Period, the aggregate Loan Balance (without regard to recoveries) of Timeshare Loans that became Defaulted Timeshare Loans during such Due Period and not repurchased or substituted by the last day of such Due Period (less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which are still subject to the lien of the Note Purchase Agreement at such time) divided by the Aggregate Loan Balance on the first day of such Due Period, expressed as a percentage.

“Defaulted Timeshare Loan” shall mean a Timeshare Loan (i) for which the Servicer has commenced cancellation or termination proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its collection policies, (ii) for which all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the due date, provided, that with respect to this clause (ii), if a Timeshare Loan is not more than 120 days delinquent as of the last day of the Due Period, it shall not be a Defaulted Timeshare Loan as of that date, or (iii) that otherwise ceases to be an Eligible Timeshare Loan.

“Defective Timeshare Loan” shall have the meaning given in “The Timeshare Loans – Releases, Repurchases and Substitutions of Timeshare Loans – Mandatory Repurchase or Substitution for Breaches of Representations and Warranties” on page 115.

“Delinquency Level” shall mean, for any Due Period, the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) that are 61 days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).

“Depositor” shall have the meaning given in “The Bluegreen Note Issuer – The Depositor” on page 101.

“DNC” shall mean “Do Not Call.”

“Due Period” shall mean, with respect to any Payment Date, the period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month; provided, however, that the Due Period for the initial Payment Date shall be the period from and including the date of the initial closing and ending on the 15th day of the calendar month occurring more than __ days after such date.

“Eligible Timeshare Loan” is a Timeshare Loan as to which all of the representations and warranties in the Sale Agreement as to such Timeshare Loan are true and correct on the applicable Transfer Date. The representations and warranties in the Sale Agreement with respect to each Timeshare Loan include, but are not limited to, the following:  (i) such Timeshare Loan is in compliance, in all material respects, with the applicable Federal, state and local laws including those relating to usury, truth-in-lending, land sales, consumer credit protection and disclosure laws; (ii) such Timeshare Loan has been or will be duly filed and recorded (except with respect to the Aruba Club Loans) with all appropriate governmental authorities and each Mortgage is a valid first Mortgage lien on the related Timeshare Property securing the related Mortgage Note, or, in the case of the Aruba Club Loans, originated pursuant to an Aruba Timeshare purchase agreement, (iii) the related Mortgage Note or the related Aruba Timeshare purchase agreement, is genuine and the legal, valid, binding and enforceable obligation of the maker thereof (subject to customary exceptions for availability of equitable remedies and the effect of bankruptcy law), (iv) at the time such Timeshare Loan was made to the Obligor, the Obligor held valid title to the owner beneficiary rights related to the Timeshare Property and (v) such Timeshare Loan was not more than 60 days past due as of the related Transfer Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default,” under the Note Purchase Agreement, shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – Events of Default” on page 108.

“Final Closing Date” shall mean [DATE], until which date Subscriptions may be accepted by the Company.

“Final Loan Date” shall mean a date later than [six] months after the Final Closing Date.

“FIRPTA” shall have the meaning given in “Certain Material U.S. Federal Income Tax Consequences” on page 130.

“Formation Documents” shall have the meaning given in “Bluegreen Note Issuer” on page 101.

“General Reserve Account” shall have the meaning given in “The Note Purchase Agreement and the Description of the Bluegreen Note” on page 110.

“IRS” shall mean the Internal Revenue Service.

“Independent Advisor” shall mean an advisor meeting the following conditions:

(a) the advisor must be a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, real estate financial consulting firm or advisory firm;

(b) the advisor must have a staff of real estate professionals;

(c) the compensation of the advisor must be determined and embodied in a written contract before an opinion from such advisor is rendered; and

(d) the advisor, directly or indirectly, may not have an interest in, nor any material business or professional relationship with, the Company, the Manager, the note issuer, or any affiliates thereof.

“Independent Manager” shall mean, for purposes of the Depositor’s formation documents, a member of the Board of Managers:  (a) who is not at the time of initial appointment or at any time while serving on the Board of Managers, and has not within the past five years been:  (i) an officer, director, employee, partner, member, stockholder or beneficial-interest holder (either direct or indirect) of the Depositor or Bluegreen; (ii) an officer, director, employee, partner, member, associate, stockholder or beneficial-interest holder of any affiliate of the Depositor or Bluegreen, unless (x) the affiliate is a publicly-held company and such person owns publicly-traded stock and such stock represents less than 1% of the issued stock of the affiliate or (y) such affiliate is a special purpose finance entity and such individual is an independent director or manager of such affiliate; (iii) a customer or supplier of the Depositor or any affiliate thereof (other than a customer or supplier that does not derive more than 5% of its revenues from its activities with the Depositor or any affiliate thereof); (iv) a trustee, conservator or receiver for any affiliate of the Depositor; or (v) a spouse, parent, sibling or child of any person described in (i), (ii), (iii) or (iv) above; and (b) who has had (i) prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Closing Date” means the date determined by the Company on which the Minimum Offering has been achieved, which shall be no later than ________.

“Initial Note Balance” shall mean the initial principal note balance equal to the amount of capital contributions made to the Company and advanced under the Bluegreen Note.

“Initial Timeshare Loans” shall have the meaning given in “The Collateral – General” on page 114.

“Interest Accrual Period” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – Interest” on page 106.

“Interest Distribution Amount” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – Interest” on page 106.

“Levitt” shall have the meaning given in “Management – History of Woodbridge” on page 62.

“Lien Debt” shall mean a mortgage, deed of trust, deed to secure debt or trust deed encumbering or conveying, as collateral for a debt, a timeshare property and may also include a security interest held against Vacation Club Rights, including Vacation Points.

“LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of the Company.

“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).

“Lockbox Account” shall have the meaning given in “The Collateral – The Lockbox Account” on page 114.

“Lockbox Agreement” shall mean the deposit account control agreement, dated as of ____, by and among the Bluegreen Note Issuer, the Collateral Agent and the Lockbox Bank.

“Lockbox Bank” shall have the meaning given in “The Collateral – The Lockbox Account” on page 114.

“Manager” shall mean Stratstone Advisors, LLC, which is the manager of the Company.

“Maximum Offering Proceeds” shall have the meaning given in “Use of Proceeds” on page 54.

“Member(s)” shall mean an investor who has purchased Membership Interests and is a member of the Company.

“Membership Interests” shall have the meaning given in “Limited Liability Company Agreement – General Description of Membership Interests” on page 140.

“Minimum Offering Proceeds” shall have the meaning given in “Use of Proceeds” on page 54.

“Monthly Servicer Report” shall mean a report, as specified in Section __ of the Note Purchase Agreement, delivered by the Servicer to the Bluegreen Note Issuer and the Collateral Agent, no later than two Business Days prior to each Payment Date.

“Mortgage” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 81.

“Mortgage Note” shall have the meaning given in “The Collateral – General” on page 114.

“Note Purchase Agreement” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – General” on page 105.

Note Rate” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note” on page 106.

“Offering” shall mean the offering of Membership Interests under this Prospectus.

“Optional Purchase Limit” shall have the meaning given in “The Timeshare Loans – Releases, Repurchases and Substitutions of Timeshare Loans – Optional Purchase or Substitution of Defaulted Timeshare Loans” on page 117.

“Optional Redemption Date” the date, when the Outstanding Note Balance is 20% or less of the Initial Note Balance, on or after which the Servicer may redeem the Bluegreen Note at any time.

“Outstanding Note Balance” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – General” on page 105.

“Owner Trustee” shall mean, [_______________], a banking corporation , which shall serve as the trustee of the Bluegreen Note Issuer.

“Partial Amortization Event” shall occur if the average of the Default Levels on the Timeshare Loans (which excludes Timeshare Loans that are substituted for or repurchased) for the last three Due Periods exceeds 0.60% and shall continue until the Default Level is equal to or less than 0.60% for three consecutive Due Periods.

“Payment Date” shall mean each such date on which payments on the Bluegreen Note will be made monthly on the 4th day of each calendar month or, if such date is not a Business Day, then on the next succeeding Business Day.

“Plan Asset Regulation” shall have the meaning given in “Certain ERISA Considerations” on page __.

“Pledged Timeshare Loans” shall have the meaning given in “The Collateral – General” on page 114.

“Principal Payment” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note” on page 106.

“Prior Programs” shall have the meaning given in the “Prior Performance Summary section on page 124.

“Qualified Substitute Timeshare Loan” shall mean a Timeshare Loan (i) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balances of the Timeshare Loans being substituted on the related Transfer Date, (ii) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Sale Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan; provided that there will be no seasoning requirement if a Qualified Substitute Timeshare Loan is an upgrade Timeshare Loan replacing an original Timeshare Loan with the same Timeshare Purchaser, (iii) the weighted average coupon rate of such Qualified Substitute Timeshare Loan(s) is not less than 14.5%, and (iv) that does not have a stated maturity later than [       ].

“RCI” shall mean Resort Condominiums International, LLC.

“Relief Act” shall have the meaning given in “Risk Factors – Risks Related to the Bluegreen Timeshare Business” on page 40.

“Remarketing Agreement” shall have the meaning given in “The Bluegreen Note Issuer – Remarketing” on page 104.

“Repurchase Price” shall mean the amount equal to the Loan Balance of such Timeshare Loan as of the date of such purchase or repurchase, as the case may be, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to, but not including, the due date in the then current Due Period.

“Sale Agreement” shall mean the transfer and sale agreements pursuant to which Bluegreen will transfer Timeshare Loans to the Bluegreen Note Issuer.

“Securities” shall means the Membership Interests of the Company.

“Securities Act” shall mean the Securities Act of 1933.

“Servicer” shall mean Bluegreen, in its capacity as servicer of the Timeshare Loans.

“Servicer Event of Default” shall mean the occurrence and continuance of any of the following events:  (i) any failure by the Servicer to make any required payment, transfer or deposit within ten Business Days of when required under the Note Purchase Agreement, provided that such period may be extended in the case of a force majeure delay, (ii) any failure by the Servicer to provide any report within five Business Days of when required to be delivered under the Note Purchase Agreement, provided that such period may be extended in the case of a force majeure delay, (iii) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement which has a material adverse effect on the Company, subject to grace periods specified in the Note Purchase Agreement, (iv) any representation or warranty by the Servicer shall prove to be incorrect in any material respect as of the time made, subject to grace periods specified in the Note Purchase Agreement, (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Servicer, or (vi) the occurrence and continuation of a Trigger Event that remains uncured for three consecutive Due Periods.

“Special Reserve Account” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note” section on page 111.

“Stated Maturity” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – Stated Maturity” on page 112.

“Subscription Agreement” shall mean the agreement pursuant to which investors will purchase Securities the form of which is attached hereto as Exhibit A.

“Subsequent Timeshare Loans” shall have the meaning given in “The Collateral – General” on page 114.

“Substitution Shortfall Amount” shall mean, with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

“Stratstone” shall mean Stratstone Financial, LLC, a Delaware limited liability company, which is the sole 11member of the Manager.

“Timeshare Loans” are timeshare loans secured by Timeshare Properties.

“Timeshare Loans Collateral” are the Timeshare Loans and related collateral securing the Bluegreen Note and any other note issued by a timeshare developer other than Bluegreen.

“Timeshare Property” consists of a fee simple timeshare interest in a residential unit in a Resort or a fee simple undivided interest in a Resort (or a phase thereof) or another right to use units in a timeshare resort (whether based on a real estate or personal property right) for a period of time annually or over another period.

“Timeshare Purchasers” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 80.

“Transfer Date” shall mean, with respect to (i) any Initial Timeshare Loan, the date upon which a Initial Timeshare Loan is sold or conveyed to the Bluegreen Note Issuer (ii) any Subsequent Timeshare Loan, the date upon which such Subsequent Timeshare Loan is sold or conveyed to the Bluegreen Note Issuer and (iii) any Qualified Substitute Timeshare Loan, the date upon which such Qualified Substitute Timeshare Loan is sold or conveyed to the Bluegreen Note Issuer.

“Trigger Event” shall have the meaning given in “The Note Purchase Agreement and Description of the Bluegreen Note – Payments from the Timeshare Loans Collateral” on page 108.

“Trust Agreement” shall have the meaning given in “The Bluegreen Note Issuer” on page 101.

“Unit” shall mean a unit of Membership Interest.

“USRPI” shall have the meaning given in “Certain Material U.S. Federal Income Tax Consequences” on page 130.

“Vacation Club Member” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 81.

“Vacation Club Member Obligations” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 80.

“Vacation Club Rights” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 81.

“Vacation Points” shall have the meaning given in “The Bluegreen Timeshare Business – Bluegreen Vacation Club” on page 81.

“Woodbridge” shall mean Woodbridge Holdings Corporation (“Woodbridge”), a publicly traded diversified holding company based in Fort Lauderdale, Florida.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering.  We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following addresses:

Stratstone/Bluegreen Secured Income Fund, LLC
2100 W. Cypress Creek Road
Ft. Lauderdale, FL  33309
tel. 954-940-4990
Toll Free:  866-854-4603
Attn:  Investor Services

One of our affiliates maintains an Internet site at www.stratstonesecurities.com, at which there is additional information about us.  The contents of that site are not incorporated by reference in, or otherwise a part of, this Prospectus.

We will deliver electronically all available documents relating to an investment in our company to all members who consent to electronic delivery of such documents by checking the applicable box in the subscription agreement.  However, a member may revoke consent to electronic delivery at any time by contacting Stratstone/Bluegreen Secured Income Fund, LLC, 2100 W. Cypress Creek Road, Ft. Lauderdale, FL  33309, tel. 954-940-4990, fax 954-940-4992.  If the member revokes such consent, the member will subsequently receive all such documents in paper format.  In addition, a member may request paper copies of any documents delivered electronically by contacting Stratstone/Bluegreen Secured Income Fund, LLC A member’s consent to electronic delivery is effective until revoked and relates to all documents relating to the members’ investment.

This Prospectus does not contain all of the information set forth in the registration statement and the exhibits related thereto as filed with the Securities and Exchange Commission, reference to which is hereby made.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at www.sec.gov.  You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

FINANCIAL INFORMATION

FINANCIAL STATEMENT Stratstone/Bluegreen Secured Income Fund, LLC July 31, 2009 With Report of Independent Registered Public Accounting Firm

Stratstone/Bluegreen
Secured Income Fund, LLC

Financial Statement

July 31, 2009

Contents

Report of Independent Registered Public Accounting Firm	1

Financial Statement

Balance Sheet	2
Notes to Balance Sheet	3

Report of Independent Registered Public Accounting Firm

The Member of
Stratstone/Bluegreen Secured Income Fund, LLC

We have audited the accompanying balance sheet of Stratstone/Bluegreen Secured Income Fund, LLC as of July 31, 2009. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Stratstone/Bluegreen Secured Income Fund, LLC at July 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Certified Public Accountants

West Palm Beach, Florida

August 14, 2009

1

Stratstone / Bluegreen
Secured Income Fund, LLC

Balance Sheet

July 31, 2009

Assets
Cash and cash equivalents	$200,000

Total assets	$200,000

Liabilities and member's equity
Member's equity	$200,000

Total liabilities and member's equity	$200,000

See accompanying notes.

2

Stratstone/Bluegreen
Secured Income Fund, LLC

Notes to Balance Sheet (continued)

1. Organization and Nature of Business

Stratstone/Bluegreen Secured Income Fund, LLC is a newly organized Delaware limited liability company, organized on July 20, 2009.  The Company was formed to invest in loans secured by timeshare loans made to finance the purchase of timeshare interests and distribute to its members the payments to the Company on the loans. Initially, the Company will acquire a note secured by timeshare loans made by Bluegreen Corporation (“Bluegreen”) to purchasers of timeshare interests in resorts that are generally managed by Bluegreen.

The Company’s manager is Stratstone Advisors, LLC, a Delaware limited liability company (the Manager).  The Manager has contractual responsibility to the Company and its members pursuant to the LLC Agreement.  The Manager’s asset management fee will be based on a percentage of the outstanding principal amount of the Bluegreen note. The Manager is a wholly owned subsidiary of Stratstone Financial, LLC (“Stratstone”), which in turn is a recently organized wholly owned subsidiary of Woodbridge Holdings Corporation.  Stratstone Financial, LLC is engaged in the business of organizing and managing investment programs.  Woodbridge Holdings Corporation (“Woodbridge”) is a publicly traded diversified holding company based in Fort Lauderdale, Florida.  Woodbridge owns approximately 29% of Bluegreen’s outstanding common stock.

A newly-organized statutory trust to be established by Bluegreen (the Bluegreen Note Issuer) intends to issue a note, secured by timeshare loans made by Bluegreen, to the Company pursuant to a Note Purchase Agreement. The interest rate for the Bluegreen note will equal 8.0% per annum, payable monthly. During the period from the initial closing of the offering through the fifth anniversary, all principal payments and all interest payments made on the timeshare loans collateral (Timeshare Loans Collateral), after payment of interest to the Company and payment of fees and expenses, will be available for reinvestment in additional timeshare loans. After the fifth anniversary or during the suspension of the reinvestment period, principal and interest payments made on the timeshare loans, after payment of interest to us and fees and expenses will be paid to the Company as a principal payment on the Bluegreen note.

A collateral agent (the Collateral Agent), which will be a national banking association unaffiliated with the Company, will hold collateral in the form of timeshare loans (Timeshare Loans Collateral) as security for the benefit of the Company pursuant to a Collateral Agency Agreement.  On each payment date, the collateral agent will make the following distributions and disbursements out of the payments received on the timeshare loans in the following order:

3

Stratstone/Bluegreen
Secured Income Fund, LLC

Notes to Balance Sheet (continued)

1.	to pay fees and expenses of third-party service providers, the Manager’s asset management fee, the Company’s operating expenses and fees of Bluegreen, as servicer and administrator;

2.	to pay interest at the rate of 8% per annum to the Company;

3.	through the fifth anniversary of the initial closing of this offering, unless the reinvestment period has been suspended and subject to limited exceptions, to purchase additional timeshare loans;

4.
after the fifth anniversary of the initial closing of this offering and during the suspension of the reinvestment period and on the occurrence of certain other events to make principal payments to the Company until the Bluegreen note is paid in full; and

5.	thereafter to Bluegreen, as a payment on the residual interest.

On July 23, 2009, the Company sold 20,000 units to Stratstone Advisors, LLC for an aggregate purchase price of $200,000.  No significant operations have commenced to date as the Company is in the development stage.

The Company’s LLC Agreement does not provide for a specified date in which the LLC will terminate.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash, certificates of deposit, and money market funds.

Concentration of Credit Risk

The Company is exposed to on-balance sheet credit risk associated with cash and cash equivalents. Concentration of credit risk related to cash and cash equivalents is considered low as it is invested in an FDIC insured financial institution.

4

Stratstone/Bluegreen
Secured Income Fund, LLC

Notes to Balance Sheet (continued)

Fair Value of Financial Instruments

SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practical to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument.  The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values due to their short duration to maturity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Income Tax Matters

Income taxes are the responsibility of the members. Accordingly, no income taxes have been provided for in the accompanying financial statement.

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS No. 166”), which will become effective for the Company beginning January 1, 2010. SFAS No. 166 requires more information about transfers of financial assets, including securitization transactions and transactions where companies have continuing exposure to the risks related to the transferred financial assets. It also eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. Management of the Manager is currently evaluating the effects that this pronouncement may have on the financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which will become effective for the Company beginning January 1, 2010. SFAS No. 167 addresses the effects of eliminating the qualifying special-purpose entity (“QSPE”) concept from FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS 140”), and responds to concerns about the application of certain key provisions of FIN 46(R), including concerns over the transparency of an enterprises’ involvement with variable interest entities (“VIEs”). Management of the Manager is currently evaluating the effects that this pronouncement may have on the financial statements.

5

Stratstone/Bluegreen
Secured Income Fund, LLC

Notes to Balance Sheet (continued)

3. Related Party Transactions

Bluegreen has agreed to reimburse Woodbridge for certain expenses, including legal and professional fees incurred by Woodbridge in the development stage.  As of July 31, 2009, Bluegreen has reimbursed Woodbridge approximately $600,000.

4. Subsequent Events

The Manager of the Company has performed an evaluation of subsequent events through August 14, 2009, which is the day the financial statements were issued.

6

Appendix A:
SUBSCRIPTION AGREEMENT

Stratstone/Bluegreen Secured Income Fund, LLC
subscription agreement

1.  INVESTMENT

Amount of Subscription $________________________________________ This is an ☐ Initial Investment ☐ Additional Investment

State in which sale was made if other than state of residence _____________ ☐ Check enclosed ☐ Subscription amount wired

The minimum initial investment amount is 250 Units ($2,500), with additional investment increments of [__] securities ($___).  Certain states may vary.  Please see Prospectus.

☐ Net Commission Purchases.  Please check this box if you are eligible for Net Commission Purchase.  Net commission purchases are available to registered representatives, employees of soliciting broker-dealer, Stratstone/Bluegreen Secured Income Fund, LLC and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc.  Representative will not receive selling commission.

Make check payable to:  [_________]

2.  TYPE OF OWNERSHIP (CHECK ONE)

☐	Individual	☐	Community Property	☐	Custodian: As Custodian for

☐	Joint Tenants With Right of Survivorship	☐	Partnership

☐	Tenants in Common	☐	A Married Person Separate Property		Under the Uniform Gift to Minors Act,

☐	Transfer on Death** (Provide Beneficiary(ies) in Section 3)	☐ ☐ ☐ ☐	IRA* Traditional IRA*Roth IRA*Rollover IRA*SEP		State of____________________

		☐	IRA*Type: __________________________

☐	Trust Type: (please specify, i.e., Family, Living, Revocable, etc.)	☐ ☐ ☐	Keogh* Qualified Pension Plan* Qualified Profit Sharing Plan*		Under the Uniform Transfers to Minors Act, State of________________________
				☐	Limited Liability Company (LLC)
☐	Corporation	☐	Charitable Remainder Trust	☐	Other _________________

☐	Company	☐	Non Profit Organization

*
Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts.  No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder.  A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

**
Investors who qualify may elect Transfer on Death (TOD) registration for such investment account.  TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death.  TOD registration is available only for owner(s)/investor(s) who (1) is a natural person or (2) two natural persons holding the account as Tenants by the Entirety or (3) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (4) a married couple holding the account as community property with right of survivorship.  The following forms of ownership are ineligible for TOD registration:  Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

3.  INVESTOR INFORMATION

Please print name(s) in which Securities are to be registered.  Include custodian or trust name if applicable.

☐ Mr.☐ Mrs. ☐ Ms. ☐ Mr.&Mrs. ☐ Other ☐

Name of
Investor:

Tax ID/Social Security Number                        Date of
Birth/Incorporation

Name of Joint
Owner:

Tax ID/Social Security Number                          Date of
Birth/Incorporation

Legal Address (cannot be a P.O.
Box)

City:  ______________________State:  _______________ Zip
Code:

Mailing
Address

City:                State:                Zip
Code:

Home Telephone:             Business
Telephone:

E-Mail:

Mother’s Maiden Name (requested for security
purposes)

Transfer on Death Beneficiary Information (For Individual or Joint Accounts only)

Name:

Tax ID/Social Security Number ________________________________ Primary

_____________ % ____

Name:

Tax ID/Social Security Number ________________________________ Primary

_____________ % _______

☐ U.S. Citizen   ☐  Resident Alien   ☐   Non-Resident Alien

☐
Electronic Delivery:  Check here if you consent, in the event that Stratstone/Bluegreen Secured Income Fund, LLC elects to deliver any member communications electronically in lieu of mailing paper documents, to receiving such communications via e-mail notice that such communications are available on Stratstone/Bluegreen Secured Income Fund, LLC website (www.stratstonesecurities.com).

Custodian Information (if registered under IRA, Keogh, or Qualified Retirement Plan)

Name of
Institution

Street
Address

City:  _____State:  _______________ Zip
Code:

Account Number:              Tax ID:
__________________Phone:

4.  DISTRIBUTION OPTIONS

You may choose to have your distribution applied in up to three different ways.  Please indicate your preference(s) below.  If this is an additional purchase, and you have selected a new distribution allocation, this new allocation will be retroactive to all previous securities and will affect all future distributions.

Allocation %

—%       ☐         I would like to participate in the Distribution Reinvestment Plan.

—%       ☐        I would like to receive a distribution check mailed to my mailing address listed in Section 3.

—%       ☐        I would like for my distribution to be deposited into a third-party account.*

100%                 Distribution preference(s) must be made in whole percentages equaling 100%

Institution Name:            Account
Name:

Institution ABA#:            Account
Number:

Street/P.O.
Box:

City:            State:            Zip
Code:

*
I authorize Stratstone/Bluegreen Secured Income Fund, LLC or its agent to deposit my distribution into the provided third party account listed above.  This authority will remain in force until I notify Stratstone/Bluegreen Secured Income Fund, LLC in writing to cancel it.  In the event that Stratstone/Bluegreen Secured Income Fund, LLC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

5.  SUBSCRIBER SIGNATURES

Please carefully read and separately initial each of the representations below.  Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following (ALL appropriate lines must be initialed):

Investor (Initials)	JOINT OWNER (Initials)
☐	☐
acknowledges receipt, not less than five business days prior to the signing of this subscription agreement, of the Prospectus of the Company relating to the Securities wherein the terms and conditions of the offering of the Securities are described, including among other things, the restriction on ownership and transfer of Securities, which require, under certain circumstances, that a holder of Securities shall give written notice and provide certain information to the Company;

☐	☐
represents that I (we) either:  (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor Suitability Standards” section of the Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Securities;

☐	☐
represents that the investor is purchasing the Securities for his or her own account and if I am (we are) purchasing Securities on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the subscription agreement Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s);

☐	☐	acknowledges that the Securities are not liquid; and

☐	☐	if an affiliate of the Company, represents that the Securities are being purchased for investment purposes only and not with a view toward immediate resale.

SUBSTITUTE FORM W-9

I declare that the information supplied above is true and correct and may be relied upon by the Fund in connection with my investment in the Fund.  Under penalties of perjury, by signing this subscription agreement, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding and (c) except as otherwise expressly indicated above, I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT YOU DO NOT WAIVE ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933, F SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS AGREEMENT.

Signature of Investor	Print Name	Date

Signature of Joint Owner, if applicable	Print Name	Date

6.  BROKER-DEALER AND REGISTERED REPRESENTATIVE (to be completed by selling registered representative)

The Broker-Dealer or authorized representative must sign below to complete order.  Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Securities in the state designated as the investor’s address or the state in which the sale was made, if different.  The Broker-Dealer or authorized representative warrants that he/she has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of the Rules of Fair Practice of the FINRA Manual and that he/she has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name:

            Phone

Broker-Dealer Mailing
Address:

City:            State:            Zip
Code:

Registered Principle, Signature, if
required:

Registered Representative
Name:

Registered Representative Mailing
Address:

City:            State:            Zip
Code:

Registered Representative
Signature:

Registered Representative E-mail
address:

Stratstone/Bluegreen Secured Income Fund, LLC may use this e-mail address to provide an e-mail notification receipt of this subscription and additional information from Stratstone/Bluegreen Secured Income Fund, LLC

☐
Check this box to indicate whether this submission was solicited or recommended by an investment manager/broker-dealer whose agreement with the subscriber includes a fixed or “wrap” fee feature for management and related brokerage services, and, accordingly, may not charge the regular selling commission.  That box must be checked in order for such subscribers to purchase securities net of the selling commissions.

Please mail completed subscription agreement Signature Page (with all signatures) and check(s) made payable to [_______________]:

[Address]

Amount	Date

Check/Wire #	Account #

Registered Representative #	Firm #	Custodian ID #

Transfer Agent Reviewer

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11 Restrictions on Transfer.

1.
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issue or transferee of such security at the time the certificate evidencing the security is delivered to the issue or transferee.

2.
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

1.	to the issuer;

2.	pursuant to the order or process of any court;

3.	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

4.
to the transferor’s ancestor, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

5.	to holders of securities of the same class of the same issuer;

6.	by way of gift or donation inter vivos or on death;

7.
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

8.	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

9.
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

10.
by way of a sale qualified under Sections 25111, 25112, 25113 or 15121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

11.	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

12.
by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

13.	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

14.	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

15.
by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (a) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (b) delivers to each purchaser a copy of this rule, and (c) advised the commissioner of the name of each purchaser;

16.	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

17.
by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (1) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

3.
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed therein in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

SPECIAL NOTICE FOR [_____________] RESIDENTS ONLY

In no event may a subscription for Securities be accepted until at least five business days after the date the subscriber receives the Prospectus.  Residents of the States of [____________] who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the company within five days of the date of subscription.

INSTRUCTIONS TO subscription agreement SIGNATURE PAGE TO
STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC subscription agreement

INVESTOR INSTRUCTIONS
Please follow these instructions carefully.  Failure to do so may result in the rejection of your subscription.  All information on the subscription agreement Signature Page should be completed as follows:

1. INVESTMENT
Please mark if this is an initial investment or additional investment.  If additional investments in the company are made, the investor agrees to notify the company and the broker-dealer named on the subscription agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations or warranties set forth in the Prospectus or the subscription agreement.  A minimum investment of $2,500 is generally required.  Certain States may vary.  See Prospectus.  [If the purchase is eligible for a Net Commission Purchase, please check the appropriate box.  Representative will not receive selling commission.]  A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “_____________.” Securities may be purchased only by persons meeting the standards set forth under the “Investor Suitability Standards” section of the Prospectus.  Please indicate the state in which the sale was made.  WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

2. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. REGISTRATION NAMES AND CONTACT INFORMATION
Please enter the exact name in which the Securities are to be held.  For joint tenants with right of survivorship or tenants in common, include the names of both investors.  In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.  Trusts should include the name of the trustee along with the title, signature and successor trustee pages.  All investors must complete the space provided for taxpayer identification number or social security number.  By signing in Section 5 of the subscription agreement Signature Page, the investor is certifying that this number is correct.  Enter the mailing address and telephone numbers of the registered owner of this investment.  In the case of a Qualified Plan or trust, this will be the address of the trustee.  Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4. DISTRIBUTION OPTIONS
An investor may choose to have their distribution applied in up to three different ways.  Distribution(s) must be made in whole percentages equaling 100%.

a.  DISTRIBUTION REINVESTMENT PLAN:  An investor can elect to select a percentage (in whole percentages) of their distribution to participate in the Distribution Reinvestment Plan payable to such investor in Securities of the company.  The investor agrees to notify the company and the broker-dealer named on the subscription agreement Signature Page in writing if at any time he or she fails to meet the applicable suitability standards or is unable to make any other representations and warranties as set forth in the Prospectus or subscription agreement.

b.  CHECK TO ADDRESS OF RECORD:  An investor can elect to receive a percentage (in whole percentages) of their distribution mailed to their address of record provided in Section 3.

c.  DISTRIBUTION ADDRESS:  An investor can elect to have a percentage (in whole percentages) of cash distribution sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

5. SUBSCRIBER SIGNATURES
Each investor must initial each representation in this Section, and then sign and date this Section.  By initialing and signing, each investor is agreeing that the representations in this Section are true.  Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf.  If title is to be held jointly, all parties must initial and sign.  If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must initial and sign.  PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6. BROKER-DEALER
This Section is to be completed by the Registered Representative.  Please complete all BROKER-DEALER information contained in Section 6 including suitability certification.  SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to Stratstone/Bluegreen Secured Income Fund, LLC, [contact].  Only original, completed copies of subscription agreement Signature Pages can be accepted.  Photocopies or otherwise duplicate subscription agreement Signature Pages cannot be accepted by the company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
subscription agreement SIGNATURE PAGE,
PLEASE CALL 954-940-4990.

Appendix B:
DISTRIBUTION REINVESTMENT PLAN

DISTRIBUTION REINVESTMENT PLAN
STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC
EFFECTIVE AS OF [date]

Stratstone/Bluegreen Secured Income Fund, LLC, a Delaware limited liability company (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the company or an unaffiliated third party (the “DRIP Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

Election to Participate.  Any purchaser of securities of membership interest of the company (the “Securities”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Securities.  Any member who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the DRIP Administrator or any other appropriate documentation as may be acceptable to the DRIP Administrator.  Participants in the Plan may allocate a whole percentage of or the full amount as desired with respect to all Securities or securities of membership interests or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan.  However, the DRIP Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

Distribution Reinvestment.  The DRIP Administrator will receive all cash distributions (other than Excluded Distributions) paid by the company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”).  Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the period to which such Distribution relates.  Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter.  As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the manager of the company.

General Terms of Plan Investments.

Beginning with the first distribution paid after the effective date of the offering, the Company intends to offer Securities pursuant to the Plan at a purchase price equal to $9.10 per unit.  This reduced price reflects a decrease in costs associated with these issuances.  A member may not participate in the Plan through distribution channels that would be eligible to purchase securities in the public offering of securities pursuant to the company’s Prospectus outside of the Plan at prices below $9.10 per unit.

Selling commissions will not be paid for the Securities purchased pursuant to the Plan.

Dealer manager fees will not be paid for the Securities purchased pursuant to the Plan.

For each Participant, the DRIP Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the DRIP Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Securities are made on behalf of such Participant.

Distributions shall be invested in Securities by the DRIP Administrator promptly following the payment date with respect to such Distributions to the extent Securities are available for purchase under the Plan.  If sufficient Securities are not available, any such funds that have not been invested in Securities within 30 days after receipt by the DRIP Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants.  Any interest earned on such accounts will be paid to the company and will become property of the company.

Participants may acquire fractional Securities, computed to four decimal places.  The ownership of the Securities shall be reflected on the books of the company or its transfer agent.

Absence of Liability.  Neither the company nor the DRIP Administrator shall have any responsibility or liability as to the value of the Securities or any change in the value of the Securities acquired for the Participant’s account.  Neither the company nor the DRIP Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

Suitability.  Each Participant shall notify the DRIP Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities.  A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the company’s Prospectus for the Participant’s initial purchase of Securities.

Reports to Participants.  Within ninety (90) days after the end of each calendar year, the DRIP Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Securities purchased and the per Unit purchase price for such Securities pursuant to the Plan during the prior year.  Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the DRIP Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the company or the DRIP Administrator at least annually.

Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Securities under the Plan.

Termination.

A Participant may terminate or modify his participation in the Plan at any time by written notice to the DRIP Administrator.  To be effective for any Distribution, such notice must be received by the DRIP Administrator at least ten days prior to the last day of the Distribution Period to which it relates.

The Company may terminate the Plan five years from the effective date or thereafter of the public offering to the extent that the amount reinvested under the Plan exceeds the amount required to repurchase Securities under the Unit Repurchase Program.

Prior to the listing of the Securities on a national securities exchange or inclusion of the Securities for quotation on The Nasdaq National Market, a Participant’s transfer of Securities will terminate participation in the Plan with respect to such transferred Securities as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Securities in connection with such transfer demonstrates to the DRIP Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the DRIP Administrator.

State Regulatory Restrictions.  The DRIP Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

Amendment or Termination by Company.

The terms and conditions of this Plan may be amended by the company at any time, including but not limited to an amendment to the Plan to substitute a new DRIP Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten days prior to the effective date thereof to each Participant.

The DRIP Administrator may terminate a Participant’s individual participation in the Plan and the company may terminate the Plan itself, at any time by providing ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

After termination of the Plan or termination of a Participant’s participation in the Plan, the DRIP Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Securities.  Any future Distributions with respect to such former Participant’s Securities made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Delaware.

Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the DRIP Administrator, addressed to Investor Services Department, [contact] or such other address as may be specified by the DRIP Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the DRIP Administrator.  Each Participant shall notify the DRIP Administrator promptly in writing of any changes of address.

APPENDIX C:  PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF BLUEGREEN SECURITIZATIONS

The following tables set forth information relating to historical default and delinquency data of certain of the prior securitizations of timeshare loans participated in by Bluegreen (“Prior Programs”).

THIS DATA IS BEING PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO BE INDICATIVE OF FUTURE PERFORMANCE OF ANY TIMESHARE LOANS ORIGINATED OR ACQUIRED BY BLUEGREEN OR THE TIMESHARE LOANS TO BE ACQUIRED BY THE BLUEGREEN NOTE ISSUER. A VARIETY OF FACTORS, SUCH AS THE SEASONING OF A LOAN, STATISTICAL DIVERSIFICATION OF THE LOANS INCLUDED IN THE COLLATERAL AND GENERAL ECONOMIC, GEOGRAPHIC AND SOCIAL CONDITIONS AFFECTING OBLIGORS AND RESORTS, AFFECT THE DEFAULT RATE. THE VAST MAJORITY OF THE TIMESHARE LOANS RELATING TO THE PRIOR PROGRAMS WERE ORIGINATED PRIOR TO THE CURRENT ADVERSE ECONOMIC CONDITIONS AND WERE ORIGINATED PRIOR TO THE INSTITUTION OF BLUEGREEN’S CURRENT UNDERWRITING STANDARDS AND WERE NOT CREDIT SCORED AT THE POINT OF SALE. ACCORDINGLY, INVESTORS SHOULD NOT ASSUME THAT DELINQUENCY AND DEFAULT EXPERIENCE OF THE TIMESHARE LOANS COLLATERAL WILL REPLICATE OR BE SIMILAR TO THE DEFAULT AND DELINQUENCY EXPERIENCE OF THE TIMESHARE LOANS DESCRIBED IN THE FOLLOWING TABLES.

The “Cumulative Defaults” tables present ratios, expressed as percentages, on a monthly basis with respect to the portfolios of the Prior Programs identified on the table, equal to (A) the aggregate (cumulative) loan balance of timeshare loans that became defaulted timeshare loans (net of timeshare loans that have been made current by the related obligor) since the closing date through the specified period , (i) on a gross basis and, (ii) net of repurchases of, and substitutions for certain defaulted timeshare loans, divided by, (B) in the case of (i), the Prior Program’s aggregate initial loan balance on such closing date, including timeshare loans added during the prefunding period, which extended for a period of up to 90 days after the closing date, and the principal amount of timeshare loans substituted for defaulted timeshare loans, or in the case of (ii), the aggregate initial loan balance on such closing date, along with timeshare loans added during the prefunding period.  For purposes of this table, a “defaulted timeshare loan” is generally a timeshare loan that became more than 120 days delinquent as of the last day of the respective due period, subject to the applicable footnotes on such table.  Finally the default data presented is without regard to any recovery amounts.

The delinquency data presented is calculated based on the aggregate loan balance of timeshare loans in the applicable Prior Program which were delinquent the number of days indicated divided by the aggregate loan balance of all timeshare loans (including substitutions on defaulted timeshare loans) in the applicable Prior Program at the end of the indicated due period.

Totals in all of the following tables may not equal the sum of the data in the related columns due to rounding.

2005-A Term Securitization Original Characteristics at Cutoff Date (Initial Pool and Prefundings)

Number of Pool Assets	22,487
Initial Pool Balance	$226,455,482
Average Principal Balance	$10,071
Weighted Average Interest Rate	14.94%
Weighted Average Original Term	114.7	months
Weighted Average Remaining Term	107	months
Average Original Purchase Price	$12,911
Average Loan to-Value at Cutoff Date	78.0%

Distribution of Assets by Interest Rate:
Interest Rate	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
6.00%	11	0.0%	$93,013	0.0%
8.25%	1,187	5.3%	9,995,440	4.4%
11.00%-11.99%	25	0.1%	266,480	0.1%
12.00%-12.99%	4,189	18.6%	45,405,439	20.1%
13.00%-13.99%	650	2.9%	6,709,315	3.0%
14.00%-14.99%	2	0.0%	42,301	0.0%
15.90%	14,798	65.8%	147,297,493	65.0%
16.90%	1,625	7.2%	16,646,001	7.4%
Total	22,487	100.0%	$226,455,482	100.0%

Distribution of Assets by Borrower's Geographic Location

Geographic Location	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Alabama	721	3.2%	$7,631,478	3.4%
Alaska	7	0.0%	76,321	0.0%
Arizona	21	0.1%	212,221	0.1%
Arkansas	234	1.0%	2,207,556	1.0%
California	66	0.3%	722,615	0.3%
Colorado	23	0.1%	233,561	0.1%
Connecticut	54	0.2%	635,793	0.3%
Delaware	36	0.2%	339,410	0.1%
District of Columbia	19	0.1%	202,266	0.1%
Florida	1,449	6.4%	14,165,838	6.3%
Georgia	1,263	5.6%	12,776,731	5.6%
Hawaii	4	0.0%	34,206	0.0%
Idaho	4	0.0%	36,942	0.0%
Illinois	1,100	4.9%	11,085,504	4.9%
Indiana	1,124	5.0%	11,491,838	5.1%

Geographic Location	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Iowa	106	0.5%	$1,030,653	0.5%
Kansas	133	0.6%	1,315,693	0.6%
Kentucky	723	3.2%	7,414,132	3.3%
Louisiana	170	0.8%	1,711,163	0.8%
Maine	10	0.0%	118,869	0.1%
Maryland	294	1.3%	3,139,569	1.4%
Massachusetts	86	0.4%	985,086	0.4%
Michigan	1,910	8.5%	18,574,468	8.2%
Minnesota	1,896	8.4%	18,522,635	8.2%
Mississippi	206	0.9%	1,962,963	0.9%
Missouri	407	1.8%	3,947,188	1.7%
Montana	4	0.0%	39,320	0.0%
Nebraska	31	0.1%	319,477	0.1%
Nevada	6	0.0%	110,441	0.0%
New Hampshire	25	0.1%	273,787	0.1%
New Jersey	186	0.8%	2,036,207	0.9%
New Mexico	10	0.0%	82,121	0.0%
New York	272	1.2%	2,963,591	1.3%
North Carolina	2,487	11.1%	25,414,418	11.2%
North Dakota	6	0.0%	57,810	0.0%
Ohio	783	3.5%	8,025,425	3.5%
Oklahoma	175	0.8%	1,749,932	0.8%
Oregon	11	0.0%	110,883	0.0%
Pennsylvania	502	2.2%	4,834,470	2.1%
Rhode Island	21	0.1%	229,277	0.1%
South Carolina	1,683	7.5%	16,838,406	7.4%
South Dakota	11	0.0%	119,778	0.1%
Tennessee	1,192	5.3%	11,578,512	5.1%
Texas	641	2.9%	6,225,353	2.7%
Utah	6	0.0%	63,918	0.0%
Vermont	12	0.1%	114,066	0.1%
Virginia	953	4.2%	9,942,171	4.4%
Washington	8	0.0%	85,436	0.0%
West Virginia	187	0.8%	1,975,716	0.9%
Wisconsin	894	4.0%	9,228,784	4.1%
Wyoming	3	0.0%	28,451	0.0%
Foreign/Military	312	1.4%	3,433,033	1.5%
	22,487	100.0%	$226,455,482	100.0%

2006-B Term Securitization Original Characteristics at Cutoff Date (Initial Pool and Prefundings)

Number of Pool Assets	13,442
Initial Pool Balance	$152,999,938
Average Principal Balance	$11,382
Weighted Average Interest Rate	14.87%
Weighted Average Original Term	113.5	months
Weighted Average Remaining Term	109.8	months
Average Original Purchase Price	$15,264
Average Loan-to-Value at Cutoff Date	74.6%

Distribution of Assets by Interest Rate:
Interest Rate	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
6.00%	1	0.0%	$10,373	0.0%
8.25%	972	7.2%	8,649,570	5.7%
11.00%-11.99%	-	0.0%	-	0.0%
12.00%-12.99%	2,149	16.0%	28,884,677	18.9%
13.00%-13.99%	569	4.2%	6,492,505	4.2%
14.00%-14.99%	-	0.0%	-	0.0%
15.90%	8,894	66.2%	99,345,919	64.9%
16.90%	857	6.4%	9,616,894	6.3%
Total	13,442	100.0%	$152,999,938	100.0%

Distribution of Assets by Borrower's Geographic Location

Borrower State	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Alabama	409	3.0%	$4,491,211	2.9%
Alaska	2	0.0%	33,804	0.0%
Arizona	14	0.1%	155,653	0.1%
Arkansas	139	1.0%	1,375,553	0.9%
California	30	0.2%	391,581	0.3%
Colorado	19	0.1%	201,923	0.1%
Connecticut	37	0.3%	477,969	0.3%
Delaware	23	0.2%	283,062	0.2%
District of Columbia	16	0.1%	181,435	0.1%
Florida	957	7.1%	10,924,258	7.1%
Georgia	1,129	8.4%	12,535,052	8.2%
Hawaii	3	0.0%	41,142	0.0%
Idaho	1	0.0%	21,219	0.0%
Illinois	656	4.9%	7,730,479	5.1%
Indiana	678	5.0%	7,695,067	5.0%
Iowa	80	0.6%	872,294	0.6%
Kansas	85	0.6%	957,218	0.6%

Borrower State	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Kentucky	424	3.2%	$4,926,915	3.2%
Louisiana	119	0.9%	1,429,009	0.9%
Maine	11	0.1%	158,505	0.1%
Maryland	229	1.7%	2,577,276	1.7%
Massachusetts	45	0.3%	549,670	0.4%
Michigan	1,220	9.1%	13,237,288	8.7%
Minnesota	544	4.0%	6,019,467	3.9%
Mississippi	116	0.9%	1,264,541	0.8%
Missouri	241	1.8%	2,662,128	1.7%
Montana	3	0.0%	40,922	0.0%
Nebraska	13	0.1%	179,158	0.1%
Nevada	13	0.1%	145,541	0.1%
New Hampshire	6	0.0%	87,718	0.1%
New Jersey	135	1.0%	1,613,145	1.1%
New Mexico	8	0.1%	91,199	0.1%
New York	177	1.3%	2,134,254	1.4%
North Carolina	1,521	11.3%	17,842,937	11.7%
North Dakota	3	0.0%	29,424	0.0%
Ohio	495	3.7%	5,803,972	3.8%
Oklahoma	108	0.8%	1,178,747	0.8%
Oregon	5	0.0%	67,396	0.0%
Pennsylvania	386	2.9%	4,323,982	2.8%
Rhode Island	6	0.0%	74,004	0.0%
South Carolina	874	6.5%	10,162,320	6.6%
South Dakota	5	0.0%	54,160	0.0%
Tennessee	669	5.0%	7,623,395	5.0%
Texas	444	3.3%	4,747,706	3.1%
Utah	6	0.0%	69,983	0.0%
Vermont	1	0.0%	11,856	0.0%
Virginia	588	4.4%	6,472,543	4.2%
Washington	12	0.1%	128,372	0.1%
West Virginia	129	1.0%	1,521,102	1.0%
Wisconsin	462	3.4%	5,436,866	3.6%
Wyoming	-	0.0%	-	0.0%
Foreign/Military	146	1.1%	1,965,517	1.3%
	13,442	100.0%	$152,999,938	100.0%

2007-A Term Securitization Original Characteristics at Cutoff Date (Initial Pool and Prefundings)

Number of Pool Assets	16,007
Initial Pool Balance	$199,999,983
Average Principal Balance	$12,495
Weighted Average Interest Rate	15.03%
Weighted Average Original Term	118.3	months
Weighted Average Remaining Term	114.0	months
Average Original Purchase Price	$16,166
Average Loan-to-Value at Cutoff Date	77.3%

Distribution of Assets by Interest Rate:
Interest Rate	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
6.00%	6	0.0%	$70,303	0.0%
8.25%	267	1.7%	2,640,686	1.3%
11.00%-11.99%	1	0.0%	18,428	0.0%
12.00%-12.99%	3,156	19.7%	47,019,202	23.5%
13.00%-13.99%	671	4.2%	9,013,794	4.5%
14.00%-14.99%	1	0.0%	28,263	0.0%
15.90%	11,026	68.9%	131,039,699	65.5%
16.90%	879	5.5%	10,169,608	5.1%
Total	16,007	100.0%	$199,999,983	100.0%

Distribution of Assets by Borrower's Geographic Location

Borrower State	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Alabama	517	3.2%	$6,354,354	3.2%
Alaska	3	0.0%	54,919	0.0%
Arizona	20	0.1%	264,704	0.1%
Arkansas	241	1.5%	2,977,127	1.5%
California	69	0.4%	878,570	0.4%
Colorado	28	0.2%	303,358	0.2%
Connecticut	31	0.2%	394,857	0.2%
Delaware	28	0.2%	388,290	0.2%
District of Columbia	23	0.1%	256,255	0.1%
Florida	1,024	6.4%	13,295,720	6.6%
Georgia	1,190	7.4%	14,317,327	7.2%
Hawaii	3	0.0%	37,409	0.0%
Idaho	1	0.0%	13,003	0.0%
Illinois	869	5.4%	10,903,140	5.5%
Indiana	830	5.2%	10,430,511	5.2%
Iowa	131	0.8%	1,596,344	0.8%
Kansas	142	0.9%	1,744,336	0.9%

Borrower State	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Kentucky	566	3.5%	$7,027,393	3.5%
Louisiana	158	1.0%	2,034,808	1.0%
Maine	6	0.0%	100,175	0.1%
Maryland	225	1.4%	3,015,885	1.5%
Massachusetts	41	0.3%	590,877	0.3%
Michigan	1,330	8.3%	15,829,187	7.9%
Minnesota	605	3.8%	7,653,513	3.8%
Mississippi	169	1.1%	2,025,145	1.0%
Missouri	480	3.0%	5,997,264	3.0%
Montana	1	0.0%	15,529	0.0%
Nebraska	33	0.2%	385,089	0.2%
Nevada	10	0.1%	125,838	0.1%
New Hampshire	15	0.1%	183,253	0.1%
New Jersey	115	0.7%	1,583,638	0.8%
New Mexico	11	0.1%	117,482	0.1%
New York	197	1.2%	2,660,949	1.3%
North Carolina	1,630	10.2%	20,584,903	10.3%
North Dakota	4	0.0%	77,123	0.0%
Ohio	584	3.6%	7,563,435	3.8%
Oklahoma	309	1.9%	3,980,874	2.0%
Oregon	4	0.0%	65,453	0.0%
Pennsylvania	366	2.3%	4,420,733	2.2%
Rhode Island	8	0.0%	179,240	0.1%
South Carolina	1,094	6.8%	13,768,567	6.9%
South Dakota	5	0.0%	63,713	0.0%
Tennessee	873	5.5%	10,709,053	5.4%
Texas	517	3.2%	6,009,566	3.0%
Utah	4	0.0%	53,785	0.0%
Vermont	5	0.0%	59,972	0.0%
Virginia	674	4.2%	8,294,043	4.1%
Washington	16	0.1%	212,070	0.1%
West Virginia	130	0.8%	1,641,863	0.8%
Wisconsin	536	3.3%	6,742,484	3.4%
Wyoming	3	0.0%	42,785	0.0%
Foreign/Military	133	0.8%	1,974,072	1.0%
	16,007	100.0%	$199,999,983	100.0%

2008-A Term Securitization Original Characteristics at Cutoff Date (Initial Pool and Prefunding)

Number of Pool Assets	4,943
Initial Pool Balance	$68,566,685
Average Principal Balance	$13,871
Weighted Average Interest Rate	14.91%
Weighted Average Original Term	119.9	months
Weighted Average Remaining Term	114.1	months
Average Original Purchase Price	$18,041
Average Loan-to-Value at Cutoff Date	76.9%

Distribution of Assets by Interest Rate:
Interest Rate	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
6.00%	1	0.0%	$26,132	0.0%
8.25%	2	0.0%	9,945	0.0%
11.00%-11.99%	-	0.0%	-	0.0%
12.00%-12.99%	1,128	22.8%	21,031,840	30.7%
13.00%-13.99%	261	5.3%	3,540,663	5.2%
14.00%-14.99%	-	0.0%	-	0.0%
15.90%	3,254	65.8%	40,424,445	59.0%
16.90%	297	6.0%	3,533,660	5.2%
Total	4,943	100.0%	$68,566,685	100.0%

Distribution of Assets by Borrower's Geographic Location

Borrower State	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Alabama	188	3.8%	$2,625,948	3.8%
Alaska	1	0.0%	16,654	0.0%
Arizona	16	0.3%	179,477	0.3%
Arkansas	94	1.9%	1,153,146	1.7%
California	15	0.3%	221,250	0.3%
Colorado	12	0.2%	137,596	0.2%
Connecticut	13	0.3%	216,265	0.3%
Delaware	6	0.1%	70,878	0.1%
District of Columbia	6	0.1%	74,848	0.1%
Florida	362	7.3%	4,907,433	7.2%
Georgia	317	6.4%	4,292,899	6.3%
Hawaii	4	0.1%	63,617	0.1%
Idaho	1	0.0%	6,525	0.0%
Illinois	268	5.4%	3,726,629	5.4%
Indiana	238	4.8%	2,899,623	4.2%
Iowa	40	0.8%	546,135	0.8%
Kansas	57	1.2%	776,465	1.1%
Kentucky	171	3.5%	2,416,034	3.5%
Louisiana	65	1.3%	882,614	1.3%
Maine	3	0.1%	43,924	0.1%
Maryland	51	1.0%	748,022	1.1%

Borrower State	# of Loans	% of Total # of Loans	Loan Balance	% of Total Loan Balance
Massachusetts	14	0.3%	$212,524	0.3%
Michigan	387	7.8%	5,222,859	7.6%
Minnesota	219	4.4%	2,971,280	4.3%
Mississippi	69	1.4%	850,293	1.2%
Missouri	194	3.9%	2,791,410	4.1%
Montana	-	0.0%	-	0.0%
Nebraska	15	0.3%	298,818	0.4%
Nevada	4	0.1%	47,931	0.1%
New Hampshire	4	0.1%	53,010	0.1%
New Jersey	28	0.6%	300,380	0.4%
New Mexico	4	0.1%	49,464	0.1%
New York	51	1.0%	741,834	1.1%
North Carolina	456	9.2%	6,819,883	9.9%
North Dakota	2	0.0%	14,792	0.0%
Ohio	132	2.7%	1,934,425	2.8%
Oklahoma	128	2.6%	1,845,445	2.7%
Oregon	1	0.0%	11,515	0.0%
Pennsylvania	82	1.7%	1,139,949	1.7%
Rhode Island	4	0.1%	39,536	0.1%
South Carolina	328	6.6%	4,856,957	7.1%
South Dakota	1	0.0%	8,088	0.0%
Tennessee	251	5.1%	3,263,991	4.8%
Texas	177	3.6%	2,140,117	3.1%
Utah	1	0.0%	9,401	0.0%
Vermont	-	0.0%	-	0.0%
Virginia	190	3.8%	2,539,025	3.7%
Washington	3	0.1%	48,517	0.1%
West Virginia	38	0.8%	638,501	0.9%
Wisconsin	167	3.4%	2,713,817	4.0%
Wyoming	3	0.1%	51,826	0.1%
Foreign/Military	62	1.3%	945,115	1.4%
	4,943	100.0%	$68,566,685	100.0%

2005-A Term Securitization
Cumulative Defaults

Month		(1) Gross Cumulative Defaults	(1) Gross Cumulative Default %	(2) Net Cumulative Defaults	(2) Net Cumulative Default %(4)
1/15/2006	1	$7,699	0.00%	$7,699	0.00%
2/15/2006	2	190,416	0.08%	190,416	0.08%
3/15/2006	3	1,868,846	0.74%	1,501,397	0.66%
4/15/2006	4	3,733,184	1.47%	2,775,133	1.23%
5/15/2006	5	5,121,692	2.02%	3,885,416	1.72%
6/15/2006	6	6,912,675	2.72%	5,069,562	2.24%
7/15/2006	7	8,244,934	3.25%	6,255,637	2.76%
8/15/2006	8	9,884,314	3.89%	7,438,636	3.28%
9/15/2006	9	11,501,301	4.53%	8,587,080	3.79%
10/15/2006	10	13,196,375	5.20%	9,662,358	4.27%
11/15/2006	11	14,992,804	5.91%	10,758,908	4.75%
12/15/2006	12	16,537,373	6.52%	11,802,980	5.21%
1/15/2007	13	18,339,386	7.23%	12,802,409	5.65%
2/15/2007	14	20,223,310	7.97%	13,856,853	6.12%
3/15/2007	15	21,454,137	8.45%	14,782,419	6.53%
4/15/2007	16	23,334,622	9.19%	15,772,847	6.97%
5/15/2007	17	24,704,422	9.73%	16,759,487	7.40%
6/15/2007	18	25,875,860	10.19%	17,650,676	7.79%
7/15/2007	19	26,938,409	10.61%	18,584,014	8.21%
8/15/2007	20	27,942,076	11.01%	19,486,542	8.61%
9/15/2007	21	29,102,953	11.47%	20,354,105	8.99%
10/15/2007	22	30,223,230	11.91%	21,194,825	9.36%
11/15/2007	23	31,446,248	12.39%	22,008,981	9.72%
12/15/2007	24	32,778,103	12.91%	22,793,030	10.07%
1/15/2008	25	34,018,579	13.40%	23,564,722	10.41%
2/15/2008	26	35,441,648	13.96%	24,286,644	10.72%
3/15/2008	27	36,700,722	14.46%	24,945,858	11.02%
4/15/2008	28	37,968,177	14.96%	25,656,903	11.33%
5/15/2008	29	39,288,609	15.48%	26,312,081	11.62%
6/15/2008	30	40,453,867	15.94%	26,321,696	11.62%
7/15/2008	31	41,415,092	16.32%	26,382,311	11.65%
8/15/2008	32	42,539,820	16.76%	26,419,959	11.67%
9/15/2008	33	43,485,403	17.13%	26,419,800	11.67%
10/15/2008	34	44,365,638	17.48%	26,419,800	11.67%
11/15/2008	35	45,352,456	17.87%	26,419,641	11.67%
12/15/2008	36	46,466,188	18.31%	26,411,978	11.66%
1/15/2009	37	47,566,439	18.74%	26,411,894	11.66%
2/15/2009	38	48,918,016	19.27%	26,411,723	11.66%
3/15/2009	39	50,121,734	19.75%	26,516,106	11.71%
4/15/2009	40	51,940,493	20.46%	27,063,068	11.95%
5/15/2009	41	53,265,229	20.99%	27,062,956	11.95%
6/15/2009	42	54,429,946	21.44%	27,062,865	11.95%

Initial Loan Balance	$226,455,482

Substitutions for defaulted	27,367,081
timeshare loans
Total Timeshare Loans	$253,822,563	(3)

(1) Gross cumulative defaults do not give effect to substitutions for defaulted timeshare loans or repurchase of defaulted timeshare loans; defaults are presented without regard to recoveries.

(2) Net cumulative defaults exclude defaulted timeshare loans that Bluegreen has repurchased from the Prior Program or substituted another timeshare loan for such defaulted timeshare loan; defaults are presented without regard to recoveries.

(3) In determining Total Timeshare Loans as the denominator for the cumulative default percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program, including loans purchased during the prefunding period, the loans that have been substituted for defaulted timeshare loans are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative default ercentage would generally have been higher if the timing of the substitutions were taken into account.

(4) Calculated as a percentage of the initial loan balance, including loans purchased during the prefunding period.

2006-B Term Securitization
Cumulative Defaults

Month		(1) Gross Cumulative Defaults	(1) Gross Cumulative Default %	(2) Net Cumulative Defaults	(2) Net Cumulative Default %(4)
10/15/2006	1	$9,900	0.01%	$9,900	0.01%
11/15/2006	2	44,702	0.03%	44,702	0.03%
12/15/2006	3	757,766	0.43%	757,766	0.50%
1/15/2007	4	1,803,041	1.03%	1,623,773	1.06%
2/15/2007	5	2,999,734	1.72%	2,450,875	1.60%
3/15/2007	6	4,412,130	2.53%	3,163,097	2.07%
4/15/2007	7	5,818,051	3.33%	3,918,906	2.56%
5/15/2007	8	6,887,667	3.94%	4,688,479	3.06%
6/15/2007	9	7,865,683	4.50%	5,416,937	3.54%
7/15/2007	10	9,007,474	5.16%	6,134,189	4.01%
8/15/2007	11	9,990,064	5.72%	6,856,954	4.48%
9/15/2007	12	11,060,949	6.33%	7,562,890	4.94%
10/15/2007	13	12,294,313	7.04%	8,238,561	5.38%
11/15/2007	14	13,934,263	7.98%	8,877,282	5.80%
12/15/2007	15	15,307,262	8.77%	9,549,557	6.24%
1/15/2008	16	16,651,948	9.54%	10,211,082	6.67%
2/15/2008	17	18,173,127	10.41%	10,793,697	7.05%
3/15/2008	18	19,404,145	11.11%	11,422,946	7.47%
4/15/2008	19	20,682,054	11.84%	12,038,391	7.87%
5/15/2008	20	21,557,396	12.34%	12,612,613	8.24%
6/15/2008	21	22,568,522	12.92%	13,201,874	8.63%
7/15/2008	22	23,746,019	13.60%	13,699,861	8.95%
8/15/2008	23	24,730,408	14.16%	14,211,812	9.29%
9/15/2008	24	25,910,727	14.84%	14,739,683	9.63%
10/15/2008	25	26,852,257	15.38%	14,749,575	9.64%
11/15/2008	26	28,294,124	16.20%	14,763,586	9.65%
12/15/2008	27	29,606,962	16.95%	14,770,417	9.65%
1/15/2009	28	30,889,915	17.69%	14,780,615	9.66%
2/15/2009	29	32,073,947	18.37%	14,773,007	9.66%
3/15/2009	30	33,426,397	19.14%	14,836,609	9.70%
4/15/2009	31	34,567,672	19.79%	15,316,546	10.01%
5/15/2009	32	35,812,226	20.51%	15,325,770	10.02%
6/15/2009	33	36,964,979	21.17%	15,325,770	10.02%

Initial Loan Balance	$152,999,938

Substitutions for defaulted	21,639,209
timeshare loans
Total Timeshare Loans	$174,639,147	(3)

(1) Gross cumulative defaults do not give effect to substitutions for defaulted timeshare loans or repurchase of defaulted timeshare loans; defaults are presented without regard to recoveries.

(2) Net cumulative defaults exclude defaulted timeshare loans that Bluegreen has repurchased from the Prior Program or substituted another timeshare loan for such defaulted timeshare loan; defaults are presented without regard to recoveries.

(3) In determining Total Timeshare Loans as the denominator for the cumulative default percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program, including loans purchased during the prefunding period, the loans that have been substituted for defaulted timeshare loans are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative default percentage would generally have been higher if the timing of the substitutions were taken into account.

(4) Calculated as a percentage of the initial loan balance, including loans purchased during the prefunding period.

2007-A Term Securitization
Cumulative Defaults

Month		(1) Gross Cumulative Defaults	(1) Gross Cumulative Default %	(2) Net Cumulative Defaults	(2) Net Cumulative Default %(4)
10/15/2007	1		0.00%	-	0.00%
11/15/2007	2	$41,687	0.02%	$41,687	0.02%
12/15/2007	3	983,759	0.44%	983,759	0.49%
1/15/2008	4	2,254,305	1.01%	2,105,107	1.05%
2/15/2008	5	3,726,022	1.66%	3,175,544	1.59%
3/15/2008	6	5,353,043	2.39%	4,202,757	2.10%
4/15/2008	7	7,436,701	3.32%	5,271,705	2.64%
5/15/2008	8	9,245,843	4.12%	6,280,958	3.14%
6/15/2008	9	11,345,643	5.06%	7,282,609	3.64%
7/15/2008	10	12,792,192	5.71%	8,300,178	4.15%
8/15/2008	11	14,440,916	6.44%	9,226,203	4.61%
9/15/2008	12	15,828,708	7.06%	10,213,306	5.11%
10/15/2008	13	17,530,790	7.82%	10,225,701	5.11%
11/15/2008	14	19,289,458	8.61%	10,225,701	5.11%
12/15/2008	15	21,185,528	9.45%	10,225,701	5.11%
1/15/2009	16	23,309,557	10.40%	10,293,191	5.15%
2/15/2009	17	25,726,017	11.48%	10,293,191	5.15%
3/15/2009	18	27,914,520	12.45%	10,282,885	5.14%
4/15/2009	19	30,570,822	13.64%	11,190,380	5.60%
5/15/2009	20	33,136,726	14.78%	11,304,002	5.65%
6/15/2009	21	35,454,400	15.82%	11,303,603	5.65%

Initial Loan Balance	$199,999,983

Substitutions for defaulted	24,150,797
timeshare loans
Total Timeshare Loans	$224,150,780	(3)

(1) Gross cumulative defaults do not give effect to substitutions for defaulted timeshare loans or repurchase of defaulted timeshare loans; defaults are presented without regard to recoveries.

(2) Net cumulative defaults exclude defaulted timeshare loans that Bluegreen has repurchased from the Prior Program or substituted another timeshare loan for such defaulted timeshare loan; defaults are presented without regard to recoveries.

(3) In determining Total Timeshare Loans as the denominator for the cumulative default percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program, including loans purchased during the prefunding period, the loans that have been substituted for defaulted timeshare loans are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative default ercentage would generally have been higher if the timing of the substitutions were taken into account.

(4) Calculated as a percentage of the initial loan balance, including loans purchased during the prefunding period.

2008-A Term Securitization
Cumulative Defaults

Month		(1) Gross Cumulative Defaults	(1) Gross Cumulative Default %	(2) Net Cumulative Defaults	(2) Net Cumulative Default %(4)
4/15/2008	1	-	0.00%	-	0.00%
5/15/2008	2	-	0.00%	-	0.00%
6/15/2008	3	$494,603	0.67%	$368,859	0.54%
7/15/2008	4	945,648	1.29%	757,731	1.11%
8/15/2008	5	1,302,033	1.77%	1,075,654	1.57%
9/15/2008	6	1,952,798	2.66%	1,448,479	2.11%
10/15/2008	7	2,382,099	3.24%	1,771,618	2.58%
11/15/2008	8	3,013,305	4.10%	2,136,632	3.12%
12/15/2008	9	3,675,752	5.01%	2,493,775	3.64%
1/15/2009	10	4,425,543	6.03%	2,812,552	4.10%
2/15/2009	11	5,098,246	6.94%	2,812,552	4.10%
3/15/2009	12	5,764,505	7.85%	2,812,552	4.10%
4/15/2009	13	6,817,742	9.29%	3,141,276	4.58%
5/15/2009	14	7,257,709	9.89%	3,141,276	4.58%
6/15/2009	15	7,990,914	10.88%	3,141,276	4.58%

Initial Loan Balance	$68,566,685

Substitutions for defaulted	4,849,638
timeshare loans
Total Timeshare Loans	$73,416,323	(3)

(1) Gross cumulative defaults do not give effect to substitutions for defaulted timeshare loans or repurchase of defaulted timeshare loans; defaults are presented without regard to recoveries.

(2) Net cumulative defaults exclude defaulted timeshare loans that Bluegreen has repurchased from the Prior Program or substituted another timeshare loan for such defaulted timeshare loan; defaults are presented without regard to recoveries.

(3) In determining Total Timeshare Loans as the denominator for the cumulative default percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program, including loans purchased during the prefunding period, the loans that have been substituted for defaulted timeshare loans are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative default ercentage would generally have been higher if the timing of the substitutions were taken into account.

(4) Calculated as a percentage of the initial loan balance, including loans purchased during the prefunding period.

2005-A Delinquency Summary (1)
Includes Initial Loan Balance and Substitutions for Defaulted Timeshare Loans

	Period Ending	Ending Loan Balance	0-30	31-59	60-89	90-120	Total 31-120
1	January 15, 2006	$204,917,070	96.31%	2.36%	1.29%	0.04%	3.69%
2	February 15, 2006	$201,441,968	95.37%	2.05%	1.42%	1.07%	4.54%
3	March 15, 2006	$216,296,712	95.60%	1.68%	1.04%	0.99%	3.71%
4	April 15, 2006	$212,831,724	95.15%	1.67%	1.01%	0.87%	3.55%
5	May 15, 2006	$209,571,503	94.63%	1.71%	1.04%	0.85%	3.60%
6	June 15, 2006	$205,342,239	94.50%	1.65%	1.05%	0.84%	3.54%
7	July 15, 2006	$201,357,849	94.13%	1.83%	1.00%	0.90%	3.73%
8	August 15, 2006	$197,003,635	93.95%	1.85%	1.19%	0.86%	3.90%
9	September 15, 2006	$192,817,382	93.64%	1.95%	1.22%	1.05%	4.22%
10	October 15, 2006	$188,925,935	93.66%	2.00%	1.16%	1.05%	4.21%
11	November 15, 2006	$185,155,614	93.66%	1.97%	1.23%	0.94%	4.14%
12	December 15, 2006	$182,292,373	93.38%	1.90%	1.21%	1.11%	4.22%
13	January 15, 2007	$179,632,189	92.69%	2.28%	1.37%	1.09%	4.74%
14	February 15, 2007	$176,558,609	93.02%	1.91%	1.40%	1.01%	4.32%
15	March 15, 2007	$173,878,159	93.37%	1.61%	1.15%	1.20%	3.96%
16	April 15, 2007	$170,980,098	93.87%	1.47%	0.99%	0.96%	3.42%
17	May 15, 2007	$167,488,525	94.40%	1.34%	0.85%	0.80%	2.99%
18	June 15, 2007	$164,143,241	94.15%	1.65%	0.87%	0.70%	3.22%
19	July 15, 2007	$159,773,591	93.95%	1.74%	0.92%	0.77%	3.43%
20	August 15, 2007	$154,460,455	93.99%	1.49%	1.08%	0.82%	3.39%
21	September 15, 2007	$149,625,767	93.35%	2.02%	1.12%	0.86%	4.00%
22	October 15, 2007	$145,373,993	93.24%	1.77%	1.22%	0.93%	3.92%
23	November 15, 2007	$140,450,978	93.06%	1.89%	1.19%	1.09%	4.17%
24	December 15, 2007	$136,827,580	92.89%	1.93%	1.27%	1.03%	4.23%
25	January 15, 2008	$133,555,357	92.16%	2.15%	1.39%	1.18%	4.72%
26	February 15, 2008	$129,854,987	92.25%	2.00%	1.39%	1.14%	4.53%
27	March 15, 2008	$123,362,326	92.59%	1.79%	1.36%	1.14%	4.29%
28	April 15, 2008	$122,747,282	92.89%	1.61%	1.25%	1.25%	4.11%
29	May 15, 2008	$118,446,635	93.30%	1.73%	1.08%	1.09%	3.90%
30	June 15, 2008	$114,919,903	94.14%	1.65%	1.17%	0.95%	3.77%
31	July 15, 2008	$111,046,319	94.61%	1.60%	1.08%	1.05%	3.73%
32	August 15, 2008	$107,220,248	94.71%	1.84%	1.05%	0.95%	3.84%
33	September 15, 2008	$103,969,775	94.56%	2.03%	1.18%	0.96%	4.17%
34	October 15, 2008	$100,965,347	94.43%	1.98%	1.33%	1.04%	4.35%
35	November 15, 2008	$98,592,529	93.74%	2.48%	1.38%	1.23%	5.09%
36	December 15, 2008	$96,862,427	93.44%	2.37%	1.80%	1.22%	5.39%
37	January 15, 2009	$95,834,502	92.32%	2.88%	2.02%	1.60%	6.50%
38	February 15, 2009	$94,919,019	92.48%	2.47%	2.23%	1.63%	6.33%
39	March 15, 2009	$93,822,147	93.02%	2.10%	1.70%	2.01%	5.81%
40	April 15, 2009	$92,625,859	93.20%	2.15%	1.46%	1.49%	5.10%
41	May 15, 2009	$91,501,582	93.89%	1.82%	1.29%	1.29%	4.40%
42	June 15, 2009	$90,464,231	93.88%	1.96%	1.34%	1.09%	4.39%

(1) The table excludes loans that were more than 60 days delinquent at the cut-off date for the Prior Program because these timeshare loans were ineligible for the Prior Program and were not purchased by it.  Loans over 120 days are excluded from the above delinquency categories, as these loans are considered to be “defaulted timeshare loans” under the term securitization documents.  Defaulted timeshare loans are included in a separate Cumulative Default table.

2006-B Delinquency Summary  (1)
Includes Initial Loan Balance and Substitutions for Defaulted Timeshare Loans

	Period Ending	Ending Loan Balance	0-30	31-59	60-89	90-120	Total 31-120
1	October 15, 2006	$111,821,431	97.45%	1.64%	0.89%	0.01%	2.54%
2	November 15, 2006	$136,813,039	96.68%	1.86%	0.89%	0.54%	3.29%
3	December 15, 2006	$146,321,463	95.69%	2.06%	0.95%	0.78%	3.79%
4	January 15, 2007	$144,055,028	94.13%	2.37%	1.44%	0.97%	4.78%
5	February 15, 2007	$141,063,050	93.78%	1.88%	1.57%	1.30%	4.75%
6	March 15, 2007	$138,017,205	94.45%	1.66%	1.15%	1.18%	3.99%
7	April 15, 2007	$135,130,901	94.22%	2.18%	0.90%	0.96%	4.04%
8	May 15, 2007	$131,726,739	94.41%	1.76%	1.20%	0.82%	3.78%
9	June 15, 2007	$128,663,960	94.31%	1.81%	1.04%	0.99%	3.84%
10	July 15, 2007	$126,535,366	93.90%	2.16%	1.09%	0.90%	4.15%
11	August 15, 2007	$124,268,779	93.38%	2.40%	1.30%	0.93%	4.63%
12	September 15, 2007	$122,188,677	92.85%	2.39%	1.70%	1.16%	5.25%
13	October 15, 2007	$120,487,192	92.83%	2.17%	1.49%	1.46%	5.12%
14	November 15, 2007	$118,529,633	93.10%	2.27%	1.49%	1.26%	5.02%
15	December 15, 2007	$116,899,484	92.89%	2.21%	1.58%	1.26%	5.05%
16	January 15, 2008	$115,446,170	92.21%	2.41%	1.56%	1.53%	5.50%
17	February 15, 2008	$113,632,476	92.91%	1.94%	1.54%	1.30%	4.78%
18	March 15, 2008	$110,138,032	93.17%	2.04%	1.10%	1.34%	4.48%
19	April 15, 2008	$107,045,402	93.13%	2.26%	1.29%	0.96%	4.51%
20	May 15, 2008	$103,066,895	93.24%	1.96%	1.59%	1.07%	4.62%
21	June 15, 2008	$100,115,127	92.88%	2.19%	1.38%	1.42%	4.99%
22	July 15, 2008	$96,193,923	93.31%	2.11%	1.48%	1.10%	4.69%
23	August 15, 2008	$92,299,076	92.82%	2.71%	1.47%	1.26%	5.44%
24	September 15, 2008	$88,626,585	92.39%	2.62%	2.02%	1.16%	5.80%
25	October 15, 2008	$85,789,705	92.54%	2.47%	1.83%	1.76%	6.06%
26	November 15, 2008	$83,620,492	92.59%	2.87%	1.69%	1.70%	6.26%
27	December 15, 2008	$82,377,689	92.59%	2.89%	1.99%	1.47%	6.35%
28	January 15, 2009	$81,630,166	92.04%	2.97%	2.37%	1.64%	6.98%
29	February 15, 2009	$80,875,459	91.87%	3.00%	2.09%	2.07%	7.16%
30	March 15, 2009	$80,057,795	92.95%	2.35%	2.07%	1.69%	6.11%
31	April 15, 2009	$79,167,704	92.27%	2.69%	1.76%	1.76%	6.21%
32	May 15, 2009	$78,377,376	92.83%	2.17%	1.93%	1.52%	5.62%
33	June 15, 2009	$77,643,488	93.37%	1.96%	1.57%	1.54%	5.07%

(1) Loans over 120 days are excluded from the above delinquency categories, as these loans are considered to be “defaulted timeshare loans” under the term securitization documents.  Defaulted timeshare loans are included in a separate Cumulative Default table.

2007-A Delinquency Summary  (1)
Includes Initial Loan Balance and Substitutions for Defaulted Timeshare Loans

	Period Ending	Ending Loan Balance	0-30	31-59	60-89	90-120	Total 31-120
1	October 15, 2007	$148,819,699	97.79%	1.36%	0.85%	0.00%	2.21%
2	November 15, 2007	$180,266,437	96.94%	1.56%	0.89%	5.90%	8.35%
3	December 15, 2007	$192,226,113	96.03%	1.80%	0.97%	0.69%	3.46%
4	January 15, 2008	$189,445,370	94.65%	2.07%	1.33%	0.84%	4.24%
5	February 15, 2008	$186,173,356	94.02%	1.89%	1.52%	1.11%	4.52%
6	March 15, 2008	$183,034,026	93.89%	1.89%	1.34%	1.20%	4.43%
7	April 15, 2008	$179,814,496	94.24%	1.66%	1.30%	1.10%	4.06%
8	May 15, 2008	$176,487,483	94.31%	1.65%	1.14%	1.21%	4.00%
9	June 15, 2008	$173,737,888	94.58%	1.58%	1.18%	0.96%	3.72%
10	July 15, 2008	$170,621,703	94.72%	1.56%	1.04%	1.03%	3.63%
11	August 15, 2008	$168,193,544	94.28%	1.90%	1.24%	0.92%	4.06%
12	September 15, 2008	$165,570,533	93.65%	2.19%	1.31%	1.11%	4.61%
13	October 15, 2008	$163,424,461	93.87%	2.18%	1.46%	1.10%	4.74%
14	November 15, 2008	$159,944,039	93.76%	2.54%	1.52%	1.29%	5.35%
15	December 15, 2008	$157,438,126	93.42%	2.67%	1.77%	1.39%	5.83%
16	January 15, 2009	$155,941,854	92.66%	2.70%	2.23%	1.64%	6.57%
17	February 15, 2009	$154,519,835	92.32%	2.95%	2.14%	1.83%	6.92%
18	March 15, 2009	$153,012,871	92.90%	2.49%	2.00%	1.88%	6.37%
19	April 15, 2009	$151,618,075	92.53%	2.50%	1.80%	1.85%	6.15%
20	May 15, 2009	$150,063,701	93.33%	1.90%	1.81%	1.55%	5.26%
21	June 15, 2009	$148,690,657	93.39%	2.15%	1.54%	1.50%	5.19%

(1) Loans over 120 days are excluded from the above delinquency categories, as these loans are considered to be “defaulted timeshare loans” under the term securitization documents.  Defaulted timeshare loans are included in a separate Cumulative Default table.

2008-A Delinquency Summary (1)
Includes Initial Loan Balance and Substitutions for Defaulted Timeshare Loans

	Period Ending	Ending Loan Balance	0-30	31-59	60-89	90-120	Total 31-120
1	April 15, 2008	$67,050,150	97.84%	1.29%	0.87%	0.00%	2.16%
2	May 15, 2008	$66,008,627	97.10%	1.18%	0.90%	0.82%	2.90%
3	June 15, 2008	$65,125,369	96.24%	1.68%	0.76%	0.75%	3.19%
4	July 15, 2008	$64,338,848	95.86%	1.45%	1.04%	0.59%	3.08%
5	August 15, 2008	$63,355,561	94.80%	1.95%	1.04%	0.94%	3.93%
6	September 15, 2008	$62,352,831	94.54%	2.18%	1.27%	0.82%	4.27%
7	October 15, 2008	$61,582,245	93.97%	2.07%	1.58%	1.02%	4.67%
8	November 15, 2008	$60,815,320	93.86%	1.97%	1.55%	1.26%	4.78%
9	December 15, 2008	$60,222,054	92.98%	2.55%	1.40%	1.40%	5.35%
10	January 15, 2009	$59,742,231	91.43%	3.22%	1.96%	1.20%	6.38%
11	February 15, 2009	$59,293,515	92.06%	1.81%	2.38%	1.56%	5.75%
12	March 15, 2009	$58,811,674	92.30%	2.36%	1.07%	2.06%	5.49%
13	April 15, 2009	$58,312,866	92.09%	2.59%	1.54%	0.99%	5.12%
14	May 15, 2009	$57,723,394	91.61%	2.32%	1.84%	1.41%	5.57%
15	June 15, 2009	$56,237,081	93.23%	2.01%	1.70%	1.84%	5.55%

(1) Loans over 120 days are excluded from the above delinquency categories, as these loans are considered to be “defaulted timeshare loans” under the term securitization documents.  Defaulted timeshare loans are included in a separate Cumulative Default table.

2005-A Term Securitization
Cumulative Prepayments (1)

Month		Prepayments	Cumulative Prepayments	Cumulative Prepayment % (2)
1/15/2006	1	$2,205,355	$2,205,355	0.87%
2/15/2006	2	2,576,450	4,781,804	1.88%
3/15/2006	3	2,812,096	7,593,900	2.99%
4/15/2006	4	2,667,068	10,260,968	4.04%
5/15/2006	5	2,202,409	12,463,377	4.91%
6/15/2006	6	2,493,176	14,956,553	5.89%
7/15/2006	7	2,284,913	17,241,467	6.79%
8/15/2006	8	2,247,480	19,488,947	7.68%
9/15/2006	9	2,090,340	21,579,287	8.50%
10/15/2006	10	1,962,913	23,542,200	9.28%
11/15/2006	11	1,838,130	25,380,330	10.00%
12/15/2006	12	1,278,606	26,658,936	10.50%
1/15/2007	13	1,074,674	27,733,610	10.93%
2/15/2007	14	1,275,297	29,008,907	11.43%
3/15/2007	15	844,132	29,853,039	11.76%
4/15/2007	16	1,148,272	31,001,311	12.21%
5/15/2007	17	1,343,096	32,344,407	12.74%
6/15/2007	18	1,282,538	33,626,945	13.25%
7/15/2007	19	890,402	34,517,347	13.60%
8/15/2007	20	911,508	35,428,855	13.96%
9/15/2007	21	766,552	36,195,407	14.26%
10/15/2007	22	646,768	36,842,175	14.51%
11/15/2007	23	855,879	37,698,053	14.85%
12/15/2007	24	518,062	38,216,115	15.06%
1/15/2008	25	400,334	38,616,449	15.21%
2/15/2008	26	701,226	39,317,674	15.49%
3/15/2008	27	532,961	39,850,635	15.70%
4/15/2008	28	737,961	40,588,596	15.99%
5/15/2008	29	613,072	41,201,668	16.23%
6/15/2008	30	422,560	41,624,228	16.40%
7/15/2008	31	559,864	42,184,092	16.62%
8/15/2008	32	570,337	42,754,429	16.84%
9/15/2008	33	460,739	43,215,168	17.03%
10/15/2008	34	463,597	43,678,765	17.21%
11/15/2008	35	423,130	44,101,895	17.38%
12/15/2008	36	421,582	44,523,477	17.54%
1/15/2009	37	340,568	44,864,045	17.68%
2/15/2009	38	297,086	45,161,130	17.79%
3/15/2009	39	275,969	45,437,099	17.90%
4/15/2009	40	386,164	45,823,262	18.05%
5/15/2009	41	419,195	46,242,457	18.22%
6/15/2009	42	270,059	46,512,517	18.32%

Cumulative Prepayments		$46,512,517

Initial Loan Balance	$226,455,482

Substitutions for defaulted	27,367,081
timeshare loans
Total Timeshare Loans	$253,822,563

Cumulative Prepayment %	18.32%

(1) Prepayments include principal payments received from borrowers, applied to pay off a loan in full or as a principal curtailment.

(2) In determining Total Timeshare Loans as the denominator for the cumulative prepayment percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program and the prefunded loans, the loans that have been substituted for defaulted timeshare loans since inception are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative prepayment percentage would have generally been higher if the timing of the substitutions were taken into account.

2006-B Term Securitization
Cumulative Prepayments (1)

Month		Prepayments	Cumulative Prepayments	Cumulative Prepayment % (2)
10/15/2006	1	$1,554,436	$1,554,436	0.89%
11/15/2006	2	2,194,468	3,748,905	2.15%
12/15/2006	3	1,513,816	5,262,721	3.01%
1/15/2007	4	1,708,727	6,971,447	3.99%
2/15/2007	5	2,137,902	9,109,349	5.22%
3/15/2007	6	1,885,439	10,994,788	6.30%
4/15/2007	7	1,850,396	12,845,184	7.36%
5/15/2007	8	2,110,792	14,955,976	8.56%
6/15/2007	9	1,806,526	16,762,502	9.60%
7/15/2007	10	1,037,642	17,800,143	10.19%
8/15/2007	11	998,849	18,798,992	10.76%
9/15/2007	12	746,986	19,545,978	11.19%
10/15/2007	13	643,388	20,189,366	11.56%
11/15/2007	14	576,733	20,766,099	11.89%
12/15/2007	15	645,344	21,411,443	12.26%
1/15/2008	16	498,465	21,909,908	12.55%
2/15/2008	17	586,184	22,496,092	12.88%
3/15/2008	18	629,258	23,125,350	13.24%
4/15/2008	19	803,688	23,929,037	13.70%
5/15/2008	20	548,169	24,477,206	14.02%
6/15/2008	21	447,137	24,924,343	14.27%
7/15/2008	22	430,333	25,354,677	14.52%
8/15/2008	23	442,031	25,796,707	14.77%
9/15/2008	24	362,973	26,159,680	14.98%
10/15/2008	25	366,202	26,525,882	15.19%
11/15/2008	26	407,243	26,933,124	15.42%
12/15/2008	27	265,967	27,199,092	15.57%
1/15/2009	28	242,725	27,441,817	15.71%
2/15/2009	29	301,619	27,743,436	15.89%
3/15/2009	30	264,305	28,007,741	16.04%
4/15/2009	31	373,015	28,380,756	16.25%
5/15/2009	32	332,932	28,713,688	16.44%
6/15/2009	33	270,589	28,984,277	16.60%

Cumulative Prepayments		$28,984,277

Initial Loan Balance	$152,999,938

Substitutions for defaulted	21,639,209
timeshare loans
Total Timeshare Loans	$174,639,147

Cumulative Prepayment %	16.60%

(1) Prepayments include principal payments received from borrowers, applied to pay off a loan in full or as a principal curtailment.

(2) In determining Total Timeshare Loans as the denominator for the cumulative prepayment percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program and the prefunded loans, the loans that have been substituted for defaulted timeshare loans since inception are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative prepayment percentage would have generally been higher if the timing of the substitutions were taken into account.

2007-A Term Securitization
Cumulative Prepayments (1)

Month		Prepayments	Cumulative Prepayments	Cumulative Prepayment % (2)
10/15/2007	1	$1,945,877	$1,945,877	0.87%
11/15/2007	2	2,156,673	4,102,550	1.83%
12/15/2007	3	1,758,578	5,861,128	2.61%
1/15/2008	4	2,029,407	7,890,536	3.52%
2/15/2008	5	2,110,913	10,001,448	4.46%
3/15/2008	6	1,792,860	11,794,308	5.26%
4/15/2008	7	1,386,948	13,181,257	5.88%
5/15/2008	8	1,521,124	14,702,381	6.56%
6/15/2008	9	1,072,257	15,774,638	7.04%
7/15/2008	10	1,215,923	16,990,562	7.58%
8/15/2008	11	815,691	17,806,253	7.94%
9/15/2008	12	1,065,930	18,872,182	8.42%
10/15/2008	13	851,255	19,723,437	8.80%
11/15/2008	14	809,031	20,532,468	9.16%
12/15/2008	15	564,054	21,096,522	9.41%
1/15/2009	16	675,777	21,772,299	9.71%
2/15/2009	17	742,418	22,514,717	10.04%
3/15/2009	18	704,876	23,219,593	10.36%
4/15/2009	19	537,886	23,757,479	10.60%
5/15/2009	20	774,791	24,532,270	10.94%
6/15/2009	21	582,267	25,114,537	11.20%
Cumulative Prepayments		$25,114,537

Initial Loan Balance	$199,999,983

Substitutions for defaulted	24,150,797
timeshare loans
Total Timeshare Loans	$224,150,780

Cumulative Prepayment %	11.20%

(1) Prepayments include principal payments received from borrowers, applied to pay off a loan in full or as a principal curtailment.

(2) In determining Total Timeshare Loans as the denominator for the cumulative prepayment percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program and the prefunded loans, the loans that have been substituted for defaulted timeshare loans since inception are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative prepayment percentage would have generally been higher if the timing of the substitutions were taken into account.

2008-A Term Securitization
Cumulative Prepayments (1)

Month		Prepayments	Cumulative Prepayments	Cumulative Prepayment % (2)
4/15/2008	1	$1,256,478	$1,256,478	1.71%
5/15/2008	2	794,269	2,050,747	2.79%
6/15/2008	3	648,984	2,699,731	3.68%
7/15/2008	4	448,695	3,148,427	4.29%
8/15/2008	5	541,803	3,690,230	5.03%
9/15/2008	6	329,557	4,019,787	5.48%
10/15/2008	7	304,999	4,324,786	5.89%
11/15/2008	8	166,941	4,491,727	6.12%
12/15/2008	9	163,119	4,654,846	6.34%
1/15/2009	10	205,344	4,860,190	6.62%
2/15/2009	11	203,499	5,063,689	6.90%
3/15/2009	12	222,482	5,286,171	7.20%
4/15/2009	13	219,222	5,505,393	7.50%
5/15/2009	14	324,091	5,829,484	7.94%
6/15/2009	15	231,456	6,060,940	8.26%

Cumulative Prepayments		$6,060,940

Initial Loan Balance	$68,566,685

Substitutions for defaulted	4,849,638
timeshare loans
Total Timeshare Loans	$73,416,323

Cumulative Prepayment %	8.26%

(1) Prepayments include principal payments received from borrowers, applied to pay off a loan in full or as a principal curtailment.

(2) In determining Total Timeshare Loans as the denominator for the cumulative prepayment percentage calculation, in addition to the Initial Loan Balance which consisted of the initial loans in the respective Prior Program and the prefunded loans, the loans that have been substituted for defaulted timeshare loans since inception are also included.  As a result, the calculation treats all substituted timeshare loans for defaulted timeshare loans as if they were outstanding from the closing date of the Prior Program, rather than the date that they were substituted.  The cumulative prepayment percentage would have generally been higher if the timing of the substitutions were taken into account.

APPENDIX D:
Form of Amended and Restated Limited Liability
Company Operating Agreement of Stratstone/Bluegreen Secured Income Fund, LLC

D-1

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

This Amended and Restated Limited Liability Company Operating Agreement (the “Agreement”) of Stratstone/Bluegreen Secured Income Fund, LLC (the “Company”) is entered into as of the [___] day of [_________] 2009, by and among Stratstone Advisors, LLC, as Manager (the “Manager”), and the persons who agree from time to time to be bound by this Agreement as Members.  Any capitalized terms used herein shall have the meanings set forth in Article I unless the context clearly indicates otherwise.

RECITALS

A.           The Company was formed pursuant to that certain Certificate of Formation filed with the Secretary of State of the State of Delaware on July 20, 2009.

B.           The Manager is a party to that certain Limited Liability Company Agreement of the Company, dated as of May 19, 2009 (the “Prior Agreement”).

C.           The parties wish to enter into this Agreement to set forth their agreements with respect to the Company and to amend and restate the Prior Agreement in its entirety.

For and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01  “Acquisition Expenses” shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company and miscellaneous expenses related to the investigation, origination, selection and acquisition of Timeshare Loans, whether or not funded or acquired, and the costs of investigating, negotiating, and entering into and closing Timeshare Loan facilities or arrangements with timeshare sponsors or managers.

Section 1.02  “Acquisition Fees” shall mean the fees payable to the Manager or its Affiliate for performing acquisition and origination services in connection with making or investing in Timeshare Loans and investment by the Note Issuer (or other issuers of notes to the Company) in Timeshare Loans.  Such fees shall include any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers, or any fee of a similar nature, however designated.

Section 1.03  “Act” means the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, §§18-101 to 18-1109, as in effect on the date hereof, and as amended from time to time, or any successor law.

Section 1.04  “Additional Members” shall refer to all persons who are admitted as Members pursuant to the provisions hereof.

Section 1.05  “Adjusted Capital Account Deficit” means with respect to any Member, the negative balance, if any, in such Member’s Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

(a)           credit to such Capital Account any portion of such negative balance which such Member (i) is treated as obligated to restore to the Company pursuant to the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or (ii) is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)           debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Section 1.06  “Affiliate” shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a Manager, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of a Manager, (c) any officer, director or partner of a Manager, and (d) if such other Person is an officer, director or partner, any company for which a Manager acts in any such capacity.

Section 1.07  “Agreement” shall have the meaning given to such term in the Introduction.

Section 1.08  “Assignee” shall mean a Person who has acquired a Member’s beneficial interest in one or more Units and has not become a substituted Member.

Section 1.09  “Available Cash” shall mean cash funds received by the Company from all sources, including interest, points or dividends from interim investments and proceeds from borrowings, if any, less all cash used to pay Company expenses and debt payments and amounts set aside for reserves.

Section 1.10  “Bluegreen” shall mean Bluegreen Corporation.

Section 1.11  “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City, Wilmington, Delaware, or the State of Florida are authorized or required by law to close.

2

Section 1.12  “Capital Account” shall have the meaning given to such term in Section 5.01(a).

Section 1.13  “Capital Contribution” shall mean, in the case of the Manager, the aggregate amount of cash contributed by the Manager to the Company and, in the case of a Member, the gross amount of investment in the Company by such Member, which shall be an amount equal to $10 multiplied by the number of Units purchased by such Member.

Section 1.14  “Capital Proceeds” shall mean Available Cash attributable to any Capital Transaction, other than Liquidating Proceeds.

Section 1.15  “Capital Transaction” shall mean a transaction that produces proceeds from (a) the repayment of principal or prepayment of a mortgage to the extent classified as a return of capital for federal income tax purposes, (b) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a mortgage loan or of a property subject to a mortgage, or (c) insurance or a guarantee with respect to a mortgage.  The dissolution (and resulting sale of assets in liquidation of the Company’s assets) shall not be a Capital Transaction.

Section 1.16  “Cash Available for Distribution” shall mean the Available Cash other than Capital Proceeds or Liquidating Proceeds.

Section 1.17  “Cash Flow” shall mean principal and interest received by the Company on its Timeshare Loans, after deducting funds used to pay or to provide for the payment of all operating expenses of the Company and each Company Property and debt service, if any.

Section 1.18  “Certificate” shall have the meaning given to such term in the recitals.

Section 1.19  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

Section 1.20  “Collateral Agent” shall mean [______________] and such other Person as may act as Collateral Agent from time to time.

Section 1.21  “Company” shall have the meaning given to such term in the preamble to this Agreement.

Section 1.22  “Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Section 1.704-2(b)(2).

Section 1.23  “Company Property” or “Company Properties” shall mean any and all Timeshare Loans, and properties acquired by the Company upon the foreclosure or collection of any of its loans.

Section 1.24  “Competent Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work.

3

Section 1.25  “Dissenting Member” shall mean any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

Section 1.26  “Distribution Reinvestment Plan” shall mean the distribution reinvestment plan established by the Company and attached to the Prospectus, as such may be amended from time to time.

Section 1.27  “Event of Withdrawal” shall mean, as to the Manager (a) the dissolution of the Manager; (b) if the Manager (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against it in any proceeding of this nature; or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Manager of all or a substantial part of its property; or (c) upon (i) the filing of a certificate of dissolution of a Manager or the revocation of the Manager’s charter and lapse of ninety (90) days after notice to the Manager of revocation without reinstatement of its charter; (ii) one hundred-twenty (120) days after the commencement of any proceeding against the Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of ninety (90) days after the appointment without the Manager’s consent or acquiescence of a trustee, receiver or liquidator of the Manager or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within ninety (90) days after the expiration of any stay.  If there is at least one remaining Manager, an Event of Withdrawal of the Manager shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining Manager, the Event of Withdrawal shall not be effective until one hundred-twenty (120) days after the event giving rise to the Event of Withdrawal has occurred.

Section 1.28  “Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Company’s organizational or acquisition phase including Organization and Offering Expenses, Acquisition Expenses, Acquisition Fees and any other similar fees and expenses, however designated.

Section 1.29  “Gross Asset Value” means, with respect to any asset of the Company, the book value of such asset for purposes of, and as maintained pursuant to, the capital account maintenance provisions of Treasury Regulations Sections 1.704-1(b)(2)(iv).

4

Section 1.30  “Independent Adviser” shall refer to an advisor meeting the following conditions:

(a)           The adviser must be a long-established, nationally recognized investment banking firm, accounting firm, mortgage banking firm, real estate financial consulting firm or advisory firm;

(b)           The adviser must have a staff of real estate professionals

(c)           The compensation of the adviser must be determined and embodied in a written contract before an opinion from such advisor is rendered;

(d)           If the adviser has been engaged to render a fairness opinion and such adviser is not the adviser previously engaged by the Company to render a fairness opinion for the same transaction or a preceding transaction involving the Company, the Manager shall inform the Members (by no later than the next annual report) of the date when such adviser was engaged, and whether there were any disagreements with the former adviser on any matters of valuation, assumptions, methodology, accounting principles and practice, or disclosure, which disagreements, if not resolved to the satisfaction of the former adviser would have caused him to make reference, in connection with the fairness opinion, to the subject matter of the disagreement or decline to give an opinion;

(e)           The adviser, directly or indirectly, may not have an interest in, nor any material business or professional relationship with, the Company, the Manager, the borrower, or any Affiliates thereof.  Independence will be considered to be impaired if, for example, during the period of the adviser’s engagement, or at any time of expressing its opinion, it, or its firm: (i) has, or was committed to acquire any direct or indirect ownership interest in the Company, Manager, borrower, or Affiliates thereof, or (ii) had any joint closely held business investment with the Company, Manager, borrower, or any Affiliate thereof, which was material in relation to the adviser’s net worth; or (iii) had any loan to or from the Company, Manager, borrower, or any Affiliate thereof.  For purposes of determining whether a business or professional relationship or joint investment is material, the gross revenue derived by the adviser from the Company, Manager, borrower, and their Affiliates shall be deemed material if it exceeds 5% of the annual gross revenue derived by the adviser from all sources, or exceeds 5% of the individual’s or advisory firm’s net worth (on an estimated fair market value basis).

Section 1.31  “Intellectual Property Rights” shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

5

Section 1.32  “Interest” means, with respect to any Member, the entire right, title and interest of such Member in the Company and any appurtenant rights, including any voting rights and any right and interest in the income, loss, distributions and capital of the Company to be allocated to holders of Units, as set forth in Articles IV and V hereof.

Section 1.33  “Investment in Mortgages” shall mean the aggregate amount of Capital Contributions from Members used by the Company, to make or invest in Timeshare Loans or the amount actually paid or allocated to the purchases of, or advances under, Timeshare Loans, working capital reserves (but excluding working capital reserves in excess of 3% of the aggregate Capital Contributions (provided that reserves of a Note Issuer, which are set aside out of proceeds of Timeshare Loans from the Company, shall not be deemed to be working capital reserves)) and other cash payments such as interest and taxes but excluding the Company’s Organization and Offering Expenses, wholesale and marketing expenses and any other Front-End Fees (including any amount of the foregoing paid by the Note Issuer).

Section 1.34  “Liquidating Proceeds” shall mean the net cash proceeds received by the Company from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Company or the last remaining assets of the Company, (b) a liquidation of the Company’s assets in connection with a dissolution of the Company or (c) prepayments or payments of principal on Timeshare Loans that will result in payment in full of all Timeshare Loans made by the Company (other than portions thereof that are uncollectible), after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Company, (iii) any amounts used to restore any such assets of the Company, and (iv) any amounts set aside as reserves which the Manager in its sole discretion may deem necessary or desirable.

Section 1.35  “Manager” shall have the meaning given to such term in the preamble to this Agreement.

Section 1.36  “Member” means any person admitted to the Company as a Member, until a substitute Member is admitted with respect to all of such person’s Interests.

Section 1.37  “Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

Section 1.38  “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

6

Section 1.39  “Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

Section 1.40  “Majority Vote” shall mean the affirmative vote or written consent of Members then owning of record more than fifty percent (50%) of the outstanding Units of the Company; provided, however, that any Units owned or otherwise controlled by the Manager or its Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination.

Section 1.41  “Minimum Investment Percentage” shall mean a percentage of the aggregate Capital Contributions which is equal to 85% of the Capital Contributions.

Section 1.42  “Minimum Offering” shall mean the receipt and acceptance by the Manager of subscriptions for Units aggregating at least two million dollars ($2,000,000) in offering proceeds.

Section 1.43  “Minimum Offering Expiration Date” shall mean the first anniversary of the commencement of the Offering.

Section 1.44  “NASAA Guidelines” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., effective January 1, 1993, as amended.

Section 1.45  “NASAA Mortgage Guidelines” shall mean the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.

Section 1.46  “Net Capital Contribution” shall mean, with respect to any Member, the Member’s Capital Contribution as reduced from time to time by distributions to such Member constituting a return of capital pursuant to Section 3.08 hereof or by distributions to such Member pursuant to Section 4.01 hereof.

Section 1.47  “Net Income” or “Net Loss” shall mean the net income or loss realized or recognized by the Company for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

Section 1.48  “Net Worth” shall mean the excess of total assets over total liabilities, as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

Section 1.49  “Nonrecourse Deduction” has the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

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Section 1.50  “Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

Section 1.51  “Note” shall mean a promissory note issued by a Note Issuer constituting a Timeshare Loan.

Section 1.52  “Note Issuer” shall mean a statutory trust or similar vehicle organized to be the borrower on Timeshare Loans made by the Company.

Section 1.53  “Offering” shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

Section 1.54  “Organization and Offering Expenses” shall mean those expenses incurred in connection with organizing the Company, preparing the Company for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, selling commissions and fees paid to broker-dealers in connection with the distribution of the Units and all advertising expenses, including salaries and related expenses, travel expenses and other administrative items of  employees of the Manager and an allocable portion of the salaries and related travel expenses and other administrative items of the employees of its Affiliates who provide services to the Manager, consulting and advisory fees and expenses, costs incurred in connection with the organization of the Company, the Note Issuer and other entities required in the connection with the organization of the Company and their respective managers, and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers.

Section 1.55  “Participating Percentage” shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person’s Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units.

Section 1.56  “Person” means a corporation, association, retirement system, international organization, joint venture, partnership, limited liability company, trust or individual.

Section 1.57  “Program” shall mean a limited or general partnership, limited liability company, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property, including such entities formed to make or invest in Timeshare Loans.

Section 1.58  “Proprietary Property” shall mean all modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the service set forth in Article XII hereto and all modifications, enhancements and derivative works of the foregoing.

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Section 1.59  “Prospectus” shall mean the prospectus used by the Company in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

Section 1.60  “Registration Statement” shall mean the registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

Section 1.61  “Retirement Plans” shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

Section 1.62  “Roll-Up” shall mean any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

Section 1.63  “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

Section 1.64  “Servicer” shall mean Bluegreen Corporation, in its capacity as servicer.

Section 1.65  “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will manage or participate in the management of the Company, and any Affiliate of any such Person, other than a Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Company Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company.

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Section 1.66  “Stated Maturity” shall mean the payment date for the Note occurring twenty (20) years after the initial closing date of the Offering.

Section 1.67  “Super-Majority Vote” shall mean the affirmative vote or written consent of Members then owning of record more than two-thirds (2/3) of the outstanding Units of the Company; provided, however, that any Units owned or otherwise controlled by the Manager or its Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of the determination.

Section 1.68  “Timeshare Loans” means Loans secured directly or indirectly by loans to purchasers of timeshare interests secured by mortgages on timeshare interests, provided that up to twenty percent (20%) of such loans may be secured by timeshare interests other than deeded fee simple interests.

Section 1.69  “Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).  Any reference in this Agreement to a provision of the Treasury Regulations shall be deemed to include a reference to any corresponding provision of future law or regulations.

Section 1.70  “Unit” shall mean the Interest in the Company entitling the holder thereof to all applicable rights and benefits under this Agreement.  All Units shall represent a Capital Contribution of ten dollars ($10) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than ten dollars ($10) per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

Other terms shall have the meanings given in this Agreement.

ARTICLE II
ORGANIZATION

Section 2.01  Formation.

(a)           The Company was formed as a limited liability company under and pursuant to the Act on July 20, 2009 upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware in accordance with the Act and the entry into the Prior Agreement.  The rights and liabilities of the Members shall be as provided in the Act, except as otherwise expressly provided herein.

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Section 2.02  Name.

The name of the Company shall be “Stratstone/Bluegreen Secured Income Fund, LLC” or such other name as the Manager may hereafter adopt upon (i) causing an amendment to the Certificate of Formation to be filed with the Secretary of State of the State of Delaware; and (ii) sending notice thereof to the Members.  The Company shall have the exclusive ownership and right to use the Company name so long as Stratstone Advisors LLC continues to serve as the Manager of the Company, but upon the Company’s termination, the Company shall assign the name and the goodwill attached thereto to the Manager.  In addition, in the event that Stratstone Advisors LLC ceases to be the Manager of the Company, the Company shall cease using the name adopted by the Manager for the Company and shall assign the name, and goodwill attached thereto, to the Manager.

Section 2.03  Registered Office and Agent.

The Company shall have its registered office at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, or at such other places as the Manager may designate from time to time, and its initial registered agent in Delaware shall be the Corporation Service Company.

Section 2.04  Purpose.

The objective of the Company shall be to originate, service and otherwise manage, either alone or with others, a loan or loans secured by Timeshare Loans relating to timeshare resorts managed by Bluegreen and serviced by Bluegreen and timeshare loans relating to timeshare resorts managed and serviced by other parties.  In furtherance of such purpose, the Company shall have the power to purchase, sell and otherwise invest, trade and dispose of the assets of the Company, and to enter into, make, execute, deliver and perform all contracts, agreements and other undertakings, and engage in all activities and transactions, as may in the opinion of the Manager be necessary or advisable to carry out such purpose.

Section 2.05  Qualification in Other Jurisdictions.

The Manager may cause the Company to be qualified or registered under applicable laws in such states as the Manager determines appropriate to avoid any material adverse effect on the business of the Company and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including the appointment of agents for service of process in such jurisdictions.

ARTICLE III
CAPITAL CONTRIBUTIONS

Section 3.01  Manager. The Manager shall make a Capital Contribution to the Company in the amount of two hundred thousand dollars ($200,000) in cash.

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Section 3.02  Manager Purchase of Units. The Capital Contribution of the Manager shall constitute the initial capital of the Company and in consideration thereof the Manager shall be issued Class B Units.  The Class B Units shall be non-transferable, except as set forth under Section 12.02, and shall entitle the Manager to all of the rights of a holder of Units (and shall be considered a part of Units for all purposes, except that the Manager shall not be entitled to any Capital Proceeds).  The Manager may, in its discretion, make additional Capital Contributions to the capital of the Company in exchange for the purchase of Units.  If the Manager purchases Units, then it shall continue, in all respects, to be treated as a Manager but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Members may receive with respect to their Units.  Units purchased by the Manager or its Affiliates shall not be entitled to vote on any transaction requiring Member approval.

Section 3.03  Member Contributions.  The Manager is authorized to raise capital for the Company as provided in the Prospectus by offering and selling not more than an aggregate of one million (1,000,000) Units to Members as follows:

(a)           Each Unit in the Offering shall be issued for a purchase price authorized in the Prospectus.

(b)           Except as set forth below, the minimum purchase of Units shall be two hundred fifty (250) Units (or such greater minimum number of Units as may be required under applicable state or federal laws) and, following an initial subscription for at least the required minimum investment, minimum additional purchases in increments determined by the Manager.  Fractional Units may be sold at the discretion of the Manager.  Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan.

(c)           The Manager may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(d)           Each Unit sold to a subscriber shall be fully paid and nonassessable.  The Manager is further authorized to cause the Company to issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company pursuant to the provisions of Section 6.05 hereof.

(e)           The Manager is further authorized to issue such additional Units as may be required for issuances under the Distribution Reinvestment Plan in accordance with the terms thereof.

Section 3.04  Admission of Members.  No action or consent by any Members shall be required for the admission of Additional Members to the Company, provided that the Company may not issue more than fifty million (50,000,000) Units to Members pursuant to the Offering (in addition to Units which may be issued pursuant to the Distribution Reinvestment Plan).  Funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 3.06 below until receipt and acceptance by the Company of the Minimum Offering.  Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering.  At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Company, provided that such subscribers in the initial escrow shall be admitted to the Company within fifteen (15) days after such release.  Subscriptions from subsequent subscribers shall be accepted or rejected within thirty (30) days of receipt by the Company, and if rejected, all funds shall be returned to subscribers within ten (10) business days.  Subsequent subscribers shall be deemed admitted as Members of the Company on the day on which the subscriptions from such Persons are accepted by the Company.

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No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Manager may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.  Any Person who shall receive Units pursuant to a plan of merger, plan of exchange or plan of conversion adopted by the Company pursuant to Section 6.05 hereof shall also be required to execute and deliver to the Company, as a condition to admission as a Member, such documents and instruments as the Manager may deem necessary or desirable to affect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

Section 3.05  Minimum Capitalization.  The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

Section 3.06  Escrow.  Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the Minimum Offering are received and accepted by the Manager, or until the Minimum Offering Expiration Date, whichever occurs first.  Any Units purchased by Bluegreen or its Affiliates, including Bluegreen’s Affiliates’ executive officers and directors, will be counted in calculating the Minimum Offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the Offering proceeds invested, in the discretion of the escrow agent appointed by the Manager.  Subscribers shall be entitled to receive interest at the rate of 8% per annum from the date good funds are deposited in the escrow account through the date their funds are transferred to the Company; provided that, to the extent that the amount earned on a subscriber’s funds is less than 8% per annum, the difference will be paid by Bluegreen.

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If subscriptions for at least the Minimum Offering have not been received and accepted by the Minimum Offering Expiration Date, the escrow agent will promptly so notify the Company, the Offering will be terminated and subscribers’ funds and subscription agreement will be returned within ten days after the date of such termination with interest at a rate of 8% per annum.

Section 3.07  Public Offering.  Subject to the provisions of Section 3.05 above and subject to compliance with applicable state securities laws and regulations, the Offering may extend for such period from the date of original effectiveness as shall be determined by the Manager; provided, however, that the Manager may elect to extend the Offering solely for the Units reserved for issuance pursuant to the Distribution Reinvestment Plan through the expiration or termination of the Distribution Reinvestment Plan.  Except as otherwise provided in this Agreement, the Manager shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and is hereby authorized and directed to do all things which it deems to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Manager shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Manager shall determine.

Section 3.08  Return and Withdrawal of Capital.

(a)           Any proceeds of the Offering of the Units not invested or committed to investment in any specific mortgage loan secured by Timeshare Loans within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 6.02 of this Agreement) shall be distributed pro rata to the Members as a return of capital.  For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to originate or acquire an interest in a mortgage loan secured by Timeshare Loans (or make advances under any such mortgage loans) with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Company will not originate or acquire such mortgage loans  secured by Timeshare Loans (or make advances under any such mortgage loans) or such funds will be distributed pro rata to Members as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed mortgage loan secured by Timeshare Loan.  No such return shall be made until this Agreement has been amended to reflect such reduction of capital.  Any distribution pursuant to this Section 3.08(a) shall be deemed to have been consented to by the Members.

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(b)           No Member, including a withdrawing Member, shall have any right to withdraw or make a demand for withdrawal of any such Member’s Capital Contribution (or the capital interest reflected in such Member’s Capital Account) until the full and complete winding up and liquidation of the business of the Company unless such withdrawal is provided for herein.

Section 3.09  Repurchase of Units.  The Company shall have the right, in the sole discretion of the Manager, to use funds to purchase Units upon written request of a Member who has held such Units for at least one year and who purchased its Units from the Company or received the Units through a non – cash transaction, not in the secondary market, subject to the terms and conditions of this Section 3.09.

(a)           The number of Units the Company may repurchase will be limited to the proceeds in the Distribution Reinvestment Plan after the end of the three calendar month period after the date that any redemption request has been received and the Units have become redeemable under Section 3.09(c). The cash available for repurchase of Units will be limited to the proceeds from the sale of Units pursuant to the Distribution Reinvestment Plan legally available for the repurchase of Units.  The Company shall repurchase not more than 5% of the outstanding Units in a calendar year.

(b)           The prices at which members who have held Units for the required one-year period may sell Units back to us are as follows:

•
the lesser of (i) $9.10 per Unit (reduced by $.90 from the $10.00 per Unit offering price) or (ii) the purchase price per share if purchased at a reduced price in accordance with the volume discounts (in both cases adjusted for distributions of principal on the Note and other notes, combinations, splits, recapitalizations, and similar events).

(c)            The Company may waive the holding period in the event of a Member’s bankruptcy or other exigent circumstances.

(d)           The Company will repurchase Units on the fourth day of each calendar month (or the next Business Day). Requests for repurchases must be received more than three calendar months prior to the applicable redemption date to be eligible for the redemption.  Members may withdraw their requests to have their Units repurchased at any time prior to the last day of the applicable three month period. Units presented for repurchase will continue to earn daily distributions up to and including the repurchase date.

(e)           If the Company could not purchase all Units presented for repurchase in any quarter, based upon insufficient cash available and the limit on the number of Units the Company may redeem during any calendar year, the Company would attempt to honor repurchase requests pro rata; provided, however, that the Company shall give priority to the redemption of a deceased or disabled Member’s Units. The Company will treat the unsatisfied portion of the repurchase request as a request for repurchase the following quarter. At such time, Members may then (1) withdraw their requests for repurchase at any time prior to the last day of the new quarter or (2) without instructions to withdraw their requests the Company will honor requests at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. The Company will determine whether it has sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

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(f)           The Manager may amend, suspend or terminate the share repurchase program upon 30 days notice at any time. The Manager may elect to suspend or terminate the redemption of Units following the suspension or termination of the Distribution Reinvestment Plan.  Additionally, the Company will be required to discontinue sales of Units under the Distribution Reinvestment Plan on the earlier of __________, which is three years from the effective date of the Offering, unless the Offering is extended, or the date the Company sells all of the Units registered for sale under the Distribution Reinvestment Plan, unless the  Company files a new registration statement with the Securities and Exchange Commission and applicable states. The Company shall notify Members of such developments (i) in the annual or quarterly reports to Members or (ii) by means of a separate mailing to Members, accompanied by disclosure in a current or periodic report under the Exchange Act. During the Offering, the Company shall also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

(g)           The Units purchased under the Unit repurchase program will be cancelled.

Section 3.10  Interest on Capital Contributions.  No interest shall be paid on any Capital Contributions.

Section 3.11  Deficit Capital Accounts.  The Members shall not be required to reimburse the Company or any other Member for deficiencies in their Capital Accounts.  In addition, except as may be required under state law, the Manager shall not be required to reimburse the Company or the Members for deficiencies in its Capital Account.

ARTICLE IV
DISTRIBUTIONS

Section 4.01  Cash Available for Distribution. Cash Available for Distribution for each Distribution Period shall be distributed 100% to the Members in accordance with the number of Units held by them.

Section 4.02  Capital Proceeds. Capital Proceeds for each Distribution Period shall be distributed 100% to all Members other than Members holding Class B Units in accordance with the number of Units held by them.

Section 4.03  Liquidating Proceeds.  Liquidating Proceeds shall be distributed 100% to the Members in accordance with the number of Units held by them, except that the Class B Member shall receive an additional distribution equal to the amount of distributions it would have received from prior distributions of Capital Proceeds if it held Class A Units.

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Section 4.04  Dissolution.  Upon dissolution, the Company shall proceed to liquidate its assets as follows:

(a)           Subject to any applicable limitations of law, upon dissolution of the Company, the assets of the Company shall be converted to cash.  The Company shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding.  All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 15.01 hereof, shall be applied and distributed as follows:

(i)	to pay costs and expenses of the dissolution and liquidation;

(ii)	to pay matured debts and liabilities of the Company to all creditors of the Company (including any liability to any Member or the Manager);

(iii)	to make provision for contingent, conditional and unmatured claims of creditors in accordance with the Act;

(iv)	The balance of the assets of the Company shall be distributed to each Member in accordance with the positive balance in his Capital Account as of the date of distribution.

(b)           Upon dissolution, each Member shall look solely to the assets of the Company for the return of his investment, and if the Company Property remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate Capital Contributions of each Member, such Members shall have no recourse against the Manager or any other Member.

Section 4.05  Distribution Dates.  To the extent that the Company has sufficient cash flow to make distributions, in the discretion of the Manager, distributions under this Article IV will be made monthly (the “Distribution Period”).

Section 4.06  Allocation Among Members.  All allocations and distributions made to the Members pursuant to this Article IV shall be paid to those Persons who were Members or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the “Allocation Date”) on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Company during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 4.06 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.

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ARTICLE V
CAPITAL ACCOUNTS AND ALLOCATIONS

Section 5.01  Capital Accounts.

(a)           A separate capital account (each a “Capital Account”) shall be maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 5.01 shall be interpreted and applied in a manner consistent therewith.  Whenever the Company would be permitted to adjust the Capital Accounts of the Members pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of the Company’s property, the Company may so adjust the Capital Accounts of the Members.  In the event that the Capital Accounts of the Members are adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect revaluations of the Company’s property, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and (iii) the amount of upward and/or downward adjustments to the book value of the Company’s property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article V.  In the event that Code Section 704(c) applies to the Company’s property, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.  The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise.

(b)           Notwithstanding any other provision to the contrary, in furtherance and not in limitation of the provisions of Section 5.01(a), the following adjustments shall be made to the Capital Accounts of the Members if and to the extent required by the Treasury Regulations promulgated under Code Section 704(b):

(i)
Any Member that is a disregarded entity for federal income tax purposes and is treated as the same taxpayer (or part of the same taxpayer) as any other Member shall be treated as a single Member.  Such Members shall be treated as distinct and separate Members for all other purposes of this Agreement.

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(ii)
Any fees, expenses or other costs of the Company that are paid by the Manager and that are required to be treated as capital contributions to the Company for purposes of Code Section 704(b) and the Treasury Regulations thereunder shall be added to the balance of the Manager’s Capital Account.  Any fees, costs or other expenses of a Member that are paid by the Company and that are required to be treated as distributions for purposes of Code Section 704(b) and the Treasury Regulations thereunder shall be so treated and subtracted from such Member’s Capital Account, and the Company’s payment thereof shall not be treated as an item of deduction or loss.  This Section 5.01(b)(ii), in conjunction with Section 5.02, is intended to prevent any payments by the Manager or the Company from giving rise to a violation of Code Section 704(b) while at the same time preserving to the extent possible the parties’ intended economic arrangement and shall be applied consistent with such intent.

Section 5.02  Allocation of Net Income and Net Loss.  Except as otherwise provided in this Agreement, Net Income, Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such Member pursuant to Section 4.02 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 4.02 to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

Section 5.03  Allocations for United States Federal Income Tax Purposes.  Subject to the special tax allocations set forth in Section 5.04 the Company’s ordinary income and losses, capital gains and losses and other items as determined for United States federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) shall be allocated to the Members in the same manner and proportions as the corresponding “book” items are allocated pursuant to Sections 5.02.

Section 5.04  Special Allocations. The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Company Minimum Gain during any taxably year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g).  The items of income and gain to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

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(b)           Member Nonrecourse Debt Minimum Gain Chargeback.  Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Shareholder with a share of such Shareholder Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(i)(4).  The items of income and gain to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 5.04(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Shareholder as quickly as possible.  This Section 5.04(c) is intended to constitute a “qualified income offset” under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)           Gross Income Allocation.  In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year which is in excess of the sum of the amounts such Member is obligated to restore pursuant to the terms of the Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.04(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.04(c) and this Section 5.04(d) were not in this Agreement.

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(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any taxable year shall be specially allocated among the Members, pro rata, in accordance with their interests in the Company.

(f)           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(l).

(g)           Allocation of Excess Nonrecourse Liabilities.  Excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) shall be allocated to the Members in the same manner as Nonrecourse Deductions are allocated pursuant to Section 5.04(e).

(h)           The allocations set forth in Sections 5.04(a) through (g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b).  Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating subsequent items of income, gain, loss and expense among the Members so that, to the extent possible, the net amount of such allocations of subsequent items of income, gain, loss and expense and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article V if the Regulatory Allocations had not occurred.

Section 5.05  Allocations in Respect to Transferred Units.  If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted for making such allocations.  If the Manager does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the Manager may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Company, on the last day of the year during which the transfer occurs, was the owner of the Units.  The Manager and the Company shall incur no liability for making allocations in accordance with the provisions of this Section 5.04, whether or not the Manager or the Company have knowledge of any transfer of ownership of any Units.

Section 5.06  Allocations in Respect to Repurchased Units.  If any Units are repurchased pursuant to Section 3.09 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the Manager (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Company books, or (c) in accordance with any other method established by the Manager in accordance with applicable provisions of the Code and Treasury Regulations.

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ARTICLE VI
MANAGEMENT OF THE COMPANY

Section 6.01  Rights, Duties and Powers of the Manager.

(a)           Subject to the terms and conditions of this Agreement, the Manager shall have complete and exclusive authority to manage and administer, in its sole discretion, the affairs of the Company, and shall have the power and authority to do all things necessary or proper to carry out its duties hereunder.

(b)           Without limiting the generality of the Manager’s duties and obligations hereunder, subject to Section 6.02 and Section 11.01, the Manager shall have full power and authority:

(i)
to solicit investments in the Company and to file all such documents and take all such other actions as may be necessary or appropriate to qualify Interests in the Company for offer and sale in any jurisdiction;

(ii)	to receive from Members any Capital Contribution;

(iii)	to conduct meetings of the Members;

(iv)	to open, maintain and close bank accounts and custodial accounts for the Company and draw checks and other orders for the payment of money;

(v)	to disburse payments as provided for in this Agreement;

(vi)	to pay all expenses relating to the organization of the Company (including attorneys’ fees);

(vii)	to engage such attorneys, accountants and other professional advisers and consultants as the Manager may deem necessary or advisable for the affairs of the Company;

(viii)	to issue to any Member, in such form and on such terms as the Manager may consider appropriate, an instrument certifying that such Member is the owner of an Interest in the Company;

(ix)	to prepare and file, on behalf of the Company, any required tax returns and all other documents relating to the Company and to make any elections (required or otherwise) in connection therewith;

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(x)	to commence or defend litigation that pertains to the Company or its assets;

(xi)	to provide office space, office and executive staff and office supplies and equipment for the Company’s principal office;

(xii)
to cause the Company, if and to the extent the Manager deems such insurance advisable, to purchase or bear the cost of (a) any insurance covering the potential liabilities of the Company, the Manager and their Members, officers, employees and agents, (b) fidelity or other insurance relating to the performance by the Manager of its duties to the Company, or (c) key-man life insurance on the lives of the key employees of the Manager which names the Company as the beneficiary of such insurance policy;

(xiii)
to cause the Company to borrow money in accordance with Section 6.02 and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments and evidences of indebtedness, and secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of the securities and other property then owned or thereafter acquired by the Company;

(xiv)	generally to provide all other executive and administrative undertakings for and on behalf of the Company; and

(xv)
subject to the other terms and provisions of this Agreement, to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Section 6.01, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Members or with any other person, firm or corporation having any business, financial or other relationship with any Member or Members.

(c)           The Manager may delegate to any person or persons any of the powers and authority vested in it hereunder, and may engage such person or persons to provide administrative and accounting services to the Company, on such terms and conditions as it may consider appropriate

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Section 6.02  Limitations on Powers of the Manager.  The Manager shall observe the following policies in connection with Company operations:

(a)           Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Company may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Company, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Company’s total assets (exclusive of government securities and cash items) will consist of, and no more than forty-five percent (45%) of the Company’s net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Company which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Company, through which the Company engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

(b)           The Company may not invest in mortgage loans on any one property that would exceed, in the aggregate, an amount equal to twenty percent (20%) of the Offering proceeds; provided, however that in the case of Timeshare Loans, this restriction shall not apply to the Timeshare Loans made by the Company, but shall only be applicable to the loans secured by timeshare interests securing the Timeshare Loans made by the Company.  The Company may not invest in or make mortgage loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 20% of the Offering proceeds;  provided, however that in the case of Timeshare Loans, this restriction shall not apply to the loans made by the Company, but shall only be applicable loans secured by timeshare interests securing the Timeshare Loans.  The Company shall not make a loan secured by unimproved real property.  Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

(c)           Reserved.

(d)           The Manager shall not have the authority to incur indebtedness which is secured by the Company Properties or assets.

(e)           The Company may not at any time incur any indebtedness  except for advances from the Manager or its Affiliate to the extent necessary to meet the Company’s operating expenses.

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(f)           The Company shall not reinvest Cash Flow (excluding any proceeds from the sale, disposition or refinancing of a Company Property) provided that this restriction shall not apply to a reinvestment of excess interest not required to be applied to make payment to the Company  or pay fees or expenses by the Note Issuer.  The Manager shall have the authority to reinvest proceeds from the return of principal paid on notes issued to the Company or the sale, disposition or refinancing of Company Properties; provided, that a portion of such proceeds sufficient to cover any increase in Members’ federal and state income taxes attributable to the sale, disposition or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) shall be distributed in time to pay such increase.

(g)           The Manager shall exercise its fiduciary duty for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company.  In addition, the Company shall not permit the Members to contract away the fiduciary duty owed to the Members by the Manager under common law.

(h)           The Company will not invest in limited partnership, membership or other interests of any other limited partnership or limited liability company, or joint ventures.

(i)           The completion of improvements which are to be constructed or are under construction on Company Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

(j)           The Company shall not invest in real estate contracts of sale otherwise known as land sale contracts unless such contracts of sale are in recordable form and are appropriately recorded in chain of title.

(k)           The Company shall not acquire property in exchange for Units.

(l)           The Company shall not obtain nonrecourse financing from a Member or any party Affiliated with a Member.

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(m)           The Manager shall not have the authority on behalf of the Company to:

(i)
list, recognize or facilitate the trading of Units (or any interest therein) on any “established securities market” within the meaning of Treasury Regulations Section 1.7704-1(b), or permit any of their Affiliates to take such actions, if as a result thereof, the Company would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership;” or

(ii)
create for the Units (or any interest therein) a “secondary market or the equivalent thereof” within the meaning of Treasury Regulations Section 1.7704-1(c) or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Company would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership.”

(n)           The funds of the Company shall not be commingled with the funds of any other Person.  Nothing in this Section 6.02 shall prohibit the Company or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated limited partnerships or limited liability companies, provided that Company funds are protected from claims of such other partnerships and their creditors.

(o)           The Manager shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i)
An appraisal of all assets of the Company shall be obtained from a Competent Independent Expert.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the Offering.  The assets of the Company shall be appraised on a consistent basis.  The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Company’s assets as of a date immediately prior to the announcement of the proposed Roll-Up.  The appraisal shall assume an orderly liquidation of the Company’s assets over a twelve (12) month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale.  The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members.  A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with the proposed Roll-Up.

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(ii)
In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide each Member with a document which instructs the Member on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Members the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following: (I) remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

(iii)
The Company may not participate in any proposed Roll-Up which would result in the Members having democracy rights in the Roll-Up Entity which are less than those provided for below.  If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible and, in any event, shall not be less than those rights provided for under Sections VII.A. or B. of the NASAA Mortgage Guidelines.

(A)
Meetings of the Roll-up Entity may be called by the general partner or manager or the limited partners or members of the Roll-Up Entity holding more than 10% of the then outstanding limited partnership or membership interests, for any matters for which the limited partners or members may vote as set forth in the limited liability company or limited partnership agreement for the Roll-Up Entity.  Upon receipt of a written request either in person or by certified mail stating the purpose(s) of the meeting, the sponsor of the Roll-Up Entity shall provide all limited partners or members within ten (10) days after receipt of said request, written notice (either in person or by certified mail) of a meeting and the purpose of such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after receipt of said request, at a time and place convenient to the limited partners or members.

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(B)
To the extent permitted by the law of the state of formation, the limited liability company or partnership agreement of the Roll-Up Entity shall provide that a majority of the outstanding limited partner or membership interests may, without necessity for concurrence by the general partner or manager, vote to:

(1) amend the partnership or limited liability company agreement of the Roll-Up Entity, (2) remove the general partner(s) or manager(s), (3) elect a new general partner(s) or manager(s), (4) approve or disapprove the sale of all or substantially all of the assets of the Roll-Up Entity, except pursuant to a plan disclosed in the final prospectus relating to the Roll-Up, and

(5) dissolve the Roll-Up Entity.

Without concurrence of a majority of the outstanding limited partner or membership interests, the general partner(s) or manager(s) may not (i) amend the partnership agreement or limited liability company agreement except for amendments which do not adversely affect the rights of the limited partners or members, (ii) voluntarily withdraw as a general partner or manager unless such withdrawal would not affect the tax status of the Roll-Up Entity and would not materially adversely affect the limited partners, or members (iii) appoint a new general partner(s) or manager(s), (iv) sell all or substantially all of the Roll-Up Entity’s assets other than in the ordinary course of business, (v) cause the merger or other reorganization of the Roll-Up Entity or (vi) dissolve the Roll-Up Entity.  Notwithstanding clause (iii) of the preceding sentence, an additional general partner or manager may be appointed without obtaining the consent of the limited partners or members if the addition of such person is necessary to preserve the tax status of the Roll-Up Entity, such person has no authority to manage or control the Roll-Up Entity under the partnership agreement or limited liability company agreement, and there is no change in the identity of the persons who have authority to manage or control the Roll-Up Entity, and the admission of such person as an additional general partner or manager does not materially adversely affect the limited partners or members.  Any amendment to the partnership agreement or limited liability company agreement which modifies the compensation or distributions to which a general partner or manager is entitled or which affects the duties of a general partner or manager may be conditioned upon the consent of the general partner or manager. With respect to any limited partner’s or member’s interest owned by the sponsor of the Roll-Up Entity, the sponsor may not vote or consent on matters submitted to the limited partners or members regarding the removal of the sponsor or regarding any transaction between the Roll-Up Entity and the sponsor.  In determining the existence of the requisite percentage in limited partner or member interests necessary to approve a matter on which the sponsor may not vote or consent, any limited partner or member interest owned by the sponsor shall not be included.  If the law of the state of formation provides that the Roll-Up Entity will dissolve upon termination of a general partner or manager unless the remaining general partner or manager continues the existence of the Roll-Up Entity, the partnership agreement or limited liability company agreement shall obligate the remaining general partner(s) or manager(s) to continue the Roll-Up Entity’s existence; and if there will be no remaining general partner(s) or manager(s), the termination of the last general partner or manager shall not be effective for a period of at least 120 days during which time a majority of the outstanding limited partner or membership interest shall have the right to elect a general partner or manager who shall agree to continue the existence of the Roll-Up Entity.  The partnership agreement or limited liability company agreement shall provide for a successor general partner or manager where the only general partner or manager of the Roll-Up Entity is an individual.

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(iv)
The Company may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).  The Company may not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Member.

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(v)
The Company may not participate in any proposed Roll-Up in which the Members’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines and the NASAA Mortgage Guidelines, which are generally as provided in Section 10.01 of this Agreement.

(vi)
The Company may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Company if the proposed Roll-Up is not approved by a Majority Vote of the Members.

(p)           The Manager shall commit a substantial portion of Capital Contributions toward Investment in Mortgages.  The remaining Capital Contributions may be used by the Company or by a Note Issuer to which the Company makes advances to pay Front-End Fees.  The total amount of Front-End Fees, whenever paid and from whatever source, including amounts paid by a Note Issuer, shall be limited to an amount equal to the initial amount of Capital Contributions not applied to Investment in Mortgages.  At a minimum, the Manager shall commit the Minimum Investment Percentage toward Investment in Mortgages.

Section 6.03  Reliance by Third Parties; Authorized Signatories.  Any contract, instrument or act of the Manager on behalf of the Company shall be conclusive evidence in favor of any third party dealing with the Company that the Manager has the authority, power, and right to execute and deliver such contract or instrument and to take such action on behalf of the Company.  This Section 6.03 shall not, however, be deemed to limit the liabilities and obligations of the Manager as set forth in this Agreement.

Section 6.04  Expenses of the Company.

(a)           Subject to Sections 6.04(b) and 6.04(c) below, the Company, or to the extent provided in the note purchase agreement with a Note Issuer (the “Note Purchase Agreement”), a Note Issuer shall reimburse the Manager and its Affiliates for (i) all Organization and Offering Expenses (other than commissions and fees paid to broker-dealers and other underwriting compensation) incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Company and obtained from entities not an Affiliate of the Manager.

(b)           Except as provided in Sections 6.04(a), this Section 6.04(b) and 6.04(c), all of the Company’s expenses shall be billed directly to and paid by the Company, or to the extent provided in a  Note Purchase Agreement, by a Note Issuer on behalf of the Company.  The Manager shall be reimbursed for the administrative services necessary to the prudent operation of the Company, including an allocable portion of the salary, fringe benefits, travel expenses and other administrative expenses of employees of the Manager and its Affiliates performing such services; provided that the reimbursement shall be at the lower of the Manager’s actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location.  No payment or reimbursement will be made for services for which the Manager is entitled to compensation by way of a separate fee, such as the acquisition fee payable to the Manager.  Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment and other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the Manager or its Affiliates.  A controlling Person, for purposes of this Section 6.04(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the Manager similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division, who reports directly to executive management; or (D) those holding a five percent (5%) or more equity interest in the Manager or a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract or otherwise.  It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person.

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The annual report to investors shall include a breakdown of the costs reimbursed to the Manager pursuant to this subsection.  Within the scope of the annual audit of the Manager’s financial statements, the independent certified public accountant must verify the allocation of such costs to the Company.  The method of verification shall at a minimum provide:

(i)	A review of the time records of individual employees, the cost of whose services were reimbursed; and

(ii)	A review of the specific nature of the work performed by each such employee.

The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the Manager’s independent certified public accountant considers appropriate under the circumstances.  The additional cost of such verification will be itemized by said accountants on a program-by- program basis and may be reimbursed to the Manager by the Company in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

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(c)           The Manager or its Affiliates shall pay, at no additional cost to the Company, Organization and Offering Expenses (other than commissions and fees paid to broker-dealers and other underwriting compensation) to the extent they exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units.

(d)           Subject to the provisions of paragraphs (b) and (c) of this Section 6.04 and the Prospectus, the Company shall pay the following expenses of the Company (which amounts shall be required to be paid on behalf of the Company by a Note Issuer out of its cash flow to the extent that proceeds from the Offering are used to make, or are committed to make, advances under the Note to a Note Issuer):

(i)
Organization and Offering Expenses (other than commissions and fees paid to broker-dealers and other underwriting compensation) which do not exceed two and one-half percent (2.5%) of the gross proceeds of the Offering of Units, which includes a one-half of one percent (0.5%) due diligence fee;

(ii)
Underwriting compensation, including broker-dealer selling commissions, payable in an amount not to exceed seven percent (7%) of the gross proceeds of the Offering of Units, plus a dealer manager fee of up to 3% of the gross proceeds of the Offering of the Units;

(iii)
All operational expenses of the Company, which may include, but are not limited to: (A) all costs of personnel employed by the Company or directly involved in the business of the Company, including Persons who may also be employees of the Manager or its Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are related to service provided by the Company; (B) administrative expenses reimbursable to the Manager and its Affiliates under Section 6.04(b); (C) all costs of borrowed money, taxes and assessments on Company Properties and other taxes applicable to the Company; (D) legal, accounting, audit, brokerage and other fees; (E) fees and expenses paid to independent contractors, brokers and services, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers, engineers, land planners, third party loan underwriters, due diligence advisors, financial analysts and other agents; and (F) expenses in connection with the disposition, replacement, development, alteration, repair, remodeling, refurbishment, leasing and operation of Company Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

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(iv)
All accounting, documentation, professional and reporting expenses of the Company, which may include, but are not limited to: (A) preparation and documentation of Company bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Company federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (E) expenses of insurance as required in connection with the business of the Company, including, without limitation, life and disability insurance with respect to any individual Manager; (F) expenses in connection with distributions made by the Company to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Members, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Company, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Members for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Members which the Manager deems to be in the best interests of the Company; (H) expenses of revising, amending, converting, modifying or terminating the Company or this Agreement; (I) costs incurred in connection with any litigation in which the Company is involved as well as any examination, investigation or other proceedings conducted of the Company by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Company; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Company Properties; and (M) supervision and expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.

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Section 6.05  Merger, Exchange and Conversion.

(a)           The Company may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign limited partnerships or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign limited partnership or other entity is to acquire all of the outstanding partnership interests of the Company in exchange for cash, securities or other property of the acquiring domestic or foreign limited partnership or other entity or (iii) adopt a plan of conversion and convert to a foreign limited partnership or other entity.  Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Act and this Agreement, including, if such merger, exchange or conversion is a Roll-Up, the provisions of Section 6.02(o) hereof.

(b)           Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws.  Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign limited partnership or other entity being permitted by the laws under which such foreign limited partnership or other entity is incorporated or organized or is not inconsistent with such laws.  Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity is effected in compliance with such laws.

(c)           The Company may adopt a plan of merger, plan of exchange or plan of conversion if the Manager acts upon and the Members (if required by Section 6.05(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 6.05(d) below.

(d)           Except as provided by Sections 6.05(e) and 6.05(f), after acting on a plan of merger, plan of exchange or plan of conversion in the manner prescribed by in the following sentence, the Manager shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Members, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

(i)
the Manager shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Members, unless the Manager determines that for any reason it should not make that recommendation, in which case the Manager shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Members for approval without recommendation and, in connection with the submission, communicate the basis for its determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Members without any recommendation; and

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(ii)	the Members entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan.

The Manager may condition its submission to the Members of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis, including without limitation that a specified percentage in excess of a Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion.  Unless the Manager requires a greater vote, a Majority Vote shall be required for approval of a plan of merger, plan of exchange or plan of conversion.

The Manager shall notify each Member, whether or not entitled to vote, of the meeting of the Members at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 6.05(d) and applicable law.  The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion.  Any such approval may be by written consent of the requisite Members as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Members are present.

(e)           Unless applicable law otherwise requires (in which case the approval of the Members shall continue to be required and the provisions of Section 6.05(d) shall continue to apply), (1) approval by the Members of a plan of exchange shall not be required, and the provisions of Section 6.05(d) do not apply, if the Company is the acquiring entity in the plan of exchange, and (2) approval by the Members on a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 6.05(d) do not apply if,

(A)
the surviving entity in a merger or conversion is a limited liability company that has a substantially identical limited liability company agreement and Members holding Units immediately before the date of the merger or conversion will hold the same interests in the same proportions immediately after the effective date of the merger or conversion or

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(B)
the transaction involves the conversion to corporate, trust or association form of only the Company and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction:

(i)	voting rights of holders of the class of securities to be held by Members;

(ii)	the term of existence of the surviving or resulting entity;

(iii)	compensation to the sponsor (as defined in the NASAA Guidelines) of the surviving or resulting entity; or

(iv)	the investment objectives of the surviving or resulting entity.

(f)           After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Members, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the Manager.

Section 6.06  Rights of Dissenting Members.

(a)           In the absence of fraud in the transaction, the remedy provided by this Section 6.06 to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion.  If the existing, surviving, or new corporation or limited partnership (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 6.06 and, with respect to a Roll-Up, Section 6.02(o)(ii), any Dissenting Member who fails to comply with the requirements of this Section 6.06 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction.  Notwithstanding any of the foregoing, this Section 6.06(a) shall not operate to limit the liability of the Manager or its Affiliates in contravention of the provisions of NASAA Guidelines Section II.D.1.

(b)           Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members.

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(c)           Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Membership Interests be made in accordance with this Section 6.06, and the Manager shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair value of such Dissenting Member’s Units without interest. The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the appraised value of the net assets of the Company (determined in accordance with the provisions of Section 6.02(o)(i) hereof).

(d)           If a Dissenting Member shall fail to make a payment demand within the period provided in Section 6.06(c) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Membership Interest in accordance with this Section 6.06 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

Section 6.07  Limitation on Liability of the Manager; Indemnification of the Manager.

(a)           Neither the Manager nor any of its Affiliates (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Member, the Company, its receiver or trustee (the Company, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Company and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Company in any way relating to or arising out of any action or inaction on the part of the Company or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party’s negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Company, and (ii) determined in good faith that the action or inaction was in the Company’s best interest.  The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party’s act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party’s duty to the Company or the Members.  If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Company (subject to the provisions of Section 6.07(b) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.  The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof.

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(b)           Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Member are prohibited except as provided below.  Cash advances from Company funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company; (ii) such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 6.07(a) above.  If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 6.07(a) above.  The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received.  In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(c)           Notwithstanding anything to the contrary contained in Section 6.07(a) above, neither the Manager nor any of its Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made.  Prior to seeking a court approval for indemnification, the Manager shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission and the state securities regulatory authority of any state in which the Units were offered or sold which requires such notification.  The Company shall not incur the cost of that portion of liability insurance which insures the Indemnified Party for any liability as to which the Indemnified Party is prohibited from being indemnified under this subsection.

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(d)           All amounts to be paid to an Indemnified Party shall be payable solely by a Note Issuer on behalf of the Company.

ARTICLE VII
SERVICES TO COMPANY BY MANAGER AND ITS AFFILIATES

Section 7.01  Asset Management Fee.

For services rendered in connection with the servicing of Company loans and other loans made by the Company, the Manager will be entitled to a yearly asset management fee equal to 0.5% of the outstanding principal amount of the Note and other loans made by the Company. The fee will be payable monthly in an amount equal to one-twelfth of 0.5% of the aggregate outstanding loan balances held by the Company as of the last day of the immediately preceding month.

Section 7.02  Rebates and Reciprocal Arrangements.

(a)           No rebates may be received by any of the Manager or its Affiliates nor may the Manager or its Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

(b)           None of the Manager nor any of its Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Company; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the Manager and its Affiliates) for selling Membership Units.

Section 7.03  Other Services.  The Manager and its Affiliates cannot receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus and except as permitted by the NASAA Mortgage Guidelines.  Except as provided in this Agreement, other goods and services may be provided by the Manager and its Affiliates for the Company only if all of the following criteria are met:

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(a)           The goods or services must be necessary to the prudent operation of the Company.

(b)           The compensation, price, or fee must be equal to either:

(i)
the lesser of 90% of the compensation, price, or fee of any nonaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location or 90% of the compensation, price, or fee charged by the Manager or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or

(ii)
if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from Persons other than Affiliates, the compensation, price, or fee charged by a nonaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location.

(c)           The goods or services shall be provided pursuant to a written contract which precisely describes such goods or services and all compensation to be paid.  The contract may be modified in any material respect only by the Majority Vote of the Members and shall be terminable without penalty upon 60 days’ notice.

(d)           The goods and services provided and the written contract referred to in Section 7.03(c) above must be fully disclosed in the Prospectus.

(e)           The Manager and its Affiliates must have been previously engaged in the business of rendering services or selling or leasing such goods as an ordinary and ongoing business for a period of at least three years.

(f)           The Manager and its Affiliates must receive at least 33% of gross revenues for such goods or services from Persons other than Affiliates.

(g)           Except as provided in this Agreement, and other than as provided in paragraphs (b), (c), (d), (e) and (f) of this Section 7.03, the Manager and its Affiliates may provide additional goods and services to the Company if all of the following criteria are met:

(i)	the goods or services may only be provided by the Manager and its Affiliates in extraordinary circumstances;

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(ii)
the compensation, price, or fee must be competitive with the compensation, price, or fee, of any nonaffiliated Person who is rendering comparable services or selling or leasing comparable goods on competitive terms which could reasonably be made available to the Company;

(iii)	the fees and other terms of the contract shall be fully disclosed;

(iv)
 the Manager and its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Company and as an ordinary and ongoing business;

(v)	there must be compliance with paragraphs (a) and (c) of this Section 7.03.

Section 7.04  Acquisition Fees.  The Manager and its Affiliates shall use their commercially reasonable efforts to provide a continuing and suitable investment program for the Company consistent with the investment objectives of the Company and shall perform acquisition and advisory services in connection with the review and evaluation of potential investments for the Company including Timeshare Loans, which services shall include, but shall not be limited to: (a) serving as the Company’s investment and financial advisor and providing research and economic and statistical data in connection with mortgage loan originations and investment policies; (b) analyzing with respect to each potential Company investment (i) the geographic market in which the property securing the potential mortgage loan or credit enhancement is located and (ii) other appropriate review and evaluation of potential investments; and (c) structuring and negotiating the terms and conditions under which investments by the Company will be made.  In consideration for such services, including services rendered with respect to loans or credit enhancements considered to be made by the Company but are not made, the Manager and its Affiliates shall be paid Acquisition Fees in an amount of two percent (2%) of the principal amount of loans or advances made by the Company and 2% of the purchase price paid by a Note Issuer to acquire subsequent Timeshare Loans purchased using excess principal and interest payments on Timeshare Loans, provided, however, that, except as provided in this sentence as to reinvestment by a Note Issuer, no Acquisition Fee will be paid on any proceeds from a Capital Transaction that are reinvested by the Company.  Acquisition Fees in respect of each investment of the Company shall accrue and be payable at the time and in respect of funds expended for the acquisition of a Company Property (i.e., the making of a mortgage loan) or the acquisition of such subsequent Timeshare Loans.  In addition to such fees, the Company shall bear all other Acquisition Expenses of Persons not Affiliated with the Manager who may be engaged to evaluate potential acquisitions by or on behalf of the Company and all other out-of-pocket expenses related to acquisitions.

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ARTICLE VIII
TRANSACTIONS BETWEEN MANAGER
AND THE COMPANY

Section 8.01  Sales and Leases to the Company.  The Company shall not purchase or lease investment properties in which any of the Manager or its Affiliates have an interest or from any entity in which the Manager or its Affiliates have an interest.

Section 8.02  Sales and Leases to the Manager.  The Company shall not sell or lease any Company Property to the Manager or its Affiliates.

Section 8.03  Loans.  No loans may be made by the Company to the Manager or its Affiliates, except on the terms set forth in the Note Purchase Agreement.

(a)           The Company shall obtain an opinion of an Independent Adviser to the effect that the proposed loan is fair and at least as favorable to the Company as a loan to an unaffiliated borrower in similar circumstances (which opinion need not address the interest rate payable on the loan so long as it is 8% per annum or higher).  In addition, the Manager will be required to obtain a letter of opinion from an Independent Adviser in connection with any disposition, renegotiation, or other subsequent transaction involving the loan or advances pursuant to the Note Purchase Agreement or any agreement relating to any other financing subject to this Section 8.03, except for acquisitions of Timeshare Loans by the Note Issuer pursuant to the terms of the Note Purchase Agreement and sales of Timeshare Loans to Bluegreen by the Note Issuer pursuant to the Note Purchase Agreement.  The Independent Adviser’s compensation shall be paid by the Manager or its Affiliates and not be reimbursable by the Company or the Note Issuer.

(b)           Loans made to third parties (other than loans to the Note Issuer on the terms set forth in the Note Purchase Agreement), the proceeds of which are used to purchase or refinance a property or other asset in which the Manager or an Affiliate has an equity or security interest, must meet the requirements of this Section 8.03(a).

Section 8.04  Dealings with Related Programs.  Except as permitted by Sections 8.03 hereof, the Company shall not acquire property or loans from, or make loans to, any Program in which the Manager or any of its Affiliates have an interest.

Section 8.05  Commissions on Reinvestment or Distribution.  The Company shall not pay, directly or indirectly, a commission or fee (except as permitted under Article VII hereof) to a Manager or its Affiliates in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Company Properties.

Section 8.06  Sales of Foreclosed Properties.  The Company shall not sell a foreclosed property to the Manager or to any Program in which the Manager has an interest except as provided in the Note Purchase Agreement (or pursuant to similar substitution or repurchase rights in other financing agreements).

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ARTICLE IX
INDEPENDENT ACTIVITIES OF MEMBERS

The Manager and any of the Members may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties and loans which may be similar to those owned by the Company), and neither the Company nor any of the Members shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the Manager shall in no way be relieved of their fiduciary duty owed to the Company.

ARTICLE X
BOOKS, REPORTS, FISCAL AND TAX MATTERS

Section 10.01  Books.  The Manager shall maintain full and complete books and records for the Company at its principal office, and all Members and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times.  The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles.  Member suitability records shall be maintained for at least six years.  In addition, the Manager shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Participant List”) as a part of the books and records of the Company which shall be available for inspection by any Member or his designated representative at the principal office of the Company upon the request of the Member.  The Participant List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Participant List shall be mailed to any Member requesting the Participant List within ten (10) days of the request, provided that such request is made for the purposes set forth herein.  The copy of the Participant List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Company.  A Member may request a copy of the Participant List for a purpose relating to the interest of the Member as a member relative to the affairs of the Company including, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws.  If the Manager of the Company neglects or refuses to exhibit, produce or mail a copy of the Participant List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Participant List and for actual damages suffered by the Member by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company.  The Manager may require any Member requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company.  The remedies provided hereunder to Members requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

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Section 10.02  Reports.  The Manager shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

(a)           Acquisition Reports.  At least quarterly within sixty (60) days after the end of each quarter during which the Company has made or acquired a mortgage loan or made an advance used by the Note Issuer to acquire additional Timeshare Loans (an “Acquisition Report” of any acquisitions within the prior quarter shall be sent to all Members, including a description of the general character of all loans or advances secured by Timeshare Loans originated, acquired or made or presently intended to be originated, acquired or made during the quarter and the Timeshare Loans securing such loans.  Such report shall contain the following information (i) the borrower, a description of the Timeshare Loans or interests securing such loan, and the term, interest rate, amortization and other material terms of each such loan, (ii) an itemization of all monies paid to officers, directors or Affiliates in connection with the acquisition or loan; and (iii) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted.

(b)           Annual Report. Within one hundred twenty (120) days after the end of each fiscal year, an annual report shall be sent to all the Members and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Members’ capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor’s report containing an opinion of the independent certified public accountant for the Company; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Company for such year; (iv) a report on the distributions from (A) Cash Flow and proceeds from Capital Transactions during such period, (B) Cash Flow and proceeds from Capital Transactions from prior periods, (C) proceeds from the disposition of Company Property and investments, and (D) reserves from the proceeds of the Offering of Units and (v) a report setting forth the compensation paid to the Manager and its Affiliates during such year and a statement of the services performed in consideration therefor.  Such annual report shall also include the breakdown of the costs reimbursed to the Manager pursuant to the requirements of Section 6.04(b) hereof and such other information as is deemed reasonably necessary by the Manager to advise the Members of the activities of the Company during the year covered by the report.

(c)           Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Members within sixty (60) days after the end of such quarter.  Whether or not such reports are required to be filed, each Member will be furnished within sixty (60) days after the end of each of the first three quarters of each Company fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement.  Such reports shall also include such other information as is deemed reasonably necessary by the Manager to advise the Members of the activities of the Company during the quarter covered by the report.

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(d)           Report of Fees. The Company’s annual and quarterly reports on Form 10-K and Form 10-Q for any period during which the Manager or any of its Affiliates receive fees for services from the Company shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

(e)           Tax Information. Within seventy-five (75) days after the end of each fiscal year there shall be sent to all the Members and Assignees all information necessary for the preparation of each Member’s federal income tax return and state income and other tax returns in regard to jurisdictions where Company Properties are located.

(f)           Expense Reporting.  The notes to the Company’s financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Company for the periods covered by the report.  This breakdown shall reflect each type of general and administrative expense incurred by the Company (e.g., investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Company for each category of expense incurred.

(g)           Other Reports. The Manager shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations.  Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies.  Any Member shall be provided with a copy of any such report upon request without expense to him.

Section 10.03  Fiscal Year.  The Company shall adopt a fiscal year ending on the last day of December of each year (except that the last fiscal year shall end at the termination of the Company); provided, however, that the Manager in its sole discretion may, subject to approval by the IRS, at any time without the approval of the Members, change the Company’s fiscal year to a period to be determined by the Manager.

Section 10.04  Tax Elections.

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(a)           Unless the Manager elects to convert the Company to be taxed as a “C” corporation under the Code or as a real estate investment trust under the Code, no election shall be made by the Company or any Member to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

(b)           Upon the transfer of all or part of a Member’s or Assignee’s interest in the Company or upon the death of an individual Member or Assignee, or upon the distribution of any property to any Member or Assignee, the Company, at the Manager’s option and in its sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Company Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the Manager’s option, also be made.

Section 10.05  Bank Accounts.  The cash funds of the Company shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the Manager shall determine. Disbursements therefrom shall be made by the Manager in conformity with this Agreement.

Section 10.06  Reserved.

Section 10.07  Taxation as Partnership.  The Manager, while serving as such, agrees to use its best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Company to the effect that the Company will be classified as a partnership for federal income tax purposes.  The Company shall not elect to be treated other than as a partnership for U.S. federal, state or local income tax purposes under Treasury Regulations Section 301.7701-3(a) or under any corresponding provision of state or local law.  The Company shall not participate in the establishment of an “established securities market” (within the meaning of Treasury Regulations Section 1.7704-1(b)) or a “secondary market or the substantial equivalent thereof” (within the meaning of Treasury Regulations Section 1.7704-1(c)) or, in either case, the inclusion of interests in the Company thereon.

Section 10.08  Tax Matters.

(a)           The Manager may or may not, in its sole and absolute discretion, make any or all elections which it is entitled to make on behalf of the Company and the Members for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state or local tax returns; and (ii) to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members in their capacity as Members and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company or the Members.

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(b)           Stratstone Advisors, LLC is designated as the “Tax Matters Member” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Company matters.  Any Member has the right to participate in such administrative proceedings relating to the determination of partnership items at the Company level.  Expenses of such administrative proceedings undertaken by the Tax Matters Member will be paid for out of the assets of the Company.  Each Member who elects to participate in such proceedings will be responsible for any expense incurred by such Member in connection with such participation.  Further, the cost to a Member of any adjustment and the cost of any resulting audit or adjustment of a Member’s return will be borne solely by the affected Member.   The designation made in this Section 10.08(b) is expressly consented to by each Member as an express condition to becoming a Member.  The Company hereby indemnifies Stratstone Advisors, LLC from and against any damage or loss (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Member, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct.  In the event the Company should become required to register with the IRS as a tax shelter, Stratstone Advisors, LLC shall be the “designated organizer” of the Company and the “designated person” for maintaining lists of investors in the Company, and shall take such actions as shall be required to register the Company and to maintain lists of investors in the Company as may be required pursuant to Sections 6111 and 6112 of the Code.

ARTICLE XI
RIGHTS AND LIABILITIES OF THE MEMBERS

Section 11.01  Authority of Members.

(a)           Except as otherwise provided in this Agreement, Members shall not participate in, or have any control over, the management of the Company or its business and affairs. Members shall not have any power or authority to act for or bind the Company; provided, however, that the Members by Majority Vote, without the concurrence of the Manager, shall have the rights to

(i)	Amend this Agreement, but not as to the matters specified in Section 10.08(a) and as set forth in Section 11.01(b) hereof, which matters the Manager alone may amend without vote of the Members;

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(ii)	Dissolve the Company;

(iii)	Remove the Manager;

(iv)	Elect a new Manager or Managers upon the removal of a Manager or any successor Manager, or upon the occurrence of an Event of Withdrawal or death of a Manager or any successor Manager;

(v)	Remove the Servicer or any successor servicer that is an Affiliate of the Manager if the Manager has been removed;

(vi)	Retain a new servicer that is an Affiliate of the Manager;

(vii)
Approve or disapprove a transaction entailing the sale of all or substantially all of the Company Properties (including Timeshare Loans), except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution and except that the Manager may sell a Note without the consent of the Members so long as the purchase price equals or exceeds the outstanding principal amount plus accrued interest thereon; and

(viii)
approve the Withdrawal of the Manager from the Company or a transfer or assignment of all of its manager or membership interest in the Company, except (i) in cases where the Manager is replaced by, or assigns its Manager interest to, a Woodbridge Affiliate, and in cases where the assignment of all of the Manager interest is in connection with a transaction involving the sale of Woodbridge or of any of its Affiliates.

(b)           Either the Manager or Members by Majority Vote shall have the right to direct the Noteholder to:

(i)
declare the Note immediately due and payable (including all accrued and unpaid interest) (a “declaration of acceleration”) upon the occurrence and continuance of Events of Default as set forth in the Note Purchase Agreement other than any Event of Default that automatically causes the Note to become immediately due and payable under the terms of the Note Purchase Agreement;

(ii)
direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercise any trust or power conferred on the Collateral Agent, with respect to the Note, in accordance with the terms and conditions of the Note Purchase Agreement;

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(iii)	cause the Collateral Agent to terminate the rights and obligations of the Servicer if a Servicer Event of Default (as defined in the Note Purchase Agreement) has occurred and is not cured;

(iv)	consent to the Note Issuer’s waiver of a Servicer Event of Default;

(v)	rescind or annul the occurrence of any acceleration to the extent that the occurrence of such acceleration can be rescinded under the Note Purchase Agreement;

(vi)	except as set forth under Section 11.01(c), authorize any amendment of the Note Purchase Agreement that requires the consent of the Company; and

(vii)	waive an Event of Default under the Note Purchase Agreement.

The Manager, in its discretion, may determine to seek the vote or consent of Members by Majority Vote before taking such action.

(c)           The Company will not take the following actions without the consent of the Members by Super-Majority Vote:

(i)
change the Stated Maturity of the Note or the due date of any installment of principal of or any installment of interest on, the Note or change the priority of payment thereof or reduce the principal amount thereof or the interest rate on the Note or change any place of payment where, or the coin or currency in which, the Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

(ii)	modify the provisions of Section 6.8 of the Note Purchase Agreement;

(iii)	modify or alter the provisions of the proviso to the definition of the term “Outstanding” in the Note Purchase Agreement; or

(iv)
permit the creation of any lien ranking prior to or on a parity with the lien of the Note Purchase Agreement with respect to any part of the timeshare loans collateral or terminate the lien of the Note Purchase Agreement on any property at any time subject thereto or deprive the Company of the security afforded by the lien of the Note Purchase Agreement.

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Section 11.02  Restrictions on Power to Amend.  Notwithstanding Section 11.01 hereof, this Agreement shall in no event be amended to change the limited liability of the Members without the vote or consent of all of the Members, nor shall this Agreement be amended to diminish the rights or benefits to which the Manager or Members are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Members who would be adversely affected thereby (or the consent of the Manager if it will be adversely affected thereby).

Section 11.03  Limited Liability.  A Member that receives the return of any part of its Capital Contribution shall be liable to the Company for the amount of its Capital Contribution so returned to the extent, and only to the extent, provided by the Act.  Except as provided in the Act, the Members shall not otherwise be liable to the Company for the repayment, satisfaction, or discharge of the Company’s debts, liabilities or obligations.  Except as otherwise expressly provided in this Agreement, no Member shall have any obligation to contribute money in excess of such Member’s Capital Contribution.  No Member shall be personally liable to any third party for any liability or other obligation of the Company.

Section 11.04  Meetings of, or Actions by, the Members.

(a)           Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement may be called at any time by the Manager and shall be called by the Manager upon the written request of Members holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Members entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Members and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Members in connection with such meeting.  The Manager agrees to use its best efforts to obtain such qualifications and clearances.  The Manager shall include with the notice of a meeting a detailed statement of the action proposed, including any resolution proposed for adoption by the Members and any proposed amendment to this Agreement.  All expenses of the meeting and notification shall be borne by the Company.

(b)           A Member shall be entitled to cast one vote for each Unit that he owns.  Attendance by a Member at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting.  Any matter as to which the Members are authorized to take action under this Agreement or under law may be acted upon by the Members without a meeting and any such action shall be as valid and effective as action taken by the Members at a meeting assembled, if written consents to such action by the Members are signed by the Members entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a Manager.  Prompt notice of the taking of any action by less than unanimous written consent of the Members without a meeting shall be given to the Members who have not consented in writing to the taking of the action.

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(c)           The Manager shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Company, an accurate record of all matters discussed and action taken at all meetings or by written consent.  The records of all said meetings and written consents shall be maintained at the principal place of business of the Company and shall be available for inspection by any Member at reasonable times.

ARTICLE XII
WITHDRAWAL OR REMOVAL OF MANAGER;
ASSIGNABILITY OF
MEMBERS’ INTERESTS

Section 12.01  [Reserved]

Section 12.02  Withdrawal or Removal of Manager; Admission of Successor or Additional Managers.

(a)           Except as provided in this Article XII or Article XV, until the dissolution of the Company, the Manager shall not take any voluntary step to dissolve itself or to withdraw from the Company.

(b)           With the consent of all the other Managers and a Majority Vote of the Members after being given ninety (90) days written notice, any Manager may at any time designate one or more Persons to be additional Managers, with such participation in the Manager’s interest as the Manager and such successor or additional Managers may agree upon, provided that the interests of the Members shall not be affected thereby.

(c)           Except in connection with the admission of an additional Manager pursuant to paragraph (b) of this Section 12.02, no Manager shall have any right to retire or withdraw voluntarily from the Company, to dissolve itself or to sell, transfer or assign the Manager’s interest without the concurrence of the Members by a Majority Vote; provided, however, that any Manager may, without the consent of any other Manager or the Members to the extent permitted by law (i) substitute in its stead as Manager any entity which has, by merger, consolidation or otherwise, acquired substantially all of the Manager’s assets, stock or other evidence of equity interest and continued its business, (ii) substitute in its stead as Manager an Affiliate of the Manager, and (iii) cause to be admitted to the Company an additional Manager or Members if it deems such admission to be necessary or desirable to satisfy the requirements of state securities laws or the rules thereunder; provided, however, that such additional Manager or Members shall have no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such additional Manager or Members does not materially adversely affect the Members.

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(d)           A Manager may be removed from the Company upon the Majority Vote of the Members; provided, however, that if the Manager is the last remaining Manager, such removal shall not be effective until one hundred twenty (120) days after the notice of removal has been sent to the Manager.  In the event of the removal of the last remaining Manager, the Members may by Majority Vote elect a new Manager at any time prior to the effective date of the removal of said last remaining Manager.

(e)           Any voluntary withdrawal by any Manager from the Company or any sale, transfer or assignment by the Manager of his interest in the Company shall be effective only upon the admission in accordance with paragraph (b) of this Section 12.02 of an additional Manager.

(f)           A Manager shall cease to be such upon the occurrence of an Event of Withdrawal of the Manager; provided, however, the last remaining Manager shall not cease to be a Manager until one hundred twenty (120) days after the occurrence of an Event of Withdrawal.

Section 12.03  Members’ Interest.  Except as specifically provided in this Article XII, none of the Members shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Company.  No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.  Notwithstanding anything herein, no Member may enter into, create, sell or transfer any financial instrument or contract the value of which is determined in whole or in part by reference to the Company (including the amount of Company distributions, the value of Company assets, or the results of Company operations), within the meaning of Treasury Regulations Section 1.7704-1(a)(2)(i)(B), without the prior written consent of the Manager, and subject to such conditions as the Manager may determine in its sole discretion.

Section 12.04  Restrictions on Transfers.

(a)           No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Company, result in the termination of the Company under Section 708 of the Code unless the Company and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

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(b)           No transfer or assignment may be made if, as a result of such transfer, a Member (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 3.03(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

(c)           No transfer or assignment of any Unit may be made if counsel for the Company is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Company.

(1)           No transfer or assignment of any interest in the Company shall be made (i) unless the transferee shall have paid or, at the election of the Managers, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee’s admission as a substituted Member pursuant to Section 12.5 hereof or (ii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Member in favor of or in the interest or at the direction of the Assignee.

(e)           No Member may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Company or be effective for any purpose unless (i) the Manager determines, in its sole discretion, that the Company would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Company’s taxable year in which such transfer otherwise would be effective, or (ii) the Company has received an opinion of counsel satisfactory to the Managers or a favorable IRS ruling that any such transfer will not result in the Company’s being classified as a publicly traded partnership for federal income tax purposes.  The Members agree to provide all information with respect to a proposed transfer that the Manager deems necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

(f)           Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

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(g)           A Member requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the Manager to be sufficient to cover the costs to the Company associated with such transfer.  A fee of fifty dollars ($50) shall be deemed reasonable, but shall not preclude a conclusion by the Manager that a higher fee is reasonable.

(2)           Each Member that is a legal entity acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any Assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity shall not employ, or permit another to employ such funds or assets that are attributable to any Assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the Assignee.  Each Member agrees that it will not contract away the foregoing fiduciary duty.

Section 12.05  Substituted Members.  Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Member’s interest in the Company shall not have the right to become a substituted Member in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the Manager; (b) the assignor and Assignee named therein shall have executed and acknowledged the Assignee’s agreement in writing that he will neither (i) transfer such interest (or any interest therein) on or through an “established securities market” or a “secondary market or the substantial equivalent thereof”, as such terms are used in Treasury Regulations Section 1.7704-1, nor (ii) directly or indirectly, create for the Company a “secondary market or the substantial equivalent thereof”, as such terms are used in Treasury Regulations Section 1.7704-1, with respect interests in the Company; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any governmental or other authorities which are necessary to demonstrate such effectiveness to the Manager; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended.  Assignees of Units will be recognized by the Company as substituted Members as of the commencement of the first fiscal quarter of the Company following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

Section 12.06  Assignment of Membership Interest Without Substitution.  Subject to the transfer restrictions of Section 12.04, a Member shall have the right to assign all or part of such Member’s interest in Units by a written instrument of assignment.  The assigning Member shall deliver to the Manager a written instrument of assignment in form and substance satisfactory to the Managers, duly executed by the assigning Member or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements).  Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the Manager.  The Company shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Company attributable to the Company interest acquired by reason of any such assignment from and after the first day of the month following the month in which the assignment of such interest takes place.  The Company and the Manager shall be entitled to treat the assignor of such Membership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Company and recorded on its books.

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Section 12.07  Withdrawal of Member.  Except as otherwise specifically permitted by this Agreement, no Member shall be entitled to withdraw or retire from the Company.

Section 12.08  Death, Legal Incompetency or Dissolution of Member.  Upon the death, legal incompetency or dissolution of a Member, the estate, personal representative, guardian or other successor in interest of such Member shall have all of the rights and be liable for all the obligations of the Member in the Company to the extent of such Member’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the Manager, which may be withheld at its sole discretion, may be substituted for such Member.

Section 12.09  Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article XII, the Manager shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE XIII
LOANS TO COMPANY

Section 13.01  Authority to Borrow.  The Manager may cause the Company to incur indebtedness to the extent and for the purposes which it deems, in its sole discretion, to be in the best interests of the Company, to the extent such loans are authorized pursuant to Section 6.02 hereof.

Section 13.02  Loans from Manager. If the Manager or its Affiliates shall make any loan or loans to the Company or advance money on its behalf pursuant to Section 6.02(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the Manager or its Affiliates or entitle the Manager or its Affiliates to an increase in its share of the distributions of the Company, or subject the Manager or its Affiliates to any greater proportion of the losses which the Company may sustain.  The amount of any such loan or advance shall be a debt due from the Company to the Manager or its Affiliates repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending party and the Manager; provided, however, that the Manager or its Affiliates may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area.  No prepayment charge or penalty shall be required by a Manager on a loan to the Company.  Notwithstanding the foregoing, no Member shall be under any obligation whatsoever to make any such loan or advance to the Company.

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ARTICLE XIV
POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

Section 14.01  Power of Attorney. Each Member, by becoming a Member and adopting this Agreement, constitutes and appoints the Manager and any successor to the Manager as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

(a)           To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

(i)	To reflect a change of the name or the location of the principal place of business of the Company;

(ii)
To reflect the disposal by any Member of his interest in the Company, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Member (or any part thereof) provided for by this Agreement;

(iii)	To reflect a Person’s becoming a Member of the Company as permitted by this Agreement;

(iv)	To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Member;

(v)	To reflect the addition or substitution of Member or the reduction of Capital Accounts upon the return of capital to Members;

(vi)	To add to the representations, duties or obligations of the Manager or its Affiliates or surrender any right or power granted to the Manager or its Affiliates herein for the benefit of the Members;

(vii)
To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

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(viii)
To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Members;

(ix)
To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Delaware as they may be amended from time to time;

(x)
Upon notice to all Members, to amend the provisions of Article V of this Agreement, or any other related provision of this Agreement (provided, however, the Manager shall first have received an opinion of counsel to the Company that such amendment will not materially adversely diminish the interests of the Members) to ensure that (A) the allocations and distributions contained in Article V comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article V will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the Manager determines are advisable or necessary in order to preserve the tax status of the Company as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Company; to terminate the Offering of Units; to compel a dissolution and termination of the Company or to restructure the Company’s activities to the extent the Manager deems necessary (after consulting with counsel) to comply with any exemption in the “plan asset” regulations adopted by the Department of Labor in the event that either (I) the assets of the Company would constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (II) the transactions contemplated hereunder would constitute “prohibited transactions” under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the Manager from the United States Department of Labor; provided, the Manager is empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the Manager shall be deemed to be made pursuant to the fiduciary obligations of the Manager to the Company; and

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(xi)	To eliminate or modify any restriction on substitution or assignment contained in Article XII at such time as the restriction is no longer necessary.

(b)           To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Members to execute, acknowledge, swear to, file or record to reflect:

(i)	Any changes or amendments of this Agreement, or pertaining to the Company, of any kind referred to in paragraph (a) of this Section 14.01; or

(ii)
Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Members has been obtained or such amendment is adopted pursuant to the terms of this Agreement without the consent of the Members.

Each of such agreements, certificates, instruments and documents shall be in such form as the Manager and legal counsel for the Company shall deem appropriate.

Each Member hereby authorizes the Manager to take any further action which the Manager shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Member might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement in any filing and other action by them on behalf of the Company, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Member of all of his Units, the foregoing power of attorney of a transferor Member shall survive such transfer only until such time as the transferee shall have been admitted to the Company as a substituted Member and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

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Section 14.02  Required Signatures.  Any writing to amend this Agreement needs to be signed only by a Manager, individually, and on behalf of the Members.  The Manager may sign as attorney-in-fact pursuant to paragraph (a) of Section 14.01 hereof.  Any writing to amend this Agreement to reflect the removal or withdrawal of a Manager in the event the business of the Company is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new Manager.

Section 14.03  Additional Documents.  Each Member, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

ARTICLE XV
DISSOLUTION AND TERMINATION OF THE COMPANY

Section 15.01  Dissolution. Except as otherwise provided in this Section 15.01, no Member shall have the right to cause dissolution of the Company before the expiration of the term for which it is formed.  The Company shall be dissolved and terminated upon the happening of any of the following events:

(a)           The decision by Majority Vote of the Members to dissolve and terminate the Company;

(b)           The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Company files a voluntary petition seeking reorganization under the bankruptcy laws;

(c)           The retirement or withdrawal of a Manager unless (i) the remaining Manager, if any, elects to continue the business of the Company within ninety (90) days from the date of such event, or (ii) if there is no remaining Manager, the Members, within one hundred twenty (120) days from the date of such event, elect by Majority Vote to continue the business of the Company and elect a new Manager pursuant to Section 15.03 below;

(d)           The effective date of the removal of a Manager unless (i) the remaining Manager, if any, elects to continue the business of the Company within ninety (90) days from the date of such event, or (ii) if there is no remaining Manager, Members, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Company and elect a new Manager pursuant to Section 15.03 below;

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(e)           The effective date of an Event of Withdrawal of a Manager unless (i) the remaining Manager, if any, elects to continue the business of the Company within ninety (90) days from the date of such Event of Withdrawal, or (ii) if there is no remaining Manager, the Members, within one hundred twenty (120) days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Company and elect a new Manager pursuant to Section 15.03 below;

(f)           The sale or other disposition of all of the interests in real estate (including, without limitation, mortgage loans and interests in joint ventures or other entities owning interests in mortgage loans) of the Company (unless the Manager has determined to reinvest the proceeds consistent with the provisions of this Agreement);

(g)           The election by the Manager to terminate the Company, without the consent of any Member, in the event that either (i) the Company’s assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the Managers determines in its discretion not to seek such an exemption; or

(h)           At any time following the date which is one (1) year after the termination of the Offering, the election by the Manager to dissolve and terminate the Company.

In the Event of Withdrawal of a Manager resulting in only one Manager remaining, such remaining Manager shall be obligated to elect to continue the business of the Company within ninety (90) days from the date of such Event of Withdrawal.

The Company shall not be dissolved or terminated by the admission of any new Member or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Member.

Section 15.02  [Reserved.]

Section 15.03  Members’ Right to Continue the Business of the Company.  Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 15.01 above with respect to the last remaining Manager, the Members shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Company pursuant to the provisions of this Section 15.03.  The effective date of the events specified in paragraphs (d), (e) and (f) of Section 15.01 above with respect to the last remaining Manager shall be one hundred twenty (120) days after the date of any such event.  In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 15.01 above, the Members may elect, by Majority Vote within one hundred twenty (120) days from the date of such event, to continue the business of the Company and elect one or more new Managers.  The new Manager or Managers so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

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Section 15.04  Payment to Withdrawn or Removed Manager.  Upon the retirement, removal or Event of Withdrawal of a Manager, the Company shall be required to pay the Manager any amounts then accrued and owing to the Manager under this Agreement.  The method of payment to any the Manager must be fair and must protect the solvency and liquidity of the Company.  In addition, the Company shall have the right, but not the obligation, to terminate any the Manager’s interest in Company income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Company income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal.  Such interest shall be computed taking into account the Manager’s economic interest in the Company under Articles IV and V hereof.  In the event the Manager (or his representative) and the Company cannot mutually agree upon such value within ninety (90) days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by the Manager (or his representative) and one by the Company, and the third of whom shall be selected by the two appraisers so selected by the parties.  Such arbitration shall take place in New York, New York and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect.  The expense of arbitration shall be borne equally by the Manager and the Company.  Payment to the Manager of the value of his interest in Company income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the Manager would have otherwise received under this Agreement had the Manager not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest, with principal and interest payable annually in equal installments.  In addition, within one hundred twenty (120) days after the determination of the fair market value of the former Manager’s interest, upon the vote of a majority of the Members, the Company may sell such interest to one or more Persons, who may be Affiliates of the remaining Manager or Managers, and admit such Person or Persons to the Company as substitute Manager or Members; provided, however, that the purchase price to be paid to the Company for the Company interest of the former Manager shall not be less than its fair market value as determined by the procedure described above.  Such substitute Manager or Members may pay said purchase price in installments in the manner set forth above.  In the event that the Manager’s interest is not terminated by the Company pursuant to the provisions set forth above, such interest shall convert automatically to a special membership interest having the same interest in the Company’s income, losses, distributions and capital as was attributable to such interest as a Manager.  In either event, any the Manager who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Company.

Section 15.05  Termination of Executory Contracts.  Upon the removal or occurrence of an Event of Withdrawal of a Manager, all executory contracts between the Company and the Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of any remaining or new Manager), other than the agreement that Bluegreen act as servicer pursuant to the Note Purchase Agreement with Bluesgreen, unless Bluegreen is terminated as servicer pursuant to the terms of the Note Purchase Agreement, may be terminated and canceled by the Company without prior notice or penalty.  The Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new Manager or Managers) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new Manager or Managers, if any, or to the Company.

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ARTICLE XVI
DISTRIBUTION ON TERMINATION OF COMPANY

Section 16.01  Liquidation Distribution.  Upon a dissolution and final termination of the Company, the Manager (or in the event of a Manager’s removal or termination and, if there is no remaining Manager, any other Person selected by the Members) shall take account of the Company assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Article IV hereof.

Section 16.02  Time of Liquidation.  A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Manager to minimize the losses upon a liquidation.

Section 16.03  Liquidation Statement.  Each of the Members shall be furnished with a statement prepared or caused to be prepared by the Manager, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.  Upon compliance with the foregoing distribution plan, the Members shall cease to be such, and the Manager, as the sole remaining Member of the Company, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company.

Section 16.04  No Liability for Return of Capital.  The Manager shall not be personally liable for the return of all or any part of the Capital Contributions of the Members.  Any such return shall be made solely from Company assets.

Section 16.05  No Right of Partition.  The Members and Assignees shall have no right to receive Company Property in kind, nor shall such Members or Assignees have the right to partition the Company Property, whether or not upon the dissolution and termination of the Company.

Section 16.06  Priority; Return of Capital.  Except as provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions.  Other than upon the dissolution and termination of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Member is to be returned.

Section 16.07  Escheat of Distributions.  If, upon termination and dissolution of the Company, there remains outstanding on the books of the Company (after a reasonable period of time determined in the sole discretion of the Managers) a material amount of distribution checks which have not been negotiated for payment by the Members, the Manager may, if deemed to be in the best interest of the Company, cause such amounts to be redistributed pro rata to Members of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the Manager nor the Company shall be liable for any subsequent claims for payment of such redistributed distributions.  The Manager is not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

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ARTICLE XVII
GENERAL PROVISIONS

Section 17.01  Notices. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Member in connection with the business of the Company shall be in writing and any such notice shall become effective and deemed delivered (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) three days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Member, addressed to the last address furnished for such purpose by the Member to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to the Manager or the Company, at the principal office of the Company, or at such other address as the Manager may hereafter specify in a notice duly given as provided herein.

Section 17.02  Survival of Rights.  This Agreement shall be binding upon and inure to benefit of the Members and their respective heirs, legatees, legal representatives, successors and assigns.

Section 17.03  Headings.  The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

Section 17.04  Agreement in Counterparts. This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Members hereto on the dates respectively indicated in the acknowledgements of said Members, notwithstanding that all of the Members are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

Section 17.05  Governing Law.  This Agreement shall be governed and construed according to the laws of the State of Delaware governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 17.05.

Section 17.06  Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

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Section 17.07  Separability of Provisions.  Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

Section 17.08  No Mandatory Arbitration of Disputes.  Except as may be permitted or required pursuant to Section 15.04 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Member shall be deemed to require the mandatory arbitration of disputes between a Member and the Company or any Sponsor.  Nothing contained in this Section 17.08 is intended to apply to preexisting contracts between broker-dealers and Members.

Section 17.09  Ownership of Proprietary Property.  Stratstone Advisors LLC retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property.  To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Company may provide regarding the Proprietary Property, the Company hereby assigns and transfers exclusively to Stratstone Advisors LLC all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property.  In addition, at Stratstone Advisors LLC’s expense, the Company will perform any acts that may be deemed desirable by Stratstone Advisors LLC to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to Stratstone Advisors LLC, including but not limited to the execution of any instruments or documents now or hereafter requested by Stratstone Advisors LLC to perfect, defend or confirm the assignment described herein, in a form determined by Stratstone Advisors LLC.  In the event Stratstone Advisors LLC ceases to be the Manager of the Company, the Company shall cease using Proprietary Property  of the Manager and its Affiliates and Bluegreen and its Affiliates and shall change the Company name in accordance with Section 2.02.

IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Limited Liability Company Agreement  as of the date and year first above written.

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STRATSTONE ADVISORS, LLC.

______________________________
By:
Its:

ATTEST:

_______________________________
By:
Name:
Title:

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STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC

Membership Interests

50,000,000 UNITS – MINIMUM OFFERING

200,000 UNITS – MAXIMUM OFFERING

P R O S P E C T U S

August 14, 2009

You should rely only on the information contained in this Prospectus.  No dealer, salesperson or other person is authorized to make any representations other than those contained in the Prospectus and supplemental literature authorized by Stratstone/Bluegreen Secured Income Fund, LLC and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of these securities.  You should not assume that the delivery of this Prospectus or that any sale made pursuant to this Prospectus implies that the information contained in this Prospectus will remain fully accurate and correct as of any time subsequent to the date of this Prospectus.

Until [date] (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealer’s obligation to deliver a Prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk.
Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures about Market Risk.”

Item 31. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$31,806
FINRA Filing Fee	$50,500
Printing and Mailing Expenses
Blue Sky Fees and Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Transfer Agent and Escrow Fees
Educational Conferences and Seminars
Advertising and Sales Literature
Due Diligence Expenses
Miscellaneous
Total

Item 32. Sales to Special Parties.
Members will be allowed to purchase units pursuant to our distribution reinvestment plan for $9.10 per Unit. Subscribers to units which are entitled to volume discounts will pay reduced selling commissions. Our Manager’s executive officers and directors, as well as officers and employees of Stratstone Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase units offered in this offering at a discount. The purchase price for such units shall be $9.00 per unit, reflecting the fact that selling commissions in the amount of $0.70 per unit and a dealer manager fee in the amount of $0.30 per unit will not be payable in connection with such sales.

Item 33. Recent Sales of Unregistered Securities.
On July 23, 2009, Stratstone Advisors, LLC purchased from us 20,000 Units for $10 per Unit, for an aggregate purchase price of $200,000, in connection with our organization.  No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

Item 34. Indemnification of Manager.
Section 6.07 of the form of the Company’s Amended and Restated Limited Liability Company Operating Agreement provide as follows:

SECTION 6.07. Limitation on Liability of the Manager; Indemnification of the Manager.
Neither the Manager nor any of its Affiliates (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Member, the Company, its receiver or trustee (the Company, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Company and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) that may be imposed on, incurred by, or asserted against such Indemnified Party or the Company in any way relating to or arising out of any action or inaction on the part of the Company or on the part of such Indemnified Party where the Liability did not result from the Indemnified Party’s negligence or misconduct and where the Indemnified Party (i) acted in good faith and on behalf of or for the Company, and (ii) determined in good faith that the action or inaction was in the Company’s best interest.  The Indemnified Party shall not be indemnified for any Liability in relation to a proceeding in which the Indemnified Party’s act or failure to act constituted negligence or misconduct in the performance of the Indemnified Party’s duty to the Company or the Members.  If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Company (subject to the provisions of Section 6.07(b) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.  The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof.

Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Member are prohibited except as provided below.  Cash advances from Company funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company; (ii) such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 6.07(a) above.  If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 6.07(a) above.  The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received.  In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

Notwithstanding anything to the contrary contained in Section 6.07(a) above, neither the Manager nor any of its Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made.  Prior to seeking a court approval for indemnification, the Manager shall undertake to cause the party seeking indemnification to apprise the court of the position with respect to indemnification for securities violations of the Securities and Exchange Commission and the state securities regulatory authority of any state in which the Units were offered or sold which requires such notification. The Company shall not incur the cost of that portion of liability insurance which insures the Indemnified Party for any liability as to which the Indemnified Party is prohibited from being indemnified under this subsection.

All amounts to be paid to an Indemnified Party shall be payable solely by a Note Issuer on behalf of the Company.

Item 35. Treatment of Proceeds from Stock Being Registered.
NOT APPLICABLE

Item 36. Financial Statements and Exhibits.
(a) FINANCIAL STATEMENTS
The following documents are filed as part of this Registration Statement:

(see “Financial Information” section of Prospectus)

(b) EXHIBITS
The following documents are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement.
1.2	Form of Soliciting Dealers Agreement.
3.1	Form of Amended and Restated Limited Liability Company Operating Agreement of Stratstone/Bluegreen Secured Income Fund, LLC(2)
4.2	Specimen Certificate for the Units. – not applicable
5(1)	Form of Opinion of Proskauer Rose LLP as to the legality of the Units being registered
8(1)	Form of Opinion of Proskauer Rose LLP as to tax matters
10.1(1)	Form of Escrow Agreement
10.2	Form of Note Purchase Agreement (including Standard Definitions)
10.3	Form of Note
23.1	Consent of Auditors.
23.2(1)	Consent of Proskauer Rose LLP

(1)	To be filed by amendment.

(2)	Attached as Appendix D to the Prospectus.

Item 37. Undertakings.
A.                 The undersigned Registrant hereby undertakes:
(a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

B.       The Registrant undertakes to send to each Member at least on an annual basis a detailed statement of any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

C.       The Registrant undertakes to provide to the Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

D.       The Registrant hereby undertakes to send to the Members, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

E.        The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each investment not identified in the prospectus at such time as there arises a reasonable probability that such investment will be committed to or acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the manager and its affiliates in connection with any such acquisition or investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

F.       The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Members at least once each quarter after the distribution period of the offering has ended.

G.       The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

H.        For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

I.       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Lauderdale, State of Florida, on the 14th day of August, 2009.

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC

By: Stratstone Advisors, LLC, its Manager

By:	/s/ Seth M. Wise
SETH M. WISE PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Alan B. Levan Alan B. Levan	Principal Executive Officer, Chairman and Member of Board of Managers of Manager	August 14, 2009

/s/ John E. Abdo John E. Abdo	Vice Chairman and Member of Board of Managers of Manager	August 14, 2009

/s/ Seth M. Wise Seth M. Wise	President and Member of Board of Managers of Manager	August 14, 2009

_______________________ Seth M. Werner	Senior Managing Director and Member of Board of Managers of Manager	August __, 2009

_______________________ Phil Bakes	Senior Managing Director and Member of Board of Managers of Manager	August __, 2009

/s/ John Grelle John Grelle	Principal Financial Officer, Principal Accounting Officer, Executive Vice President, Chief Financial Officer and Secretary of Manager	August 14, 2009